BEAR STEARNS ARM TRUST 2006-1
Issuing Entity,
WELLS FARGO BANK, N.A.

Securities Administrator

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

INDENTURE

Dated as of February 28, 2006

MORTGAGE-BACKED NOTES

TABLE OF CONTENTS

Section		Page

ARTICLE I DEFINITIONS		2

Section 1.01	Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.	2
Section 1.02	Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:	2
Section 1.03	Rules of Construction. Unless the context otherwise requires:	2

ARTICLE II ORIGINAL ISSUANCE OF NOTES		4

Section 2.01	Form. The Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, together with the Securities Administrator’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2 and A-3 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.	4
Section 2.02	Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.	4

ARTICLE III COVENANTS		5

Section 3.01	Payment Account. (a) On or prior to the Closing Date, the Issuing Entity shall cause the Securities Administrator to establish and maintain, in the name of the Securities Administrator, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholder, the Payment Account.	5
Section 3.02
Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Trust Estate.
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Section 3.03	Payment of Principal and Interest. (a) On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the Available Funds for such Payment Date and make the following disbursements and transfers in the order of priority set forth below, in each case to the extent of Available Funds remaining for such Payment Date:	5
Section 3.04	Protection of Trust Estate. (a) The Issuing Entity will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:	7
Section 3.05
Opinions as to Trust Estate. (a) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.
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Section 3.06	Performance of Obligations. (a) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.	8
Section 3.07	Negative Covenants. So long as any Notes are Outstanding or the Majority Certificateholder owns 100% of the Securities, the Issuing Entity shall not:	9
Section 3.08	Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee, by March 1 of each year commencing with the calendar year 2007, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:	9
Section 3.09	[Reserved].	10
Section 3.10
Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans, has the benefit of the representations and warranties made by the Mortgage Loan Seller in the Loan Sale Agreement concerning the Mortgage Loan Seller and the Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Mortgage Loan Seller in the Loan Sale Agreement, the Indenture Trustee shall promptly notify the Mortgage Loan Seller of such finding and of the Mortgage Loan Seller’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.
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Section 3.11
Investment Company Act. The Issuing Entity shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this Section 3.11 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.
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Section 3.12	Issuing Entity May Consolidate, etc. (a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:	10
Section 3.13	Successor or Transferee. (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.12(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall, following the Issuing Entity’s satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.	12
Section 3.14	No Other Business. The Issuing Entity shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.	12
Section 3.15	No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.	12
Section 3.16
Guarantees, Loans, Monthly Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
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Section 3.17	Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).	12
Section 3.18	Determination of Note Index.	12

Section 3.19
Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Certificate Registrar, the Certificate Paying Agent, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Basic Documents and (y) payments to the Master Servicer and the Servicer pursuant to the terms of the Wells Fargo Servicing Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Master Servicer Collection Account or the Payment Account except in accordance with this Indenture and the Basic Documents.
		13
Section 3.20	Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee, the Securities Administrator and each Rating Agency prompt written notice of each Event of Default hereunder.	13
Section 3.21	Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.	13
Section 3.22	Reserved.	13
Section 3.23	Certain Representations Regarding the Trust Estate.	13
Section 3.24	Allocation of Realized Losses. (a) On or prior to each Payment Date, the Master Servicer shall determine, based solely on information provided to it by the Servicer the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.	14
Section 3.25	Permitted Withdrawals and Transfers from the Payment Account. (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Payment Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Sale and Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account) but not in any order of priority:	16

ARTICLE IV THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE		18

Section 4.01
The Notes. Each Class of Class A-1, Class A-2, Class A-3 and Class A-4 Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Class A-1, Class A-2, Class A-3 and Class A-4 Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $100,000 and integral multiples of $1 in excess thereof. Registered Holders will hold interests in the Class X Notes in physical form in minimum initial Notional Amount of $25,000 and integral multiples of $1 in excess thereof. Registered Holders will hold interests in the Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes in physical form in minimum initial Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof.
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Section 4.02	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuing Entity shall cause to be kept at the Corporate Trust Office of the Securities Administrator a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.	18
Section 4.03
Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to hold the Issuing Entity and the Securities Administrator harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Securities Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Securities Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity, the Indenture Trustee or the Securities Administrator in connection therewith.
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Section 4.04
Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Securities Administrator, the Paying Agent and any agent of the Issuing Entity or the Securities Administrator or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuing Entity, the Indenture Trustee, the Securities Administrator, the Paying Agent or any agent of the Issuing Entity, the Securities Administrator, the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.
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Section 4.05
Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and shall be promptly cancelled by the Securities Administrator. The Issuing Entity may at any time deliver to the Securities Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Securities Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Securities Administrator in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Securities Administrator.
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Section 4.06
Book-Entry Notes. The Class A-1, Class A-2, Class A-3 and Class A-4 Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuing Entity. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:
22
Section 4.07	Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee or Securities Administrator, as applicable, shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.	23

Section 4.08
Definitive Notes. If (i) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor, at its option (with the consent of the Securities Administrator, such consent not to be unreasonably withheld) elects to terminate the book-entry system through the Depository, then the Securities Administrator shall request that the Depository notify all Beneficial Owners of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Securities Administrator of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Securities Administrator shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Securities Administrator shall recognize the Holders of the Definitive Notes as Noteholders.
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Section 4.09
Tax Treatment. The Issuing Entity has entered into this Indenture, and the Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, such Classes of Notes will qualify as indebtedness. The Issuing Entity and the Securities Administrator (in accordance with Section 6.07 hereof), by entering into this Indenture, and each Class A-1, Class A-2, Class A-3 and Class A-4 Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat such Classes of Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.
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Section 4.10
Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.17, 3.19 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee and Securities Administrator hereunder (including the rights of the Securities Administrator under Section 6.08 and the obligations of the Securities Administrator under Section 4.11), and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Securities Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver, or cause the Custodian to deliver, the Collateral to or upon the order of the Issuing Entity, when
24

Section 4.11
Application of Trust Money. All monies deposited with the Securities Administrator pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuing Entity, as the Securities Administrator may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.
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Section 4.12	[Reserved].	26
Section 4.13	Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Securities Administrator to be held and applied according to Section 3.03 and thereupon such Person shall be released from all further liability with respect to such monies.	26
Section 4.14	Temporary Notes. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Securities Administrator may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.	26
Section 4.15	ERISA Treatment	26

ARTICLE V DEFAULT AND REMEDIES		28

Section 5.01
Events of Default. The Issuing Entity shall deliver to the Indenture Trustee, within five days after learning of the occurrence of a Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (ii), (iii) or (iv) of the definition of “Event of Default”, its status and what action the Issuing Entity is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.
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Section 5.02
Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.
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Section 5.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.	29
Section 5.04	Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.15 hereof, may, and shall, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, do one or more of the following (subject to Section 5.05 hereof):	31
Section 5.05
Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuing Entity, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
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Section 5.06	Limitation of Suits. So long as the Majority Certificateholder owns 100% of the Securities, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the foregoing and the provisions of Section 10.15 hereof:	33
Section 5.07	Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.	34

Section 5.08
Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
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Section 5.09	Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.	34
Section 5.10	Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.	34
Section 5.11	Control By Noteholders. The Holders of a majority of the aggregate Note Principal Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:	34
Section 5.12
Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.
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Section 5.13
Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.
35
Section 5.14
Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
35
Section 5.15
Sale of Trust Estate. (a) The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(ii) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.
35
Section 5.16
Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee or the Securities Administrator shall be applied by the Securities Administrator in accordance with Section 5.04(b) hereof.
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ARTICLE VI THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR		38

Section 6.01	Duties of Indenture Trustee and Securities Administrator. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.	38
Section 6.02	Rights of Indenture Trustee and Securities Administrator. (a) The Indenture Trustee and the Securities Administrator may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee and the Securities Administrator need not investigate any fact or matter stated in the document.	39
Section 6.03	Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.12 hereof.	42
Section 6.04	[Reserved].	42
Section 6.05
Indenture Trustee’s and Securities Administrator’s Disclaimer. Neither the Indenture Trustee nor the Securities Administrator shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Securities Administrator’s certificate of authentication.
		42
Section 6.06	Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.	42
Section 6.07	Reports to Holders and Tax Administration.	42

Section 6.08
Compensation. An annual fee shall be paid to the Indenture Trustee by the Master Servicer pursuant to a separate agreement between the Indenture Trustee and the Master Servicer. In addition, the Indenture Trustee and the Securities Administrator will each be entitled to recover from the Payment Account pursuant to Section 3.25 of this Indenture all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee and the Securities Administrator, respectively, in connection with any breach of this Indenture or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the Indenture Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its own negligence or intentional misconduct or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, each of the Indenture Trustee and the Securities Administrator and any director, officer, employee or agent of the Indenture Trustee or the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its own negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein.
43
Section 6.09
Replacement of Indenture Trustee and the Securities Administrator. No resignation or removal of the Indenture Trustee or the Securities Administrator and no appointment of a successor Indenture Trustee or a successor Securities Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.09. The Indenture Trustee or the Securities Administrator may resign at any time by so notifying the Issuing Entity. In the event that the Indenture Trustee determines that a conflict of interest exists between the Holders of the Class A Notes and the Holders of any Class of Subordinate Notes, then the Indenture Trustee shall be entitled to resign as the indenture trustee for all Classes of Notes other than the Class A Notes. In such event the Holders of a majority of Note Principal Balances of all of the Subordinate Notes shall designate a separate indenture trustee to represent their interests hereunder. Holders of a majority of Note Principal Balances of each Class of Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuing Entity shall remove the Indenture Trustee or the Securities Administrator, as applicable, if:
43

Section 6.10
Successor Indenture Trustee and Securities Administrator by Merger. If the Indenture Trustee or the Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee or successor Securities Administrator, as applicable; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.12 hereof. The Indenture Trustee and the Securities Administrator shall provide the Rating Agencies and the Issuing Entity with prior written notice, and the Noteholders with prompt written notice, of any such transaction.
		44
Section 6.11
Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.12 hereof.
		45
Section 6.12	Eligibility; Disqualification. The Indenture Trustee shall at all times be an entity that meets the requirements of Section 3(c)(3) under the Investment Company Act of 1940 applicable to a trustee, and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s.	46
Section 6.13	[Reserved].	46
Section 6.14	Representations and Warranties. The Indenture Trustee hereby represents that:	46
Section 6.15	Directions to Indenture Trustee and the Securities Administrator. The Indenture Trustee is hereby directed:	47
Section 6.16	The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee’s liability and to its rights and protections shall inure also to the Paying Agent, Note Registrar and Certificate Registrar.	47

ARTICLE VII NOTEHOLDERS’ LISTS AND REPORTS		48

Section 7.01
Issuing Entity To Furnish Securities Administrator Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Securities Administrator (a) not more than five days after each Record Date, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Securities Administrator may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Securities Administrator is the Note Registrar, no such list shall be required to be furnished to the Securities Administrator.
		48

Section 7.02	Preservation of Information; Communications to Noteholders. (a) The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Securities Administrator as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Securities Administrator in its capacity as Note Registrar. The Securities Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.	48
Section 7.03
Financial Information. For so long as any of the Notes bearing a restrictive legend remains outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuing Entity shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under such Act, cause the Securities Administrator to make available to any Holder of any such Note in connection with any sale thereof and to any prospective purchaser of any such Note from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act that is in the Securities Administrator’s possession or reasonably obtainable by it, if requested, from the Master Servicer (and to the extent such information is in the Master Servicer’s possession or is reasonably obtainable by it from the Servicer).
		48
Section 7.04	Statements to Noteholders. (a) With respect to each Payment Date, the Securities Administrator shall make available via the Securities Administrator’s website, initially located at www.ctslink.com, to each Noteholder and each Certificateholder, the Depositor, the Issuing Entity, the Seller, the Owner Trustee, the Certificate Paying Agent and the Rating Agencies, a statement setting forth the following information as to the Notes, to the extent applicable:	48
Section 7.05	Reports Filed with Securities and Exchange Commission.	50

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES		54

Section 8.01
Collection of Money. Except as otherwise expressly provided herein, the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Securities Administrator pursuant to this Indenture. The Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
		54

Section 8.02
Officer’s Certificate. The Indenture Trustee shall receive at least seven Business Days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.06(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.
54
Section 8.03
Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuing Entity, the Securities Administrator and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders, the Securities Administrator and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.
54
Section 8.04	Termination Upon REMIC Conversion. Notwithstanding anything to the contrary herein, this Indenture and the respective obligations and responsibilities of the Issuer, the Securities Administrator, the Note Registrar, the Paying Agent, the Authenticating Agent and the Indenture Trustee created hereby shall terminate upon the surrender of Notes by the Holders thereof in exchange for the corresponding Classes of REMIC Class A Notes or REMIC Privately Offered Certificates pursuant to Section 8.06 below following the occurrence of the REMIC Conversion as described in Article XI hereof.	54
Section 8.05
Release of Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any purchase of a Mortgage Loan by the Majority Certificateholder pursuant to Section 8.06 of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.
54

Section 8.06	Surrender of Notes Upon Final Payment or Receipt of REMIC Securities. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Securities Administrator promptly prior to such Noteholder’s receipt of the final payment thereon or promptly upon receipt of the corresponding Class of REMIC Class A Note or REMIC Privately Offered Certificate following the occurrence of the REMIC Conversion as described in Article XI.	55
Section 8.07
Optional Redemption of the Mortgage Loans. (a) The Majority Certificateholder shall have the option to purchase the assets of the Trust and thereby cause the redemption of the Notes, in whole, but not in part, on or after the Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the prior Due Period is 10% or less of the Cut-off Date Balance. The aggregate redemption price (the “Redemption Price”) for the Notes will be equal to 100% of the aggregate outstanding Note Principal Balance of the Notes as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the applicable Note Interest Rate through such Payment Date (including any related Net Interest Shortfall and Carryover Shortfall Amount), plus an amount sufficient to pay in full all amounts owing to the Indenture Trustee, the Master Servicer and the Securities Administrator, pursuant to any Basic Document (which amounts shall be specified in writing upon request of the Issuing Entity, the Indenture Trustee, the Master Servicer and the Securities Administrator, as applicable).
		55

ARTICLE IX SUPPLEMENTAL INDENTURES		57

Section 9.01	Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuing Entity, the Indenture Trustee and the Securities Administrator, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee and the Securities Administrator, for any of the following purposes:	57
Section 9.02
Supplemental Indentures With Consent of Noteholders. The Issuing Entity, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request in the case of the Securities Administrator and the Indenture Trustee, also may, with prior notice to the Rating Agencies and, with the consent Holders of not less than a majority of the Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuing Entity, the Securities Administrator and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:
		58

Section 9.03
Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee and the Securities Administrator shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel not at the expense of the Indenture Trustee or the Securities Administrator stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee and the Securities Administrator each may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Securities Administrator’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
		59
Section 9.04
Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Securities Administrator, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
		60
Section 9.05	Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.	60
Section 9.06
Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Securities Administrator shall, bear a notation in form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Securities Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Securities Administrator and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Securities Administrator in exchange for Outstanding Notes.
		60

ARTICLE X MISCELLANEOUS		61

Section 10.01
Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
		61

Section 10.02	Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.	62
Section 10.03
Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03 hereof.
		63
Section 10.04	Notices etc., to Indenture Trustee Issuing Entity, Securities Administrator and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:	63
Section 10.05
Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.
		64

Section 10.06	Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.	65
Section 10.07	Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.	65
Section 10.08	Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.	65
Section 10.09	Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.	65
Section 10.10	Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.	65
Section 10.11	GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, WHICH SHALL APPLY HERETO), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.	65
Section 10.12	Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.	65
Section 10.13	Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.	65

Section 10.14
Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Securities Administrator on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Securities Administrator, the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Securities Administrator, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.
65
Section 10.15
No Petition. The Indenture Trustee and the Securities Administrator, by entering into this Indenture, each Noteholder, by accepting a Note and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents; provided however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim in any proceeding.
66
Section 10.16
Inspection. The Issuing Entity agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee or the Securities Administrator, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Securities Administrator may reasonably determine that such disclosure is consistent with its obligations hereunder.
66

ARTICLE XI TMP TRIGGER EVENT	67

Section 11.01
Events Following Receipt of Notice of TMP Trigger Event. Upon the receipt of the Indenture Trustee of notice from the [Depositor] [Securities Administrator] that a lender or other entity is seeking to separately transfer or hold any of the Certificate, Class X Notes or Class B Notes and thereby cause a TMP Trigger Event and notice from the Servicer or Master Servicer of the sale by the Servicer of all REO Properties and other non-REMIC-eligible assets in the Owner Trust Estate prior to any such separate transfer or holding of a Certificate, Class X Note or Class B Note, as described in Section 4.02 herein, the following shall take place:
67

EXHIBITS

Exhibit A-1	Form of Class A Notes
Exhibit A-2	Form of Class X Notes
Exhibit A-3	Form of Class B Notes
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Rule 144A Investment Representation Letter
Exhibit D	Form of Transferee Letter
Exhibit E	Form of Transferor Certificate
Exhibit F	Form of Transferee Certificate (REIT)
Exhibit G	Form of Lender Transferor Certificate
Exhibit H	Form of Back-Up Certification to Form 10-K Certificate
Exhibit I	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Appendix A	Definitions

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS*

Act Section Indenture Section

Trust Indenture Act Section	Indenture Section

310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311(a)	6.12
(b)	6.12
(c)	Not Applicable
312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
313(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
314(a)	3.10
(b)	3.07
(c)(1)	8.05(c), 10.01(a)
(c)(2)	8.05(c), 10.01(a)
(c)(3)	Not Applicable
(d)(1)	8.05(c), 10.01(b)
(d)(2)	8.05(c), 10.01(b)
(d)(3)	8.05(c), 10.01(b)
(e)	10.01(a)
315(a)	6.01(b)
(b)	6.05
(c)	6.01(a)
(d)	6.01(c)
(d)(1)	6.01(c)
(d)(2)	6.01(c)
(d)(3)	6.01(c)
(e)	5.13
316(a)(1)(A)	5.11
316(a)(1)(B)	5.12
316(a)(2)	Not Applicable
316(b)	5.07
317(a)(1)	5.04
317(a)(2)	5.03(d)
317(b)	3.03(a)(i)
318(a)	10.07

xiii

This Indenture, dated as of February 28, 2006, is entered into among Bear Stearns ARM Trust 2006-1, a Delaware statutory trust, as Issuing Entity (the “Issuing Entity”), Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”) and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity’s Mortgage-Backed Notes, Series 2006-1 (the “Notes”).

GRANTING CLAUSE

The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuing Entity's right, title and interest in and to, whether now existing or hereafter created, (a) the Mortgage Loans and Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (b) all funds on deposit from time to time in the Master Servicer Collection Account, excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) any REO Property; (e) all rights under (I) the Mortgage Loan Purchase Agreement as assigned to the Issuing Entity, with respect to the Mortgage Loans as assigned to the Issuing Entity, (II) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto) and (III) the rights with respect to the Wells Fargo Servicing Agreement, as assigned to the Issuing Entity by the Assignment Agreement; and (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, subject to the priority set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and each of the Indenture Trustee and the Securities Administrator agree to perform their respective duties as Indenture Trustee and Securities Administrator as required herein.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular; and

(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01 Form. The Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, together with the Securities Administrator’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2 and A-3 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 to this Indenture are part of the terms of this Indenture.

Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Securities Administrator shall upon Issuer Request authenticate and deliver each Class of Notes for original issue in an aggregate initial principal amount equal to the Initial Note Principal Balance or Initial Notional Amount, as applicable, for such Class of Notes.

Each of the Notes shall be dated the date of its authentication. The Class A-1, Class A-2, Class A-3 and Class A-4 Notes shall be issuable as registered Notes in book-entry form and the Notes shall be issuable in the minimum initial Note Principal Balances of $100,000 and in integral multiples of $1 in excess thereof. The Class X Notes shall be issuable as registered Notes in physical form and the Notes shall be issuable in the minimum initial Notional Amount of $25,000 and in integral multiples of $1 in excess thereof. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes shall be issuable as registered Notes in physical form and the Notes shall be issuable in the minimum initial Note Principal Balances or Notional Amounts, as applicable, of $25,000 and in integral multiples of $1 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

COVENANTS

Section 3.01 Payment Account. i) On or prior to the Closing Date, the Issuing Entity shall cause the Securities Administrator to establish and maintain, in the name of the Securities Administrator, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholder, the Payment Account.

(b) The Securities Administrator shall, subject to the terms of this paragraph, deposit in the Payment Account, on the same day as it is received from the Master Servicer, each remittance received by the Securities Administrator on each Payment Date. On each Payment Date, the Securities Administrator shall distribute all amounts on deposit in the Payment Account (other than amounts payable to the Holder of the Trust Certificates) to Noteholders in respect of the Notes, and in its capacity as Certificate Paying Agent, to the Certificateholder in the order of priority set forth in Section 3.03 (except as otherwise provided in Section 5.04(b)).

(c) All monies deposited from time to time in the Payment Account pursuant to the Sale and Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholder.

Section 3.02 Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Trust Estate.

Section 3.03 Payment of Principal and Interest. (a) On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the Available Funds for such Payment Date and make the following disbursements and transfers in the order of priority set forth below, in each case to the extent of Available Funds remaining for such Payment Date:

(I)

(A)	first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, on a pro rata basis, the Accrued Note Interest for each such Class for such Payment Date;

(B)
second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in reduction of the Note Principal Balances thereof, the Senior Optimal Principal Amount for such Classes for such Payment Date, on a pro rata basis based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero;

(C)
third, to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, an amount equal to any Carryover Shortfall Amounts on each such Class for such Payment Date, on a pro rata basis based on the amount of Carryover Shortfall Amounts for each such class; and

(D)
fourth, to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, an amount equal to any previously allocated Realized Losses, on a pro rata basis based on the amount of Realized Losses previously allocated to each such class.

(II)	On each Payment Date, the Available Funds remaining after the payments made in clause (I) above for such Payment Date shall be distributed as follows:

(A)
first, to the Class X Notes, in an amount equal to the Accrued Note Interest on such Class for such Payment Date (subject to Net Interest Shortfalls allocated to such Class), to the extent of the remaining Interest Funds for such Payment Date;

(B)
second, sequentially to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, in that order, up to an amount equal to and in the following order with respect to each such Class: (a) the Accrued Note Interest thereon for such Payment Date (subject to Net Interest Shortfalls allocated to such Class) to the extent of any remaining Interest Funds for such Payment Date; (b) any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest thereon, to the extent of any remaining Interest Funds for such Payment Date; and (c) such Class’s Allocable Share of the Subordinate Optimal Principal Amount for such Payment Date, in each case to the extent of any remaining Principal Funds and until the Note Principal Balance thereof has been reduced to zero; and

(C)	third, to the Certificate Paying Agent for distribution to the Trust Certificate as set forth in the Trust Agreement.

(b) No Accrued Note Interest will be payable with respect to any Class of Notes after the Payment Date on which the Note Principal Balance or Notional Amount of such Note has been reduced to zero.

(c) [Reserved].

(d) Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Securities Administrator, the Note Registrar, the Paying Agent, the Depositor or the Master Servicer shall have any responsibility therefor.

(e) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this Section 3.03 for the purpose of distributing such funds to the Certificateholders. The Certificate Paying Agent shall make distributions to the Certificateholders under the Trust Agreement as directed by the Securities Administrator hereunder.

(f) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Securities Administrator, by check to such Noteholder mailed to such Holder’s address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder’s Notes; provided, however, that the Securities Administrator shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(g) The Note Principal Balance of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the forms of Note set forth in Exhibits A-1, A-2 and A-3 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Securities Administrator by the Issuing Entity, the Securities Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.06 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date.

Section 3.04 Protection of Trust Estate. ii) The Issuing Entity will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii) cause the Issuing Entity or the Indenture Trustee to enforce any of the rights to the Mortgage Loans; or

(iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove or permit the Custodian to remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.05 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.05(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.05(b) hereof), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.04 upon the Issuing Entity’s preparation thereof and delivery to the Indenture Trustee.

Section 3.05 Opinions as to Trust Estate. iii) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

(b) On or before December 31st in each calendar year, beginning in 2007, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

Section 3.06 Performance of Obligations. b) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

(c) The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Wells Fargo Servicing Agreement.

(d) The Issuing Entity may retain an administrator and may enter into contracts with other Persons for the performance of the Issuing Entity’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuing Entity.

Section 3.07 Negative Covenants. So long as any Notes are Outstanding or the Majority Certificateholder owns 100% of the Securities, the Issuing Entity shall not:

(i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate.

(ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv) waive or impair, or fail to assert rights under, the Mortgage Loans, or impair or cause to be impaired the Issuing Entity’s interest in the Mortgage Loans, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

Section 3.08 Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee, by March 1 of each year commencing with the calendar year 2007, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuing Entity during the previous calendar year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.09 [Reserved].

Section 3.10 Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans, has the benefit of the representations and warranties made by the Mortgage Loan Seller in the Loan Sale Agreement concerning the Mortgage Loan Seller and the Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Mortgage Loan Seller in the Loan Sale Agreement, the Indenture Trustee shall promptly notify the Mortgage Loan Seller of such finding and of the Mortgage Loan Seller’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

Section 3.11 Investment Company Act. The Issuing Entity shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this Section 3.11 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.12 Issuing Entity May Consolidate, etc. i) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and all amounts payable to the Indenture Trustee and the Securities Administrator, the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) each of the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee and the Securities Administrator) to the effect that such transaction will not (A) result in a “significant modification” of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes or any other classes of Notes with respect to which a “will be debt” opinion has been rendered by nationally recognized tax counsel and furnished to the Securities Administrator under Treasury Regulation Section 1.1001-3, or adversely affect the indebtedness status of such Notes, provided that, for purposes of the foregoing, a TMP Trigger Event shall be deemed to result in a “significant modification” of the aforementioned Notes under Treasury Regulation Section 1.1001-3, and (B) cause the Trust to be subject to an entity level tax for federal income tax purposes;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable.

(b) The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuing Entity and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) each of the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the ratings of the Notes to be reduced, qualified, suspended or withdrawn;

(iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a “significant modification” of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes or any other Classes of Notes with respect to which a “will be debt” opinion has been rendered by nationally recognized tax counsel and furnished to the Securities Administrator under Treasury Regulation Section 1.1001-3, or adversely affect the indebtedness status of such Notes, provided that, for purposes of the foregoing, a TMP Trigger Event shall be deemed to result in a “significant modification” of the aforementioned Notes under Treasury Regulation Section 1.1001-3 and (B) cause the Trust to be subject to an entity level tax for federal income tax purposes;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.13 Successor or Transferee. ii) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.12(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall, following the Issuing Entity’s satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.12(b), the Issuing Entity, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.14 No Other Business. The Issuing Entity shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.15 No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

Section 3.16 Guarantees, Loans, Monthly Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.17 Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.18 Determination of Note Index.

Annually, on each Interest Determination Date, the Securities Administrator will determine the One-Year U.S. Treasury Note Index, for the next Interest Accrual Period for the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

The establishment of the One-Year U.S. Treasury Note Index on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Section 3.19 Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Certificate Registrar, the Certificate Paying Agent, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Basic Documents and (y) payments to the Master Servicer and the Servicer pursuant to the terms of the Wells Fargo Servicing Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Master Servicer Collection Account or the Payment Account except in accordance with this Indenture and the Basic Documents.

Section 3.20 Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee, the Securities Administrator and each Rating Agency prompt written notice of each Event of Default hereunder.

Section 3.21 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.22 Reserved.

Section 3.23 Certain Representations Regarding the Trust Estate.

(a) With respect to that portion of the Collateral described in clauses (a) through (c) of the definition of Trust Estate, the Issuing Entity represents to the Indenture Trustee that:

(i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

(ii) The Collateral constitutes “deposit accounts,” “instruments” or “certificated securities,” as applicable within the meaning of the applicable UCC.

(iii) The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv) The Issuing Entity has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(v) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, or the conveyances that the Issuing Entity would be required to make at the time of a REMIC Conversion, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuing Entity has not authorized the filing of and is not aware of any financing statements against the Issuing Entity that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(vi) The Collateral is not in the name of any Person other than the Issuing Entity or the Indenture Trustee. The Issuing Entity has in its possession all original copies of the security certificates that constitute or evidence the Collateral. The security certificates that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. The Issuing Entity has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

(vii) The foregoing representations may not be waived and shall survive the issuance of the Notes.

Section 3.24 Allocation of Realized Losses. iii) On or prior to each Payment Date, the Master Servicer shall determine, based solely on information provided to it by the Servicer the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

(b) With respect to any Notes (other than the Class X Notes) on any Payment Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

first, to the Class B-6 Notes until the Note Principal Balance thereof has been reduced to zero;

second, to the Class B-5 Notes until the Note Principal Balance thereof has been reduced to zero;

third, to the Class B-4 Notes until the Note Principal Balance thereof has been reduced to zero;

fourth, to the Class B-3 Notes until the Note Principal Balance thereof has been reduced to zero;

fifth, to the Class B-2 Notes until the Note Principal Balance thereof has been reduced to zero;

sixth, to the Class B-1 Notes until the Note Principal Balance thereof has been reduced to zero;

seventh, to the Class A-4 Notes until the Note Principal Balance thereof has been reduced to zero; and

eighth, to the Class A-1, Class A-2 and Class A-3 Notes, pro rata, in each case until the Note Principal Balance thereof has been reduced to zero, provided, however, that any Realized Losses allocated to the Class A-2 Notes will first be applied to the Class A-3 Notes until the Note Principal Balance thereof has been reduced to zero.

(c) Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Payment Date to any Class or Classes of Notes to the extent that such allocation would result in the reduction of the aggregate Note Principal Balance of all of the Classes of Notes as of such Payment Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the related Due Date (such limitation, the “Loss Allocation Limitation”).

(d) The principal portion of any Realized Losses allocated to a Class of Notes shall be allocated among the Notes of such Class (other than the Class X Notes) in proportion to their respective Note Principal Balances. Any allocation of Realized Losses shall be accomplished by reducing the Note Principal Balance of the Notes on the related Payment Date.

(e) Realized Losses shall be allocated on the Payment Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Payment Date.

(f) On each Payment Date, the Securities Administrator shall determine the Subordinate Writedown Amount. Any such Subordinate Writedown Amount shall effect a corresponding reduction in the Note Principal Balance of (i) with respect to the Subordinate Writedown Amount, if prior to the Cross-Over Date, the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Notes, in that order, and (ii) from and after the Cross-Over Date, to the Senior Notes, in accordance with priorities set forth in clause (b) above, in each case, on such Payment Date after giving effect to distributions made on such Payment Date.

(g) The interest portion of any Realized Losses with respect to the Mortgage Loans occurring on or prior to the Cross-Over Date will be borne sequentially to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class X Notes, in that order. Once the aggregate Note Principal Balance or Notional Amount, as applicable, of the Subordinate Notes have been reduced to zero, the interest portion of Realized Losses on the Mortgage Loans will be allocated first to the Class A-4 Notes and then to the Class A-1, Class A-2 and Class A-3 Notes, pro rata, in each case in reduction Accrued Note Interest on such Class, provided, however, that any Realized Losses allocated to the Class A-2 Notes will first be applied to the Class A-3 Notes until the Note Principal Balance thereof is reduced to zero.

(h) In addition, in the event that the Securities Administrator receives any Subsequent Recoveries from the Servicer or Master Servicer, the Securities Administrator shall deposit such funds into the Payment Account pursuant to Section 3.01 of this Indenture. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Note Principal Balance of the Notes with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class or Classes of Notes pursuant to this Section 3.24. The amount of any Subsequent Recoveries following the application set forth in the immediately preceding sentence will be applied to sequentially increase the Note Principal Balance of the Notes, beginning with the Class of Notes with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class or Classes of Notes pursuant to this Section 3.24. Holders of such Notes will not be entitled to any payments in respect of Accrued Note Interest on the amount of such increases for any Interest Accrual Period preceding the Payment Date on which such increase occurs. Any such increases shall be applied to the Note Principal Balance of the Notes of such Class in accordance with its respective Percentage Interest.

Section 3.25 Permitted Withdrawals and Transfers from the Payment Account. iv) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Payment Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Sale and Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account) but not in any order of priority:

(i) to reimburse the Master Servicer or the Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made;

(ii) to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (viii) of this Subsection 3.25 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv) to reimburse the Master Servicer or the Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v) to reimburse the Master Servicer or the Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (iv);

(vi) to pay the Master Servicer as set forth in Section 3.13 of the Sale and Servicing Agreement; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 5.03 of the Sale and Servicing Agreement;

(vii) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.02, 5.04(c) and (d) of the Sale and Servicing Agreement, to the extent that the Master Servicer has not already reimbursed itself for such amounts from the Master Servicer Collection Account;

(viii) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(ix) to reimburse or pay the Servicer any such amounts as are due thereto under the Wells Fargo Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Wells Fargo Servicing Agreement;

(x) to reimburse or pay the Indenture Trustee, the Owner Trustee, the Securities Administrator and the Master Servicer any amounts due or expenses, costs and liabilities incurred by or reimbursable to such Persons pursuant to this Indenture or any other Basic Documents, to the extent such amounts have not already been previously paid or reimbursed to such party from the Master Servicer Collection Account;

(xi) to remove amounts deposited in error; and

(xii)  to pay to the Holder of the Trust Certificates any investment income due and payable to it pursuant to this Indenture.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01 The Notes. Each Class of Class A-1, Class A-2, Class A-3 and Class A-4 Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Class A-1, Class A-2, Class A-3 and Class A-4 Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $100,000 and integral multiples of $1 in excess thereof. Registered Holders will hold interests in the Class X Notes in physical form in minimum initial Notional Amount of $25,000 and integral multiples of $1 in excess thereof. Registered Holders will hold interests in the Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes in physical form in minimum initial Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee and Securities Administrator may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuing Entity and the Securities Administrator, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Depositor may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Securities Administrator and delivered by the Securities Administrator to or upon the order of the Issuing Entity.

Section 4.02 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuing Entity shall cause to be kept at the Corporate Trust Office of the Securities Administrator a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Securities Administrator, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

No transfer, sale, pledge or other disposition of any Privately Offered Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Privately Offered Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof to the Depositor or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless (i) it receives (and upon receipt, may conclusively rely upon) a certificate substantially in the form attached as Exhibit C hereto (provided, however, that in the case of the Book-Entry Notes, the Noteholder and the Noteholder’s prospective transferee will be deemed to have made the representations set forth in such certification) or (ii) (a) it receives a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar, the Securities Administrator and the Indenture Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and any applicable state securities laws or is being made pursuant to the Securities Act and any applicable state securities laws, which Opinion of Counsel shall not be an expense of the Issuing Entity, the Seller, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer or any Servicer and (b) the transferee executes a representation letter, substantially in the form of Exhibit D attached hereto, and transferor executes a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Note Registrar, the Securities Administrator and the Indenture Trustee certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Issuing Entity, the Seller, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer or any Servicer. None of the Issuing Entity, the Depositor, the Indenture Trustee, the Securities Administrator or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder desiring to effect a transfer of Notes or interests therein shall, and does hereby agree to, indemnify the Issuing Entity, the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or in accordance with any restrictions on transfer set forth in this Indenture. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Notes by the Depositor or any Affiliate thereof.

No transfer, sale, pledge or other disposition of any Class X Notes or Class B Notes or interest therein shall be made, and the Note Registrar shall refuse to register any such transfer, sale, pledge or other disposition, unless the transferee shall have delivered to the Owner Trustee, the Note Registrar, the Securities Administrator and the Indenture Trustee a certificate substantially in the form of Exhibit F hereto certifying that following the transfer, 100% of the Certificates and Class X Notes and Class B Notes will be owned by the transferee, directly or indirectly through one or more entities disregarded as entities separate from the transferee; provided that (i) any Class X Notes or Class B Notes may be pledged to secure indebtedness and may be the subject of repurchase agreements treated by the Issuing Entity as secured indebtedness for federal income tax purposes, and (ii) any Class X Notes or Class B Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee a certificate substantially in the form attached hereto as Exhibit G certifying to such effect and to the effect that either (A) such transfer would not result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee), or (B) such transfer would result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee), and the conditions precedent to such transfer as specified in the following sentence have all been satisfied. Notwithstanding anything herein to the contrary, a lender under any loan agreement or repurchase agreement shall not separately transfer or otherwise cause the Privately Offered Notes and the Certificates to be held by more than one entity, and thereby cause a TMP Trigger Event, upon a default under any such indebtedness, unless (i) the Servicer shall have received at least two bids for the REO Properties and other non-REMIC eligible properties in the Trust Estate, at least one of which is sufficient not to result in the allocation of any Realized Losses to any of the Senior Notes, (ii) the Servicer shall have completed the sale from the Trust Estate of all REO Properties and other non-REMIC eligible properties at their fair market values, (iii) the Issuing Entity shall have caused the REMIC Conversion and (iv) the lender seeking to separately transfer or the entity seeking to separately hold any Class of Privately Offered Notes and the Certificates shall have made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Paying Agent and the Note Registrar for any initial or ongoing additional administrative expenses associated with the REMIC Conversion in conjunction with a TMP Trigger Event, as well as certain taxes payable as a result of the classification of the Issuing Entity for federal income tax purposes as a taxable mortgage pool, all as described in the Trust Agreement.

Subject to the foregoing, and Section 4.08, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuing Entity shall execute and the Securities Administrator shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuing Entity hereby appoints the Securities Administrator as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.08 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.04 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Securities Administrator hereby accepts such appointments.

Section 4.03 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to hold the Issuing Entity and the Securities Administrator harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Securities Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Securities Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity, the Indenture Trustee or the Securities Administrator in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Securities Administrator) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Securities Administrator, the Paying Agent and any agent of the Issuing Entity or the Securities Administrator or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuing Entity, the Indenture Trustee, the Securities Administrator, the Paying Agent or any agent of the Issuing Entity, the Securities Administrator, the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.

Section 4.05 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and shall be promptly cancelled by the Securities Administrator. The Issuing Entity may at any time deliver to the Securities Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Securities Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Securities Administrator in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Securities Administrator.

Section 4.06 Book-Entry Notes. The Class A-1, Class A-2, Class A-3 and Class A-4 Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuing Entity. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i) the provisions of this Section 4.06 shall be in full force and effect;

(ii) the Note Registrar, the Paying Agent, the Indenture Trustee and the Securities Administrator shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

(iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Securities Administrator and the Indenture Trustee.

None of the Depositor, the Issuing Entity, the Master Servicer, the Seller, the Securities Administrator, the Indenture Trustee, the Note Registrar and the Owner Trustee shall have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

The Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will be registered in full definitive form.

Section 4.07 Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee or Securities Administrator, as applicable, shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08 Definitive Notes. If (i) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor, at its option (with the consent of the Securities Administrator, such consent not to be unreasonably withheld) elects to terminate the book-entry system through the Depository, then the Securities Administrator shall request that the Depository notify all Beneficial Owners of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Securities Administrator of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Securities Administrator shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Securities Administrator shall recognize the Holders of the Definitive Notes as Noteholders.

In addition, if an Event of Default has occurred and is continuing, each Note Owner materially adversely affected thereby may at its option request a Definitive Note evidencing such Noteholder's interest in the related Class of Notes. In order to make such request, such Noteholder shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Noteholder's interest in such Class of Notes for an equivalent interest in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Notes and the Note Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Note, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Note Principal Balance of the Definitive Note, (ii) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Note evidencing such Noteholder's interest in such Class of Notes and (iii) the Issuing Entity shall execute and the Securities Administrator shall authenticate a new Book-Entry Note reflecting the reduction in the Note Principal Balance of such Class of Notes by the amount of the Definitive Notes.

Section 4.09 Tax Treatment. The Issuing Entity has entered into this Indenture, and the Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, such Classes of Notes will qualify as indebtedness. The Issuing Entity and the Securities Administrator (in accordance with Section 6.07 hereof), by entering into this Indenture, and each Class A-1, Class A-2, Class A-3 and Class A-4 Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat such Classes of Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 4.10 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.17, 3.19 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee and Securities Administrator hereunder (including the rights of the Securities Administrator under Section 6.08 and the obligations of the Securities Administrator under Section 4.11), and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Securities Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver, or cause the Custodian to deliver, the Collateral to or upon the order of the Issuing Entity, when

(A) either

(1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.03) have been delivered to the Securities Administrator for cancellation; or

(2) all Notes not theretofore delivered to the Securities Administrator for cancellation

a.	have become due and payable,

b.	will become due and payable at the Final Scheduled Payment Date within one year,

c.	have been called for early redemption and the Trust has been terminated pursuant to Section 8.06 hereof, or

d.
have been called for surrender in exchange for the corresponding Classes of REMIC Class A Notes or REMIC Privately Offered Certificates pursuant to Section 8.06 following the occurrence of the REMIC Conversion as described in Article XI, and the Trust has been terminated pursuant to Section 8.04 hereof, and the Issuing Entity, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Securities Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Securities Administrator for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Securities Administrator and the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Securities Administrator are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuing Entity shall have complied with all requirements of Section 8.06 hereof,

(B) the Issuing Entity has paid or caused to be paid all other sums payable hereunder; and

(C) the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an “in-substance defeasance” within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuing Entity will be the owner of the assets deposited in trust for federal income tax purposes.

Section 4.11 Application of Trust Money. All monies deposited with the Securities Administrator pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuing Entity, as the Securities Administrator may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12 [Reserved].

Section 4.13 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Securities Administrator to be held and applied according to Section 3.03 and thereupon such Person shall be released from all further liability with respect to such monies.

Section 4.14 Temporary Notes. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Securities Administrator may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuing Entity will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the Corporate Trust Office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Securities Administrator shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.15 ERISA Treatment

No Note may be sold or transferred to a Person unless such Person certifies in the form of Exhibit E to this Agreement (which in the case of the Book-Entry Notes, such Person will be deemed to have made the representations contained in such certificates, respectively), which certification the Indenture Trustee may rely upon without further inquiry or investigation:

(i) Such Person is neither (A) an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a “Plan”), nor (B) any Person who is directly or indirectly purchasing such Note or interest therein on behalf of, as named fiduciary of, as trustee of, or with “Plan Assets” (as defined under the DOL Regulation at 29 C.F.R. Section 2510.3-101) of a Plan;

(ii) (A) Such Person is a Plan or a Person purchasing such Note with Plan Assets and represents that, as of the date of the transfer, the Notes are rated investment grade or better, (B) such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes, and (C) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; or

(iii) Such Person has provided the Note Registrar with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Trust Estate, the Depositor, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Securities Administrator or the Note Registrar, which establishes to the satisfaction of the Indenture Trustee that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Owner Trustee, the Securities Administrator, the Depositor, the Note Registrar or the Indenture Trustee to any obligation in addition to those undertaken in the Indenture.

Notwithstanding the foregoing, neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Note by the Depositor to an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall be deemed to have represented that such Affiliate is not a Plan or any Person investing “plan assets” of any Plan) and the Note Registrar shall be entitled to conclusively rely upon a representation (which, upon the request of the Note Registrar, shall be a written representation) from the Depositor of the status of such transferee as an Affiliate of the Depositor.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01 Events of Default. The Issuing Entity shall deliver to the Indenture Trustee, within five days after learning of the occurrence of a Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (ii), (iii) or (iv) of the definition of “Event of Default”, its status and what action the Issuing Entity is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, Holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes, by written notice to the Issuing Entity and the Indenture Trustee, may, subject to Section 5.12, waive the related Event of Default and rescind and annul such declaration and its consequences if:

(i) the Issuing Entity has paid or deposited with the Indenture Trustee or Securities Administrator a sum sufficient to pay:

(A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or under the Notes if the Event of Default giving rise to such acceleration had not occurred;

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuing Entity covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuing Entity shall, upon demand of the Indenture Trustee, acting at the direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, pay to the Securities Administrator, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest at the applicable Note Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.15 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.15 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as directed in writing by Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, as directed in writing by Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Securities Administrator, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04 Remedies; Priorities. v) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.15 hereof, may, and shall, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, do one or more of the following (subject to Section 5.05 hereof):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the aggregate Note Principal Balance of each Class of Notes then outstanding, voting separately. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Servicer (other than any Servicer as to which an Event of Servicer Termination has occurred and is continuing) as provided in the Sale and Servicing Agreement.

(b) If the Indenture Trustee or the Securities Administrator collects any money or property pursuant to this Article V, the Securities Administrator shall pay out the money or property in the following order:

FIRST: to the Indenture Trustee, the Securities Administrator, Master Servicer, the Owner Trustee, the Custodian and the Servicer for amounts due and not previously paid pursuant to the Indenture and the other Basic Documents;

SECOND: to the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders, pro rata, for amounts due and unpaid on such Notes with respect to interest (not including any Carryover Shortfall Amounts), according to the amounts due and payable on each such Notes for interest;

THIRD: to the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders, pro rata, for amounts due and unpaid on such Notes with respect to principal, and to each such Noteholder ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, until the Note Principal Balance of each such Class is reduced to zero;

FOURTH: to the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders, pro rata, in each case based on the amount of any Carryover Shortfall Amounts not previously paid;

FIFTH: to the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders, an amount equal to any previously allocated Realized Losses, on a pro rata, in each case based on the amount of Realized Losses previously allocated to each such Class;

SIXTH: to the Class X Noteholders, the Accrued Note Interest thereon for such Payment Date (subject to any Net Interest Shortfalls allocated to such Class) to the extent of the remaining Interest Funds for such Payment Date;

SEVENTH: sequentially to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, in that order, up to an amount equal to and in the following order with respect to each such Class: (a) the Accrued Note Interest thereon for such Payment Date (subject to Net Interest Shortfalls allocated to such Class) to the extent of any remaining Interest Funds for such Payment Date; (b) any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest thereon, to the extent of any remaining Interest Funds for such Payment Date; and (c) such Class’s Allocable Share of the Subordinate Optimal Principal Amount for such Payment Date, in each case to the extent of any remaining Principal Funds and until the Note Principal Balance thereof has been reduced to zero; and

EIGHTH: to the holders of the Trust Certificates on behalf of the Issuing Entity.

The Securities Administrator may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Securities Administrator shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05 Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuing Entity, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06 Limitation of Suits. So long as the Majority Certificateholder owns 100% of the Securities, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the foregoing and the provisions of Section 10.15 hereof:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the aggregate Note Principal Balance of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to a TMP Trigger Event, with respect to the meeting of the conditions to a REMIC Conversion or with respect to a REMIC Conversion.

Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee shall take such action as requested by the Holders representing the highest amount (in the aggregate) of the Note Principal Balances, notwithstanding any other provisions of this Indenture.

Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11 Control By Noteholders. The Holders of a majority of the aggregate Note Principal Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the aggregate Note Principal Balance of the Notes or the Holders of 66 2/3% of the aggregate Note Principal Balance of each Class of Notes then outstanding, voting separately as set forth in Section 5.04(a) hereof; and

(iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14 Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Sale of Trust Estate. vi) The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(ii) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

(1) the Holders of all Notes consent to or direct the Indenture Trustee to make, such Sale, or

(2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

(3) the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Holders of Notes representing at least 100% of the Note Principal Balances of the Notes consent to such Sale; or

(4) such Sale occurs in conjunction with the proposed transfer of Privately Offered Notes or Certificates prior to a TMP Trigger Event, as described in Section 11.01 herein and the Trust Agreement.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c) Subject to this Section 5.15, unless the Holders representing at least 100% of the aggregate Note Principal Balance of the Notes or the Holders of 66 2/3% of the aggregate Note Principal Balance of each Class of Notes then outstanding, voting separately as set forth in Section 5.04(a) hereof, have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Notes, shall bid an amount (which shall include the Indenture Trustee’s right, in its capacity as Indenture Trustee, to credit bid) at least $1.00 more than the highest other bid in order to preserve the Trust Estate on behalf of the Noteholders.

(d) In connection with a Sale of all or any portion of the Trust Estate,

(1) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuing Entity and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof; and

(4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale.

(e) So long as the Majority Certificateholder owns 100% of the Securities, the Majority Certificateholder shall not consent to any Sale of the Trust Estate as set forth herein.

Section 5.16 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee or the Securities Administrator shall be applied by the Securities Administrator in accordance with Section 5.04(b) hereof.

ARTICLE VI

THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 6.01 Duties of Indenture Trustee and Securities Administrator. vii) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default of which the Indenture Trustee has actual knowledge or has received written notice, in the case of the Indenture Trustee and, at any time, in the case of the Securities Administrator:

(i) the Indenture Trustee and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee or the Securities Administrator; and

(ii) in the absence of bad faith on its part, the Indenture Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to each of the Indenture Trustee and the Securities Administrator and conforming to the requirements of this Indenture or the other Basic Documents; however, the Indenture Trustee and the Securities Administrator shall examine the certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Indenture Trustee and the Securities Administrator may not be relieved from liability for each of its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) neither the Indenture Trustee nor the Securities Administrator shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts; and

(iii) neither the Indenture Trustee nor the Securities Administrator shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders, the Certificateholders or from the Issuing Entity, which they are entitled to give under the Basic Documents.

(d) The Indenture Trustee shall not be liable for interest on any money received by it except as set forth in the Basic Documents and as the Indenture Trustee may agree in writing with the Issuing Entity.

(e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f) No provision of this Indenture shall require the Indenture Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(h) The Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default or Default is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuing Entity, the Trust Estate or this Indenture.

(i) The Securities Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 6.09, then the Indenture Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Indenture Trustee shall be entitled to all compensation, reimbursement of expenses and indemnifications that the Securities Administrator would have been entitled to if it had continued to act hereunder, provided, however, that the Indenture Trustee shall not be (i) liable for any acts or omissions of the Securities Administrator, or (ii) responsible for expenses of the Securities Administrator. The Indenture Trustee shall notify the Rating Agencies of any change of Securities Administrator.

Section 6.02 Rights of Indenture Trustee and Securities Administrator. viii) The Indenture Trustee and the Securities Administrator may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee and the Securities Administrator need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee or the Securities Administrator acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer’s Certificate or Opinion of Counsel.

(c) Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d) The Indenture Trustee or the Securities Administrator may consult with counsel, and the written advice or Opinion of Counsel (which shall not be at the expense of the Indenture Trustee or the Securities Administrator) with respect to legal matters relating to this Indenture, the other Basic Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.

(e) For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee and the Securities Administrator, but not specifically as a duty of the Indenture Trustee or the Securities Administrator in the Indenture, each of the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Securities Administrator (i) as part of the compensation hereunder or (ii) out of Available Funds.

(g) Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) None of the Securities Administrator, the Issuing Entity or the Indenture Trustee shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents of one another.

(i) Neither the Indenture Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Wells Fargo Servicing Agreement, except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of the Wells Fargo Servicing Agreement.

(j) Except for those actions that the Indenture Trustee or the Securities Administrator are required to take hereunder, neither the Indenture Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

(k) Neither the Indenture Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture, other than its obligation to give notices pursuant to this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(l) Neither the Indenture Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Notes representing not less than 25% of the Note Principal Balance of the Notes and provided that the payment within a reasonable time to the Indenture Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee or the Securities Administrator, as applicable, reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture. The Indenture Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Noteholders requesting the investigation.

(m) Should the Indenture Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Indenture Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions.

(n) The right of the Indenture Trustee or the Securities Administrator to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither the Indenture Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act.

(o) Neither the Indenture Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(p) Neither the Indenture Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Indenture or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Indenture.

(q) The Indenture Trustee shall not be deemed to have notice or actual knowledge of any Default or Event of Default unless actually known to a Responsible Officer of the Indenture Trustee or written notice thereof (making reference to this Indenture or the Notes) is received by the Indenture Trustee at the Corporate Trust Office.

Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.12 hereof.

Section 6.04 [Reserved].

Section 6.05 Indenture Trustee’s and Securities Administrator’s Disclaimer. Neither the Indenture Trustee nor the Securities Administrator shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Securities Administrator’s certificate of authentication.

Section 6.06 Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.

Section 6.07 Reports to Holders and Tax Administration.

The Securities Administrator shall deliver to each Noteholder such information as may be required and such other customary information as the Securities Administrator may determine and/or be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such holder to prepare its federal and state income tax returns.

The Securities Administrator shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuing Entity as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099. All tax returns and information reports shall be signed by the Owner Trustee or to the extent permitted by law, the Securities Administrator as provided in Section 5.03 of the Trust Agreement.

Section 6.08 Compensation. An annual fee shall be paid to the Indenture Trustee by the Master Servicer pursuant to a separate agreement between the Indenture Trustee and the Master Servicer. In addition, the Indenture Trustee and the Securities Administrator will each be entitled to recover from the Payment Account pursuant to Section 3.25 of this Indenture all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee and the Securities Administrator, respectively, in connection with any breach of this Indenture or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the Indenture Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its own negligence or intentional misconduct or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, each of the Indenture Trustee and the Securities Administrator and any director, officer, employee or agent of the Indenture Trustee or the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its own negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein.

The Issuing Entity's payment obligations to the Indenture Trustee and Securities Administrator pursuant to this Section 6.08 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee or Securities Administrator. When the Indenture Trustee or the Securities Administrator incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.09 Replacement of Indenture Trustee and the Securities Administrator. No resignation or removal of the Indenture Trustee or the Securities Administrator and no appointment of a successor Indenture Trustee or a successor Securities Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.09. The Indenture Trustee or the Securities Administrator may resign at any time by so notifying the Issuing Entity. In the event that the Indenture Trustee determines that a conflict of interest exists between the Holders of the Class A Notes and the Holders of any Class of Subordinate Notes, then the Indenture Trustee shall be entitled to resign as the indenture trustee for all Classes of Notes other than the Class A Notes. In such event the Holders of a majority of Note Principal Balances of all of the Subordinate Notes shall designate a separate indenture trustee to represent their interests hereunder. Holders of a majority of Note Principal Balances of each Class of Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuing Entity shall remove the Indenture Trustee or the Securities Administrator, as applicable, if:

(i) the Indenture Trustee or the Securities Administrator fails to comply with or qualify pursuant to the provisions of Section 6.12 hereof;

(ii) the Indenture Trustee or the Securities Administrator is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or the Securities Administrator or its property;

(iv) the Indenture Trustee or the Securities Administrator otherwise becomes incapable of acting; or

(v) the Master Servicer is terminated pursuant to Section 5.01 of the Wells Fargo Servicing Agreement.

If the Indenture Trustee or the Securities Administrator resigns or is removed or if a vacancy exists in the office of the Indenture Trustee or the Securities Administrator for any reason (the Indenture Trustee or the Securities Administrator in such event being referred to herein as the retiring Indenture Trustee or the retiring Securities Administrator ), the Issuing Entity shall promptly appoint a successor Indenture Trustee or successor Securities Administrator.

Each of a successor Indenture Trustee or successor Securities Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Trustee or the retiring Securities Administrator, as applicable, and to the Issuing Entity. Thereupon, the resignation or removal of the retiring Indenture Trustee or the retiring Securities Administrator shall become effective, and the successor Indenture Trustee or successor Securities Administrator shall have all the rights, powers and duties of the Indenture Trustee or the Securities Administrator, as applicable, under this Indenture. The successor Indenture Trustee or successor Securities Administrator shall each mail a notice of its succession to Noteholders. The retiring Indenture Trustee or the retiring Securities Administrator shall promptly transfer all property held by it as Indenture Trustee or Securities Administrator, as applicable, to the successor Indenture Trustee or successor Securities Administrator.

If a successor Indenture Trustee or successor Securities Administrator does not take office within 60 days after the retiring Indenture Trustee or the retiring Securities Administrator, as applicable, resigns or is removed, the retiring Indenture Trustee or the retiring Securities Administrator, the Issuing Entity or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or successor Securities Administrator.

Notwithstanding the replacement of the Indenture Trustee or the Securities Administrator pursuant to this Section, the Issuing Entity's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee or the retiring Securities Administrator.

Section 6.10 Successor Indenture Trustee and Securities Administrator by Merger. If the Indenture Trustee or the Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee or successor Securities Administrator, as applicable; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.12 hereof. The Indenture Trustee and the Securities Administrator shall provide the Rating Agencies and the Issuing Entity with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.11 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. c) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.12 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.12 Eligibility; Disqualification. The Indenture Trustee shall at all times be an entity that meets the requirements of Section 3(c)(3) under the Investment Company Act of 1940 applicable to a trustee, and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s.

Section 6.13 [Reserved].

Section 6.14 Representations and Warranties. The Indenture Trustee hereby represents that:

(i) The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

(iv) To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.15 Directions to Indenture Trustee and the Securities Administrator. The Indenture Trustee is hereby directed:

(a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust in trust for the Noteholders;

(b) the Securities Administrator is hereby directed to (i) authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2 and A-3 to this Indenture in accordance with the terms of this Indenture; and

(c) to take all other actions as shall be required to be taken by the Securities Administrator pursuant to the terms of this Indenture and the other Basic Documents.

Section 6.16 The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee’s liability and to its rights and protections shall inure also to the Paying Agent, Note Registrar and Certificate Registrar.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01 Issuing Entity To Furnish Securities Administrator Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Securities Administrator i) not more than five days after each Record Date, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Securities Administrator may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Securities Administrator is the Note Registrar, no such list shall be required to be furnished to the Securities Administrator.

Section 7.02 Preservation of Information; Communications to Noteholders. ii) The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Securities Administrator as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Securities Administrator in its capacity as Note Registrar. The Securities Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b) Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

Section 7.03 Financial Information. For so long as any of the Notes bearing a restrictive legend remains outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuing Entity shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under such Act, cause the Securities Administrator to make available to any Holder of any such Note in connection with any sale thereof and to any prospective purchaser of any such Note from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act that is in the Securities Administrator’s possession or reasonably obtainable by it, if requested, from the Master Servicer (and to the extent such information is in the Master Servicer’s possession or is reasonably obtainable by it from the Servicer).

Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of each year.

Section 7.04 Statements to Noteholders. (a) With respect to each Payment Date, the Securities Administrator shall make available via the Securities Administrator’s website, initially located at www.ctslink.com, to each Noteholder and each Certificateholder, the Depositor, the Issuing Entity, the Seller, the Owner Trustee, the Certificate Paying Agent and the Rating Agencies, a statement setting forth the following information as to the Notes, to the extent applicable:

(i) the Available Funds, the Carryover Shortfall Amount on each Class of Notes (other than the Class X Notes and Class B Notes) for such Payment Date;

(ii) (a) the amount of such distribution to each Class of Notes (other than the Class X Notes) applied to reduce the Note Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(iii) the amount of such distribution to Holders of each Class of Notes allocable to interest;

(iv) the amount of any distribution to the Certificates;

(v) if the distribution to the Holders of any Class of Notes is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(vi) the number and the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the related Due Period;

(vii) the aggregate Note Principal Balance of each Class of Notes, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses and the aggregate Note Principal Balance of the Notes after giving effect to the distribution of principal on such Payment Date;

(viii) the number and aggregate Scheduled Principal Balance of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 or more days, respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding calendar month;

(ix) the amount of any Monthly Advances and Compensating Interest payments;

(x) the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

(xi) the number and aggregate Scheduled Principal Balance of Mortgage Loans repurchased pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date;

(xii) the book value (if available) of any REO Property;

(xiii) the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date;

(xiv) [reserved];

(xv) the aggregate Scheduled Principal Balance of Mortgage Loans purchased pursuant to Section 2.04 of the Sale and Servicing Agreement for the related Payment Date and cumulatively since the Closing Date;

(xvi) information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Estate, if applicable; and

(xvii) any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Estate.

The Depositor covenants that if there is a material change in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Estate that it will notify the Securities Administrator five calendar days before each Payment Date, and if no such notification occurs, the Securities Administrator has no obligation to report with respect to (xvii). The Depositor covenants to the Securities Administrator that there will be no new issuance of securities backed by the same asset pool, so the Securities Administrator will only be responsible in (xvi) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Estate.

Items (iii) and (iv) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Securities Administrator shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (iv) with respect to the Notes for such calendar year.

The Securities Administrator may conclusively rely upon the information provided by the Master Servicer to the Securities Administrator in its preparation of monthly statements to Noteholders.

The Securities Administrator will make the monthly statements provided for in this section (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders, each Noteholder and each Certificateholder, the Depositor, the Issuing Entity, the Seller, the Owner Trustee, the Certificate Paying Agent and the Rating Agency via the Securities Administrator's website. The Securities Administrator’s website shall initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

Section 7.05 Reports Filed with Securities and Exchange Commission.

(a) (i) Within 15 days after each Payment Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Servicer, with a copy of the monthly statement to be furnished by the Securities Administrator to the Noteholders for such Payment Date and detailing all data elements specified in Item 1121(a) of Regulation AB as part of the monthly statement; provided that the Securities Administrator shall have received no later than 2 days prior to the date such Distribution Report on Form 10-D is required to be filed, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below.

(ii) The Securities Administrator will prepare and file Current Reports on Form 8-K in respect of the Trust, signed by the Servicer, as and when required; provided, that, the Securities Administrator shall have received no later than one Business Day prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report and required to be provided to the Securities Administrator as described in clause (a)(iv) below.

(iii) Prior to January 30 in each year commencing in 2007, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Estate, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Servicer shall provide the Securities Administrator with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to the Sale andServicing Agreement (including with respect to any subservicer or subcontractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Securities Administrator shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Estate. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to the Sale and Servicing Agreement (including with respect to any subservicer or subcontractor, if required to be filed) and with respect to the Securities Administrator and the Custodian, and the Form 10-K certification signed by the Depositor; provided that the Securities Administrator shall have received no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K all information, data and exhibits required to be provided or filed with such Form 10-K and required to be provided to the Securities Administrator as described in clause (a)(iv) below.

(iv) As to each item of information required to be included in any Form 10-D, Form 8-K or Form 10-K, the Securities Administrator's obligation to include the information in the applicable report is subject to receipt from the entity that is indicated in Exhibit C as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described above. Each of the Servicer, Seller and Depositor hereby agree to notify and provide to the Securities Administrator all information that is required to be included in any Form 10-D, Form 8-K or Form 10-K, with respect to which that entity is indicated in Exhibit C as the responsible party for providing that information. The Servicer shall be responsible for determining the pool concentration applicable to any subservicer or originator at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB.

The Depositor hereby grants to the Servicer a limited power of attorney to sign each Form 10-D, Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (x) receipt by the Servicer from the Depositor of written termination of such power of attorney and (y) the termination of the Trust Estate. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 7.05; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Estate as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179 (Telecopy: (212-272-7206)), Attention: Joseph T. Jurkowski, Jr. Fees and expenses incurred by the Securities Administrator in connection with this Section 7.05 shall not be reimbursable from the Trust Estate.

(b) In connection with the filing of any 10-K hereunder, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit G) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.

(c) In connection with the filing of any 10-K hereunder, the Servicer shall sign a certification (in the form attached hereto as Exhibit G) for the benefit of the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Servicer shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.

(d) The Securities Administrator shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under this Section 7.05 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith.

The Depositor shall indemnify and hold harmless the Securities Administrator and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 7.05 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

The Servicer shall indemnify and hold harmless the Securities Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Servicer under this Section 7.05 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Securities Administrator, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 7.05 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Securities Administrator on the other.

(e) Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Securities Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Securities Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 7.05(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of any obligation under this Agreement.

This Section 7.05 may be amended without the consent of the Noteholders.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Securities Administrator pursuant to this Indenture. The Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02 Officer’s Certificate. The Indenture Trustee shall receive at least seven Business Days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.06(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.03 Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuing Entity, the Securities Administrator and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders, the Securities Administrator and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 8.04 Termination Upon REMIC Conversion. Notwithstanding anything to the contrary herein, this Indenture and the respective obligations and responsibilities of the Issuer, the Securities Administrator, the Note Registrar, the Paying Agent, the Authenticating Agent and the Indenture Trustee created hereby shall terminate upon the surrender of Notes by the Holders thereof in exchange for the corresponding Classes of REMIC Class A Notes or REMIC Privately Offered Certificates pursuant to Section 8.06 below following the occurrence of the REMIC Conversion as described in Article XI hereof.

Section 8.05 Release of Trust Estate. iii) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any purchase of a Mortgage Loan by the Majority Certificateholder pursuant to Section 8.06 of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as (i) it is notified by the Securities Administrator that there are no Notes Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuing Entity or in conjunction with a sale or other transfer of such property required to occur for the proposed transfer of Privately Offered Notes or Certificates prior to a TMP Trigger Event, as described in Section 11.01 herein and in the Trust Agreement.

Section 8.06 Surrender of Notes Upon Final Payment or Receipt of REMIC Securities. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Securities Administrator promptly prior to such Noteholder’s receipt of the final payment thereon or promptly upon receipt of the corresponding Class of REMIC Class A Note or REMIC Privately Offered Certificate following the occurrence of the REMIC Conversion as described in Article XI.

Section 8.07 Optional Redemption of the Mortgage Loans. iv) The Majority Certificateholder shall have the option to purchase the assets of the Trust and thereby cause the redemption of the Notes, in whole, but not in part, on or after the Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the prior Due Period is 10% or less of the Cut-off Date Balance. The aggregate redemption price (the “Redemption Price”) for the Notes will be equal to 100% of the aggregate outstanding Note Principal Balance of the Notes as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the applicable Note Interest Rate through such Payment Date (including any related Net Interest Shortfall and Carryover Shortfall Amount), plus an amount sufficient to pay in full all amounts owing to the Indenture Trustee, the Master Servicer and the Securities Administrator, pursuant to any Basic Document (which amounts shall be specified in writing upon request of the Issuing Entity, the Indenture Trustee, the Master Servicer and the Securities Administrator, as applicable).

(b) In order to exercise the foregoing option, the Majority Certificateholder shall provide written notice of its exercise of such option to the Securities Administrator, the Issuing Entity, the Owner Trustee and the Master Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Securities Administrator shall provide written notice to the Noteholders of the final payment on the Notes. In addition, the Majority Certificateholder shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price specified in (a) above with the Securities Administrator, who shall deposit the Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.03 hereof and payment to the Securities Administrator and the Master Servicer as set forth in (a) above, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Majority Certificateholder is not sufficient to make such redemption or such redemption cannot be completed for any reason, (a) the amount so deposited by the Majority Certificateholder with the Securities Administrator shall be immediately returned to the Majority Certificateholder in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the Notes shall continue to bear interest at the related Note Interest Rate.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Noteholders. v) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuing Entity, the Indenture Trustee and the Securities Administrator, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee and the Securities Administrator, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

(iii) to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes; provided further, that such supplemental indenture will be deemed to not materially and adversely affect the interests of the Holders of the Notes if a Rating Confirmation is received with respect to such supplemental indenture; or

(vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee and the Securities Administrator shall have received an Opinion of Counsel not at the expense of the Indenture Trustee or the Securities Administrator as to the enforceability of any such indenture supplement and to the effect that (i) such indenture supplement is permitted hereunder and will not materially and adversely affect the Holders of the Notes and (ii) entering into such indenture supplement will not result in a “significant modification” of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes and any other Classes of Notes with respect to which a "will be debt" opinion has been rendered by nationally recognized tax counsel and furnished to the Securities Administrator under Treasury Regulation Section 1.1001-3 or adversely affect the indebtedness status of such Notes, provided that, for purposes of the foregoing, a TMP Trigger Event shall be deemed to result in a “significant modification” of the aforementioned Notes under Treasury Regulation Section 1.1001-3.

The Indenture Trustee and the Securities Administrator are hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuing Entity, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request, in the case of the Securities Administrator and the Indenture Trustee may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, (ii) shall not adversely affect in any material respect the interests of any Noteholder and (iii) shall not cause the Issuing Entity to be subject to an entity level tax for federal income tax purposes.

Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuing Entity, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request in the case of the Securities Administrator and the Indenture Trustee, also may, with prior notice to the Rating Agencies and, with the consent Holders of not less than a majority of the Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuing Entity, the Securities Administrator and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii) reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(iv) reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuing Entity to be subject to an entity level tax for federal income tax purposes.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee and the Securities Administrator.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuing Entity, the Securities Administrator and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Securities Administrator shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Securities Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee and the Securities Administrator shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel not at the expense of the Indenture Trustee or the Securities Administrator stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee and the Securities Administrator each may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Securities Administrator’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Securities Administrator, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Securities Administrator shall, bear a notation in form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Securities Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Securities Administrator and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Securities Administrator in exchange for Outstanding Notes.

ARTICLE X

MISCELLANEOUS

Section 10.01 Compliance Certificates and Opinions, etc. vi) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

(b) (1) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

(ii) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

(iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

Section 10.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03 Acts of Noteholders. vii) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03 hereof.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04 Notices etc., to Indenture Trustee Issuing Entity, Securities Administrator and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity;

(ii) the Securities Administrator by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Securities Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attn: Bear Stearns ARM Trust 2006-1, or such other address as may hereafter be furnished to the other parties hereto in writing. The Securities Administrator shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity; or

(iii) the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: Bear Stearns ARM 2006-1, in care of Wilmington Trust Company, Rodney Square North 1100 North Market Street, Wilmington, Delaware 19890-0001; Attention: Corporate Trust Services, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be in writing, mailed first-class postage pre-paid: in the case of Moody’s, to Moody’s, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; and in the case of Fitch Ratings, One State Street Plaza - 32nd Floor, New York, New York 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.07 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.08 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.09 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.10 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.11 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, WHICH SHALL APPLY HERETO), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12 Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.13 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.14 Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Securities Administrator on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Securities Administrator, the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Securities Administrator, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.15 No Petition. The Indenture Trustee and the Securities Administrator, by entering into this Indenture, each Noteholder, by accepting a Note and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents; provided however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim in any proceeding.

Section 10.16 Inspection. The Issuing Entity agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee or the Securities Administrator, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Securities Administrator may reasonably determine that such disclosure is consistent with its obligations hereunder.

ARTICLE XI

 TMP TRIGGER EVENT

Section 11.01 Events Following Receipt of Notice of TMP Trigger Event. Upon the receipt of the Indenture Trustee of notice from the [Depositor] [Securities Administrator] that a lender or other entity is seeking to separately transfer or hold any of the Certificate, Class X Notes or Class B Notes and thereby cause a TMP Trigger Event and notice from the Servicer or Master Servicer of the sale by the Servicer of all REO Properties and other non-REMIC-eligible assets in the Owner Trust Estate prior to any such separate transfer or holding of a Certificate, Class X Note or Class B Note, as described in Section 4.02 herein, the following shall take place:

(a) All of the Mortgage Loans and certain assets remaining in the Trust Estate shall be transferred the Underlying REMIC Trust in exchange for the REMIC Certificates;

(b) All proceeds from the sale by the Servicer of all REO properties and other non-REMIC-eligible assets assets prior to any separate transfer or holding of the Certificates, Class X Note or Class B Note, as described in Section 4.02 herein, shall be distributed to the Holders in accordance with Article III herein;

(c) The REMIC Class A Notes and REMIC Privately Offered Certificates shall be transferred to the Holders of the corresponding Classes of Notes in exchange for their Notes; and

(d) This Indenture shall be discharged and terminated pursuant to Section 4.10 and Section 8.04 herein, respectively.

IN WITNESS WHEREOF, the Issuing Entity, the Securities Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

BEAR STEARNS ARM TRUST 2006-1, as Issuing Entity

BY: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF BALTIMORE	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a(n)______________________ of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF ___________	)

On this 28th day of February 2006, before me personally appeared ________________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) ____________________of the Owner Trustee, one of the entities described in and which executed the above instrument; and that he signed her name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On this 28th day of February 2006, before me personally appeared __________________________ to me known, who being by me duly sworn, did depose and say, that she is a(n)_______________of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

EXHIBIT A-1

FORM OF CLASS A NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN IS DEEMED TO REPRESENT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS OR (2) (A) THE ACQUISITION, HOLDING AND TRANSFER OF A NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND (B) THE NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DOL REGULATIONS, AND AGREES TO SO TREAT THE NOTES. ALTERNATIVELY, REGARDLESS OF THE RATING OF THE NOTES, SUCH PERSON MAY PROVIDE THE INDENTURE TRUSTEE AND THE NOTE REGISTRAR WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE ISSUING ENTITY, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE NOTE REGISTRAR, THE MASTER SERVICER OR ANY SERVICER, WHICH OPINES THAT THE ACQUISITION, HOLDING AND TRANSFER OF SUCH NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE ISSUING ENTITY, THE SELLER, THE DEPOSITOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE NOTE REGISTRAR, THE MASTER SERVICER OR ANY SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUING ENTITY, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUING ENTITY IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

A-1-1

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO SURRENDER THIS NOTE TO THE SECURITIES ADMINISTRATOR PROMPTLY UPON RECEIPT OF THE CORRESPONDING CLASS OF REMIC CLASS A NOTES FOLLOWING THE OCCURRENCE OF THE REMIC CONVERSION AS DESCRIBED IN THE INDENTURE.

A-1-2

BEAR STEARNS ARM TRUST 2006-1
MORTGAGE-BACKED NOTES, SERIES 2006-1
CLASS A-[1][2][3][4]

AGGREGATE NOTE PRINCIPAL BALANCE: $[________________]	NOTE INTEREST RATE: Adjustable Rate

INITIAL NOTE PRINCIPAL BALANCE OF THIS NOTE: $[_____________]	NOTE NO. 1

CUSIP NO: [_______________]

BEAR STEARNS ARM TRUST 2006-1 (the “Issuing Entity”), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[____________________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in March 2006 and ending on or before the Payment Date occurring in February 2036 (the “Final Scheduled Payment Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuing Entity’s Mortgage-Backed Notes, Series 2006-1 (the “Notes”), issued under an Indenture dated as of February 28, 2006 (the “Indenture”), among the Issuing Entity, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, minus (i) all amounts distributed in respect of principal with respect to such Class of Notes and (ii) the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates in accordance with the Indenture, taking account of its applicable Loss Allocation Limitation, plus (iii) any Subsequent Recoveries allocated thereto.

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class A-[1][2][3][4] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

A-1-3

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

By acceptance of this Note, the Holder hereof agrees to surrender this Note to the Securities Administrator promptly upon receipt of the corresponding Class of REMIC Class A Notes following the occurrence of the REMIC Conversion as described in the Indenture.

The Mortgage Loans are subject to purchase in whole, but not in part, by the Majority Certificateholder on any Payment Date on or after the Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the prior Due Period is 10% or less of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans.

The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class A-[1][2][3][4], and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicer, the Securities Administrator or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure the A-[1][2][3][4] Notes pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office designated by the Securities Administrator or the office or agency of the Issuing Entity maintained by it for such purpose pursuant to Section 4.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

A-1-4

The failure to pay any Net Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Note Registrar with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Seller, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Note Registrar or any servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Seller, the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the Master Servicer or any servicer to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee, the Securities Administrator and any agent of the Issuing Entity, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuing Entity, the Securities Administrator, the Indenture Trustee nor any such agent of the Issuing Entity, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

A-1-5

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuing Entity, the Indenture Trustee and the Securities Administrator, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

A-1-6

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed.

Dated: February 28, 2006

BEAR STEARNS ARM TRUST 2006-1

BY:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:
Authorized Signatory

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[1][2][3][4] Notes referred to in the within-mentioned Indenture.

BY:	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

A-1-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--	____________ Custodian

(Cust) (Minor)

under Uniform Gifts to Minor Act

(State)
Additional abbreviations may also be used though not in the above list.

A-1-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address, including zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed by __________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

A-1-9

EXHIBIT A-2

FORM OF CLASS X NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4 NOTES AS DESCRIBED IN THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE TRANSFEREE IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS OR UNLESS THE INDENTURE TRUSTEE AND THE NOTE REGISTRAR ARE PROVIDED WITH AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF THE NOTES IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SERVICER OR THE NOTE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR THE SECURITIES ADMINISTRATOR.

A-2-1

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF THIS NOTE OR INTEREST THEREIN SHALL BE MADE, AND THE NOTE REGISTRAR SHALL REFUSE TO REGISTER ANY SUCH TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION, UNLESS THE TRANSFEREE SHALL HAVE DELIVERED TO THE OWNER TRUSTEE, THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR AND THE INDENTURE TRUSTEE A CERTIFICATE CERTIFYING THAT, FOLLOWING THE TRANSFER, 100% OF THE CERTIFICATES AND CLASS X NOTES AND CLASS B NOTES WILL BE OWNED BY THE TRANSFEREE, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE ENTITIES DISREGARDED AS ENTITIES SEPARATE FROM THE TRANSFEREE; PROVIDED THAT (A) THIS NOTE MAY BE PLEDGED TO SECURED INDEBTEDNESS AND MAY BE THE SUBJECT OF REPURCHASE AGREEMENTS TREATED BY THE ISSUING ENTITY AS SECURED INDEBTEDNESS FOR FEDERAL INCOME TAX PURPOSES, AND (B) THIS NOTE MAY BE TRANSFERRED BY THE RELATED LENDER UNDER ANY SUCH RELATED LOAN AGREEMENT OR REPURCHASE AGREEMENT UPON A DEFAULT UNDER ANY SUCH INDEBTEDNESS, IN WHICH CASE THE TRANSFEROR SHALL DELIVER TO THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE A CERTIFICATE CERTIFYING TO SUCH EFFECT AND TO THE EFFECT THAT EITHER (1) SUCH TRANSFER WOULD NOT RESULT IN A TMP TRIGGER EVENT, AS EVIDENCED BY AN OPINION OF NATIONALLY RECOGNIZED TAX COUNSEL ADDRESSED AND PROVIDED TO THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE (AT THE EXPENSE OF THE PROPOSED TRANSFEROR OR TRANSFEREE), OR (2) SUCH TRANSFER WOULD RESULT IN A TMP TRIGGER EVENT, AS EVIDENCED BY AN OPINION OF NATIONALLY RECOGNIZED TAX COUNSEL ADDRESSED AND PROVIDED TO THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE (AT THE EXPENSE OF THE PROPOSED TRANSFEROR OR TRANSFEREE), AND THE CONDITIONS PRECEDENT TO SUCH TRANSFER AS SPECIFIED IN THE FOLLOWING SENTENCE HAVE ALL BEEN SATISFIED. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, A LENDER UNDER ANY LOAN AGREEMENT OR REPURCHASE AGREEMENT SHALL NOT SEPARATELY TRANSFER OR OTHERWISE CAUSE THE CERTIFICATES, THIS NOTE AND THE CLASS B NOTES TO BE HELD BY MORE THAN ONE ENTITY, AND THEREBY CAUSE A TMP TRIGGER EVENT, UPON A DEFAULT UNDER ANY SUCH INDEBTEDNESS, UNLESS (A) THE SERVICER SHALL HAVE RECEIVED AT LEAST TWO BIDS FOR THE REO PROPERTIES AND OTHER NON-REMIC-ELIGIBLE PROPERTIES IN THE TRUST ESTATE, AT LEAST ONE OF WHICH IS SUFFICIENT NOT TO RESULT IN THE ALLOCATION OF ANY REALIZED LOSSES TO ANY OF THE SENIOR NOTES, (B) THE SERVICER SHALL HAVE COMPLETED THE SALE FROM THE TRUST ESTATE OF ALL REO PROPERTIES AND OTHER NON-REMIC-ELIGIBLE PROPERTIES AT THEIR FAIR MARKET VALUES, (C) THE ISSUING ENTITY SHALL HAVE CAUSED THE REMIC CONVERSION TO OCCUR AND (D) THE LENDER SEEKING TO SEPARATELY TRANSFER OR THE ENTITY SEEKING TO SEPARATELY HOLD THIS NOTE OR ANY CLASS B NOTE SHALL HAVE MADE PROVISION FOR PAYMENT SATISFACTORY TO THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE PAYING AGENT AND THE NOTE REGISTRAR FOR ANY INITIAL OR ONGOING ADDITIONAL ADMINISTRATIVE EXPENSES ASSOCIATED WITH THE REMIC CONVERSION IN CONJUNCTION WITH A TMP TRIGGER EVENT, AS WELL AS CERTAIN TAXES PAYABLE AS A RESULT OF THE CLASSIFICATION OF THE ISSUING ENTITY FOR FEDERAL INCOME TAX PURPOSES AS A TAXABLE MORTGAGE POOL, ALL AS DESCRIBED IN THE TRUST AGREEMENT.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUING ENTITY, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUING ENTITY IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

A-2-2

BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO SURRENDER THIS NOTE TO THE SECURITIES ADMINISTRATOR PROMPTLY UPON RECEIPT OF THE CORRESPONDING CLASS OF REMIC PRIVATELY OFFERED CERTIFICATES FOLLOWING THE OCCURRENCE OF THE REMIC CONVERSION AS DESCRIBED IN THE INDENTURE.

A-2-3

BEAR STEARNS ARM TRUST 2006-1

MORTGAGE-BACKED NOTES, SERIES 2006-1

CLASS X

AGGREGATE NOTIONAL AMOUNT: :$[______]	NOTE INTEREST RATE: Variable Rate

INITIAL NOTIONAL AMOUNT OF THIS NOTE: :	NOTE NO. 1

PERCENTAGE INTEREST: 100%	CUSIP NO: [______]

BEAR STEARNS ARM TRUST 2006-1 (the “Issuing Entity”), a Delaware statutory trust, for value received, hereby promises to pay to Bear, Stearns Securities Corp. or registered assigns, interest hereon in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in March 2006 and ending on or before the Payment Date occurring in February 2036 (the “Final Scheduled Payment Date”) and to pay interest on the Notional Amount of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuing Entity's Mortgage-Backed Notes, Series 2006-1 (the “Notes”), issued under an Indenture, dated as of February 28, 2006 (the “Indenture”), among the Issuing Entity, Wells Fargo Bank, N.A. as securities administrator and U.S. Bank National Association as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Notional Amount” of this Note as of any date of determination shall be calculated as set forth under the Indenture.

The interest on this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied as provided in the Indenture.

By acceptance of this Note, the Holder hereof agrees to surrender this Note to the Securities Administrator promptly upon receipt of the corresponding Class of REMIC Privately Offered Certificates following the occurrence of the REMIC Conversion as described in the Indenture.

The Mortgage Loans are subject to purchase in whole, but not in part, by the Majority Certificateholder on any Payment Date on or after the Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the prior Due Period is 10% or less of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans.

A-2-4

The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class X Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicer, the Securities Administrator or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure the Class X Notes pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

Any payment of interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of interest, other than the final installment of interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note (excluding the Class X Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Office designated by the Securities Administrator or the office or agency of the Issuing Entity maintained by it for such purpose pursuant to the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal (excluding the Class X Notes) and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal and interest on the Notes as if they had not been declared due and payable.

The failure to pay Accrued Note Interest on the Class X Notes, shall not constitute an Event of Default under the Indenture.

A-2-5

No transfer, sale, pledge or other disposition of this Note or interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless (i) it receives (and upon receipt, may conclusively rely upon) a certificate substantially in the form attached as Exhibit C to the Indenture or (ii) it receives a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Indenture Trustee and the transferee executes a representation letter substantially in the form of Exhibit D attached to the Indenture, and transferor executes a representation letter substantially in the form of Exhibit E attached to the Indenture, each acceptable to and in form and substance satisfactory to the Note Registrar and the Indenture Trustee. None of the Issuing Entity, the Depositor, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of this Note or interest herein without registration or qualification. Any Noteholder desiring to effect a transfer of this Note or interest herein shall, and does hereby agree to, indemnify the Issuing Entity, the Depositor, the Owner Trustee, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates) of this Class X Note or any interest therein shall be made to any Person unless the Indenture Trustee and the Note Registrar are provided with an Opinion of Counsel which establishes to the satisfaction of the Indenture Trustee and the Note Registrar that the purchase of a Class X Note is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Note Registrar, to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, any Servicer and the Note Registrar. In lieu of such Opinion of Counsel, a Person acquiring a Class X Note may provide a certification in the form attached to the Indenture, which the Indenture Trustee, Depositor, the Owner Trustee, the Master Servicer and the Note Registrar may rely upon without further inquiry or investigation.

A-2-6

No transfer, sale, pledge or other disposition of this Class X Note or interest therein shall be made, and the Note Registrar shall refuse to register any such transfer, sale, pledge or other disposition, unless the transferee shall have delivered to the Owner Trustee, the Note Registrar, the Securities Administrator and the Indenture Trustee a certificate certifying that, following the transfer, 100% of the Certificates and Class X Notes and Class B Notes will be owned by the transferee, directly or indirectly through one or more entities disregarded as entities separate from the transferee; provided that (i) this Class X Note may be pledged to secure indebtedness and may be the subject of repurchase agreements treated by the Issuing Entity as secured indebtedness for federal income tax purposes, and (ii) this Class X Note may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee a certificate certifying to such effect and to the effect that either (A) such transfer would not result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee), or (B) such transfer would result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee), and the conditions precedent to such transfer as specified in the following sentence have all been satisfied. Notwithstanding anything herein to the contrary, a lender under any loan agreement or repurchase agreement shall not separately transfer or otherwise cause the Certificates, this Class X Note or any Class B Note to be held by more than one entity, and thereby cause a TMP Trigger Event, upon a default under any such indebtedness, unless (i) the Servicer shall have received at least two bids for the REO Properties and other non-REMIC eligible properties in the Trust Estate, at least one of which is sufficient not to result in the allocation of any Realized Losses to any of the Senior Notes, (ii) the Servicer shall have completed the sale from the Trust Estate of all REO Properties and other non-REMIC eligible properties at their fair market values, (iii) the Issuing Entity shall have caused the REMIC Conversion to occur, and (iv) the lender seeking to separately transfer or the entity seeking to separately hold the Certificate, this Class X Note or any Class B Note shall have made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Paying Agent and the Note Registrar for any initial or ongoing additional administrative expenses associated with the REMIC Conversion in conjunction with a TMP Trigger Event, as well as certain taxes payable as a result of the classification of the Issuing Entity for federal income tax purposes as a taxable mortgage pool, all as described in the Trust Agreement.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee, the Securities Administrator and any agent of the Issuing Entity, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuing Entity, the Securities Administrator, the Indenture Trustee nor any such agent of the Issuing Entity, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

A-2-7

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuing Entity, the Indenture Trustee and the Securities Administrator, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance or Notional Amount, as applicable, of the Notes of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

A-2-8

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed.

Dated: February 28, 2006

BEAR STEARNS ARM TRUST 2006-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:
Authorized Signatory

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class X Notes referred to in the within-mentioned Indenture.

BEAR STEARNS ARM TRUST 2006-1

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

A-2-9

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--	____________ Custodian

(Cust) (Minor)

under Uniform Gifts to Minor Act

(State)

Additional abbreviations may also be used though not in the above list.

A-2-10

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address, including zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed by

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

A-2-11

EXHIBIT A-3

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, Class A-2, CLASS A-3, CLASS A-4, CLASS X [CLASS B-1][CLASS B-2][CLASS B-3][CLASS B-4] AND [CLASS B-5] NOTES AS DESCRIBED IN THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE TRANSFEREE IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS OR UNLESS THE INDENTURE TRUSTEE AND THE NOTE REGISTRAR ARE PROVIDED WITH AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF THE NOTES IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE DEPOSITOR, THE ISSUING ENTITY, THE SELLER, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SERVICER OR THE NOTE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR THE SECURITIES ADMINISTRATOR.

A-3-1

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF THIS NOTE OR INTEREST THEREIN SHALL BE MADE, AND THE NOTE REGISTRAR SHALL REFUSE TO REGISTER ANY SUCH TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION, UNLESS THE TRANSFEREE SHALL HAVE DELIVERED TO THE OWNER TRUSTEE, THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR AND THE INDENTURE TRUSTEE A CERTIFICATE CERTIFYING THAT, FOLLOWING THE TRANSFER, 100% OF THE CERTIFICATES AND CLASS X NOTES AND CLASS B NOTES WILL BE OWNED BY THE TRANSFEREE, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE ENTITIES DISREGARDED AS ENTITIES SEPARATE FROM THE TRANSFEREE; PROVIDED THAT (A) THIS NOTE MAY BE PLEDGED TO SECURED INDEBTEDNESS AND MAY BE THE SUBJECT OF REPURCHASE AGREEMENTS TREATED BY THE ISSUING ENTITY AS SECURED INDEBTEDNESS FOR FEDERAL INCOME TAX PURPOSES, AND (B) THIS NOTE MAY BE TRANSFERRED BY THE RELATED LENDER UNDER ANY SUCH RELATED LOAN AGREEMENT OR REPURCHASE AGREEMENT UPON A DEFAULT UNDER ANY SUCH INDEBTEDNESS, IN WHICH CASE THE TRANSFEROR SHALL DELIVER TO THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE A CERTIFICATE CERTIFYING TO SUCH EFFECT AND TO THE EFFECT THAT EITHER (1) SUCH TRANSFER WOULD NOT RESULT IN A TMP TRIGGER EVENT, AS EVIDENCED BY AN OPINION OF NATIONALLY RECOGNIZED TAX COUNSEL ADDRESSED AND PROVIDED TO THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE (AT THE EXPENSE OF THE PROPOSED TRANSFEROR OR TRANSFEREE), OR (2) SUCH TRANSFER WOULD RESULT IN A TMP TRIGGER EVENT, AS EVIDENCED BY AN OPINION OF NATIONALLY RECOGNIZED TAX COUNSEL ADDRESSED AND PROVIDED TO THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE (AT THE EXPENSE OF THE PROPOSED TRANSFEROR OR TRANSFEREE), AND THE CONDITIONS PRECEDENT TO SUCH TRANSFER AS SPECIFIED IN THE FOLLOWING SENTENCE HAVE ALL BEEN SATISFIED. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, A LENDER UNDER ANY LOAN AGREEMENT OR REPURCHASE AGREEMENT SHALL NOT SEPARATELY TRANSFER OR OTHERWISE CAUSE THE CERTIFICATES, THIS NOTE AND THE CLASS X NOTES TO BE HELD BY MORE THAN ONE ENTITY, AND THEREBY CAUSE A TMP TRIGGER EVENT, UPON A DEFAULT UNDER ANY SUCH INDEBTEDNESS, UNLESS (A) THE SERVICER SHALL HAVE RECEIVED AT LEAST TWO BIDS FOR THE REO PROPERTIES AND OTHER NON-REMIC-ELIGIBLE PROPERTIES IN THE TRUST ESTATE, AT LEAST ONE OF WHICH IS SUFFICIENT NOT TO RESULT IN THE ALLOCATION OF ANY REALIZED LOSSES TO ANY OF THE SENIOR NOTES, (B) THE SERVICER SHALL HAVE COMPLETED THE SALE FROM THE TRUST ESTATE OF ALL REO PROPERTIES AND OTHER NON-REMIC-ELIGIBLE PROPERTIES AT THEIR FAIR MARKET VALUES, (C) THE ISSUING ENTITY SHALL HAVE CAUSED THE REMIC CONVERSION TO OCCUR AND (D) THE LENDER SEEKING TO SEPARATELY TRANSFER OR THE ENTITY SEEKING TO SEPARATELY HOLD THE CERTIFICATES, THIS NOTE OR ANY CLASS X NOTE SHALL HAVE MADE PROVISION FOR PAYMENT SATISFACTORY TO THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE PAYING AGENT AND THE NOTE REGISTRAR FOR ANY INITIAL OR ONGOING ADDITIONAL ADMINISTRATIVE EXPENSES ASSOCIATED WITH THE REMIC CONVERSION IN CONJUNCTION WITH A TMP TRIGGER EVENT, AS WELL AS CERTAIN TAXES PAYABLE AS A RESULT OF THE CLASSIFICATION OF THE ISSUING ENTITY FOR FEDERAL INCOME TAX PURPOSES AS A TAXABLE MORTGAGE POOL, ALL AS DESCRIBED IN THE TRUST AGREEMENT.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUING ENTITY, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUING ENTITY IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

A-3-2

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO SURRENDER THIS NOTE TO THE SECURITIES ADMINISTRATOR PROMPTLY UPON RECEIPT OF THE CORRESPONDING CLASS OF REMIC PRIVATELY OFFERED CERTIFICATES FOLLOWING THE OCCURRENCE OF THE REMIC CONVERSION AS DESCRIBED IN THE INDENTURE.

A-3-3

BEAR STEARNS ARM TRUST 2006-1
MORTGAGE-BACKED NOTES, SERIES 2006-1
CLASS B-[1][2][3][4][5][6]

AGGREGATE NOTE PRINCIPAL	NOTE INTEREST
BALANCE: $[_______]	RATE: Variable Rate

INITIAL NOTE PRINCIPAL	NOTE NO. 1
BALANCE OF THIS NOTE: $[_______]

PERCENTAGE INTEREST: 100%	CUSIP NO: [_______]

BEAR STEARNS ARM TRUST 2006-1 (the “Issuing Entity”), a Delaware statutory trust, for value received, hereby promises to pay to Bear, Stearns Securities Corp. or registered assigns, the principal sum of $[______] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in March 2006 and ending on or before the Payment Date occurring in February 2036 (the “Final Scheduled Payment Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuing Entity's Mortgage-Backed Notes, Series 2006-1 (the “Notes”), issued under an Indenture, dated as of February 28, 2006 (the “Indenture”), among the Issuing Entity, Wells Fargo Bank, N.A. as securities administrator and U.S. Bank National Association as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, minus (i) all amounts distributed in respect of principal with respect to such Class of Notes, (ii) the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates in accordance with the Indenture, taking account of its applicable Loss Allocation Limitation, and (iii) such Class's pro rata share, if any, of the applicable Subordinate Writedown Amount for previous Payment Dates, plus (iv) any Subsequent Recoveries allocated thereto.

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class B-[1][2][3][4][5][6] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

A-3-4

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

By acceptance of this Note, the Holder hereof agrees to surrender this Note to the Securities Administrator promptly upon receipt of the corresponding Class of REMIC Privately Offered Certificates following the occurrence of the REMIC Conversion as described in the Indenture.

The Mortgage Loans are subject to purchase in whole, but not in part, by the Majority Certificateholder on any Payment Date on or after the Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the prior Due Period is 10% or less than the Cut-off Date Scheduled Principal Balance of the Mortgage Loans.

The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class B-[1][2][3][4][5][6] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicer, the Securities Administrator or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure the Class B-[1][2][3][4][5][6] Notes pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Office designated by the Securities Administrator or the office or agency of the Issuing Entity maintained by it for such purpose pursuant to the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

A-3-5

The failure to pay any Net Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

No transfer, sale, pledge or other disposition of this Note or interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless (i) it receives (and upon receipt, may conclusively rely upon) a certificate substantially in the form attached as Exhibit C to the Indenture or (ii) it receives a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Indenture Trustee and the transferee executes a representation letter substantially in the form of Exhibit D attached to the Indenture, and transferor executes a representation letter substantially in the form of Exhibit E attached to the Indenture, each acceptable to and in form and substance satisfactory to the Note Registrar and the Indenture Trustee. None of the Issuing Entity, the Depositor, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of this Note or interest herein without registration or qualification. Any Noteholder desiring to effect a transfer of this Note or interest herein shall, and does hereby agree to, indemnify the Issuing Entity, the Depositor, the Owner Trustee, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates) of this Class B-[1][2][3][4][5][6] Note or any interest therein shall be made to any Person unless the Indenture Trustee and the Note Registrar are provided with an Opinion of Counsel which establishes to the satisfaction of the Indenture Trustee and the Note Registrar that the purchase of a Class B-[1][2][3][4][5][6] Note is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Servicer or the Note Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, any Servicer and the Note Registrar. In lieu of such Opinion of Counsel, a Person acquiring a Class B-1 Note may provide a certification in the form attached to the Indenture, which the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar and the Master Servicer may rely upon without further inquiry or investigation.

A-3-6

No transfer, sale, pledge or other disposition of this Class B-[1][2][3][4][5][6] Note or interest therein shall be made, and the Note Registrar shall refuse to register any such transfer, sale, pledge or other disposition, unless the transferee shall have delivered to the Owner Trustee, the Note Registrar, the Securities Administrator and the Indenture Trustee a certificate certifying that, following the transfer, 100% of the Certificates and Class X Notes and Class B Notes will be owned by the transferee, directly or indirectly through one or more entities disregarded as entities separate from the transferee; provided that (i) this Class B-[1][2][3][4][5][6] Note may be pledged to secure indebtedness and may be the subject of repurchase agreements treated by the Issuing Entity as secured indebtedness for federal income tax purposes, and (ii) this Class B-[1][2][3][4][5][6] Note may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee a certificate certifying to such effect and to the effect that either (A) such transfer would not result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee), or (B) such transfer would result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee), and the conditions precedent to such transfer as specified in the following sentence have all been satisfied. Notwithstanding anything herein to the contrary, a lender under any loan agreement or repurchase agreement shall not separately transfer or otherwise cause the Certificates, this Class B-[1][2][3][4][5][6] Note or any Class X Note to be held by more than one entity, and thereby cause a TMP Trigger Event, upon a default under any such indebtedness, unless (i) the Servicer shall have received at least two bids for the REO Properties and other non-REMIC eligible properties in the Trust Estate, at least one of which is sufficient not to result in the allocation of any Realized Losses to any of the Senior Notes, (ii) the Servicer shall have completed the sale from the Trust Estate of all REO Properties and other non-REMIC eligible properties at their fair market values, (iii) the Issuing Entity shall have caused the REMIC Conversion to occur and (iv) the lender seeking to separately transfer or the entity seeking to separately hold the Certificates, this Class B-[1][2][3][4][5][6] Note or any Class X Note shall have made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Paying Agent and the Note Registrar for any initial or ongoing additional administrative expenses associated with the REMIC Conversion in conjunction with a TMP Trigger Event, as well as certain taxes payable as a result of the classification of the Issuing Entity for federal income tax purposes as a taxable mortgage pool, all as described in the Trust Agreement.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

A-3-7

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee, the Securities Administrator and any agent of the Issuing Entity, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuing Entity, the Securities Administrator, the Indenture Trustee nor any such agent of the Issuing Entity, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuing Entity, the Indenture Trustee and the Securities Administrator, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

A-3-8

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

A-3-9

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed.

Dated: February 28, 2006

BEAR STEARNS ARM TRUST 2006-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:
Authorized Signatory

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1][2][3][4][5][6] Notes referred to in the within-mentioned Indenture.

By:	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

A-3-10

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--	____________ Custodian

(Cust) (Minor)

under Uniform Gifts to Minor Act

(State)

Additional abbreviations may also be used though not in the above list.

A-3-11

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address, including zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed by

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

A-3-12

EXHIBIT B

MORTGAGE LOAN SCHEDULE

***********************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
***********************************************************************

DEAL_         CURRENT_             PAYMENT         STATED_   STATED_    CURRENT_     LPMI   MSERV   SERV_       CURRENT_    CITY1                 STATE   ZIP_       PROP
INFO          BALANCE                              ORIGINAL_ REM_       NET_                        FEE         GROSS_                                    CODE       TYPE
                                                   TERM      TERM       COUPON                                  COUPON

Group I       283000               1238.125        360       356        5            0      0       0.25        5.25        CENTREVILLE           VA      20120      Single Family
Group I       433600               1897            360       356        5            0      0       0.25        5.25        SAN CLEMENTE          CA      92673      Condominium
Group I       338857.05            1412.684875     360       356        4.75         0      0       0.25        5           FEASTERVILLE          PA      19053      Single Family
Group I       250050               989.78125       360       358        4.5          0      0       0.25        4.75        MIDDLETOWN            OH      45044      Single Family
Group I       1000000              4375            360       357        5            0      0       0.25        5.25        OCEAN CITY            NJ      08226      Condominium
Group I       528122.53            2649.0625       360       357        5            0      0       0.25        5.25        ROCKVILLE             MD      20850      Single Family
Group I       847500               3619.53125      360       357        4.875        0      0       0.25        5.125       GAITHERSBURG          MD      20878      Single Family
Group I       416000               1733.333333     360       356        4.75         0      0       0.25        5           SAN DIEGO             CA      92130      Condominium
Group I       360000               1500            360       357        4.75         0      0       0.25        5           NORWALK               CA      90650      Single Family
Group I       652800               2584            360       355        4.5          0      0       0.25        4.75        SIMI VALLEY           CA      93065      Single Family
Group I       729000               3113.4375       360       356        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92127      Single Family
Group I       439099.04            1875.320183     360       354        4.875        0      0       0.25        5.125       SALINAS               CA      93905      Single Family
Group I       521500               2283.75         360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95130      Single Family
Group I       792570               3467.49375      360       356        5            0      0       0.25        5.25        SAN RAMON             CA      94582      Single Family
Group I       463910               1836.310417     360       356        4.5          0      0       0.25        4.75        PEMBROKE PIN          FL      33332      Single Family
Group I       900000               3562.5          360       357        4.5          0      0       0.25        4.75        DENVER                CO      80246      Single Family
Group I       551927.25            2357.189297     360       357        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92129      Single Family
Group I       229520               1004.15         360       356        5            0      0       0.25        5.25        LILBURN               GA      30047      Single Family
Group I       308000               1347.5          360       356        5            0      0       0.25        5.25        KOKOMO                IN      46901      Single Family
Group I       339547.76            1889.61         360       336        4.75         0      0       0.25        5           PORTLAND              OR      97210      Single Family
Group I       726400               3178            360       356        5            0      0       0.25        5.25        CUPERTINO             CA      95014      Single Family
Group I       449900               1921.447917     360       357        4.875        0      0       0.25        5.125       CARY                  NC      27519      Single Family
Group I       192000               840             360       357        5            0      0       0.25        5.25        ATLANTA               GA      30326      Condominium
Group I       599600               2373.416667     360       357        4.5          0      0       0.25        4.75        VIENNA                VA      22181      Single Family
Group I       598057.04            3267.91         360       357        4.875        0      0       0.25        5.125       REDMOND               WA      98053      Single Family
Group I       472981.8             2483.05         360       355        4.5          0      0       0.25        4.75        YUCAIPA AREA          CA      92399      Single Family
Group I       660000               2818.75         360       356        4.875        0      0       0.25        5.125       FRANKLIN              MA      02038      Single Family
Group I       589500               2333.4375       360       356        4.5          0      0       0.25        4.75        THOUSAND OAK          CA      91360      Single Family
Group I       556000               2432.5          360       356        5            0      0       0.25        5.25        SANTA CLARA           CA      95051      Single Family
Group I       183550               803.03125       360       357        5            0      0       0.25        5.25        BEAVERTON             OR      97007      Condominium
Group I       433015.61            2335.82         360       356        4.75         0      0       0.25        5           FAIRVIEW              TX      75069      Single Family
Group I       551200               2411.5          360       356        5            0      0       0.25        5.25        SANTA CLARA           CA      95054      Single Family
Group I       680000               2975            360       358        5            0      0       0.25        5.25        SHELTER ISLA          NY      11964      Single Family
Group I       279991.72            1195.809801     360       356        4.875        0      0       0.25        5.125       DETROIT               MI      48207      Condominium
Group I       399630.97            1707.548653     360       356        4.875        0      0       0.25        5.125       ORANGE                CA      92867      Single Family
Group I       538892.99            2357.656831     360       354        5            0      0       0.25        5.25        WILMETTE              IL      60091      Single Family
Group I       400000               1666.666667     360       357        4.75         0      0       0.25        5           SAN JOSE              CA      95112      Single Family
Group I       408680               1745.404167     360       356        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92130      Condominium
Group I       444000               1942.5          360       357        5            0      0       0.25        5.25        FREDERICK             MD      21704      Single Family
Group I       840000               3675            360       358        5            0      0       0.25        5.25        PHOENIX               AZ      85044      Single Family
Group I       713900               2974.583333     360       357        4.75         0      0       0.25        5           GLENDALE              CA      91208      Single Family
Group I       1675000              6630.208333     360       357        4.5          0      0       0.25        4.75        MCLEAN                VA      22101      Single Family
Group I       459889.18            2012.112988     360       354        5            0      0       0.25        5.25        GILROY                CA      95020      Single Family
Group I       380000               1662.5          360       356        5            0      0       0.25        5.25        OAKLAND               CA      94607      Condominium
Group I       340000               1452.083333     360       358        4.875        0      0       0.25        5.125       LANCASTER             PA      17601      Single Family
Group I       449047.17            2379.33         360       359        4.625        0      0       0.25        4.875       CAROL STREAM          IL      60188      Single Family
Group I       752500               3292.1875       360       358        5            0      0       0.25        5.25        WOODINVILLE           WA      98073      Single Family
Group I       398993.42            1747.807731     360       356        5            0      0       0.25        5.25        JOLIET                IL      60431      Single Family
Group I       471920               2015.491667     360       358        4.875        0      0       0.25        5.125       STAFFORD              VA      22556      Single Family
Group I       435345               1905.071875     360       357        5            0      0       0.25        5.25        PATTERSON             CA      95363      Single Family
Group I       263500               1152.8125       360       356        5            0      0       0.25        5.25        CHAMBLEE              GA      30341      Single Family
Group I       647700.82            3539.17         360       357        4.875        0      0       0.25        5.125       BELLEVUE              WA      98006      Single Family
Group I       640000               2800            360       358        5            0      0       0.25        5.25        NORTH TRURO           MA      02652      Single Family
Group I       540720               2253            360       358        4.75         0      0       0.25        5           CORONA                CA      92879      Single Family
Group I       232000               942.5           360       355        4.625        0      0       0.25        4.875       SHAKOPEE              MN      55379      Single Family
Group I       290150               1269.40625      360       356        5            0      0       0.25        5.25        CHULA VISTA           CA      91913      Condominium
Group I       600423.94            3288.71         360       355        4.875        0      0       0.25        5.125       EVERGREEN             CO      80439      Single Family
Group I       344000               1505            360       357        5            0      0       0.25        5.25        DUBLIN                CA      94568      Condominium
Group I       390000               1706.25         360       357        5            0      0       0.25        5.25        ROSEVILLE             CA      95678      Single Family
Group I       464480               1983.716667     360       357        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92101      Condominium
Group I       240000               1050            360       358        5            0      0       0.25        5.25        AUBURN                WA      98092      Single Family
Group I       400823.09            2068.82         360       357        4.375        0      0       0.25        4.625       CANTON                MI      48187      Single Family
Group I       455400               1850.0625       360       356        4.625        0      0       0.25        4.875       BRENTWOOD             TN      37027      Single Family
Group I       549392.59            2838.06         360       357        4.375        0      0       0.25        4.625       GREENVILLE            DE      19807      Single Family
Group I       540000               2362.5          360       357        5            0      0       0.25        5.25        SAN JOSE              CA      95123      Single Family
Group I       243051.69            1063.76375      360       356        5            0      0       0.25        5.25        ISSAQUAH              WA      98029      Condominium
Group I       450910.74            1784.855013     360       357        4.5          0      0       0.25        4.75        LAS VEGAS             NV      89120      Single Family
Group I       449968.75            1968.75         360       357        5            0      0       0.25        5.25        SAN FRANCISC          CA      94122      Single Family
Group I       391900               1673.739583     360       356        4.875        0      0       0.25        5.125       CHICAGO               IL      60614      Condominium
Group I       398029.82            2177.52         360       356        4.875        0      0       0.25        5.125       BRIGHTON              CO      80602      Single Family
Group I       474360               2075.325        360       356        5            0      0       0.25        5.25        CENTREVILLE           VA      20120      Single Family
Group I       452898.65            2512.53         360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95128      Single Family
Group I       485369.99            2462.55         360       359        4.25         0      0       0.25        4.5         GREENWOOD VI          CO      80111      Single Family
Group I       777109.67            4251.36         360       356        4.875        0      0       0.25        5.125       REDONDO BEAC          CA      90278      Condominium
Group I       264800               1158.5          360       356        5            0      0       0.25        5.25        ATLANTA               GA      30342      Single Family
Group I       450000               1921.875        360       359        4.875        0      0       0.25        5.125       BELLEVUE              WA      98007      Single Family
Group I       555528.01            3035.52         360       357        4.875        0      0       0.25        5.125       SAINT CHARLE          IL      60175      Single Family
Group I       409879.86            1710.7795       360       352        4.75         0      0       0.25        5           KAPOLEI               HI      96707      Condominium
Group I       677401.73            3598.2          360       357        4.625        0      0       0.25        4.875       GALLATIN              TN      37066      Single Family
Group I       489938.98            2716.85         360       358        5            0      0       0.25        5.25        CHANHASSEN            MN      55317      Single Family
Group I       490000               2041.666667     360       358        4.75         0      0       0.25        5           DUBLIN                CA      94568      Condominium
Group I       448133.46            2213.73         360       357        4            0      0       0.25        4.25        CHICAGO               IL      60614      Condominium
Group I       507920               2116.333333     360       354        4.75         0      0       0.25        5           RIVERSIDE             CA      92880      Single Family
Group I       575552.7             2459.300608     360       354        4.875        0      0       0.25        5.125       SAN JOSE              CA      95124      Single Family
Group I       344000               1469.166667     360       357        4.875        0      0       0.25        5.125       LITTLETON             CO      80126      Single Family
Group I       421000               1841.875        360       356        5            0      0       0.25        5.25        EDGEWOOD              KY      41017      Single Family
Group I       727104               3105.34         360       356        4.875        0      0       0.25        5.125       FAIRFAX               VA      22032      Single Family
Group I       251250               1099.21875      360       358        5            0      0       0.25        5.25        CHARLESTON            SC      29403      Condominium
Group I       231999.98            918.3332542     360       356        4.5          0      0       0.25        4.75        NEWARK                DE      19713      Single Family
Group I       179998.96            749.9978333     360       357        4.75         0      0       0.25        5           SHEBOYGAN             WI      53082      Single Family
Group I       298000               1276.979167     360       358        4.875        0      0       0.25        5.125       LITHONA               GA      30038      Single Family
Group I       792000               3217.5          360       359        4.625        0      0       0.25        4.875       CLIFTON PARK          NY      12065      Single Family
Group I       334435               1463.153125     360       356        5            0      0       0.25        5.25        HAPPY VALLEY          OR      97015      Single Family
Group I       239919               1024.654063     360       358        4.875        0      0       0.25        5.125       MERRIMACK             NH      03054      Single Family
Group I       417873.59            2182.58         360       359        4.5          0      0       0.25        4.75        GREEN BROOK           NJ      08812      Single Family
Group I       494929.4             2625.68         360       358        4.625        0      0       0.25        4.875       RESTON                VA      20190      Condominium
Group I       575000               2395.833333     360       358        4.75         0      0       0.25        5           EVANSTON              IL      60201      Single Family
Group I       332500               1385.416667     360       359        4.75         0      0       0.25        5           CHANDLER              AZ      85248      Single Family
Group I       269200               1149.708333     360       356        4.875        0      0       0.25        5.125       WINDERMERE            FL      34786      Single Family
Group I       384000               1640            360       356        4.875        0      0       0.25        5.125       ALPHARETTA            GA      30005      Single Family
Group I       1000000              4375            360       357        5            0      0       0.25        5.25        SAN MATEO             CA      94403      Single Family
Group I       595000               2541.145833     360       356        4.875        0      0       0.25        5.125       MONTARA               CA      94037      Single Family
Group I       175999.99            769.9999563     360       355        5            0      0       0.25        5.25        CANTON                GA      30114      Single Family
Group I       249200               1090.25         360       357        5            0      0       0.25        5.25        BELLINGHAM            WA      98229      Single Family
Group I       484500               2119.6875       360       357        5            0      0       0.25        5.25        MASON                 OH      45040      Single Family
Group I       308000               1347.5          360       356        5            0      0       0.25        5.25        PHENIX CITY           AL      36867      Single Family
Group I       133736.46            656.5827979     360       354        4.875        0      0       0.25        5.125       BOYDS                 MD      20841      Single Family
Group I       1000000              4375            360       358        5            0      0       0.25        5.25        SOUTH BARING          IL      60010      Single Family
Group I       492000               2050            360       354        4.75         0      0       0.25        5           PORTLAND              OR      97223      Single Family
Group I       376800               1609.25         360       356        4.875        0      0       0.25        5.125       MODESTO               CA      95355      Single Family
Group I       382560.68            2114.95         360       359        5            0      0       0.25        5.25        FLEMINGTON            NJ      08822      Single Family
Group I       224000               980             360       357        5            0      0       0.25        5.25        NEW YORK              NY      10025      CO-OP
Group I       545000               2327.604167     360       356        4.875        0      0       0.25        5.125       ORANGE                CA      92867      Single Family
Group I       675999.6             2746.248375     360       357        4.625        0      0       0.25        4.875       CEDAR RAPIDS          IA      52403      Single Family
Group I       522000               2288.125        360       357        5            0      0       0.25        5.25        LAUREL                MD      20708      Single Family
Group I       511969.22            2186.609736     360       354        4.875        0      0       0.25        5.125       FOUNTAIN VAL          CA      92708      Single Family
Group I       1113520.14           6184.68         360       355        5            0      0       0.25        5.25        MERCER ISLAN          WA      98040      Single Family
Group I       228800               953.3333333     360       356        4.75         0      0       0.25        5           DULUTH                GA      30097      Single Family
Group I       245941               922.4835375     360       357        4.25         0      0       0.25        4.5         LAKE FOREST           CA      92630      Condominium
Group I       415628.16            1819.078188     360       353        5            0      0       0.25        5.25        LOS ANGELES           CA      91601      Condominium
Group I       560000               2275            360       356        4.625        0      0       0.25        4.875       SEDONA                AZ      86336      Single Family
Group I       732628.79            3206.175        360       357        5            0      0       0.25        5.25        HAYMARKET             VA      20169      Single Family
Group I       196310               838.4072917     360       357        4.875        0      0       0.25        5.125       DECATUR               GA      30030      Condominium
Group I       188000               802.9166667     360       357        4.875        0      0       0.25        5.125       ATLANTA               GA      30319      Single Family
Group I       631864.39            2698.587499     360       356        4.875        0      0       0.25        5.125       ASHBURN               VA      20148      Single Family
Group I       770000               3403.165806     360       357        5            0      0       0.25        5.25        PHOENIX               AZ      85086      Single Family
Group I       209600               917             360       357        5            0      0       0.25        5.25        PHOENIX               AZ      85022      Single Family
Group I       600000               2375            360       356        4.5          0      0       0.25        4.75        HOLLISTER             CA      95023      Single Family
Group I       556103.57            3092.34         360       354        5            0      0       0.25        5.25        SEATTLE               WA      98103      Single Family
Group I       265600               1162            360       356        5            0      0       0.25        5.25        CHICAGO               IL      60606      Condominium
Group I       300000               1281.25         360       358        4.875        0      0       0.25        5.125       SPARTA                NJ      07871      Single Family
Group I       384000               1640            360       358        4.875        0      0       0.25        5.125       LUTZ                  FL      33558      Single Family
Group I       992880.13            5444.87         360       354        4.875        0      0       0.25        5.125       SAN FRANCISC          CA      94131      Single Family
Group I       660800               2546.833333     360       357        4.375        0      0       0.25        4.625       CARMEL                IN      46033      Single Family
Group I       422000               1846.25         360       356        5            0      0       0.25        5.25        RESEDA                CA      91335      Single Family
Group I       404000               1767.5          360       357        5            0      0       0.25        5.25        FREMONT               CA      94555      Condominium
Group I       397216.86            2208.81         360       354        5            0      0       0.25        5.25        STAMFORD              CT      06905      Single Family
Group I       556485.39            3006.21         360       357        4.75         0      0       0.25        5           PALM HARBOR           FL      34683      Single Family
Group I       370442.89            1939.76         360       357        4.5          0      0       0.25        4.75        PHILADELPHIA          PA      19147      Single Family
Group I       132392               551.6333333     360       358        4.75         0      0       0.25        5           MOUNT PLEASA          SC      29464      Condominium
Group I       576722.14            2452.857167     360       355        4.75         0      0       0.25        5           NEW ROCHELLE          NY      10804      Single Family
Group I       519900               2274.5625       360       356        5            0      0       0.25        5.25        CHARLOTTE             NC      28270      Single Family
Group I       407000               1780.625        360       357        5            0      0       0.25        5.25        NEW YORK              NY      10016      Condominium
Group I       411171.52            2279.5          360       357        5            0      0       0.25        5.25        NAPERVILLE            IL      60564      Single Family
Group I       448646.44            2450.2          360       358        4.875        0      0       0.25        5.125       EGG HARBOR T          NJ      08234      Single Family
Group I       446261.67            2398.52         360       359        4.75         0      0       0.25        5           LAKE MARY             FL      32746      Single Family
Group I       488000               2135            360       359        5            0      0       0.25        5.25        ALEXANDRIA            VA      22304      Single Family
Group I       500750               1982.135417     360       356        4.5          0      0       0.25        4.75        VALENCIA              CA      91355      Condominium
Group I       432000               1755            360       356        4.625        0      0       0.25        4.875       SAN DIEGO             CA      92111      Single Family
Group I       456000               1995            360       357        5            0      0       0.25        5.25        LA VERNE              CA      91750      Single Family
Group I       436000               1816.666667     360       357        4.75         0      0       0.25        5           SAN MATEO             CA      94402      Condominium
Group I       761999.13            3334.625        360       356        5            0      0       0.25        5.25        IRVINE                CA      92620      Single Family
Group I       147396.77            805.41          360       357        4.875        0      0       0.25        5.125       ORANGEVALE            CA      95662      Condominium
Group I       416000               1776.666667     360       356        4.875        0      0       0.25        5.125       BURNS                 MN      55303      Single Family
Group I       359050               1461.078125     360       356        4.625        0      0       0.25        4.875       SIMPSONVILLE          SC      29680      Single Family
Group I       400000               1750            360       357        5            0      0       0.25        5.25        SARASOTA              FL      34238      Single Family
Group I       485000               2121.875        360       356        5            0      0       0.25        5.25        FREMONT               CA      94539      Single Family
Group I       408000               1700            360       356        4.75         0      0       0.25        5           BEDMINSTER            NJ      07921      Condominium
Group I       497581.83            2684.11         360       356        4.75         0      0       0.25        5           DIAMOND BAR           CA      91765      Single Family
Group I       378592.55            2011            360       357        4.625        0      0       0.25        4.875       CANYON COUNT          CA      91351      Single Family
Group I       387000               1652.8125       360       356        4.875        0      0       0.25        5.125       SCOTTSDALE            AZ      85254      Single Family
Group I       432000               1890            360       356        5            0      0       0.25        5.25        BELLEVUE              WA      98005      Single Family
Group I       560000               2450            360       355        5            0      0       0.25        5.25        SAN JOSE              CA      95117      Single Family
Group I       516162               2096.908125     360       357        4.625        0      0       0.25        4.875       MOORESVILLE           NC      28117      Single Family
Group I       703511.16            3080.661675     360       354        5            0      0       0.25        5.25        SAN CARLOS            CA      94070      Single Family
Group I       323025.22            1345.938417     360       356        4.75         0      0       0.25        5           SOLEDAD               CA      93960      Single Family
Group I       267293               890.9766667     360       355        3.75         0      0       0.25        4           LOUISVILLE            KY      40291      Single Family
Group I       700000               3062.5          360       356        5            0      0       0.25        5.25        CARNELIAN BA          CA      96140      Single Family
Group I       569782.59            2940.88         360       357        4.375        0      0       0.25        4.625       MARIETTA              GA      30062      Single Family
Group I       134098.15            586.7302875     360       357        5            0      0       0.25        5.25        CARY                  IL      60013      Single Family
Group I       252000               1050            360       357        4.75         0      0       0.25        5           DALTON                GA      30720      Single Family
Group I       628000               2747.5          360       357        5            0      0       0.25        5.25        WHITE PLAINS          NY      10601      Condominium
Group I       490000               2092.708333     360       358        4.875        0      0       0.25        5.125       LAS VEGAS             NV      89144      Single Family
Group I       995273.68            5444.87         360       356        4.875        0      0       0.25        5.125       FORT LEE              NJ      07024      Condominium
Group I       326954.87            1363.570458     360       357        4.75         0      0       0.25        5           LAS VEGAS             NV      89144      Single Family
Group I       354255               1476.0625       360       357        4.75         0      0       0.25        5           COLLIERVILLE          TN      38017      Single Family
Group I       407960               1699.833333     360       359        4.75         0      0       0.25        5           KENMORE               WA      98028      Single Family
Group I       423513.65            2341.35         360       359        5            0      0       0.25        5.25        CONGERS               NY      10920      Single Family
Group I       479797.56            2049.423608     360       357        4.875        0      0       0.25        5.125       LAKEVILLE             MN      55044      Single Family
Group I       266240               1109.333333     360       357        4.75         0      0       0.25        5           AURORA                IL      60504      Single Family
Group I       1000000              4375            360       357        5            0      0       0.25        5.25        OAK HILL              VA      20171      Single Family
Group I       749056.39            3912.36         360       359        4.5          0      0       0.25        4.75        INVERNESS             IL      60010      Single Family
Group I       378800               1459.958333     360       358        4.375        0      0       0.25        4.625       ROSEMOUNT             MN      55068      Single Family
Group I       345000               1509.375        360       355        5            0      0       0.25        5.25        BRENTWOOD             CA      94513      Single Family
Group I       591899.98            2527.906165     360       356        4.875        0      0       0.25        5.125       LEESBURG              VA      20176      Single Family
Group I       391539.78            2134.39         360       359        4.875        0      0       0.25        5.125       OAKLAND TOWN          MI      48306      Single Family
Group I       768500               3282.135417     360       355        4.875        0      0       0.25        5.125       ALEXANDRIA            VA      22309      Single Family
Group I       381300               1668.1875       360       353        5            0      0       0.25        5.25        SACRAMENTO            CA      95835      Single Family
Group I       615796.23            2566.666667     360       359        4.75         0      0       0.25        5           DANBURY               CT      06811      Single Family
Group I       328000               1435            360       357        5            0      0       0.25        5.25        SOUTH RIDING          VA      20152      Condominium
Group I       424000               1855            360       354        5            0      0       0.25        5.25        TUCSON                AZ      85749      Single Family
Group I       309600               1354.5          360       357        5            0      0       0.25        5.25        FEDERAL WAY           WA      98023      Single Family
Group I       480000               2100            360       356        5            0      0       0.25        5.25        MORGAN HILL           CA      95037      Single Family
Group I       398518.48            2116.84         360       357        4.625        0      0       0.25        4.875       COLLEGEVILLE          PA      19426      Single Family
Group I       267208.06            1169.06125      360       358        5            0      0       0.25        5.25        BEAUMONT              CA      92223      Single Family
Group I       680000               2904.166667     360       356        4.875        0      0       0.25        5.125       FREMONT               CA      94539      Single Family
Group I       427712.96            1826.690767     360       356        4.875        0      0       0.25        5.125       PHOENIX               AZ      85024      Single Family
Group I       326250               1427.34375      360       357        5            0      0       0.25        5.25        HEATHROW              FL      32746      Single Family
Group I       329083.16            1405.676501     360       357        4.875        0      0       0.25        5.125       THORNTON              CO      80602      Single Family
Group I       440000               1925            360       356        5            0      0       0.25        5.25        CLAREMONT             CA      91711      Single Family
Group I       335000               1465.625        360       357        5            0      0       0.25        5.25        CARMICHAEL            CA      95608      Single Family
Group I       208000               910             360       356        5            0      0       0.25        5.25        PHOENIX               AZ      85032      Single Family
Group I       359650               1536.005208     360       356        4.875        0      0       0.25        5.125       ARVADA                CO      80005      Single Family
Group I       245600               1074.5          360       356        5            0      0       0.25        5.25        SPANISH FORK          UT      84660      Single Family
Group I       562337.21            3136.52         360       356        5            0      0       0.25        5.25        ORLANDO               FL      32835      Single Family
Group I       542741.62            2321.201504     360       354        4.875        0      0       0.25        5.125       NEW YORK              NY      10022      CO-OP
Group I       333368.72            1773.78         360       335        4.375        0      0       0.25        4.625       NORTH POTOMA          MD      20878      PUD
Group I       320309.82            1067.968267     360       357        3.75         0      0       0.25        4           WESTERVILLE           OH      43082      Single Family
Group I       679920               2974.65         360       357        5            0      0       0.25        5.25        LANGHORNE             PA      19053      Single Family
Group I       398152.68            2208.81         360       356        5            0      0       0.25        5.25        HAWTHORN WOO          IL      60047      Single Family
Group I       398152.64            2208.82         360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95125      Single Family
Group I       520000               2058.333333     360       356        4.5          0      0       0.25        4.75        CHANTILLY             VA      20152      Single Family
Group I       448000               1913.333333     360       355        4.875        0      0       0.25        5.125       SAN FRANCISC          CA      94114      Condominium
Group I       217600               906.6666667     360       356        4.75         0      0       0.25        5           GLASGOW               KY      42141      Single Family
Group I       113304               483.9025        360       356        4.875        0      0       0.25        5.125       JACKSONVILLE          FL      32257      Condominium
Group I       515813.25            2256.876563     360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95131      Condominium
Group I       442355.52            2349.69         360       357        4.625        0      0       0.25        4.875       PLYMOUTH              MN      55446      Single Family
Group I       492251.92            2689.77         360       357        4.875        0      0       0.25        5.125       CAMARILLO             CA      93012      Single Family
Group I       1325000              5796.875        360       356        5            0      0       0.25        5.25        NAPA                  CA      94558      Single Family
Group I       344039.24            1809.77         360       343        4.375        0      0       0.25        4.625       TRACY                 CA      95391      Single Family
Group I       547600               2395.75         360       355        5            0      0       0.25        5.25        LIVERMORE             CA      94551      Single Family
Group I       875000               3281.25         360       356        4.25         0      0       0.25        4.5         DANVILLE              CA      94506      Single Family
Group I       400465               1710.319271     360       355        4.875        0      0       0.25        5.125       CHANTILLY             VA      20152      Single Family
Group I       128434.23            561.9124438     360       356        5            0      0       0.25        5.25        ATLANTA               GA      30315      Condominium
Group I       417873.74            2190.92         360       356        4.5          0      0       0.25        4.75        NAPERVILLE            IL      60540      Single Family
Group I       637000               2786.875        360       357        5            0      0       0.25        5.25        SAN FRANCISC          CA      94116      Single Family
Group I       172000               734.5833333     360       357        4.875        0      0       0.25        5.125       PERRYSBURG            OH      43551      Single Family
Group I       778116.6             4329.27         360       354        5            0      0       0.25        5.25        NORTH BARRIN          IL      60010      Single Family
Group I       300673.46            1717.36         360       334        5            0      0       0.25        5.25        LONG BEACH            CA      90803      Condominium
Group I       745398.58            3192.014769     360       357        4.875        0      0       0.25        5.125       GREER                 SC      29650      Single Family
Group I       257543.15            1126.752375     360       357        5            0      0       0.25        5.25        ATLANTA               GA      30328      Single Family
Group I       312000               1332.5          360       356        4.875        0      0       0.25        5.125       FORT COLLINS          CO      80525      Single Family
Group I       383739.3             1679.387106     360       357        5            0      0       0.25        5.25        CAMP CONNELL          CA      95223      Single Family
Group I       141150               617.53125       360       355        5            0      0       0.25        5.25        MINNEAPOLIS           MN      55408      Condominium
Group I       512816               2190.151667     360       359        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92117      Single Family
Group I       677368.39            2963.899531     360       354        5            0      0       0.25        5.25        ALEXANDRIA            VA      22315      Single Family
Group I       404097.75            2146.47         360       357        4.625        0      0       0.25        4.875       GURNEE                IL      60031      Single Family
Group I       478761.88            2467.87         360       358        4.375        0      0       0.25        4.625       SAN DIEGO             CA      92103      Condominium
Group I       554000               2308.333333     360       354        4.75         0      0       0.25        5           SAN FRANCISC          CA      94123      Single Family
Group I       513362.14            2808.47         360       356        4.875        0      0       0.25        5.125       OXNARD                CA      93030      Single Family
Group I       999999               4270.829063     360       357        4.875        0      0       0.25        5.125       PALOS VERDES          CA      90274      Single Family
Group I       500000               2187.5          360       357        5            0      0       0.25        5.25        BOSTON                MA      02111      Condominium
Group I       650000               2708.333333     360       357        4.75         0      0       0.25        5           PITTSBURGH            PA      15238      Single Family
Group I       422375.23            2341.34         360       357        5            0      0       0.25        5.25        SANTA CLAR            CA      95050      Single Family
Group I       733396.65            4007.42         360       357        4.875        0      0       0.25        5.125       CHICAGO               IL      60618      Single Family
Group I       124000               529.5833333     360       357        4.875        0      0       0.25        5.125       LAKELAND              FL      33803      Single Family
Group I       621219               2717.833125     360       358        5            0      0       0.25        5.25        LAUREL                MD      20707      Single Family
Group I       288000               1170            360       357        4.625        0      0       0.25        4.875       WINDER                GA      30549      Single Family
Group I       202475.33            1118.59         360       348        4.875        0      0       0.25        5.125       BOERNE                TX      78006      Single Family
Group I       438000               1916.25         360       356        5            0      0       0.25        5.25        SALINAS               CA      93906      Single Family
Group I       493166.61            2619.59         360       357        4.625        0      0       0.25        4.875       NEW YORK              NY      10022      CO-OP
Group I       134050               446.8333333     360       359        3.75         0      0       0.25        4           WESTERVILLE           OH      43081      Single Family
Group I       616000               2695            360       355        5            0      0       0.25        5.25        COSTA MESA            CA      92627      Single Family
Group I       555000               2313.333333     360       358        4.75         0      0       0.25        5           WOODBURY              MN      55125      Single Family
Group I       260000               1110.416667     360       356        4.875        0      0       0.25        5.125       CARY                  NC      27519      Single Family
Group I       216000               945             360       358        5            0      0       0.25        5.25        TYLER                 TX      75701      Single Family
Group I       503200               2201.5          360       354        5            0      0       0.25        5.25        REDONDO BEAC          CA      90278      Condominium
Group I       447500               1864.583333     360       354        4.75         0      0       0.25        5           CHICO                 CA      95973      Single Family
Group I       689976.17            2946.781597     360       356        4.875        0      0       0.25        5.125       FAIRFIELD             CT      06824      Single Family
Group I       583800               2554.125        360       356        5            0      0       0.25        5.25        SANTA CLARA           CA      95054      Condominium
Group I       550000               2291.666667     360       356        4.75         0      0       0.25        5           HUNTINGTON B          CA      92646      Single Family
Group I       1000000              4270.833333     360       357        4.875        0      0       0.25        5.125       STAMFORD              CT      06902      Single Family
Group I       409840               1793.05         360       359        5            0      0       0.25        5.25        WINDSOR               CO      80550      Single Family
Group I       976831.77            5282.32         360       354        4.75         0      0       0.25        5           ALISO VIEJO           CA      92656      Single Family
Group I       950000               4156.25         360       357        5            0      0       0.25        5.25        DIAMOND BAR           CA      91765      Single Family
Group I       759900.25            3325            360       359        5            0      0       0.25        5.25        SUDBURY               MA      01776      Single Family
Group I       421193.47            2231.74         360       359        4.625        0      0       0.25        4.875       FORT MILL             SC      29715      Single Family
Group I       210400               898.5833333     360       357        4.875        0      0       0.25        5.125       HIGHLANDS RA          CO      80129      Condominium
Group I       459629.2             1915.5375       360       354        4.75         0      0       0.25        5           NORTHBROOK            IL      60062      PUD
Group I       496000               2118.333333     360       356        4.875        0      0       0.25        5.125       ASHBURN               VA      20147      Single Family
Group I       270000               1181.25         360       358        5            0      0       0.25        5.25        PAHRUMP               NV      89048      2-4 Family
Group I       403934.86            1767.5          360       356        5            0      0       0.25        5.25        EL GRANADA            CA      94018      Single Family
Group I       432000               1800            360       356        4.75         0      0       0.25        5           CARY                  NC      27513      Single Family
Group I       123920               529.2416667     360       356        4.875        0      0       0.25        5.125       EDEN PRAIRIE          MN      55344      Condominium
Group I       518000               2266.25         360       357        5            0      0       0.25        5.25        ATASCADERO            CA      93422      Single Family
Group I       165750               656.09375       360       357        4.5          0      0       0.25        4.75        HILTON                NY      14468      Single Family
Group I       380000               1583.333333     360       357        4.75         0      0       0.25        5           SNOQUALMIE            WA      98065      Single Family
Group I       444000               1850            360       356        4.75         0      0       0.25        5           MORRIS TOWNS          NJ      07950      Single Family
Group I       444890.58            1946.862269     360       356        5            0      0       0.25        5.25        WINDSOR               CA      95492      Single Family
Group I       248000               1085            360       354        5            0      0       0.25        5.25        NORTH BRUNSW          NJ      08902      PUD
Group I       1000000              4270.833333     360       358        4.875        0      0       0.25        5.125       SAN FRANCISC          CA      94102      2-4 Family
Group I       347272               1519.315        360       356        5            0      0       0.25        5.25        CARLSBAD              CA      92010      Condominium
Group I       564100               2467.9375       360       357        5            0      0       0.25        5.25        WASHINGTON            DC      20009      Single Family
Group I       347125.09            1887.79         360       339        4.625        0      0       0.25        4.875       JACKSONVILLE          FL      32202      Condominium
Group I       367072.16            1919.67         360       358        4.5          0      0       0.25        4.75        RALEIGH               NC      27614      Single Family
Group I       405000               1603.125        360       357        4.5          0      0       0.25        4.75        RAMROD KEY            FL      33042      Single Family
Group I       588257               2512.347604     360       357        4.875        0      0       0.25        5.125       NEWTOWN               PA      18940      Single Family
Group I       900000               3937.5          360       357        5            0      0       0.25        5.25        CHICAGO               IL      60614      Single Family
Group I       471889.52            2617.89         360       356        5            0      0       0.25        5.25        FAYETTEVILLE          GA      30215      Single Family
Group I       311457               1362.624375     360       356        5            0      0       0.25        5.25        SAN DIEGO             CA      92128      Condominium
Group I       437080               1775.6375       360       354        4.625        0      0       0.25        4.875       ROCHESTER HI          MI      48306      Single Family
Group I       150926.72            503.0890667     360       355        3.75         0      0       0.25        4           LOUISVILLE            KY      40241      Single Family
Group I       591919.18            2404.675        360       358        4.625        0      0       0.25        4.875       SAINT CHARLE          IL      60175      Single Family
Group I       515131               2092.719688     360       356        4.625        0      0       0.25        4.875       CHARLES TOWN          WV      25414      Single Family
Group I       443792.71            2224.82         360       357        4.125        0      0       0.25        4.375       HENDERSON             NV      89012      Single Family
Group I       527992               2309.965        360       356        5            0      0       0.25        5.25        BOTHELL               WA      98012      Single Family
Group I       285571.13            1833.59         360       336        4.5          0      0       0.25        4.75        MIRAMAR               FL      33027      Single Family
Group I       547166.91            3031.6          360       358        5            0      0       0.25        5.25        TROY                  MI      48098      Single Family
Group I       650000               2843.75         360       355        5            0      0       0.25        5.25        NOVATO                CA      94949      Single Family
Group I       346652.26            1913.77         360       338        4.75         0      0       0.25        5           LAGUNA NIGUE          CA      92677      Single Family
Group I       430000               1836.458333     360       357        4.875        0      0       0.25        5.125       RIVERSIDE             CA      92508      Single Family
Group I       1320000              5775            360       357        5            0      0       0.25        5.25        BOCA RATON            FL      33434      Single Family
Group I       570154.59            3163.03         360       356        5            0      0       0.25        5.25        FREMONT               CA      94555      Single Family
Group I       597000               2611.875        360       357        5            0      0       0.25        5.25        BRIELLE               NJ      08730      Single Family
Group I       650000               2708.333333     360       354        4.75         0      0       0.25        5           MILLBURN              NJ      07078      Single Family
Group I       144000               615             360       358        4.875        0      0       0.25        5.125       GAINESVILLE           FL      32653      Single Family
Group I       253844.53            1430.1          360       333        4.875        0      0       0.25        5.125       SAN JOSE              CA      95132      Single Family
Group I       472500               2067.1875       360       356        5            0      0       0.25        5.25        MANHATTAN BE          CA      90266      Condominium
Group I       281600               1202.666667     360       358        4.875        0      0       0.25        5.125       ALBANY                CA      94706      Condominium
Group I       485000               2121.875        360       354        5            0      0       0.25        5.25        ROHNERT PARK          CA      94928      Single Family
Group I       530000               2208.333333     360       354        4.75         0      0       0.25        5           HENDERSON             NV      89052      Single Family
Group I       449384.94            2495.96         360       355        5            0      0       0.25        5.25        BROOKLINE             MA      02445      Condominium
Group I       410000               1793.75         360       356        5            0      0       0.25        5.25        LAUREL                MD      20708      Single Family
Group I       192800               843.5           360       357        5            0      0       0.25        5.25        APPLE VALLEY          MN      55124      Single Family
Group I       663200               2901.5          360       356        5            0      0       0.25        5.25        CLARENDON HI          IL      60514      Single Family
Group I       141600               619.5           360       357        5            0      0       0.25        5.25        SAVANNAH              GA      31401      Condominium
Group I       335200               1466.5          360       357        5            0      0       0.25        5.25        HIGHLANDS RA          CO      80129      Single Family
Group I       346400               1515.5          360       355        5            0      0       0.25        5.25        RIVERSIDE             CA      92506      Single Family
Group I       644000               2817.5          360       356        5            0      0       0.25        5.25        REDONDO BEAC          CA      90277      Condominium
Group I       316460               1384.5125       360       356        5            0      0       0.25        5.25        KAPOLEI               HI      96707      Condominium
Group I       472452.46            2519.03         360       354        4.625        0      0       0.25        4.875       CAVE CREEK            AZ      85331      Single Family
Group I       228000               997.5           360       357        5            0      0       0.25        5.25        MCKINNEY              TX      75070      Single Family
Group I       332000               1417.916667     360       357        4.875        0      0       0.25        5.125       OGDEN                 UT      84403      Single Family
Group I       464000               2030            360       354        5            0      0       0.25        5.25        ARLINGTON             VA      22206      PUD
Group I       388792               1700.965        360       358        5            0      0       0.25        5.25        BOTHELL               WA      98012      Single Family
Group I       540000               2306.25         360       356        4.875        0      0       0.25        5.125       HINGHAM               MA      02043      Single Family
Group I       2600000              11375           360       358        5            0      0       0.25        5.25        MEDINA                WA      98039      Single Family
Group I       394459.52            1645.833333     360       358        4.75         0      0       0.25        5           STAFFORD              VA      22554      Single Family
Group I       295932.42            1294.704338     360       356        5            0      0       0.25        5.25        SEATTLE               WA      98107      Single Family
Group I       411400               1799.875        360       357        5            0      0       0.25        5.25        LANCASTER             CA      91350      Single Family
Group I       1000000              4166.666667     360       358        4.75         0      0       0.25        5           MILFORD               CT      06460      Single Family
Group I       531012.77            2831.26         360       354        4.625        0      0       0.25        4.875       WINETTKA              IL      60093      Single Family
Group I       383960               1679.825        360       358        5            0      0       0.25        5.25        FORT MYERS            FL      33907      Condominium
Group I       288974.3             1210.416667     360       357        4.75         0      0       0.25        5           VESTAVIA HIL          AL      35242      Single Family
Group I       452000               1977.5          360       354        5            0      0       0.25        5.25        GILBERT               AZ      85297      Single Family
Group I       192380.06            801.7092917     360       356        4.75         0      0       0.25        5           RUCKERSVILLE          VA      22968      Single Family
Group I       317978.9             1391.25         360       357        5            0      0       0.25        5.25        KEARNY                NJ      07032      2-4 Family
Group I       508000               2222.5          360       356        5            0      0       0.25        5.25        HOBOKEN               NJ      07030      Condominium
Group I       119450               510.1510417     360       357        4.875        0      0       0.25        5.125       ANKENY                IA      50023      Single Family
Group I       398659.7             2175.77         360       358        4.875        0      0       0.25        5.125       NORTH SALT L          UT      84054      Single Family
Group I       430256.8             2353.82         360       356        4.875        0      0       0.25        5.125       SANTA CLARA           CA      95050      Condominium
Group I       284638               1156.341875     360       358        4.625        0      0       0.25        4.875       COLORADO SPR          CO      80921      Single Family
Group I       895483.13            4916.72         360       353        4.875        0      0       0.25        5.125       PARK CITY             UT      84060      Single Family
Group I       344400               1435            360       356        4.75         0      0       0.25        5           GAMBRILLS             MD      21054      Single Family
Group I       308340               1348.9875       360       358        5            0      0       0.25        5.25        CASTLE ROCK           CO      80108      Single Family
Group I       234905               1027.709375     360       357        5            0      0       0.25        5.25        EDEN PRAIRIE          MN      55347      Single Family
Group I       499990.44            2187.5          360       356        5            0      0       0.25        5.25        WOODMERE              NY      11598      Single Family
Group I       827823.19            3535.494874     360       356        4.875        0      0       0.25        5.125       LOS ANGELES           CA      90069      Single Family
Group I       520000               2220.833333     360       357        4.875        0      0       0.25        5.125       LAKE HAVASU           AZ      86406      Single Family
Group I       385237.49            2112.61         360       354        4.875        0      0       0.25        5.125       CLOVIS                CA      93611      Single Family
Group I       491950               2152.28125      360       356        5            0      0       0.25        5.25        TEMECULA              CA      92592      Single Family
Group I       393503.18            2060.51         360       357        4.5          0      0       0.25        4.75        TAMPA                 FL      33647      Single Family
Group I       600000               2625            360       358        5            0      0       0.25        5.25        SCOTTSDALE            AZ      85251      Single Family
Group I       356580               1560.0375       360       358        5            0      0       0.25        5.25        CHICAGO               IL      60622      Condominium
Group I       1494282.35           8167.31         360       357        4.875        0      0       0.25        5.125       MINNEAPOLIS           MN      55405      Single Family
Group I       535950               2288.953125     360       357        4.875        0      0       0.25        5.125       FREMONT               CA      94536      Single Family
Group I       676000               2957.5          360       356        5            0      0       0.25        5.25        LOS GATOS             CA      95032      Single Family
Group I       621600               2719.5          360       359        5            0      0       0.25        5.25        SALINAS               CA      93901      Single Family
Group I       513520               2193.158333     360       357        4.875        0      0       0.25        5.125       ELDERSBURG            MD      21784      Single Family
Group I       222604.78            975.7213812     360       357        5            0      0       0.25        5.25        EATONTON              GA      31024      Single Family
Group I       324800               1353.333333     360       355        4.75         0      0       0.25        5           GLEN ALLEN            VA      23059      Single Family
Group I       307000               1343.125        360       356        5            0      0       0.25        5.25        AUBURN                AL      36830      Single Family
Group I       572000               2502.5          360       356        5            0      0       0.25        5.25        SAN RAMON             CA      94583      Single Family
Group I       320000               1366.666667     360       356        4.875        0      0       0.25        5.125       MOUNTAIN VIE          CA      94041      Condominium
Group I       450000               1828.125        360       356        4.625        0      0       0.25        4.875       PHOENIX               AZ      85048      Single Family
Group I       1500000              6406.25         360       358        4.875        0      0       0.25        5.125       MONTEREY              CA      93940      Single Family
Group I       364463.14            1993.91         360       356        4.875        0      0       0.25        5.125       EDINA                 MN      55424      Single Family
Group I       573648.87            2390.625        360       354        4.75         0      0       0.25        5           LAS VEGAS             NV      89178      Single Family
Group I       516000               2257.5          360       354        5            0      0       0.25        5.25        HENDERSON             NV      89052      Single Family
Group I       360000               1425            360       356        4.5          0      0       0.25        4.75        FREDERICKSBU          VA      22405      Single Family
Group I       640000               2533.333333     360       356        4.5          0      0       0.25        4.75        GAITHERSBURG          MD      20878      Single Family
Group I       619822.5             2582.59375      360       356        4.75         0      0       0.25        5           SAN RAMON             CA      94583      Single Family
Group I       436932               1866.06375      360       359        4.875        0      0       0.25        5.125       KNOXVILLE             TN      37922      Single Family
Group I       217549.95            1203.8          360       359        5            0      0       0.25        5.25        EASTON                MD      21601      Single Family
Group I       391200               1711.5          360       357        5            0      0       0.25        5.25        VENTURA               CA      93003      Single Family
Group I       316000               1397.363538     360       358        5            0      0       0.25        5.25        MCLEAN                VA      22101      Single Family
Group I       759384.88            3244.747816     360       356        4.875        0      0       0.25        5.125       COTO DE CAZA          CA      92679      Single Family
Group I       438700               1919.3125       360       356        5            0      0       0.25        5.25        SANTA ROSA            CA      95404      2-4 Family
Group I       421874.75            2244.53         360       356        4.625        0      0       0.25        4.875       PEMBROKE              MA      02359      Single Family
Group I       303852.81            1297.985346     360       357        4.875        0      0       0.25        5.125       PISCATAWAY            NJ      08854      Single Family
Group I       276000               1207.5          360       356        5            0      0       0.25        5.25        HAYWARD               CA      94545      Single Family
Group I       398956.94            2146.86         360       358        4.75         0      0       0.25        5           ROBBINSVILLE          NJ      08691      Single Family
Group I       488000               2084.166667     360       356        4.875        0      0       0.25        5.125       SAN JOSE              CA      95134      Condominium
Group I       1000000              4375            360       354        5            0      0       0.25        5.25        OAKLAND               CA      94618      Single Family
Group I       600000               2625            360       356        5            0      0       0.25        5.25        LA CANADA FL          CA      91011      Single Family
Group I       109300               466.8020833     360       355        4.875        0      0       0.25        5.125       WHITEHOUSE            TX      75791      Single Family
Group I       484000               2117.5          360       354        5            0      0       0.25        5.25        ANTIOCH               CA      94531      Single Family
Group I       190000               831.25          360       356        5            0      0       0.25        5.25        FLORENCE              KY      41042      Single Family
Group I       140880               572.325         360       357        4.625        0      0       0.25        4.875       ATLANTA               GA      30305      Condominium
Group I       270623.66            2070.77         360       355        5            0      0       0.25        5.25        NIWOT                 CO      80503      Single Family
Group I       279200               1221.5          360       357        5            0      0       0.25        5.25        WALNUT CREEK          CA      94596      Condominium
Group I       750000               3203.125        360       358        4.875        0      0       0.25        5.125       DUBLIN                CA      94568      Single Family
Group I       300000               1250            360       356        4.75         0      0       0.25        5           ANGEL FIRE            NM      87710      Single Family
Group I       563753.91            2995.32         360       357        4.625        0      0       0.25        4.875       HAWTHORN WOO          IL      60047      Single Family
Group I       1064000              4544.166667     360       355        4.875        0      0       0.25        5.125       MORGAN HILL           CA      95037      Single Family
Group I       308000               1122.916667     360       357        4.125        0      0       0.25        4.375       ALTAMONTE SP          FL      32714      Single Family
Group I       431907.75            1845            360       358        4.875        0      0       0.25        5.125       PORTLAND              OR      97212      Single Family
Group I       223919               956.3207292     360       359        4.875        0      0       0.25        5.125       AMARILLO              TX      79124      Single Family
Group I       885600               3874.5          360       355        5            0      0       0.25        5.25        WILMETTE              IL      60091      Single Family
Group I       439830.77            1924.259619     360       357        5            0      0       0.25        5.25        PATTERSON             CA      95363      Single Family
Group I       1415000              6190.625        360       357        5            0      0       0.25        5.25        SAN ANSELMO           CA      94960      Single Family
Group I       393900               1723.3125       360       358        5            0      0       0.25        5.25        CERES                 CA      95307      Single Family
Group I       304000               1330            360       351        5            0      0       0.25        5.25        DIXON                 CA      95620      Single Family
Group I       420000               1837.5          360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95128      Condominium
Group I       303999.93            1329.999694     360       356        5            0      0       0.25        5.25        SEATTLE               WA      98102      Single Family
Group I       158323.22            676.316525      360       357        4.875        0      0       0.25        5.125       KENNESAW              GA      30144      Single Family
Group I       213600               934.5           360       354        5            0      0       0.25        5.25        HYPOLUXO              FL      33462      Condominium
Group I       988000               4322.5          360       357        5            0      0       0.25        5.25        MURRIETA              CA      92562      Single Family
Group I       338200.07            1799.49         360       335        4.375        0      0       0.25        4.625       RENO                  NV      89511      Single Family
Group I       243000               961.875         360       358        4.5          0      0       0.25        4.75        BONNEY LAKE           WA      98391      Single Family
Group I       370714.29            2054.2          360       357        5            0      0       0.25        5.25        WILLIAMSVILL          NY      14221      Single Family
Group I       359200               1571.5          360       357        5            0      0       0.25        5.25        RIVERBANK             CA      95367      Single Family
Group I       604000               2642.5          360       356        5            0      0       0.25        5.25        JACKSONVILLE          FL      32259      Single Family
Group I       770000               3368.75         360       356        5            0      0       0.25        5.25        REDWOOD CITY          CA      94065      Single Family
Group I       410576.05            2275.08         360       357        5            0      0       0.25        5.25        LIBERTYVILLE          IL      60048      Single Family
Group I       731725.21            4003.07         360       356        4.875        0      0       0.25        5.125       FREMONT               CA      94539      Single Family
Group I       508147.35            2224.350625     360       359        5            0      0       0.25        5.25        HOWELL                NJ      07731      Single Family
Group I       296000               1295            360       357        5            0      0       0.25        5.25        BUFORD                GA      30519      Single Family
Group I       359650               1573.46875      360       355        5            0      0       0.25        5.25        RESTON                VA      20190      Condominium
Group I       704000               3006.666667     360       358        4.875        0      0       0.25        5.125       LADERA RANCH          CA      92694      Single Family
Group I       1000000              4375            360       358        5            0      0       0.25        5.25        NANTUCKET             MA      02564      Single Family
Group I       341111.95            1857.52         360       339        4.625        0      0       0.25        4.875       RENO                  NV      89511      Single Family
Group I       343865.45            1912.68         360       343        4.875        0      0       0.25        5.125       CHARLES TOWN          WV      25414      Single Family
Group I       557939.44            3048.7          360       357        4.875        0      0       0.25        5.125       ODESSA                FL      33556      Single Family
Group I       339408.15            1878.88         360       336        4.75         0      0       0.25        5           PALM DESERT           CA      92211      Condominium
Group I       463960               1836.508333     360       358        4.5          0      0       0.25        4.75        CAMPBELL              CA      95008      Single Family
Group I       373227.61            2041.83         360       356        4.875        0      0       0.25        5.125       FERNANDINA B          FL      32034      Condominium
Group I       391200               1711.5          360       357        5            0      0       0.25        5.25        WALNUT CREEK          CA      94598      Single Family
Group I       840000               3500            360       358        4.75         0      0       0.25        5           BREA                  CA      92823      Single Family
Group I       215718.58            921.7269792     360       358        4.875        0      0       0.25        5.125       SIMPSONVILLE          SC      29681      Single Family
Group I       485295               2123.165625     360       358        5            0      0       0.25        5.25        ELK GROVE             CA      95624      Single Family
Group I       124750               532.7864583     360       355        4.875        0      0       0.25        5.125       GRAND PRAIRI          TX      75052      Single Family
Group I       1000000              4270.833333     360       358        4.875        0      0       0.25        5.125       MILL VALLEY           CA      94941      Single Family
Group I       402902.59            2082.27         360       356        4.375        0      0       0.25        4.625       KLAMATH FALL          OR      97601      Single Family
Group I       534252.72            2337.35565      360       356        5            0      0       0.25        5.25        LINCOLN               NE      68502      Single Family
Group I       438506.31            1872.787366     360       356        4.875        0      0       0.25        5.125       CRESTON               CA      93432      Single Family
Group I       219924.84            962.3359375     360       357        5            0      0       0.25        5.25        ARLINGTON HE          IL      60004      Condominium
Group I       416000               1733.333333     360       356        4.75         0      0       0.25        5           MERTON                WI      53029      Single Family
Group I       170000               690.625         360       357        4.625        0      0       0.25        4.875       LOGANVILLE            GA      30052      Single Family
Group I       614443.9             2561.25         360       357        4.75         0      0       0.25        5           YORBA LINDA           CA      92886      Single Family
Group I       452000               1930.416667     360       356        4.875        0      0       0.25        5.125       VALLEJO               CA      94591      Single Family
Group I       510000               2178.125        360       356        4.875        0      0       0.25        5.125       CAPTIVA               FL      33924      Condominium
Group I       588873.93            3274.57         360       354        5            0      0       0.25        5.25        CHARLOTTE             NC      28211      Single Family
Group I       380000               1543.75         360       356        4.625        0      0       0.25        4.875       PASADENA              CA      91104      Single Family
Group I       11750                540.4           360       356        5            0      0       0.25        5.25        BELTON                MO      64012      Single Family
Group I       440000               1925            360       357        5            0      0       0.25        5.25        OAKLAND               CA      94602      Single Family
Group I       448000               1866.666667     360       356        4.75         0      0       0.25        5           ROUND HILL            VA      20141      Single Family
Group I       417968.72            2254.66         360       356        4.75         0      0       0.25        5           OCEANSIDE             CA      92056      Single Family
Group I       285000               1039.0625       360       357        4.125        0      0       0.25        4.375       WELLINGTON            FL      33414      Single Family
Group I       700000               2916.666667     360       357        4.75         0      0       0.25        5           SCOTTSDALE            AZ      85255      Single Family
Group I       498190.15            2684.11         360       357        4.75         0      0       0.25        5           BOISE                 ID      83716      Single Family
Group I       170000               708.3333333     360       358        4.75         0      0       0.25        5           NORTHVILLE T          MI      48167      Condominium
Group I       677407               2822.529167     360       357        4.75         0      0       0.25        5           ASHBURN               VA      20148      Single Family
Group I       133000               590.625         360       358        5            0      0       0.25        5.25        NORTHRIDGE            CA      91325      Single Family
Group I       597057.3             3308.41         360       357        5            0      0       0.25        5.25        SOUTH RIDING          VA      20152      Single Family
Group I       366800.29            1454.656704     360       357        4.5          0      0       0.25        4.75        PEARLAND              TX      77584      Single Family
Group I       511200               2183.25         360       356        4.875        0      0       0.25        5.125       MARTINEZ              CA      94553      Single Family
Group I       132000               577.5           360       357        5            0      0       0.25        5.25        LAKE HAVASU           AZ      86406      Single Family
Group I       680000               2904.166667     360       355        4.875        0      0       0.25        5.125       LAS VEGAS             NV      89131      Single Family
Group I       695000               3040.625        360       355        5            0      0       0.25        5.25        WINDSOR               CA      95492      Single Family
Group I       370568               1505.83875      360       359        4.625        0      0       0.25        4.875       MITCHELLVILL          MD      20721      Single Family
Group I       337455.45            1825.77         360       345        4.625        0      0       0.25        4.875       EL DORADO HI          CA      95762      Single Family
Group I       389600               1704.5          360       358        5            0      0       0.25        5.25        SOMERS                NY      10589      Condominium
Group I       306000               1306.875        360       356        4.875        0      0       0.25        5.125       RANCHO CORDO          CA      95742      Single Family
Group I       380000               1504.166667     360       358        4.5          0      0       0.25        4.75        CHESTERFIELD          MO      63005      Single Family
Group I       658482.59            3644.55         360       358        5            0      0       0.25        5.25        SAN RAMON             CA      94583      Single Family
Group I       575000               2515.625        360       358        5            0      0       0.25        5.25        DELRAY BEACH          FL      33446      Single Family
Group I       293626               1192.855625     360       358        4.625        0      0       0.25        4.875       PENNINGTON            NJ      08534      Condominium
Group I       561161.4             3023.38         360       357        4.75         0      0       0.25        5           PORTLAND              OR      97229      Single Family
Group I       397820.28            2204.4          360       357        5            0      0       0.25        5.25        ORO VALLEY            AZ      85737      Single Family
Group I       132560               579.95          360       357        5            0      0       0.25        5.25        ATLANTA               GA      30308      Condominium
Group I       298208               1211.47         360       355        4.625        0      0       0.25        4.875       SPARKS                NV      89436      Single Family
Group I       502400               2198            360       356        5            0      0       0.25        5.25        SEATTLE               WA      98121      Condominium
Group I       505177.48            2157.528821     360       356        4.875        0      0       0.25        5.125       TORRANCE              CA      90504      Single Family
Group I       385540               1606.416667     360       356        4.75         0      0       0.25        5           SAN DIEGO             CA      92128      Condominium
Group I       384757.9             1643.497001     360       356        4.875        0      0       0.25        5.125       LAS VEGAS             NV      89117      Single Family
Group I       435800               1861.229167     360       356        4.875        0      0       0.25        5.125       SANTA CLARA           CA      95054      Condominium
Group I       382400               1673            360       355        5            0      0       0.25        5.25        HUNTERTOWN            IN      46748      Single Family
Group I       491300               2149.4375       360       357        5            0      0       0.25        5.25        FREMONT               CA      94536      Single Family
Group I       940000               4112.5          360       356        5            0      0       0.25        5.25        HAYMARKET             VA      20169      Single Family
Group I       219970.31            962.49335       360       358        5            0      0       0.25        5.25        PASADENA              MD      21122      Single Family
Group I       109600               468.0833333     360       356        4.875        0      0       0.25        5.125       HUNTERSVILLE          NC      28078      Single Family
Group I       300000               1312.5          360       357        5            0      0       0.25        5.25        SAN JOSE              CA      95110      Condominium
Group I       383059               1677.195625     360       357        5            0      0       0.25        5.25        FONTANA               CA      92336      Single Family
Group I       391200               1670.75         360       356        4.875        0      0       0.25        5.125       MORAGA                CA      94556      Condominium
Group I       433019.87            1894.921656     360       357        5            0      0       0.25        5.25        LATHROP               CA      95330      Single Family
Group I       400000               1750            360       357        5            0      0       0.25        5.25        BLACKLICK             OH      43004      Single Family
Group I       252000               1102.5          360       357        5            0      0       0.25        5.25        SNOHOMISH             WA      98296      Single Family
Group I       602400               2635.5          360       356        5            0      0       0.25        5.25        ORLANDO               FL      32801      Condominium
Group I       315672               1150.8875       360       357        4.125        0      0       0.25        4.375       BEAUMONT              CA      92223      Single Family
Group I       484000               1966.25         360       358        4.625        0      0       0.25        4.875       CONCORD               MA      01742      Single Family
Group I       796564.39            4408.8          360       358        5            0      0       0.25        5.25        MOUNT PLEASA          SC      29466      Single Family
Group I       334000               1461.25         360       359        5            0      0       0.25        5.25        HOBOKEN               NJ      07030      Condominium
Group I       587462.54            3255.25         360       357        5            0      0       0.25        5.25        LAWRENCEVILL          NJ      08648      Single Family
Group I       722000               3083.541667     360       358        4.875        0      0       0.25        5.125       GLENCOE               IL      60022      Single Family
Group I       428000               1872.5          360       358        5            0      0       0.25        5.25        SPRINGFIELD           VA      22150      Single Family
Group I       544000               2380            360       356        5            0      0       0.25        5.25        UNION CITY            CA      94587      Single Family
Group I       575000               2455.729167     360       354        4.875        0      0       0.25        5.125       KELSEYVILLE           CA      95451      Single Family
Group I       999847.08            4062.0411       360       356        4.625        0      0       0.25        4.875       BETHESDA              MD      20814      Single Family
Group I       399485.11            2056.56         360       359        4.375        0      0       0.25        4.625       CAMARILLO             CA      93012      Single Family
Group I       600000               2562.5          360       357        4.875        0      0       0.25        5.125       WASHINGTON            DC      20008      Single Family
Group I       380000               1583.333333     360       356        4.75         0      0       0.25        5           VICTOR                NY      14564      Single Family
Group I       650000               2708.333333     360       357        4.75         0      0       0.25        5           PLEASANTON            CA      94588      Single Family
Group I       411007.85            2211.71         360       358        4.75         0      0       0.25        5           NAPERVILLE            IL      60565      Single Family
Group I       631456.45            2763.816169     360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95119      Single Family
Group I       548746.78            2402.963981     360       356        5            0      0       0.25        5.25        SAN FRANCISC          CA      94110      Condominium
Group I       399700               1707.479167     360       358        4.875        0      0       0.25        5.125       EL CAJON              CA      92020      Single Family
Group I       559941.57            3110.01         360       355        5            0      0       0.25        5.25        VERNON HILLS          IL      60061      Single Family
Group I       156229               683.501875      360       359        5            0      0       0.25        5.25        CINCINNATI            OH      45255      Single Family
Group I       455397.04            2517.61         360       359        5            0      0       0.25        5.25        CANTON                CT      06019      Single Family
Group I       366950               1606.28125      360       357        5            0      0       0.25        5.25        SAN DIEGO             CA      92115      2-4 Family
Group I       372978.6             2042.92         360       355        4.875        0      0       0.25        5.125       TRACY                 CA      95376      Single Family
Group I       171120               748.65          360       357        5            0      0       0.25        5.25        BOISE                 ID      83709      Single Family
Group I       528000               2145            360       358        4.625        0      0       0.25        4.875       ALPHARETTA            GA      30004      Single Family
Group I       460444.62            2562.23         360       354        5            0      0       0.25        5.25        URBANA                IL      61802      Single Family
Group I       660800               2891            360       356        5            0      0       0.25        5.25        LOS ALTOS             CA      94022      Condominium
Group I       191200               836.5           360       357        5            0      0       0.25        5.25        EATONTON              GA      31024      Single Family
Group I       251999.64            1102.49895      360       357        5            0      0       0.25        5.25        DACULA                GA      30019      Single Family
Group I       438000               1916.25         360       355        5            0      0       0.25        5.25        ENCINO                CA      91316      Single Family
Group I       201528.85            882.2835        360       355        5            0      0       0.25        5.25        SEATAC                WA      98198      Single Family
Group I       512000               2240            360       357        5            0      0       0.25        5.25        RENO                  NV      89509      Single Family
Group I       335999.4             1365            360       357        4.625        0      0       0.25        4.875       LAKE FOREST           CA      92630      PUD
Group I       172500               754.6875        360       357        5            0      0       0.25        5.25        GRASS VALLEY          CA      95945      Single Family
Group I       557129.39            2963.04         360       356        4.625        0      0       0.25        4.875       FRANKLIN              TN      37069      Single Family
Group I       491250               2046.875        360       357        4.75         0      0       0.25        5           SAN JOSE              CA      95136      Single Family
Group I       591960               2404.8375       360       358        4.625        0      0       0.25        4.875       CAMARILLO             CA      90312      Single Family
Group I       148200               586.625         360       358        4.5          0      0       0.25        4.75        GLENDALE              AZ      85307      Single Family
Group I       275758.57            1206.443744     360       356        5            0      0       0.25        5.25        ATLANTA               GA      30305      Condominium
Group I       194400               810             360       356        4.75         0      0       0.25        5           LAWRENCEVILL          GA      30043      Single Family
Group I       280000               1195.833333     360       357        4.875        0      0       0.25        5.125       CONCORD               CA      94521      Single Family
Group I       365000               1596.875        360       358        5            0      0       0.25        5.25        SIMI VALLEY           CA      93065      Single Family
Group I       387200               1573            360       357        4.625        0      0       0.25        4.875       RENO                  NV      89521      Single Family
Group I       360000               1575            360       358        5            0      0       0.25        5.25        RICHMOND              CA      94803      Single Family
Group I       608462.03            3182.05         360       358        4.5          0      0       0.25        4.75        FUQUAY VARIN          NC      27526      Single Family
Group I       175965.31            678.1996323     360       355        4.375        0      0       0.25        4.625       POWDERSPRING          GA      30127      Single Family
Group I       348900               1490.09375      360       356        4.875        0      0       0.25        5.125       WOODSTOCK             GA      30188      Single Family
Group I       550578               2294.075        360       357        4.75         0      0       0.25        5           LEAWOOD               KS      66224      Single Family
Group I       799500               3497.8125       360       357        5            0      0       0.25        5.25        SCOTTSDALE            AZ      85259      Single Family
Group I       398518.48            2116.84         360       357        4.625        0      0       0.25        4.875       COLLIERVILLE          TN      38017      Single Family
Group I       448000               1960            360       358        5            0      0       0.25        5.25        BEDMINSTER            NJ      07921      Condominium
Group I       399493.75            1665.390625     360       355        4.75         0      0       0.25        5           BALTIMORE             MD      21228      Single Family
Group I       591078               2462.825        360       358        4.75         0      0       0.25        5           VERADALE              WA      99037      Single Family
Group I       378000               1653.75         360       356        5            0      0       0.25        5.25        RIVERSIDE             CA      92509      Single Family
Group I       433000               1849.270833     360       354        4.875        0      0       0.25        5.125       TUCSON                AZ      85750      Single Family
Group I       328000               1366.666667     360       356        4.75         0      0       0.25        5           HAGERSTOWN            MD      21742      Single Family
Group I       759167.7             3321.70125      360       356        5            0      0       0.25        5.25        CUPERTINO             CA      95014      Single Family
Group I       419950               1750            360       356        4.75         0      0       0.25        5           RANCHO CUCAM          CA      91701      Single Family
Group I       308000               1347.5          360       356        5            0      0       0.25        5.25        SAN DIEGO             CA      92104      Single Family
Group I       993700.28            5506.56         360       357        5            0      0       0.25        5.25        CHESTERFIELD          MO      63005      Single Family
Group I       150368.67            626.536125      360       356        4.75         0      0       0.25        5           ATLANTA               GA      30345      Single Family
Group I       960000               4200            360       358        5            0      0       0.25        5.25        SUFFOLK               VA      23433      Single Family
Group I       125600               510.25          360       355        4.625        0      0       0.25        4.875       MEMPHIS               TN      38125      Single Family
Group I       550000               2291.666667     360       358        4.75         0      0       0.25        5           PALM BEACH G          FL      33418      Single Family
Group I       121998.45            1778.47         360       335        4.25         0      0       0.25        4.5         BELLEVUE              WA      98005      Single Family
Group I       485925.9             2126.248469     360       357        5            0      0       0.25        5.25        CORONA AREA           CA      92880      Single Family
Group I       307637.85            1321.557484     360       356        4.875        0      0       0.25        5.125       LEESBURG              VA      20175      Single Family
Group I       668000               2922.5          360       358        5            0      0       0.25        5.25        SAINT ALBANS          MO      63073      Single Family
Group I       612903.57            2624.249331     360       356        4.875        0      0       0.25        5.125       SAN JOSE              CA      95138      Condominium
Group I       525000               2242.1875       360       356        4.875        0      0       0.25        5.125       DALY CITY             CA      94015      Single Family
Group I       467669               1997.336354     360       357        4.875        0      0       0.25        5.125       HOBOKEN               NJ      07030      Single Family
Group I       300000               1312.5          360       355        5            0      0       0.25        5.25        SAN BRUNO             CA      94066      Condominium
Group I       516000               2096.25         360       357        4.625        0      0       0.25        4.875       ASHBURN               VA      20147      Single Family
Group I       360000               1575            360       358        5            0      0       0.25        5.25        BALDWIN               NY      11510      Single Family
Group I       114406.71            625.89          360       356        4.875        0      0       0.25        5.125       KANSAS CITY           MO      64157      Single Family
Group I       435703.24            1908.24655      360       357        5            0      0       0.25        5.25        ALEXANDRIA            VA      22310      Single Family
Group I       551000               2295.833333     360       357        4.75         0      0       0.25        5           CEDAR RAPIDS          IA      52403      Single Family
Group I       212689.49            930.5179187     360       358        5            0      0       0.25        5.25        SUFFOLK               VA      23435      Condominium
Group I       264720               1047.85         360       358        4.5          0      0       0.25        4.75        ROXBURY               NJ      07876      Condominium
Group I       430000               1881.25         360       356        5            0      0       0.25        5.25        LOS ALTOS             CA      94024      Single Family
Group I       300000               1281.25         360       356        4.875        0      0       0.25        5.125       EAST MEADOW           NY      11554      Single Family
Group I       420000               1837.5          360       358        5            0      0       0.25        5.25        CAMARILLO             CA      93012      Single Family
Group I       420000               1837.5          360       356        5            0      0       0.25        5.25        WEST HILLS A          CA      91304      Single Family
Group I       86150                341.0104167     360       356        4.5          0      0       0.25        4.75        CHARLOTTE             NC      28216      Condominium
Group I       538542.52            2302.351925     360       355        4.875        0      0       0.25        5.125       PERKIOMEN JU          PA      19460      Single Family
Group I       495568               2116.488333     360       355        4.875        0      0       0.25        5.125       KAHULUI               HI      96732      Single Family
Group I       956000               3983.333333     360       354        4.75         0      0       0.25        5           PARADISE VAL          AZ      85253      Single Family
Group I       500000               2135.416667     360       355        4.875        0      0       0.25        5.125       GILROY                CA      95020      Single Family
Group I       975000               4265.625        360       357        5            0      0       0.25        5.25        CHULA VISTA           CA      91914      Single Family
Group I       407553.95            1783.048531     360       357        5            0      0       0.25        5.25        LAKE VILLA            IL      60046      Single Family
Group I       120000               512.5           360       357        4.875        0      0       0.25        5.125       CENTERTON             AR      72719      Single Family
Group I       364581.33            2015.55         360       359        5            0      0       0.25        5.25        CAVE CREEK            AZ      85327      Single Family
Group I       575000               2455.729167     360       358        4.875        0      0       0.25        5.125       SAN MARCOS            CA      92078      Single Family
Group I       552066.9             2366.327385     360       356        4.875        0      0       0.25        5.125       SAN RAMON             CA      94582      Single Family
Group I       236440               1034.425        360       356        5            0      0       0.25        5.25        SMYRNA                GA      30080      Condominium
Group I       380000               1622.916667     360       358        4.875        0      0       0.25        5.125       COLLIERVILLE          TN      38017      Single Family
Group I       448898.69            1966.5625       360       355        5            0      0       0.25        5.25        VENTURA               CA      93003      Single Family
Group I       336000               1435            360       356        4.875        0      0       0.25        5.125       SACRAMENTO            CA      95833      Single Family
Group I       288000               1170            360       356        4.625        0      0       0.25        4.875       SAN JOSE              CA      95110      Condominium
Group I       384324.77            2055.45         360       355        4.625        0      0       0.25        4.875       WILLIAMSBURG          VA      23188      Single Family
Group I       291969.97            1247.040753     360       357        4.875        0      0       0.25        5.125       MAPLE GROVE           MN      55311      Single Family
Group I       384570.34            2042.75         360       357        4.625        0      0       0.25        4.875       HAWTHORN WOO          IL      60047      Single Family
Group I       430500               1838.59375      360       354        4.875        0      0       0.25        5.125       WILSON                WY      83014      Single Family
Group I       1560000              6825            360       356        5            0      0       0.25        5.25        PALO ALTO             CA      94301      Single Family
Group I       341600               1494.5          360       356        5            0      0       0.25        5.25        MIAMI                 FL      33193      Single Family
Group I       288000               1200            360       358        4.75         0      0       0.25        5           HAYWARD               CA      94544      Condominium
Group I       511200               2236.5          360       356        5            0      0       0.25        5.25        TIGARD                OR      97223      Single Family
Group I       340000               1452.083333     360       358        4.875        0      0       0.25        5.125       DORAL                 FL      33178      Single Family
Group I       747083.07            4026.17         360       357        4.75         0      0       0.25        5           VERNON HILLS          IL      60061      Single Family
Group I       552000               2357.5          360       357        4.875        0      0       0.25        5.125       NORTH ATTLEB          MA      02760      Single Family
Group I       431000               1885.625        360       357        5            0      0       0.25        5.25        LOS ANGELES           CA      91604      Condominium
Group I       527529.88            2937.72         360       356        5            0      0       0.25        5.25        LONE TREE             CO      80124      Single Family
Group I       551879.25            2414.471719     360       356        5            0      0       0.25        5.25        FLORENCE              KY      41042      Single Family
Group I       528000               2310            360       354        5            0      0       0.25        5.25        ROCKVILLE             MD      20850      PUD
Group I       600000               2500            360       354        4.75         0      0       0.25        5           SAN MATEO             CA      94403      Single Family
Group I       160865.01            671.6666667     360       358        4.75         0      0       0.25        5           APPLETON              WI      54915      Single Family
Group I       764000               3262.916667     360       356        4.875        0      0       0.25        5.125       SAN JOSE              CA      95129      Single Family
Group I       718800               2920.125        360       357        4.625        0      0       0.25        4.875       FRISCO                TX      75034      Single Family
Group I       309736.2             1295.402792     360       357        4.75         0      0       0.25        5           CHICO                 CA      95928      Single Family
Group I       460000               1964.583333     360       356        4.875        0      0       0.25        5.125       ROCKVILLE             MD      20852      Condominium
Group I       117600               514.5           360       359        5            0      0       0.25        5.25        HUNTERSVILLE          NC      28078      Single Family
Group I       693000               3031.875        360       357        5            0      0       0.25        5.25        MALVERN               PA      19355      Single Family
Group I       308400               1317.125        360       357        4.875        0      0       0.25        5.125       ALEXANDRIA            VA      22304      Condominium
Group I       175079.99            765.9749563     360       356        5            0      0       0.25        5.25        MOUNT PLEASA          SC      29466      PUD
Group I       132000               563.75          360       357        4.875        0      0       0.25        5.125       VANCOUVER             WA      98684      Single Family
Group I       532166.03            2710.77         360       356        4.25         0      0       0.25        4.5         PLEASANTON            CA      94588      Single Family
Group I       559400               2389.104167     360       356        4.875        0      0       0.25        5.125       CONCORD               CA      94521      Single Family
Group I       499850               1978.572917     360       356        4.5          0      0       0.25        4.75        WEST LINN             OR      97068      Single Family
Group I       318000               1391.25         360       357        5            0      0       0.25        5.25        MEMPHIS               TN      38120      Single Family
Group I       627090.41            3478.89         360       356        5            0      0       0.25        5.25        GLEN ELLYN            IL      60137      Single Family
Group I       378223.16            1536.84375      360       355        4.625        0      0       0.25        4.875       ROCKLIN               CA      95677      Single Family
Group I       636000               2716.25         360       354        4.875        0      0       0.25        5.125       TORRANCE              CA      90505      Single Family
Group I       608000               2596.666667     360       357        4.875        0      0       0.25        5.125       MARINA DEL R          CA      90292      Condominium
Group I       198931.04            870.5193438     360       355        5            0      0       0.25        5.25        PHOENIX               AZ      85048      Single Family
Group I       366300.45            2032.11         360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95126      Single Family
Group I       173234.25            685.9           360       357        4.5          0      0       0.25        4.75        FAIRPORT              NY      14450      Single Family
Group I       572859.9             2510.554113     360       356        5            0      0       0.25        5.25        OXNARD                CA      93035      Single Family
Group I       362317.76            2010.03         360       356        5            0      0       0.25        5.25        BOTHELL               WA      98012      Single Family
Group I       382000               1631.458333     360       356        4.875        0      0       0.25        5.125       STAFFORD              VA      22554      Single Family
Group I       1211250              5173.046875     360       358        4.875        0      0       0.25        5.125       SUMMIT                NJ      07901      Single Family
Group I       496044.54            2126.851169     360       358        4.875        0      0       0.25        5.125       MASON                 OH      45040      Single Family
Group I       648000               2835            360       355        5            0      0       0.25        5.25        CHICAGO               IL      60657      Single Family
Group I       144000               600             360       356        4.75         0      0       0.25        5           LAS VEGAS             NV      89128      Condominium
Group I       179876.46            787.1976        360       358        5            0      0       0.25        5.25        MAGNOLIA              DE      19962      Single Family
Group I       87800                366.6666667     360       358        4.75         0      0       0.25        5           SHREVEPORT            LA      71105      Single Family
Group I       999999               4166.6625       360       356        4.75         0      0       0.25        5           PLANO                 TX      75093      Single Family
Group I       255737               959.01375       360       356        4.25         0      0       0.25        4.5         ATLANTA               GA      30315      Single Family
Group I       555338.54            2992.01         360       357        4.75         0      0       0.25        5           BURLINGTON            CT      06013      Single Family
Group I       526382.27            2799.52         360       356        4.625        0      0       0.25        4.875       ATLANTA               GA      30319      Single Family
Group I       288234.08            1261.193894     360       357        5            0      0       0.25        5.25        KALAMAZOO             MI      49009      Single Family
Group I       687992               2723.301667     360       356        4.5          0      0       0.25        4.75        LORTON                VA      22079      Single Family
Group I       616000               2566.666667     360       357        4.75         0      0       0.25        5           MUNDELEIN             IL      60060      Single Family
Group I       342009.76            1899.58         360       355        5            0      0       0.25        5.25        KIRKLAND              WA      98033      Single Family
Group I       699854.17            2916.059042     360       356        4.75         0      0       0.25        5           VALLEY VILLA          CA      91607      Single Family
Group I       420000               1793.75         360       357        4.875        0      0       0.25        5.125       NORTH DARTMO          MA      02747      Single Family
Group I       471200               2061.5          360       358        5            0      0       0.25        5.25        SAMMAMISH             WA      98074      Single Family
Group I       297760               1209.65         360       358        4.625        0      0       0.25        4.875       MANSFIELD             TX      76063      Single Family
Group I       449808               1874.2          360       357        4.75         0      0       0.25        5           WILMINGTON            NC      28411      Single Family
Group I       838500               3604.583333     360       356        4.875        0      0       0.25        5.125       HERMOSA BEAC          CA      90254      Single Family
Group I       475063.14            2086.412606     360       355        5            0      0       0.25        5.25        ROCKLIN               CA      95677      Single Family
Group I       650000               2708.333333     360       357        4.75         0      0       0.25        5           HUNTINGTOWN           MD      20639      Single Family
Group I       709984.9             3106.2171       360       356        5            0      0       0.25        5.25        PEBBLE BEACH          CA      93953      Single Family
Group I       491199               1893.162813     360       357        4.375        0      0       0.25        4.625       HIGHLAND VIL          TX      75077      Single Family
Group I       812000               3214.166667     360       357        4.5          0      0       0.25        4.75        DUXBURY               MA      02332      Single Family
Group I       488000               2135            360       356        5            0      0       0.25        5.25        LAKE OSWEGO           OR      97035      Single Family
Group I       657600               2808.5          360       356        4.875        0      0       0.25        5.125       CLAYTON               CA      94517      Single Family
Group I       479694.2             1999.577042     360       358        4.75         0      0       0.25        5           TUCSON                AZ      85737      Single Family
Group I       749425.41            3046.875        360       356        4.625        0      0       0.25        4.875       ALEXANDRIA            VA      22315      Single Family
Group I       464000               1981.666667     360       358        4.875        0      0       0.25        5.125       NEW YORK              NY      10017      Condominium
Group I       351200               1536.5          360       357        5            0      0       0.25        5.25        RANCHO CUCAM          CA      91730      Condominium
Group I       865490.67            3786.548938     360       356        5            0      0       0.25        5.25        NEWCASTLE             WA      98059      Single Family
Group I       339826.6             1783.28         360       335        4.25         0      0       0.25        4.5         SEATTLE               WA      98122      Single Family
Group I       500948.16            2196.6875       360       357        5            0      0       0.25        5.25        VALLEJO               CA      94592      Single Family
Group I       337373.05            1906.21         360       341        5            0      0       0.25        5.25        MOUNTAIN VIE          CA      94040      Condominium
Group I       500000               2187.5          360       357        5            0      0       0.25        5.25        VIENNA                VA      22181      Single Family
Group I       495000               1804.6875       360       356        4.125        0      0       0.25        4.375       PALO ALTO             CA      94306      Single Family
Group I       550730.91            3048.16         360       358        5            0      0       0.25        5.25        HARTLAND              WI      53029      Single Family
Group I       414552               1813.665        360       359        5            0      0       0.25        5.25        ATLANTA               GA      30331      Single Family
Group I       659385.44            2885.313069     360       355        5            0      0       0.25        5.25        SAN MATEO             CA      94403      Single Family
Group I       341500               1494.0625       360       356        5            0      0       0.25        5.25        SANTA MONICA          CA      90404      Condominium
Group I       790000               3250            360       358        4.625        0      0       0.25        4.875       STAMFORD              CT      06905      Condominium
Group I       256000               1093.333333     360       359        4.875        0      0       0.25        5.125       SEATTLE               WA      98101      Condominium
Group I       399200               1704.916667     360       359        4.875        0      0       0.25        5.125       SEATTLE               WA      98105      Condominium
Group I       659149.58            3501.25         360       357        4.625        0      0       0.25        4.875       BARRINGTON            IL      60010      Single Family
Group I       59547.7              261.733675      360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95130      Single Family
Group I       102800               439.0416667     360       358        4.875        0      0       0.25        5.125       MEMPHIS               TN      38128      Single Family
Group I       425000               1859.375        360       356        5            0      0       0.25        5.25        EVANSTON              IL      60201      Single Family
Group I       280000               1217.1875       360       357        4.875        0      0       0.25        5.125       PUNTA GORDA           FL      33950      Condominium
Group I       188800               786.6666667     360       357        4.75         0      0       0.25        5           WILMINGTON            DE      19805      Single Family
Group I       274049.55            1518.56         360       357        5            0      0       0.25        5.25        ONALASKA              WI      54601      Single Family
Group I       335980.19            1910.62         360       336        5            0      0       0.25        5.25        GLEN ELLYN            IL      60137      Single Family
Group I       503200               1887            360       358        4.25         0      0       0.25        4.5         NEW YORK              NY      10025      Condominium
Group I       482437.62            2081.764835     360       356        4.875        0      0       0.25        5.125       HUNTINGTON B          CA      92646      Single Family
Group I       47778.45             199.270875      360       356        4.75         0      0       0.25        5           N. CHARLESTO          SC      29418      Condominium
Group I       362400               1585.5          360       359        5            0      0       0.25        5.25        PEACHTREE CI          GA      30269      Single Family
Group I       465715               2037.503125     360       356        5            0      0       0.25        5.25        SALINAS               CA      93901      Single Family
Group I       390581.08            2104.34         360       357        4.75         0      0       0.25        5           PUNTA GORDA,          FL      33955      Single Family
Group I       387620               1574.70625      360       358        4.625        0      0       0.25        4.875       KATY                  TX      77494      Single Family
Group I       155920               682.15          360       356        5            0      0       0.25        5.25        MERRILLVILLE          IN      46410      Single Family
Group I       431920               1844.658333     360       355        4.875        0      0       0.25        5.125       BIRMINGHAM            AL      35242      Single Family
Group I       468000               1998.75         360       354        4.875        0      0       0.25        5.125       CHICAGO               IL      60622      Condominium
Group I       999999               4374.995625     360       356        5            0      0       0.25        5.25        KAMUELA               HI      96743      Single Family
Group I       248577.82            1400.42         360       333        4.875        0      0       0.25        5.125       CHICAGO               IL      60622      Condominium
Group I       344000               1505            360       356        5            0      0       0.25        5.25        SUNLAND AREA          CA      91040      Single Family
Group I       735200               3063.333333     360       359        4.75         0      0       0.25        5           MIRAMAR               FL      33029      Single Family
Group I       413600               1766.416667     360       356        4.875        0      0       0.25        5.125       PHOENIX               AZ      85048      Single Family
Group I       438810.83            2294.84         360       358        4.5          0      0       0.25        4.75        COLLIERVILLE          TN      38017      Single Family
Group I       816250               4533.6          360       355        5            0      0       0.25        5.25        BARRINGTON            IL      60010      Single Family
Group I       199920               812.175         360       356        4.625        0      0       0.25        4.875       FAYETTEVILLE          AR      72704      Single Family
Group I       312000               1235            360       356        4.5          0      0       0.25        4.75        WALNUT CREEK          CA      94598      Condominium
Group I       253195.86            1028.613828     360       357        4.625        0      0       0.25        4.875       CHESAPEAKE            VA      23322      Single Family
Group I       404169.75            2179.5          360       357        4.75         0      0       0.25        5           PITTSBURG             CA      94565      Single Family
Group I       328782.09            1773.6          360       335        4.5          0      0       0.25        4.75        KANSAS CITY           MO      64113      Single Family
Group I       336000               1435            360       356        4.875        0      0       0.25        5.125       ALEXANDRIA            MN      56308      Single Family
Group I       376000               1488.333333     360       358        4.5          0      0       0.25        4.75        BRISTOW               VA      20136      Single Family
Group I       557132.27            2264.212925     360       355        4.625        0      0       0.25        4.875       MORRO BAY             CA      93442      Single Family
Group I       198400               806             360       357        4.625        0      0       0.25        4.875       AURORA                IL      60504      Single Family
Group I       559000               2445.625        360       357        5            0      0       0.25        5.25        IRVINE                CA      92603      Condominium
Group I       431150               1841.583333     360       354        4.875        0      0       0.25        5.125       DIAMOND BAR           CA      91765      Single Family
Group I       372000               1511.25         360       357        4.625        0      0       0.25        4.875       COLUMBIA              MD      21044      Single Family
Group I       1000000              4166.666667     360       357        4.75         0      0       0.25        5           IRVINE                CA      92620      Single Family
Group I       180720               790.65          360       356        5            0      0       0.25        5.25        EL MIRAGE             AZ      85335      Single Family
Group I       250319               1095.145625     360       357        5            0      0       0.25        5.25        FORTSON               GA      31808      Single Family
Group I       695295               2969.489063     360       354        4.875        0      0       0.25        5.125       FAIR OAKS             CA      95628      Single Family
Group I       500284.99            2136.633811     360       354        4.875        0      0       0.25        5.125       CAMARILLO             CA      93012      Single Family
Group I       457148.88            2434.36         360       355        4.625        0      0       0.25        4.875       GLENMONT              NY      12077      Single Family
Group I       304350               1331.53125      360       357        5            0      0       0.25        5.25        CHICAGO               IL      60610      Condominium
Group I       728159.47            3808.03         360       358        4.5          0      0       0.25        4.75        NORTHBROOK            IL      60062      Single Family
Group I       456124.15            2489.4          360       358        4.875        0      0       0.25        5.125       REDMOND               WA      98052      Single Family
Group I       399519.38            2147.29         360       359        4.75         0      0       0.25        5           CHESTERFIELD          MO      63005      Single Family
Group I       220000               962.5           360       357        5            0      0       0.25        5.25        CLEARWATER            FL      33755      Condominium
Group I       645000               2687.5          360       357        4.75         0      0       0.25        5           NOKESVILLE            VA      20181      Single Family
Group I       736961.57            3232.956869     360       354        5            0      0       0.25        5.25        FAIRFIELD             CT      06824      Single Family
Group I       206398.3             860             360       357        4.75         0      0       0.25        5           KNOXVILLE             TN      37922      Single Family
Group I       840000               3675            360       354        5            0      0       0.25        5.25        PALOS VERDES          CA      90274      Single Family
Group I       500000               2135.416667     360       358        4.875        0      0       0.25        5.125       ANNAPOLIS             MD      21401      Single Family
Group I       256000               1120            360       358        5            0      0       0.25        5.25        ATLANTA               GA      30319      Single Family
Group I       479920               1949.675        360       358        4.625        0      0       0.25        4.875       RANCHO CUCAM          CA      91730      Single Family
Group I       374826.68            1563.750042     360       354        4.75         0      0       0.25        5           NAPA                  CA      94558      Single Family
Group I       447999.98            1820            360       357        4.625        0      0       0.25        4.875       MIAMI                 FL      33187      Single Family
Group I       805075.29            4337.52         360       357        4.75         0      0       0.25        5           PASADENA              CA      91106      Single Family
Group I       372000               1472.5          360       357        4.5          0      0       0.25        4.75        FAIRFAX               VA      22033      Single Family
Group I       511920               2079.675        360       357        4.625        0      0       0.25        4.875       MOUNT PLEASA          SC      29466      Single Family
Group I       826000               3441.666667     360       356        4.75         0      0       0.25        5           MORGAN HILL           CA      95037      Single Family
Group I       999999               4374.995625     360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95138      Single Family
Group I       302327.73            3444.558819     360       357        5            0      0       0.25        5.25        SANTA FE              NM      87501      Single Family
Group I       308000               1315.416667     360       357        4.875        0      0       0.25        5.125       ASHBURN               VA      20147      Single Family
Group I       595982.92            3313.22         360       357        5            0      0       0.25        5.25        LONG LAKE             MN      55356      Single Family
Group I       690979               3837.82         360       355        5            0      0       0.25        5.25        SAN RAMON             CA      94582      Single Family
Group I       275148               1146.45         360       357        4.75         0      0       0.25        5           GRAND JUNCTI          CO      81505      Single Family
Group I       157200               671.375         360       357        4.875        0      0       0.25        5.125       ATLANTA               GA      30305      Condominium
Group I       438486.61            1919.17005      360       356        5            0      0       0.25        5.25        OAKLEY                CA      94561      Single Family
Group I       540000               2081.25         360       356        4.375        0      0       0.25        4.625       RAVENSDALE            WA      98051      Single Family
Group I       695862.25            2755            360       358        4.5          0      0       0.25        4.75        DALLAS                TX      75209      Single Family
Group I       491470.9             2150.618225     360       356        5            0      0       0.25        5.25        TRACY                 CA      95377      Single Family
Group I       220708.01            919.8083333     360       357        4.75         0      0       0.25        5           BLOUNTVILLE           TN      37617      Single Family
Group I       738047.39            3749.48         360       358        4.25         0      0       0.25        4.5         OAK HILL              VA      20171      Single Family
Group I       520000               2004.166667     360       359        4.375        0      0       0.25        4.625       BALTIMORE             MD      21231      Condominium
Group I       558697.38            2269.709284     360       356        4.625        0      0       0.25        4.875       VESTAVIA HIL          AL      35242      Single Family
Group I       227920               902.1833333     360       355        4.5          0      0       0.25        4.75        ANCHORAGE             AK      99503      Condominium
Group I       494631.98            2734.52         360       359        5            0      0       0.25        5.25        RAMSEY                NJ      07446      Single Family
Group I       398989.37            1498.183763     360       356        4.25         0      0       0.25        4.5         EAST AMHERST          NY      14051      Single Family
Group I       448635.58            1965.143163     360       354        5            0      0       0.25        5.25        CHICAGO               IL      60611      Condominium
Group I       329600               1442            360       356        5            0      0       0.25        5.25        SPRINGFIELD           MI      48348      Single Family
Group I       441504               1931.58         360       359        5            0      0       0.25        5.25        SAN DIEGO             CA      92130      Condominium
Group I       231000               1161.666667     360       357        4.875        0      0       0.25        5.125       BURLINGTON            WA      98233      Single Family
Group I       424000               1855            360       357        5            0      0       0.25        5.25        ASHBURN               VA      20148      Single Family
Group I       458400               1862.25         360       357        4.625        0      0       0.25        4.875       SANTA CLARIT          CA      91354      Single Family
Group I       685680               2928.425        360       357        4.875        0      0       0.25        5.125       ARLINGTON             VA      22201      Single Family
Group I       321780               1407.7875       360       357        5            0      0       0.25        5.25        CASTLE ROCK           CO      80108      Single Family
Group I       396000               1732.5          360       358        5            0      0       0.25        5.25        FRAMINGHAM            MA      01702      Single Family
Group I       1357739.13           5657.847667     360       354        4.75         0      0       0.25        5           WHITTIER              CA      90605      Single Family
Group I       470863.37            2533.8          360       358        4.75         0      0       0.25        5           REDONDO BEAC          CA      90277      Condominium
Group I       552000               2415            360       357        5            0      0       0.25        5.25        WINDERMERE            FL      34786      Single Family
Group I       640763               2808.588125     360       357        5            0      0       0.25        5.25        PALM HARBOR           FL      34685      Single Family
Group I       799500               3331.25         360       356        4.75         0      0       0.25        5           CLARKSVILLE           MD      21029      Single Family
Group I       822999.8             3600.624125     360       356        5            0      0       0.25        5.25        CUPERTINO             CA      95014      Single Family
Group I       1000000              4375            360       357        5            0      0       0.25        5.25        CARMEL                CA      93923      Single Family
Group I       489373               2039.054167     360       358        4.75         0      0       0.25        5           MACUNGIE              PA      18062      Single Family
Group I       532000               2327.5          360       356        5            0      0       0.25        5.25        ASHBURN               VA      20148      Single Family
Group I       499920.9             2083.333125     360       356        4.75         0      0       0.25        5           WESTMINSTER           CA      92683      Single Family
Group I       423000               1850.625        360       357        5            0      0       0.25        5.25        SAN JOSE              CA      95116      Single Family
Group I       347612.92            1377.5          360       358        4.5          0      0       0.25        4.75        GILBERT               AZ      85233      Single Family
Group I       660000               2750            360       358        4.75         0      0       0.25        5           SAMMAMISH             WA      98075      Single Family
Group I       177500               776.5625        360       356        5            0      0       0.25        5.25        DENVER                CO      80211      Single Family
Group I       945000               4134.375        360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95135      Single Family
Group I       392000               1510.833333     360       358        4.375        0      0       0.25        4.625       SAN PEDRO             CA      90731      Condominium
Group I       262600               1149.2075       360       356        5            0      0       0.25        5.25        LAS VEGAS             NV      89178      Single Family
Group I       737500.44            4097.35         360       355        5            0      0       0.25        5.25        WOODBRIDGE            VA      22192      Single Family
Group I       162300               591.71875       360       358        4.125        0      0       0.25        4.375       GROVE CITY            OH      43123      Single Family
Group I       588768.22            3266.29         360       356        5            0      0       0.25        5.25        SAN RAMON             CA      94582      Single Family
Group I       195800               816.25          360       356        4.75         0      0       0.25        5           PORTSMOUTH            NH      03801      Condominium
Group I       375000               1640.625        360       354        5            0      0       0.25        5.25        CUMMING               GA      30040      Single Family
Group I       549158.48            2917            360       357        4.625        0      0       0.25        4.875       WEST HILLS            CA      91307      Single Family
Group I       433541.19            2371.79         360       356        4.875        0      0       0.25        5.125       AUSTIN                TX      78733      Single Family
Group I       508968.7             2787.77         360       355        4.875        0      0       0.25        5.125       DEERFIELD             IL      60015      Single Family
Group I       464360.21            2584.31         360       354        5            0      0       0.25        5.25        CANTON                MI      48187      Single Family
Group I       441932               1795.34875      360       359        4.625        0      0       0.25        4.875       MARTINEZ              CA      94553      Single Family
Group I       297755               1271.661979     360       357        4.875        0      0       0.25        5.125       BEAUMONT              CA      92223      Single Family
Group I       452000               1930.416667     360       358        4.875        0      0       0.25        5.125       NEW MILFORD           CT      06776      Single Family
Group I       565665.78            3087.25         360       358        4.875        0      0       0.25        5.125       FORT COLLINS          CO      80528      Single Family
Group I       1556329.18           8494            360       358        4.875        0      0       0.25        5.125       CHATHAM TOWN          NJ      07928      Single Family
Group I       218400               955.5           360       358        5            0      0       0.25        5.25        SACRAMENTO            CA      95820      Single Family
Group I       1000000              4166.666667     360       354        4.75         0      0       0.25        5           WESTON                MA      02493      Single Family
Group I       800000               3500            360       357        5            0      0       0.25        5.25        WOODLAND HIL          CA      91364      Single Family
Group I       145900.14            638.3566438     360       356        5            0      0       0.25        5.25        NEWNAN                GA      30265      Single Family
Group I       601882.92            2382.453225     360       357        4.5          0      0       0.25        4.75        PALMER TOWNS          PA      18045      Single Family
Group I       868345.42            4678.41         360       357        4.75         0      0       0.25        5           KILDEER               IL      60047      Single Family
Group I       825000               3523.4375       360       356        4.875        0      0       0.25        5.125       KENNESAW              GA      30152      Single Family
Group I       188000               763.75          360       357        4.625        0      0       0.25        4.875       SAINT PAUL            MN      55101      Condominium
Group I       200000               875             360       357        5            0      0       0.25        5.25        CHICAGO               IL      60661      Condominium
Group I       205600               899.5           360       356        5            0      0       0.25        5.25        ATLANTA               GA      30328      Condominium
Group I       218160               954.45          360       356        5            0      0       0.25        5.25        PUYALLUP              WA      98375      Single Family
Group I       242400               1060.5          360       356        5            0      0       0.25        5.25        SAN DIEGO             CA      92119      Condominium
Group I       359000               1495.833333     360       355        4.75         0      0       0.25        5           ORANGE PARK           FL      32073      Single Family
Group I       431918.63            1844.653977     360       354        4.875        0      0       0.25        5.125       MURRIETA              CA      92563      Single Family
Group I       129200               565.25          360       357        5            0      0       0.25        5.25        HIGH POINT            NC      27265      Single Family
Group I       535000               2284.895833     360       356        4.875        0      0       0.25        5.125       RIDGEFIELD            CT      06877      Single Family
Group I       374932.11            1640.427425     360       357        5            0      0       0.25        5.25        STILLWATER            MN      55082      Single Family
Group I       231000               1010.625        360       357        5            0      0       0.25        5.25        SCOTTSDALE            AZ      85259      Condominium
Group I       155168.47            630.5           360       358        4.625        0      0       0.25        4.875       MILLIKEN              CO      80543      Single Family
Group I       287600               1258.25         360       358        5            0      0       0.25        5.25        HAYWARD               CA      94544      Condominium
Group I       458000               2003.75         360       356        5            0      0       0.25        5.25        SAN DIEGO             CA      92122      Single Family
Group I       535355.96            2877.37         360       359        4.75         0      0       0.25        5           MIRAMAR               FL      33027      Single Family
Group I       524997.11            2902.39         360       359        5            0      0       0.25        5.25        LIVERMORE             CA      94550      Single Family
Group I       532183.77            2918.45         360       354        4.875        0      0       0.25        5.125       SEATTLE               WA      98115      Single Family
Group I       396134.85            2177.95         360       354        4.875        0      0       0.25        5.125       CHICAGO               IL      60646      Single Family
Group I       164511.17            565.5742125     360       356        3.875        0      0       0.25        4.125       CANAL WINCHE          OH      43110      Single Family
Group I       418060.28            2319.26         360       356        5            0      0       0.25        5.25        PLANTATION            FL      33322      Single Family
Group I       428852.96            2319.07         360       354        4.75         0      0       0.25        5           PROSPER               TX      75078      Single Family
Group I       220000               962.5           360       356        5            0      0       0.25        5.25        SEVERN                MD      21144      Condominium
Group I       519191.08            2880.29         360       356        5            0      0       0.25        5.25        MASON                 OH      45040      Single Family
Group I       779099.12            4274.22         360       354        4.875        0      0       0.25        5.125       EL DORADO HI          CA      95762      Single Family
Group I       275000               1117.1875       360       356        4.625        0      0       0.25        4.875       ONTARIO               CA      91762      Single Family
Group I       352400               1505.041667     360       357        4.875        0      0       0.25        5.125       EL MONTE              CA      91731      Condominium
Group I       486511.25            2667.99         360       354        4.875        0      0       0.25        5.125       GENEVA                IL      60134      Single Family
Group I       377905               1653.334375     360       358        5            0      0       0.25        5.25        OAKLEY                CA      94561      Single Family
Group I       273574               1139.891667     360       359        4.75         0      0       0.25        5           ROSEVILLE             MN      55113      Single Family
Group I       630000               2559.375        360       356        4.625        0      0       0.25        4.875       REDWOOD CITY          CA      94061      Single Family
Group I       650000               2708.333333     360       356        4.75         0      0       0.25        5           LOS ANGELES           CA      90025      Condominium
Group I       365200               1597.75         360       355        5            0      0       0.25        5.25        VALLEY SPRIN          CA      95252      Single Family
Group I       458000               2003.75         360       356        5            0      0       0.25        5.25        BRENTWOOD             CA      94513      Single Family
Group I       464000               2030            360       357        5            0      0       0.25        5.25        GILROY                CA      95020      Single Family
Group I       460000               1964.583333     360       354        4.875        0      0       0.25        5.125       WHEATON               MD      20902      PUD
Group I       604694.34            3354.64         360       356        5            0      0       0.25        5.25        CHULA VISTA           CA      91913      Single Family
Group I       336000               1470            360       358        5            0      0       0.25        5.25        WELLINGTON            FL      33411      Single Family
Group I       672396.08            2872.695707     360       355        4.875        0      0       0.25        5.125       WILMETTE              IL      60091      Single Family
Group I       676659               2819.4125       360       355        4.75         0      0       0.25        5           LAYTONSVILLE          MD      20882      Single Family
Group I       47851.22             199.476         360       356        4.75         0      0       0.25        5           N. CHARLESTO          SC      29406      Condominium
Group I       378999               1564.058438     360       356        4.625        0      0       0.25        4.875       SCOTTSDALE            AZ      85260      Single Family
Group I       501700               2201.5          360       355        5            0      0       0.25        5.25        INGLEWOOD             CA      90304      Single Family
Group I       382700               1674.3125       360       354        5            0      0       0.25        5.25        PORTLAND              OR      97236      Single Family
Group I       342218.38            1798.73         360       337        4.25         0      0       0.25        4.5         ROCHESTER             MN      55902      Single Family
Group I       700000               3062.5          360       356        5            0      0       0.25        5.25        REDWOOD CITY          CA      94062      Single Family
Group I       406080               1776.6          360       356        5            0      0       0.25        5.25        MOUNTAIN HOU          CA      95391      Single Family
Group I       490012.82            2463.28         360       355        4.125        0      0       0.25        4.375       WESTMINSTER           MD      21157      Single Family
Group I       363750               1553.515625     360       357        4.875        0      0       0.25        5.125       LOS ANGELES           CA      90043      Single Family
Group I       232000               966.6666667     360       357        4.75         0      0       0.25        5           CAMBRIDGE             MA      02141      Condominium
Group I       127950               559.78125       360       358        5            0      0       0.25        5.25        LAKELAND              TN      38002      Single Family
Group I       424937.54            1859.238981     360       357        5            0      0       0.25        5.25        ROSWELL               GA      30076      Single Family
Group I       548583.64            3037.12         360       358        5            0      0       0.25        5.25        MANALAPAN             NJ      07726      Single Family
Group I       463960               2029.825        360       359        5            0      0       0.25        5.25        REDMOND               WA      98052      Single Family
Group I       363920.37            1592.151619     360       357        5            0      0       0.25        5.25        CRANFORD              NJ      07016      Single Family
Group I       360000               1537.5          360       357        4.875        0      0       0.25        5.125       HILLSBORO             OR      97124      Single Family
Group I       448000               1913.333333     360       356        4.875        0      0       0.25        5.125       OAK PARK ARE          CA      91377      Condominium
Group I       451978.32            1977.40515      360       356        5            0      0       0.25        5.25        MOUNTAIN VIE          CA      94040      Single Family
Group I       486511.26            2667.99         360       354        4.875        0      0       0.25        5.125       HOLLIS                NY      11423      Single Family
Group I       226644               991.5675        360       356        5            0      0       0.25        5.25        DOS PALOS             CA      93620      Single Family
Group I       398484.24            2086.59         360       357        4.5          0      0       0.25        4.75        HOLMDEL               NJ      07733      Condominium
Group I       295900               1294.5625       360       356        5            0      0       0.25        5.25        SAN DIEGO             CA      92127      Condominium
Group I       292800               1128.5          360       356        4.375        0      0       0.25        4.625       CUMMING               GA      30040      Single Family
Group I       293411               1253.109479     360       358        4.875        0      0       0.25        5.125       BEAUMONT              CA      92223      Single Family
Group I       478302.15            2613.54         360       357        4.875        0      0       0.25        5.125       RIVER FOREST          IL      60305      Single Family
Group I       347200               1338.166667     360       357        4.375        0      0       0.25        4.625       CHARLESTON            WV      25314      Single Family
Group I       268000               1116.666667     360       359        4.75         0      0       0.25        5           MISSION               TX      78572      Single Family
Group I       333589.73            1846.67         360       336        4.75         0      0       0.25        5           EDINA                 MN      55424      Single Family
Group I       500000               2187.5          360       355        5            0      0       0.25        5.25        RESTON                VA      20194      Single Family
Group I       567500               2427.96875      360       358        4.875        0      0       0.25        5.125       SEATTLE               WA      98109      Single Family
Group I       452000               1977.5          360       358        5            0      0       0.25        5.25        ROSEVILLE             CA      95678      Single Family
Group I       95919.02             389.6723594     360       356        4.625        0      0       0.25        4.875       HENDERSON             KY      42420      Single Family
Group I       261900               1145.8125       360       358        5            0      0       0.25        5.25        ODENTON               MD      21113      Condominium
Group I       390000               1706.25         360       358        5            0      0       0.25        5.25        ORANGE PARK           FL      32003      Single Family
Group I       408000               1785            360       358        5            0      0       0.25        5.25        RICHMOND              VA      23225      Single Family
Group I       298300               1305.0625       360       357        5            0      0       0.25        5.25        SAN DIEGO             CA      92127      Condominium
Group I       550000               2348.958333     360       358        4.875        0      0       0.25        5.125       SUWANEE               GA      30024      Single Family
Group I       303200               1326.5          360       356        5            0      0       0.25        5.25        SAN DIEGO             CA      92130      Condominium
Group I       953274.43            4075.22575      360       356        4.875        0      0       0.25        5.125       NOVATO                CA      94949      Single Family
Group I       599262.25            3175.25         360       359        4.625        0      0       0.25        4.875       ASHBURN               VA      20147      Single Family
Group I       357919.56            1930.73         360       356        4.75         0      0       0.25        5           AMHERST               NH      03031      Single Family
Group I       206400               860             360       356        4.75         0      0       0.25        5           KENT                  WA      98032      Condominium
Group I       465200               1986.791667     360       358        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92130      Condominium
Group I       427840               1871.8          360       356        5            0      0       0.25        5.25        FORT LEE              NJ      07024      Condominium
Group I       608000               2596.666667     360       357        4.875        0      0       0.25        5.125       ZIONSVILLE            IN      46077      Single Family
Group I       875000               3645.833333     360       354        4.75         0      0       0.25        5           CINCINNATI            OH      45243      Single Family
Group I       590171.09            3090.33         360       357        4.5          0      0       0.25        4.75        REDMOND               WA      98053      Single Family
Group I       524000               2292.5          360       357        5            0      0       0.25        5.25        TRACY                 CA      95377      Single Family
Group I       406276.99            2251.89         360       357        5            0      0       0.25        5.25        NEWARK                DE      19702      Single Family
Group I       379990               1662.45625      360       356        5            0      0       0.25        5.25        WOODBURY              MN      55129      Single Family
Group I       1000000              4062.5          360       357        4.625        0      0       0.25        4.875       CALABASAS             CA      91302      Single Family
Group I       207954.48            909.80085       360       356        5            0      0       0.25        5.25        SHOREVIEW             MN      55126      Single Family
Group I       420000               1750            360       356        4.75         0      0       0.25        5           WALNUT CREEK          CA      94598      Single Family
Group I       472600               2069.8125       360       357        5            0      0       0.25        5.25        TRACY                 CA      95391      Single Family
Group I       147200               598             360       357        4.625        0      0       0.25        4.875       CHARLESTOWN           IN      47111      Single Family
Group I       269600               1179.5          360       356        5            0      0       0.25        5.25        WOODBRIDGE            VA      22193      Single Family
Group I       550000               2406.25         360       358        5            0      0       0.25        5.25        SCOTTSDALE            AZ      85262      Single Family
Group I       1000000              4166.666667     360       359        4.75         0      0       0.25        5           RANCHO SANTA          CA      92679      Single Family
Group I       339638.31            1905.7          360       336        4.875        0      0       0.25        5.125       WOODWAY               WA      98020      Single Family
Group I       386500               1610.416667     360       358        4.75         0      0       0.25        5           WASHINGTON            DC      20001      Condominium
Group I       560000               2391.666667     360       356        4.875        0      0       0.25        5.125       PLEASANTON            CA      94566      Single Family
Group I       200000               875             360       356        5            0      0       0.25        5.25        SUGARLOAF AR          CA      92386      Single Family
Group I       129600               567             360       356        5            0      0       0.25        5.25        CHICAGO               IL      60613      Condominium
Group I       244700               1070.5625       360       359        5            0      0       0.25        5.25        CHESAPEAKE B          MD      20732      Single Family
Group I       329000               1439.375        360       356        5            0      0       0.25        5.25        SANTA CLARIT          CA      91354      Condominium
Group I       215855.9             922.295726      360       357        4.875        0      0       0.25        5.125       PANORA                IA      50216      Single Family
Group I       273600               1197            360       355        5            0      0       0.25        5.25        ATLANTA               GA      30305      Condominium
Group I       508000               2222.5          360       356        5            0      0       0.25        5.25        SCOTTSDALE            AZ      85262      Single Family
Group I       338102.78            1826.91         360       335        4.5          0      0       0.25        4.75        GREENSBORO            NC      27455      Single Family
Group I       382577.76            2032.16         360       357        4.625        0      0       0.25        4.875       CHADDS FORD           PA      19317      Single Family
Group I       425000               1859.375        360       356        5            0      0       0.25        5.25        LOS ALTOS             CA      94024      Condominium
Group I       300000               1312.5          360       356        5            0      0       0.25        5.25        TRABUCO CANY          CA      92679      Condominium
Group I       231827.05            942.1709375     360       357        4.625        0      0       0.25        4.875       SEBRING               FL      33872      Single Family
Group I       360000               1537.5          360       358        4.875        0      0       0.25        5.125       LOMITA                CA      90717      Single Family
Group I       400000               1750            360       357        5            0      0       0.25        5.25        CUDJOE KEY            FL      33042      Single Family
Group I       419239               1659.487708     360       355        4.5          0      0       0.25        4.75        MANLIUS               NY      13204      Single Family
Group I       448032.37            2451.07         360       356        4.875        0      0       0.25        5.125       REDMOND               WA      98052      Single Family
Group I       534984.62            2284.874052     360       357        4.875        0      0       0.25        5.125       HUNTINGTON B          CA      92649      Condominium
Group I       495251.52            2115.170269     360       358        4.875        0      0       0.25        5.125       MURRIETA              CA      92562      Single Family
Group I       204000               765             360       356        4.25         0      0       0.25        4.5         WINCHESTER            TN      37398      Single Family
Group I       375776.35            1644.047563     360       355        5            0      0       0.25        5.25        COVINA                CA      91722      Single Family
Group I       474574.23            2407.77         360       359        4.25         0      0       0.25        4.5         LAKEWOOD              CA      90712      Single Family
Group I       474000               2073.75         360       357        5            0      0       0.25        5.25        ROCKLIN               CA      95677      Single Family
Group I       386658.97            2142.56         360       357        5            0      0       0.25        5.25        NEW YORK              NY      10128      Condominium
Group I       584043.29            3199.46         360       354        4.75         0      0       0.25        5           ELLICOTT CIT          MD      21042      Single Family
Group I       211400               924.875         360       356        5            0      0       0.25        5.25        EDINA                 MN      55424      Single Family
Group I       423920               1810.491667     360       354        4.875        0      0       0.25        5.125       MOORPARK              CA      93021      Single Family
Group I       610000               2478.125        360       356        4.625        0      0       0.25        4.875       LEESBURG              VA      20176      Single Family
Group I       675140.15            3586.18         360       357        4.625        0      0       0.25        4.875       HOUSTON               TX      77024      Single Family
Group I       322300               1345            360       356        4.75         0      0       0.25        5           INDIO                 CA      92201      Single Family
Group I       326866.36            1811.23         360       357        5            0      0       0.25        5.25        KIRKLAND              WA      98033      Condominium
Group I       333691.54            1883.01         360       342        5            0      0       0.25        5.25        GULF BREEZE           FL      32563      Single Family
Group I       558712.49            3092.35         360       358        5            0      0       0.25        5.25        BRECKSVILLE           OH      44141      Single Family
Group I       845000               3608.854167     360       357        4.875        0      0       0.25        5.125       LAGUNA NIGUE          CA      92677      Single Family
Group I       617684.46            3423.67         360       357        5            0      0       0.25        5.25        LABELLE               FL      33935      Single Family
Group I       499728.19            2135.416667     360       354        4.875        0      0       0.25        5.125       SAN RAMON             CA      94583      Single Family
Group I       276000               1207.5          360       355        5            0      0       0.25        5.25        FREDERICKSBU          VA      22407      Single Family
Group I       432000               1890            360       356        5            0      0       0.25        5.25        LONG BEACH            CA      90815      Single Family
Group I       500000               2187.5          360       359        5            0      0       0.25        5.25        NAPERVILLE            IL      60564      Single Family
Group I       400000               1625            360       356        4.625        0      0       0.25        4.875       GLENWOOD SPR          CO      81601      2-4 Family
Group I       326423.96            1877.49         360       336        5            0      0       0.25        5.25        LONG BEACH            NY      11561      Single Family
Group I       419590.76            2301            360       354        4.875        0      0       0.25        5.125       CHICAGO               IL      60613      Condominium
Group I       484189.07            2648.93         360       357        4.875        0      0       0.25        5.125       PINOLE                CA      94564      Single Family
Group I       189513.06            829.78          360       356        5            0      0       0.25        5.25        CHARLESTON            SC      29492      Single Family
Group I       390000               1625            360       356        4.75         0      0       0.25        5           SAN RAMON             CA      94583      PUD
Group I       344000               1469.166667     360       358        4.875        0      0       0.25        5.125       CHICAGO               IL      60657      Condominium
Group I       504000               2205            360       357        5            0      0       0.25        5.25        CORONA                CA      92880      Single Family
Group I       528250               2256.067708     360       356        4.875        0      0       0.25        5.125       IRVINE                CA      92604      Single Family
Group I       712344.14            3116.505613     360       354        5            0      0       0.25        5.25        MANSON                WA      98831      Single Family
Group I       574966.69            2515.498956     360       355        5            0      0       0.25        5.25        RANCHO MURIE          CA      95683      PUD
Group I       613741.36            3353.61         360       357        4.875        0      0       0.25        5.125       CANTON                CT      06019      Single Family
Group I       480000               1950            360       355        4.625        0      0       0.25        4.875       CASTLE ROCK           CO      80108      Single Family
Group I       294000               1286.25         360       356        5            0      0       0.25        5.25        TORRANCE              CA      90501      Condominium
Group I       580000               2537.5          360       356        5            0      0       0.25        5.25        WASHINGTON            DC      20009      Condominium
Group I       416800               1823.5          360       356        5            0      0       0.25        5.25        KENMORE               WA      98028      Single Family
Group I       996288.16            4358.7607       360       357        5            0      0       0.25        5.25        SAN RAMON             CA      94582      Single Family
Group I       288705               1233.010938     360       357        4.875        0      0       0.25        5.125       MCDONOUGH             GA      30253      Single Family
Group I       400000               1750            360       355        5            0      0       0.25        5.25        OAKLAND               CA      94605      Single Family
Group I       366923.22            1529.166667     360       356        4.75         0      0       0.25        5           SIMI VALLEY           CA      93063      Single Family
Group I       427709.95            2271.9          360       357        4.625        0      0       0.25        4.875       SOUTHBURY             CT      06488      Single Family
Group I       700000               2916.666667     360       357        4.75         0      0       0.25        5           FREELAND              MI      48623      Single Family
Group I       583200               2430            360       359        4.75         0      0       0.25        5           PIPERSVILLE           PA      18947      Single Family
Group I       468000               2047.5          360       355        5            0      0       0.25        5.25        DERWOOD               MD      20855      Single Family
Group I       319032               1362.5325       360       355        4.875        0      0       0.25        5.125       FERNANDINA B          FL      32034      Single Family
Group I       292000               1247.083333     360       357        4.875        0      0       0.25        5.125       ALISO VIEJO           CA      92656      Single Family
Group I       432000               1890            360       357        5            0      0       0.25        5.25        MANASSAS              VA      20112      Single Family
Group I       145600               606.6666667     360       356        4.75         0      0       0.25        5           DENVER                CO      80218      Condominium
Group I       543900               2266.25         360       357        4.75         0      0       0.25        5           CARLSBAD              CA      92009      Condominium
Group I       650000               2776.041667     360       355        4.875        0      0       0.25        5.125       LOS ANGELES           CA      90036      Single Family
Group I       379202               1540.508125     360       357        4.625        0      0       0.25        4.875       RALEIGH               NC      27613      Single Family
Group I       920000               4025            360       356        5            0      0       0.25        5.25        VIENNA                VA      22182      Single Family
Group I       210464               855.01          360       356        4.625        0      0       0.25        4.875       LEAGUE CITY           TX      77573      Single Family
Group I       119600               510.7916667     360       358        4.875        0      0       0.25        5.125       SCHWENKSVILL          PA      19473      Single Family
Group I       177600               777             360       356        5            0      0       0.25        5.25        AVON                  CO      81620      Condominium
Group I       489139.71            2091.48884      360       357        4.875        0      0       0.25        5.125       SHREWSBURY            MA      01545      Single Family
Group I       412754               1765.942604     360       356        4.875        0      0       0.25        5.125       SANTA CRUZ            CA      95062      Condominium
Group I       283472               1151.605        360       358        4.625        0      0       0.25        4.875       MINNEAPOLIS           MN      55405      Condominium
Group I       380000               1662.5          360       357        5            0      0       0.25        5.25        SAN JOSE              CA      95138      Single Family
Group I       160760               703.325         360       358        5            0      0       0.25        5.25        THORNTON              CO      80241      Condominium
Group I       460000               1916.666667     360       356        4.75         0      0       0.25        5           RENO                  NV      89501      Single Family
Group I       383117.13            2120.47         360       358        5            0      0       0.25        5.25        READING               MA      01867      Single Family
Group I       563902.08            2467.215013     360       357        5            0      0       0.25        5.25        LONG BEACH            CA      90807      Single Family
Group I       262532               1093.883333     360       356        4.75         0      0       0.25        5           ESTERO                FL      33928      Single Family
Group I       470400               2058            360       355        5            0      0       0.25        5.25        REDONDO BEAC          CA      90278      Condominium
Group I       215120               941.15          360       357        5            0      0       0.25        5.25        ASHBURN               VA      20148      Condominium
Group I       523906.92            2237.916496     360       357        4.875        0      0       0.25        5.125       TARPON SPRIN          FL      34688      Single Family
Group I       406115.68            2253            360       356        5            0      0       0.25        5.25        MIDDLETOWN            CT      06457      Single Family
Group I       412500               1761.71875      360       357        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92130      Condominium
Group I       444423.27            1946.619675     360       357        5            0      0       0.25        5.25        MIDDLETOWN            NJ      07748      Single Family
Group I       407244               1781.6925       360       355        5            0      0       0.25        5.25        SHAKOPEE              MN      55379      Single Family
Group I       448000               1913.333333     360       356        4.875        0      0       0.25        5.125       MINDEN                NV      89423      Single Family
Group I       672554.8             3623.55         360       357        4.75         0      0       0.25        5           CAMERON PARK          CA      95682      Single Family
Group I       339752.08            1451.024508     360       357        4.875        0      0       0.25        5.125       MADISONVILLE          LA      70447      Single Family
Group I       498497.82            2183.125        360       357        5            0      0       0.25        5.25        PIEDMONT              CA      94611      Single Family
Group I       140893.76            601.7337667     360       353        4.875        0      0       0.25        5.125       CHARLESTON            SC      29412      Condominium
Group I       663743.91            2903.879606     360       358        5            0      0       0.25        5.25        GREENVILLE            SC      29607      Single Family
Group I       507000               2165.3125       360       358        4.875        0      0       0.25        5.125       BURBANK               CA      91502      Condominium
Group I       483000               2113.125        360       354        5            0      0       0.25        5.25        BRENTWOOD             CA      94513      Single Family
Group I       544000               2380            360       357        5            0      0       0.25        5.25        SAN FRANCISC          CA      94131      Condominium
Group I       445900               1857.916667     360       355        4.75         0      0       0.25        5           BRADENTON             FL      34210      Single Family
Group I       116920               511.525         360       357        5            0      0       0.25        5.25        TAMPA                 FL      33647      Condominium
Group I       1445560              6173.745833     360       358        4.875        0      0       0.25        5.125       HAYWARD               CA      94544      Single Family
Group I       216741.38            948.2435375     360       356        5            0      0       0.25        5.25        MOUNT VERNON          WA      98274      Single Family
Group I       530000               2153.125        360       353        4.625        0      0       0.25        4.875       FRANKLIN              TN      37069      Single Family
Group I       406144.56            2188.19         360       357        4.75         0      0       0.25        5           KENMORE               WA      98028      Single Family
Group I       545599.16            2273.331583     360       358        4.75         0      0       0.25        5           SAN LEANDRO           CA      94577      Single Family
Group I       699944.08            2916.666667     360       359        4.75         0      0       0.25        5           JUNO BEACH            FL      33408      Single Family
Group I       404686.2             1686.197917     360       354        4.75         0      0       0.25        5           MOUNTAIN HOU          CA      95391      Single Family
Group I       199957.29            853.9842594     360       357        4.875        0      0       0.25        5.125       TULSA                 OK      74133      Single Family
Group I       331500               1381.25         360       358        4.75         0      0       0.25        5           ISSAQUAH              WA      98027      Single Family
Group I       365000               1558.854167     360       354        4.875        0      0       0.25        5.125       ATLANTA               GA      30306      Single Family
Group I       143870               614.6583333     360       358        4.875        0      0       0.25        5.125       LODI                  CA      95242      Condominium
Group I       334464.17            1289.143093     360       358        4.375        0      0       0.25        4.625       DUBLIN                OH      43016      Single Family
Group I       764832.66            3346.142888     360       358        5            0      0       0.25        5.25        MARIETTA              GA      30067      Single Family
Group I       424000               1634.166667     360       356        4.375        0      0       0.25        4.625       FRISCO                TX      75034      Single Family
Group I       455380               1993.64375      360       356        5            0      0       0.25        5.25        BERKELEY              CA      94709      Condominium
Group I       517600               2210.583333     360       359        4.875        0      0       0.25        5.125       RENTON                WA      98058      Single Family
Group I       469600               2005.583333     360       356        4.875        0      0       0.25        5.125       DENVILLE              NJ      07834      Condominium
Group I       388704.26            2151.39         360       358        5            0      0       0.25        5.25        SOUTH BURLIN          VT      05403      Single Family
Group I       410000               1793.75         360       356        5            0      0       0.25        5.25        LA MIRADA             CA      90638      Single Family
Group I       494000               2165.625        360       354        5            0      0       0.25        5.25        TEMECULA              CA      92592      Single Family
Group I       650000               2708.333333     360       356        4.75         0      0       0.25        5           RANCHO CUCAM          CA      91739      Single Family
Group I       507179.14            2219.261975     360       357        5            0      0       0.25        5.25        MODESTO               CA      95355      Single Family
Group I       582593.66            3135.04         360       358        4.75         0      0       0.25        5           DALLAS                TX      75214      Single Family
Group I       432000               1845            360       354        4.875        0      0       0.25        5.125       SANTA MARIA           CA      93455      Single Family
Group I       620000               2647.916667     360       357        4.875        0      0       0.25        5.125       LA CRESCENTA          CA      91214      Single Family
Group I       607784.12            2595.744679     360       356        4.875        0      0       0.25        5.125       CLARKSBURG            MD      20871      Single Family
Group I       467200               1849.333333     360       356        4.5          0      0       0.25        4.75        PLAINSBORO            NJ      08536      Single Family
Group I       440000               1925            360       356        5            0      0       0.25        5.25        SAN CARLOS            CA      94070      Condominium
Group I       497920.38            2076.848042     360       356        4.75         0      0       0.25        5           MARGATE               NJ      08402      Single Family
Group I       1096986.86           4808.125        360       357        5            0      0       0.25        5.25        LOS GATOS             CA      95030      Single Family
Group I       532000               2327.5          360       356        5            0      0       0.25        5.25        SAN FRANCISC          CA      94115      Condominium
Group I       246336.5             1077.722188     360       357        5            0      0       0.25        5.25        FREEPORT              FL      32439      Single Family
Group I       502500               2093.75         360       356        4.75         0      0       0.25        5           ALISO VIEJO           CA      92656      Condominium
Group I       522250               2230.442708     360       356        4.875        0      0       0.25        5.125       CORONA                CA      92883      Single Family
Group I       475400               2079.875        360       357        5            0      0       0.25        5.25        MOUNTAIN HOU          CA      95391      Single Family
Group I       450000               1968.75         360       356        5            0      0       0.25        5.25        LEESBURG              VA      20176      Single Family
Group I       162671.66            713.3742875     360       353        5            0      0       0.25        5.25        CARY                  NC      27511      Single Family
Group I       318056               1292.1025       360       359        4.625        0      0       0.25        4.875       LEWISBURG             PA      17837      Single Family
Group I       124620               545.2125        360       358        5            0      0       0.25        5.25        DELTONA               FL      32725      Single Family
Group I       235000               954.6875        360       356        4.625        0      0       0.25        4.875       SAMMAMISH             WA      98074      Single Family
Group I       362949.91            1550.310792     360       356        4.875        0      0       0.25        5.125       ESCONDIDO             CA      92029      Single Family
Group I       372000               1588.75         360       356        4.875        0      0       0.25        5.125       MOORPARK              CA      93021      Single Family
Group I       466096.92            2579.74         360       358        5            0      0       0.25        5.25        CALIFON               NJ      07830      Single Family
Group I       240000               1050            360       356        5            0      0       0.25        5.25        ARLINGTON             VA      22207      Condominium
Group I       426000               1863.75         360       356        5            0      0       0.25        5.25        SANTA CRUZ            CA      95065      Single Family
Group I       387511.83            2024            360       359        4.5          0      0       0.25        4.75        COLUMBIA              MD      21044      Single Family
Group I       509500               2125            360       358        4.75         0      0       0.25        5           PENNINGTON            NJ      08534      Single Family
Group I       318412               1393.0525       360       356        5            0      0       0.25        5.25        SAN MARCOS            CA      92069      Condominium
Group I       553400               2421.125        360       356        5            0      0       0.25        5.25        MOUNTAIN HOU          CA      95391      Single Family
Group I       476000               1983.333333     360       357        4.75         0      0       0.25        5           SAN RAMON             CA      94583      Condominium
Group I       383180.34            2096.28         360       356        4.875        0      0       0.25        5.125       LA MESA               CA      91942      Single Family
Group I       768000               3200            360       353        4.75         0      0       0.25        5           CENTENNIAL            CO      80112      Single Family
Group I       243549.99            964.0520437     360       357        4.5          0      0       0.25        4.75        HIGHLANDS RA          CO      80126      Single Family
Group I       500000               1979.166667     360       359        4.5          0      0       0.25        4.75        MADISON               NJ      07940      Single Family
Group I       523764.62            2858.56         360       358        4.875        0      0       0.25        5.125       HULL                  MA      02045      Single Family
Group I       171920               752.15          360       358        5            0      0       0.25        5.25        ANNANDALE             VA      22003      Condominium
Group I       366000               1601.25         360       355        5            0      0       0.25        5.25        ELLICOTT CIT          MD      21043      Single Family
Group I       421482.56            2268.08         360       358        4.75         0      0       0.25        5           LOVELAND              OH      45140      Single Family
Group I       109326               455.525         360       356        4.75         0      0       0.25        5           MARIETTA              GA      30067      Condominium
Group I       220000               916.6666667     360       357        4.75         0      0       0.25        5           ST. PAUL              MN      55116      Single Family
Group I       460000               2012.5          360       358        5            0      0       0.25        5.25        ELIZABETH             NJ      07208      2-4 Family
Group I       760004               3325.0175       360       357        5            0      0       0.25        5.25        UNION CITY            CA      94587      Single Family
Group I       398413.81            2026.75         360       357        4.25         0      0       0.25        4.5         SAN FRANCISC          CA      94133      Single Family
Group I       678400               2826.666667     360       356        4.75         0      0       0.25        5           DANVILLE              CA      94506      Single Family
Group I       323716.88            1218.75         360       356        4.25         0      0       0.25        4.5         BRADENTON             FL      34212      Single Family
Group I       436000               1862.083333     360       356        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92129      Single Family
Group I       500000               2083.333333     360       357        4.75         0      0       0.25        5           WOODLAND HIL          CA      91364      Single Family
Group I       424926.27            2354.6          360       357        5            0      0       0.25        5.25        SOUTH ORANGE          NJ      07079      Single Family
Group I       517426.81            2751.89         360       356        4.625        0      0       0.25        4.875       PARKTON               MD      21120      Single Family
Group I       478295.35            2092.542156     360       356        5            0      0       0.25        5.25        ESCONDIDO             CA      92026      Single Family
Group I       112800               470             360       357        4.75         0      0       0.25        5           ORLANDO               FL      32807      Condominium
Group I       577500               2526.5625       360       356        5            0      0       0.25        5.25        SAN JUAN CAP          CA      92675      Single Family
Group I       563978.22            2291.214453     360       356        4.625        0      0       0.25        4.875       SAN FRANCISC          CA      94103      Condominium
Group I       108444.63            441.684425      360       356        4.625        0      0       0.25        4.875       MENTOR                OH      44060      Single Family
Group I       352000               1540            360       357        5            0      0       0.25        5.25        GILBERT               AZ      85297      Single Family
Group I       418392               1830.465        360       359        5            0      0       0.25        5.25        BOTHELL               WA      98012      Single Family
Group I       300101               1312.941875     360       356        5            0      0       0.25        5.25        WAPPINGERS F          NY      12590      Single Family
Group I       135920               594.65          360       358        5            0      0       0.25        5.25        CHARLOTTE             NC      28204      Condominium
Group I       459878.52            2012.234263     360       356        5            0      0       0.25        5.25        VIENNA                VA      22182      Single Family
Group I       192000               840             360       355        5            0      0       0.25        5.25        PALM BAY              FL      32908      Single Family
Group I       479029.34            2095.753363     360       355        5            0      0       0.25        5.25        NEW CITY              NY      10956      Single Family
Group I       158800               694.75          360       357        5            0      0       0.25        5.25        SELMA                 CA      93662      Single Family
Group I       394433.67            2095.14         360       357        4.625        0      0       0.25        4.875       ALEXANDRIA            VA      22315      Single Family
Group I       218500               955.9375        360       357        5            0      0       0.25        5.25        UPPER MARLBO          MD      20772      Condominium
Group I       630000               2625            360       356        4.75         0      0       0.25        5           VANCOUVER             WA      98662      Single Family
Group I       232800               1018.5          360       357        5            0      0       0.25        5.25        SEATTLE               WA      98146      Single Family
Group I       412928.16            2233.18         360       354        4.75         0      0       0.25        5           CONCORD               CA      94519      Single Family
Group I       444900               1946.4375       360       357        5            0      0       0.25        5.25        MENIFEE               CA      92585      Single Family
Group I       159950               533.1666667     360       357        3.75         0      0       0.25        4           WESTERVILLE           OH      43081      Single Family
Group I       320000               1400            360       357        5            0      0       0.25        5.25        SAN JOSE              CA      95121      PUD
Group I       348004               1522.5175       360       357        5            0      0       0.25        5.25        ANDOVER               MN      55304      Single Family
Group I       632000               2633.333333     360       358        4.75         0      0       0.25        5           THOUSAND OAK          CA      91320      Condominium
Group I       239920               1049.65         360       358        5            0      0       0.25        5.25        ODENTON               MD      21113      Single Family
Group I       101240               442.925         360       356        5            0      0       0.25        5.25        MINNEAPOLIS           MN      55413      Condominium
Group I       656000               2665            360       359        4.625        0      0       0.25        4.875       UPPER MARLBO          MD      20774      Single Family
Group I       238367.27            946.1547167     360       356        4.5          0      0       0.25        4.75        MABLETON              GA      30126      Single Family
Group I       527200               2196.666667     360       357        4.75         0      0       0.25        5           ALEXANDRIA            VA      22304      Single Family
Group I       420172.49            2229.31         360       358        4.625        0      0       0.25        4.875       CARMEL                IN      46033      Single Family
Group I       537636               2240.15         360       356        4.75         0      0       0.25        5           WAXHAW                NC      28173      Single Family
Group I       423700               1854.5625       360       357        5            0      0       0.25        5.25        LOS ANGELES           CA      90024      Condominium
Group I       195967.33            816.5305417     360       357        4.75         0      0       0.25        5           WILMINGTON            NC      28405      Single Family
Group I       123200               539             360       357        5            0      0       0.25        5.25        RALEIGH               NC      27609      Single Family
Group I       331803.53            1743            360       337        4.25         0      0       0.25        4.5         MOUNT VERNON          NY      10552      Single Family
Group I       446805.87            2473.66         360       358        5            0      0       0.25        5.25        ISSAQUAH              WA      98029      Single Family
Group I       307758.19            1347.5          360       357        5            0      0       0.25        5.25        CHARLOTTE             NC      28270      Single Family
Group I       194000               848.75          360       356        5            0      0       0.25        5.25        FARMINGTON            MN      55024      Single Family
Group I       349350               1529.29         360       357        5            0      0       0.25        5.25        ELK GROVE             CA      95757      Single Family
Group I       755000               3067.1875       360       356        4.625        0      0       0.25        4.875       BATTLE GROUN          WA      98604      Single Family
Group I       450000               1968.75         360       357        5            0      0       0.25        5.25        FOLLY BEACH           SC      29439      Condominium
Group I       501975               2091.666667     360       355        4.75         0      0       0.25        5           OCEANSIDE             CA      92054      Condominium
Group I       1167854.43           6381.39         360       357        4.875        0      0       0.25        5.125       WASHINGTON            DC      20007      Single Family
Group I       479200               2096.5          360       358        5            0      0       0.25        5.25        LEESBURG              VA      20176      Single Family
Group I       263924.34            1044.760838     360       357        4.5          0      0       0.25        4.75        CONCORD               NC      28027      Single Family
Group I       483909.8             1764.254479     360       357        4.125        0      0       0.25        4.375       WEST NEW YOR          NJ      07093      Condominium
Group I       840000               3412.5          360       357        4.625        0      0       0.25        4.875       BELLEVUE              WA      98005      Single Family
Group I       1300000              5416.666667     360       356        4.75         0      0       0.25        5           MOORESVILLE           NC      28117      Single Family
Group I       629997.35            2493.75         360       358        4.5          0      0       0.25        4.75        FRANKLIN              MA      02038      Single Family
Group I       200954.72            879.1769        360       357        5            0      0       0.25        5.25        SACRAMENTO            CA      95820      Single Family
Group I       560000               2450            360       357        5            0      0       0.25        5.25        SOUTH RIDING          VA      20152      Single Family
Group I       213685.7             846.0066667     360       357        4.5          0      0       0.25        4.75        LIBERTY TOWN          OH      45044      Single Family
Group I       429602.93            2281.95         360       357        4.625        0      0       0.25        4.875       ANNAPOLIS             MD      21403      Single Family
Group I       372000               1627.5          360       357        5            0      0       0.25        5.25        SAN DIEGO             CA      92108      Condominium
Group I       263868.97            1099.637        360       357        4.75         0      0       0.25        5           EDISON                NJ      08820      Single Family
Group I       335200               1396.666667     360       356        4.75         0      0       0.25        5           SAN PEDRO             CA      90732      Condominium
Group I       179385               784.809375      360       356        5            0      0       0.25        5.25        BRUNSWICK             GA      31525      Single Family
Group I       555621.14            2372.965285     360       357        4.875        0      0       0.25        5.125       CLARKSBURG            MD      20871      Single Family
Group I       424495.1             2314.07         360       359        4.875        0      0       0.25        5.125       SUGAR LAND            TX      77479      Single Family
Group I       507104.3             2698.97         360       357        4.625        0      0       0.25        4.875       GURNEE                IL      60031      Single Family
Group I       343737.12            1803.8          360       335        4.25         0      0       0.25        4.5         PITTSFIELD T          MI      48108      Single Family
Group I       330054               1722.73         360       339        4.25         0      0       0.25        4.5         FRIDAY HARBO          WA      98250      Single Family
Group I       223920               979.65          360       356        5            0      0       0.25        5.25        NEWCASTLE             WA      98059      Condominium
Group I       405728.24            2188.62         360       356        4.75         0      0       0.25        5           ROCKVILLE             MD      20853      Single Family
Group I       431000               1840.729167     360       356        4.875        0      0       0.25        5.125       NAPA                  CA      94559      Single Family
Group I       228559.98            999.9499125     360       357        5            0      0       0.25        5.25        NEW MARKET            MD      21774      Single Family
Group I       2500000              10937.5         360       359        5            0      0       0.25        5.25        MCLEAN                VA      22102      Single Family
Group I       255839.59            1039.59375      360       359        4.625        0      0       0.25        4.875       ROCHESTER             MN      55901      Single Family
Group I       180000               675             360       356        4.25         0      0       0.25        4.5         CRYSTAL LAKE          IL      60014      Single Family
Group I       252048               1076.455        360       356        4.875        0      0       0.25        5.125       RALEIGH               NC      27614      Single Family
Group I       774572.82            4307.19         360       354        5            0      0       0.25        5.25        TENAFLY               NJ      07670      Single Family
Group I       583600               2553.25         360       354        5            0      0       0.25        5.25        SCOTTSDALE            AZ      85259      Single Family
Group I       900000               3750            360       355        4.75         0      0       0.25        5           SAN RAMON             CA      94583      Single Family
Group I       1672015.17           7326.761794     360       357        5            0      0       0.25        5.25        HAYDEN LAKE           ID      83835      Single Family
Group I       342931.01            1932.71         360       343        5            0      0       0.25        5.25        ALBUQUERQUE           NM      87106      Single Family
Group I       124000               542.5           360       356        5            0      0       0.25        5.25        SOUTHFIELD            MI      48076      Single Family
Group I       604006.97            3250.27         360       358        4.75         0      0       0.25        5           SPARTA                NJ      07871      Single Family
Group I       834500               3477.083333     360       354        4.75         0      0       0.25        5           VIENNA                VA      22182      Single Family
Group I       558179.06            2386.935139     360       356        4.875        0      0       0.25        5.125       SUNNYVALE             CA      94089      Condominium
Group I       480000               2050            360       356        4.875        0      0       0.25        5.125       FREMONT               CA      94539      Single Family
Group I       552000               2415            360       354        5            0      0       0.25        5.25        SAN DIEGO             CA      92128      Single Family
Group I       571051.31            2503.070238     360       357        5            0      0       0.25        5.25        MAPLE GROVE           MN      55311      Single Family
Group I       628000               2747.5          360       357        5            0      0       0.25        5.25        BRISBANE              CA      94005      Condominium
Group I       618960.79            2708.0109       360       357        5            0      0       0.25        5.25        PHOENIX               AZ      85050      Single Family
Group I       700000               3062.5          360       355        5            0      0       0.25        5.25        VALENCIA ARE          CA      91354      Single Family
Group I       108000               472.5           360       358        5            0      0       0.25        5.25        WILMINGTON            DE      19806      Condominium
Group I       800000               3416.666667     360       357        4.875        0      0       0.25        5.125       SALINAS               CA      93908      Single Family
Group I       660000               2887.5          360       356        5            0      0       0.25        5.25        GAMBRILLS             MD      21054      Single Family
Group I       419011.69            2286.85         360       358        4.875        0      0       0.25        5.125       HOUSTON               TX      77056      Condominium
Group I       560000               2450            360       357        5            0      0       0.25        5.25        CORONADO              CA      92118      Condominium
Group I       471200               1717.916667     360       357        4.125        0      0       0.25        4.375       WARRENTON             VA      20186      Single Family
Group I       1376250              5304.296875     360       355        4.375        0      0       0.25        4.625       HINGHAM               MA      02043      Single Family
Group I       677538.6             3650.39         360       357        4.75         0      0       0.25        5           CASTLE ROCK           CO      80104      Single Family
Group I       544000               2323.333333     360       357        4.875        0      0       0.25        5.125       ROSEVILLE             CA      95747      Single Family
Group I       384000               1680            360       355        5            0      0       0.25        5.25        STAFFORD              VA      22554      Single Family
Group I       304000               1330            360       355        5            0      0       0.25        5.25        MACCLENNY             FL      32063      Single Family
Group I       465000               2034.375        360       356        5            0      0       0.25        5.25        ANTHEM                AZ      85086      Single Family
Group I       134328.18            587.8432438     360       356        5            0      0       0.25        5.25        CHAPTICO              MD      20621      Single Family
Group I       560000               2333.333333     360       359        4.75         0      0       0.25        5           NEW YORK              NY      10128      Condominium
Group I       373073               1554.470833     360       356        4.75         0      0       0.25        5           SOUTH JORDAN          UT      84095      Single Family
Group I       390985.94            2169.05         360       355        5            0      0       0.25        5.25        ATLANTA               GA      30305      Single Family
Group I       404399.52            1769.2493       360       356        5            0      0       0.25        5.25        SEATTLE               WA      98115      Single Family
Group I       497838               2178.04125      360       356        5            0      0       0.25        5.25        ATLANTA               GA      30305      PUD
Group I       438327.62            2361.59         360       357        4.75         0      0       0.25        5           REDMOND               WA      98053      Single Family
Group I       458500               1962.447917     360       358        4.875        0      0       0.25        5.125       SANIBEL               FL      33957      Single Family
Group I       574821.78            2454.968019     360       357        4.875        0      0       0.25        5.125       FREMONT               CA      94539      Condominium
Group I       347782               1521.54625      360       356        5            0      0       0.25        5.25        CORONA                CA      92880      Single Family
Group I       184400               768.3333333     360       356        4.75         0      0       0.25        5           APEX                  NC      27502      Single Family
Group I       257196.92            1098.458333     360       358        4.875        0      0       0.25        5.125       SOUTH JORDAN          UT      84095      Single Family
Group I       408600               1745.489583     360       358        4.875        0      0       0.25        5.125       WASHINGTON            DC      20016      Condominium
Group I       195200               772.6666667     360       358        4.5          0      0       0.25        4.75        MILFORD               PA      18337      Single Family
Group I       327834.56            1434.5625       360       357        5            0      0       0.25        5.25        KNOXVILLE             TN      37931      Single Family
Group I       395904.19            1612.8125       360       358        4.625        0      0       0.25        4.875       GLENALLEN             VA      23059      Single Family
Group I       459500               2010.3125       360       357        5            0      0       0.25        5.25        ALPHARETTA            GA      30005      Single Family
Group I       288000               1260            360       356        5            0      0       0.25        5.25        STOCKTON              CA      95212      Single Family
Group I       884600               3870.125        360       356        5            0      0       0.25        5.25        GILROY                CA      95020      Single Family
Group I       551949.63            2984.73         360       354        4.75         0      0       0.25        5           NORTHBROOK            IL      60062      Single Family
Group I       590000               2458.333333     360       358        4.75         0      0       0.25        5           BRADENTON             FL      34212      Single Family
Group I       223249.06            976.71875       360       359        5            0      0       0.25        5.25        JACKSON               TN      38305      Single Family
Group I       172500               754.6875        360       357        5            0      0       0.25        5.25        CHANDLER              AZ      85249      Single Family
Group I       449821.47            1780.543319     360       356        4.5          0      0       0.25        4.75        PEMBROKE PIN          FL      33332      Single Family
Group I       457583.94            1860.279688     360       359        4.625        0      0       0.25        4.875       SANTA CLARIT          CA      91354      Single Family
Group I       600000               2187.5          360       339        4.125        0      0       0.25        4.375       GREENWOOD VI          CO      80121      Single Family
Group I       390214.84            2132.21         360       357        4.875        0      0       0.25        5.125       TAMPA                 FL      33626      Single Family
Group I       471475.85            2587.4          360       354        4.875        0      0       0.25        5.125       GILBERT               AZ      85234      Single Family
Group I       447572.11            1913.21785      360       354        4.875        0      0       0.25        5.125       HERCULES              CA      94547      Single Family
Group I       485761               2125.204375     360       357        5            0      0       0.25        5.25        LEXINGTON             KY      40513      Single Family
Group I       291909.4             1277.302688     360       357        5            0      0       0.25        5.25        SAN JOSE              CA      95129      Condominium
Group I       638600               2728.635417     360       356        4.875        0      0       0.25        5.125       DUBLIN                CA      94568      Single Family
Group I       649200.77            3439.86         360       359        4.625        0      0       0.25        4.875       PALMETTO BAY          FL      33158      Single Family
Group I       734766.02            3226.07565      360       358        5            0      0       0.25        5.25        HOOVER                AL      35242      Single Family
Group I       284200               1095.354167     360       356        4.375        0      0       0.25        4.625       PASADENA              MD      21122      Single Family
Group I       161053.15            671.1666667     360       357        4.75         0      0       0.25        5           CHARLOTTE             NC      28203      Condominium
Group I       436000               1907.5          360       354        5            0      0       0.25        5.25        MATTHEWS              NC      28105      Single Family
Group I       240000               1025            360       355        4.875        0      0       0.25        5.125       MERIDIAN              ID      83642      Single Family
Group I       759781.94            3245.369649     360       356        4.875        0      0       0.25        5.125       PEBBLE BEACH          CA      93953      Single Family
Group I       621600               2460.5          360       358        4.5          0      0       0.25        4.75        KIRKLAND              WA      98033      Single Family
Group I       416914.1             2254.65         360       354        4.75         0      0       0.25        5           ROSEVILLE             CA      95678      Single Family
Group I       280000               1195.833333     360       359        4.875        0      0       0.25        5.125       BENTONVILLE           AR      72712      Single Family
Group I       232000               845.8333333     360       357        4.125        0      0       0.25        4.375       MONMOUTH JUN          NJ      08852      Condominium
Group I       400000               1625            360       356        4.625        0      0       0.25        4.875       MIRAMAR               FL      33027      Single Family
Group I       375370.08            1487.089071     360       358        4.5          0      0       0.25        4.75        ALLEN                 TX      75013      Single Family
Group I       532000               2327.5          360       358        5            0      0       0.25        5.25        CLIFTON               VA      20124      Single Family
Group I       2489555.29           10894.1875      360       358        5            0      0       0.25        5.25        NAPLES                FL      34119      Single Family
Group I       500000               2187.5          360       357        5            0      0       0.25        5.25        LIVERMORE             CA      94551      Single Family
Group I       108000               461.25          360       357        4.875        0      0       0.25        5.125       ALPHARETTA            GA      30022      Single Family
Group I       449701.61            1967.875        360       354        5            0      0       0.25        5.25        ORLANDO               FL      32825      Single Family
Group I       206193.3             837.6602812     360       356        4.625        0      0       0.25        4.875       RICHMOND              VA      23229      Single Family
Group I       319888.47            1399.7571       360       356        5            0      0       0.25        5.25        WASHINGTON            DC      20011      Single Family
Group I       392000               1715            360       357        5            0      0       0.25        5.25        TUSTIN                CA      92782      Condominium
Group I       526300               2303            360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95117      Single Family
Group I       466846.76            2476.7          360       358        4.625        0      0       0.25        4.875       GLEN CARBON           IL      62034      Single Family
Group I       492000               2152.5          360       356        5            0      0       0.25        5.25        EL CERRITO            CA      94530      Single Family
Group I       559000               2270.9375       360       356        4.625        0      0       0.25        4.875       SCOTTSDALE            AZ      85254      Single Family
Group I       367241.22            1415.408869     360       357        4.375        0      0       0.25        4.625       BEAUMONT              CA      92223      Single Family
Group I       409961.26            2180.34         360       356        4.625        0      0       0.25        4.875       SEWELL                NJ      08080      Single Family
Group I       131520               575.4           360       356        5            0      0       0.25        5.25        GOOSE CREEK           SC      29445      Single Family
Group I       443500               1940.3125       360       356        5            0      0       0.25        5.25        CHANTILLY             VA      20152      Single Family
Group I       337478.82            1921.67         360       335        5            0      0       0.25        5.25        MINNEAPOLIS           MN      55419      Single Family
Group I       547799.94            2339.562244     360       355        4.875        0      0       0.25        5.125       OSSINING              NY      10562      Single Family
Group I       408000               1657.5          360       356        4.625        0      0       0.25        4.875       LODI                  CA      95240      Single Family
Group I       447807.25            1961.780494     360       357        5            0      0       0.25        5.25        POTOMAC               MD      20854      Single Family
Group I       389272.48            2164.64         360       354        5            0      0       0.25        5.25        FAIRVIEW              NJ      07022      2-4 Family
Group I       469400               2004.729167     360       357        4.875        0      0       0.25        5.125       DUBLIN                OH      43016      Single Family
Group I       576490               2522.14375      360       356        5            0      0       0.25        5.25        ALPHARETTA            GA      30004      Single Family
Group I       368800               1613.5          360       359        5            0      0       0.25        5.25        STEAMBOAT SP          CO      80477      Single Family
Group I       429095.63            2339.12         360       359        4.875        0      0       0.25        5.125       FOUNTAIN VAL          CA      92708      Single Family
Group I       496000               2170            360       356        5            0      0       0.25        5.25        BRENTWOOD             CA      94513      Single Family
Group I       428000               1872.5          360       356        5            0      0       0.25        5.25        MILILANI              HI      96789      Condominium
Group I       401337.86            2226.49         360       356        5            0      0       0.25        5.25        EAST AMWELL           NJ      08551      Single Family
Group I       375570.12            1526.825138     360       357        4.625        0      0       0.25        4.875       ALEXANDRIA            VA      22315      Single Family
Group I       997361.36            5066.85         360       358        4.25         0      0       0.25        4.5         DENVER                CO      80220      Single Family
Group I       520000               2058.333333     360       356        4.5          0      0       0.25        4.75        MORRISTOWN            NJ      07960      Single Family
Group I       681500               2981.5625       360       357        5            0      0       0.25        5.25        GREENSBORO            NC      27455      Single Family
Group I       1050000              6234.375        360       358        5            0      0       0.25        5.25        LAHAINA               HI      96761      Single Family
Group I       144800               603.3333333     360       357        4.75         0      0       0.25        5           ALEXANDRIA            VA      22304      Condominium
Group I       376000               1597.874422     360       354        4.875        0      0       0.25        5.125       DUNWOODY              GA      30338      Single Family
Group I       713000               3119.375        360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95138      Single Family
Group I       497902.83            2182.983294     360       356        5            0      0       0.25        5.25        BOCA RATON            FL      33486      Single Family
Group I       636000               2716.25         360       354        4.875        0      0       0.25        5.125       SPRING VALLE          CA      91978      Single Family
Group I       404000               1683.333333     360       358        4.75         0      0       0.25        5           LONG BEACH            CA      90807      Single Family
Group I       975000               4265.625        360       355        5            0      0       0.25        5.25        GRANITE BAY           CA      95746      Single Family
Group I       301450               1319.71875      360       357        5            0      0       0.25        5.25        VENTURA               CA      93003      Condominium
Group I       735500               3143.333333     360       356        4.875        0      0       0.25        5.125       CUPERTINO             CA      95014      Single Family
Group I       447409.19            2370.65         360       359        4.625        0      0       0.25        4.875       REDMOND               WA      98052      Single Family
Group I       562864.56            3036.27         360       356        4.75         0      0       0.25        5           CHESTER SPRI          PA      19425      Single Family
Group I       755000               3145.833333     360       356        4.75         0      0       0.25        5           SAN FRANCISC          CA      94107      Condominium
Group I       509781.01            2230.354744     360       355        5            0      0       0.25        5.25        STAFFORD              VA      22554      Single Family
Group I       456000               1900            360       356        4.75         0      0       0.25        5           CHANDLER              AZ      85226      Single Family
Group I       464000               1981.666667     360       356        4.875        0      0       0.25        5.125       PASADENA              MD      21122      Single Family
Group I       784278.51            4345.84         360       357        5            0      0       0.25        5.25        CARMEL                IN      46032      Single Family
Group I       1000000              4375            360       357        5            0      0       0.25        5.25        WOODLAND              MN      55391      Single Family
Group I       418603.81            2239.61         360       356        4.625        0      0       0.25        4.875       VIRGINIA BEA          VA      23456      Single Family
Group I       620000               2647.916667     360       356        4.875        0      0       0.25        5.125       SEATTLE               WA      98125      Single Family
Group I       347391.47            1960.32         360       342        5            0      0       0.25        5.25        SAGINAW               MI      48603      Single Family
Group I       658297.57            3393.33         360       358        4.375        0      0       0.25        4.625       KENSINGTON            CA      94707      Single Family
Group I       191920               839.65          360       355        5            0      0       0.25        5.25        PALM BEACH G          FL      33403      Single Family
Group I       599000               2308.645833     360       355        4.375        0      0       0.25        4.625       WELLESLEY             MA      02481      Single Family
Group I       362776.37            1926.98         360       357        4.625        0      0       0.25        4.875       CAMARILLO             CA      93012      Condominium
Group I       517599.5             2264.497813     360       354        5            0      0       0.25        5.25        HAYWARD               CA      94545      Single Family
Group I       369991.48            1503.107734     360       358        4.625        0      0       0.25        4.875       ROSWELL               GA      30075      Single Family
Group I       808000               3535            360       354        5            0      0       0.25        5.25        DANVILLE              CA      94526      Single Family
Group I       399941.67            1541.441853     360       357        4.375        0      0       0.25        4.625       BRENTWOOD             TN      37027      Single Family
Group I       406524.7             2351.88         360       333        5.125        0      0       0.25        5.375       BRIDGEWATER           NJ      08807      Single Family
Group I       351883.17            1429.9454       360       354        4.625        0      0       0.25        4.875       BLOOMFIELD            MI      48302      Single Family
Group I       1239200              5292.416667     360       355        4.875        0      0       0.25        5.125       AMELIA ISLAND         FL      32034      Single Family
Group I       500000               2135.416667     360       356        4.875        0      0       0.25        5.125       ANACORTES             WA      98221      Single Family
Group I       996380.3             4156.632875     360       357        4.75         0      0       0.25        5           CARLISLE              MA      01741      Single Family
Group I       750000               3281.25         360       356        5            0      0       0.25        5.25        FOLSOM                CA      95630      Single Family
Group I       325000               1354.166667     360       356        4.75         0      0       0.25        5           BRADENTON             FL      34212      Single Family
Group I       750000               3359.375        360       357        5.125        0      0       0.25        5.375       NEW ROCHELLE          NY      10804      Single Family
Group I       424646               1813.592292     360       357        4.875        0      0       0.25        5.125       BRADENTON             FL      34202      Single Family
Group I       484000               1915.833333     360       357        4.5          0      0       0.25        4.75        PENSACOLA             FL      32507      Condominium
Group I       552000               2357.5          360       341        4.875        0      0       0.25        5.125       SHIP BOTTOM           NJ      08008      Single Family
Group I       339550               1379.421875     360       347        4.625        0      0       0.25        4.875       LAS VEGAS             NV      89113      Single Family
Group I       416919               1999.1          360       357        3.75         0      0       0.25        4           DUBLIN                OH      43017      Single Family
Group I       333700               1425.177083     360       357        4.875        0      0       0.25        5.125       SEATTLE               WA      98121      Condominium
Group I       975000               4265.625        360       356        5            0      0       0.25        5.25        LA QUINTA             CA      92253      Single Family
Group I       203035.4             951.7284375     360       357        5.375        0      0       0.25        5.625       WOODBRIDGE            VA      22192      Condominium
Group I       422160.38            2487.95         360       356        5.125        0      0       0.25        5.375       JACKSONVILLE          FL      32205      Single Family
Group I       518074.05            2751.88         360       357        4.625        0      0       0.25        4.875       WAYNE                 PA      19087      Single Family
Group I       199385.27            1183.08         360       357        5.625        0      0       0.25        5.875       SALEM                 MA      01970      Condominium
Group I       350000               1458.333333     360       356        4.75         0      0       0.25        5           CLIO                  CA      96106      Single Family
Group I       617809.82            2703.509375     360       356        5            0      0       0.25        5.25        TAMPA                 FL      33626      Single Family
Group I       695000               2895.833333     360       357        4.75         0      0       0.25        5           CHARLOTTE             NC      28209      Single Family
Group I       628776               2685.3975       360       357        4.875        0      0       0.25        5.125       SILVER SPRINGS        MD      20866      Single Family
Group I       199000               872.8125        360       357        5            0      0       0.25        5.25        SODA SPRINGS          CA      95728      Single Family
Group I       919200               3542.75         360       355        4.375        0      0       0.25        4.625       SAN LUIS OBISPO       CA      93405      Single Family
Group I       600000               2500            360       356        4.75         0      0       0.25        5           BRONX                 NY      10471      Single Family
Group I       255850               1145.994792     360       353        5.125        0      0       0.25        5.375       VISALIA               CA      93291      Single Family
Group I       240000               1075            360       354        5.125        0      0       0.25        5.375       CARSON CITY           NV      89703      Single Family
Group I       639000               2862.1875       360       357        5.125        0      0       0.25        5.375       BROOKLYN              NY      11215      2-4 Family
Group I       481520               1956.175        360       354        4.625        0      0       0.25        4.875       PLEASANT HIL          CA      94523      Single Family
Group I       536000               2400.833333     360       356        5.125        0      0       0.25        5.375       SANTA ANA             CA      92707      Single Family
Group I       500000               2083.333333     360       356        4.75         0      0       0.25        5           SAN DIEGO             CA      92108      Condominium
Group I       136800               527.25          360       354        4.375        0      0       0.25        4.625       JACKSONVILLE          FL      32257      Condominium
Group I       692000               2883.333333     360       355        4.75         0      0       0.25        5           SANFORD               FL      32771      Single Family
Group I       100000               437.5           360       355        5            0      0       0.25        5.25        NEW YORK              NY      10023      CO-OP
Group I       796000               3241.875        360       356        4.625        0      0       0.25        4.875       SAN FRANCISCO         CA      94107      Condominium
Group I       452000               2024.583333     360       356        5.125        0      0       0.25        5.375       COLUMBIA              NJ      07832      Single Family
Group I       496045.65            2716.99         360       355        4.875        0      0       0.25        5.125       OCEANSIDE             NY      11572      Single Family
Group I       675000               2531.25         360       356        4.25         0      0       0.25        4.5         FLOWER MOUND          TX      75022      Single Family
Group I       499984.88            2239.515608     360       356        5.125        0      0       0.25        5.375       MODESTO               CA      95356      Single Family
Group I       406300               1819.885417     360       354        5.125        0      0       0.25        5.375       VAN NUYS AREA         CA      91406      Single Family
Group I       512000               2293.333333     360       354        5.125        0      0       0.25        5.375       CASTRO VALLEY         CA      94546      Single Family
Group I       439232.17            2442.51         360       354        5            0      0       0.25        5.25        SALT LAKE CITY        UT      84109      Single Family
Group I       430960.47            1930.343772     360       356        5.125        0      0       0.25        5.375       LOMPOC                CA      93436      Single Family
Group I       301994.3             1416.541125     360       354        5.375        0      0       0.25        5.625       BOONTON               NJ      07005      Single Family
Group I       208362.99            846.4746469     360       353        4.625        0      0       0.25        4.875       SUMMERVILLE           SC      29485      Single Family
Group I       335600               1538.166667     360       356        5.25         0      0       0.25        5.5         ANTELOPE              CA      95843      Single Family
Group I       435000               1812.5          360       355        4.75         0      0       0.25        5           SOUTH JORDAN          UT      84095      Single Family
Group I       497894.16            2230.150925     360       355        5.125        0      0       0.25        5.375       FORT WASHINGTON       MD      20744      Single Family
Group I       3400000              14520.83333     360       354        4.875        0      0       0.25        5.125       GREENWICH             CT      06831      Single Family
Group I       320000               1433.333333     360       355        5.125        0      0       0.25        5.375       ASHBURN               VA      20147      Single Family
Group I       650000               2911.458333     360       356        5.125        0      0       0.25        5.375       PIEDMONT              CA      94611      Single Family
Group I       439800               1879.166667     360       355        4.875        0      0       0.25        5.125       UPPER MONTCL          NJ      07043      Single Family
Group I       519189.18            2379.617075     360       354        5.25         0      0       0.25        5.5         BOONSBORO             MD      21713      Single Family
Group I       750000               3281.25         360       356        5            0      0       0.25        5.25        RYE                   NY      10580      Single Family
Group I       460000               1964.583333     360       355        4.875        0      0       0.25        5.125       WEST ORANGE           NJ      07052      Single Family
Group I       1239115.71           6778.87         360       356        4.875        0      0       0.25        5.125       NEWPORT COAST         CA      92657      PUD
Group I       223920               909.675         360       355        4.625        0      0       0.25        4.875       SPRINGFIELD           PA      19064      Single Family
Group I       220750               965.78125       360       355        5            0      0       0.25        5.25        SUMMERVILLE           SC      29485      Single Family
Group I       284000               1242.5          360       356        5            0      0       0.25        5.25        MONUMENT              CO      80132      Single Family
Group I       557048.47            3268.01         360       355        5.5          0      0       0.25        5.75        CHANTILLY             VA      20152      Single Family
Group I       199452.26            914.3429167     360       356        5.25         0      0       0.25        5.5         MOUNT PLEASANT        SC      29466      PUD
Group I       975000               4367.1875       360       355        5.125        0      0       0.25        5.375       SAN MARINO            CA      91108      Single Family
Group I       363930.42            1630.416667     360       355        5.125        0      0       0.25        5.375       SAN DIEGO             CA      92123      Single Family
Group I       521991.07            2859.11         360       355        4.875        0      0       0.25        5.125       JACKSON               NJ      08527      Single Family
Group I       449659.16            2323.92         360       356        4.375        0      0       0.25        4.625       BOTHELL               WA      98021      Single Family
Group I       420000               1968.75         360       355        5.375        0      0       0.25        5.625       TRUCKEE               CA      96161      Single Family
Group I       657021.79            3695.82         360       356        5.125        0      0       0.25        5.375       CHULA VISTA           CA      91914      Single Family
Group I       392000               1633.333333     360       356        4.75         0      0       0.25        5           GILBERT               AZ      85297      Single Family
Group I       298399               1336.578854     360       354        5.125        0      0       0.25        5.375       PHOENIX               AZ      85085      Single Family
Group I       314055.13            1439.419346     360       354        5.25         0      0       0.25        5.5         ANCHORAGE             AK      99515      Single Family
Group I       400000               1833.333333     360       355        5.25         0      0       0.25        5.5         MAMARONECK            NY      10543      2-4 Family
Group I       412500               1890.625        360       355        5.25         0      0       0.25        5.5         PORTLAND              OR      97230      2-4 Family
Group I       178400               836.25          360       355        5.375        0      0       0.25        5.625       FREDERICK             MD      21703      PUD
Group I       206400               924.5           360       356        5.125        0      0       0.25        5.375       GILBERTS              IL      60136      Single Family
Group I       403935.62            1809.294965     360       354        5.125        0      0       0.25        5.375       RANCHO SANTA MARGARITACA      92688      Condominium
Group I       508472.4             2751.22         360       355        4.75         0      0       0.25        5           BROOKFIELD            CT      06804      Single Family
Group I       429999.64            1926.040054     360       355        5.125        0      0       0.25        5.375       ENCINO                CA      91316      Single Family
Group I       561000               2512.8125       360       356        5.125        0      0       0.25        5.375       VALLEJO               CA      94592      Single Family
Group I       200000               895.8333333     360       355        5.125        0      0       0.25        5.375       WILMINGTON            NC      28412      Single Family
Group I       328000               1435            360       355        5            0      0       0.25        5.25        DANIEL ISLAND         SC      29492      Single Family
Group I       163920               631.775         360       356        4.375        0      0       0.25        4.625       PAPILLION             NE      68046      Single Family
Group I       143000               670.3125        360       354        5.375        0      0       0.25        5.625       BUCKEYE               AZ      85326      Single Family
Group I       646062.25            3489.35         360       355        4.75         0      0       0.25        5           CAMARILLO             CA      93012      Single Family
Group I       226763.95            897.6078562     360       355        4.5          0      0       0.25        4.75        WINNABOW              NC      28479      Single Family
Group I       580695.78            3179.81         360       356        4.875        0      0       0.25        5.125       LAKE GROVE            NY      11755      Single Family
Group I       300800               1253.333333     360       355        4.75         0      0       0.25        5           BEAR                  DE      19701      Single Family
Group I       196000               857.5           360       356        5            0      0       0.25        5.25        CLEARWATER            FL      33764      Single Family
Group I       700000               3135.416667     360       353        5.125        0      0       0.25        5.375       SAN FRANCISCO         CA      94127      Single Family
Group I       412000               1888.333333     360       356        5.25         0      0       0.25        5.5         SAN MATEO             CA      94404      Condominium
Group I       443329.7             1940.050394     360       355        5            0      0       0.25        5.25        RAMONA                CA      92065      Single Family
Group I       676859.51            3754.99         360       356        5            0      0       0.25        5.25        MESA                  AZ      85213      Single Family
Group I       314776.98            1410.189972     360       356        5.125        0      0       0.25        5.375       MERRICK               NY      11566      Single Family
Group I       253300               1134.572917     360       354        5.125        0      0       0.25        5.375       BAKERSFIELD           CA      93312      Single Family
Group I       426155.28            2397.17         360       356        5.125        0      0       0.25        5.375       BELLEVUE              WA      98007      Single Family
Group I       231939.51            1014.749619     360       354        5            0      0       0.25        5.25        BOTHELL               WA      98012      Single Family
Group I       224223.15            981.0940125     360       355        5            0      0       0.25        5.25        IRVINE                CA      92618      Condominium
Group I       285800               1250.375        360       356        5            0      0       0.25        5.25        HIGHLANDS RA          CO      80130      Single Family
Group I       740000               3314.583333     360       356        5.125        0      0       0.25        5.375       SHELTER ISLAND        NY      11964      Single Family
Group I       138855               621.9546875     360       355        5.125        0      0       0.25        5.375       OWASSO                OK      74055      Single Family
Group I       346034               1405.763125     360       356        4.625        0      0       0.25        4.875       LENEXA                KS      66220      Single Family
Group I       770192.59            3980.48         360       356        4.375        0      0       0.25        4.625       SAMMAMISH             WA      98074      Single Family
Group I       251160               1124.9875       360       355        5.125        0      0       0.25        5.375       SHERWOOD              OR      97140      Single Family
Group I       443780.31            2080.220203     360       356        5.375        0      0       0.25        5.625       SAN JOSE              CA      95124      Single Family
Group I       644000               2482.083333     360       356        4.375        0      0       0.25        4.625       ALEXANDRIA            VA      22314      Single Family
Group I       414078.76            2297.17         360       356        5            0      0       0.25        5.25        ARROYO GRAND          CA      93420      Single Family
Group I       428000               1783.333333     360       356        4.75         0      0       0.25        5           ORLANDO               FL      32836      Single Family
Group I       549700               2405.375        360       355        5            0      0       0.25        5.25        MISSION VIEJ          CA      92692      Single Family
Group I       415400               1861.09375      360       354        5.125        0      0       0.25        5.375       SAN JOSE              CA      95123      Condominium
Group I       547206.73            3037.13         360       356        5            0      0       0.25        5.25        LOS ALAMITOS          CA      90720      Single Family
Group I       527100               2031.53125      360       356        4.375        0      0       0.25        4.625       LAS FLORES            CA      92688      Single Family
Group I       229112               1026.230833     360       355        5.125        0      0       0.25        5.375       SANTA CLARITA         CA      91350      Single Family
Group I       425000               1903.645833     360       354        5.125        0      0       0.25        5.375       LAGUNA HILLS          CA      92653      Condominium
Group I       238000               1041.25         360       355        5            0      0       0.25        5.25        TAHOMA                CA      96142      Single Family
Group I       296720               1236.333333     360       356        4.75         0      0       0.25        5           MACUNGIE              PA      18062      Single Family
Group I       660000               2956.25         360       356        5.125        0      0       0.25        5.375       CHESTERFIELD          MO      63005      Single Family
Group I       437607.28            2229.42         360       356        4.25         0      0       0.25        4.5         VALHALLA              NY      10595      Single Family
Group I       499888.02            2239.583333     360       356        5.125        0      0       0.25        5.375       ENGLEWOOD             FL      34224      Single Family
Group I       303200               1358.083333     360       354        5.125        0      0       0.25        5.375       BIRMINGHAM            AL      35242      Single Family
Group I       531693.87            1993.852013     360       356        4.25         0      0       0.25        4.5         FURLONG               PA      18925      Single Family
Group I       459200               1961.166667     360       356        4.875        0      0       0.25        5.125       LATHROP               CA      95330      Single Family
Group I       599000               2620.625        360       355        5            0      0       0.25        5.25        TORRANCE              CA      90503      Single Family
Group I       550000               2463.541667     360       355        5.125        0      0       0.25        5.375       MANHATTAN BEACH       CA      90266      Single Family
Group I       320000               1400            360       356        5            0      0       0.25        5.25        CYPRESS               CA      90630      Single Family
Group I       303750               1233.984375     360       356        4.625        0      0       0.25        4.875       ELK GROVE             CA      95758      Single Family
Group I       241597.49            1056.989019     360       356        5            0      0       0.25        5.25        LUTHERVILLE           MD      21093      Single Family
Group I       519786.71            2274.083175     360       355        5            0      0       0.25        5.25        POWAY                 CA      92064      Single Family
Group I       492000               1947.5          360       355        4.5          0      0       0.25        4.75        COLLEGEVILLE          PA      19426      Single Family
Group I       436000               1907.5          360       355        5            0      0       0.25        5.25        SACRAMENTO            CA      95835      Single Family
Group I       132700               456.15625       360       355        3.875        0      0       0.25        4.125       CANAL WINCHE          OH      43110      Single Family
Group I       507525               2061.820313     360       356        4.625        0      0       0.25        4.875       SOLON                 OH      44139      Single Family
Group I       284616               1274.8425       360       355        5.125        0      0       0.25        5.375       SANTA CLARITA         CA      91350      Condominium
Group I       435800               1952.020833     360       355        5.125        0      0       0.25        5.375       ELK GROVE             CA      95757      Single Family
Group I       338400               1480.5          360       355        5            0      0       0.25        5.25        ABINGDON              MD      21009      Single Family
Group I       409593.42            1962.635138     360       356        5.5          0      0       0.25        5.75        ROHNERT PARK          CA      94928      Single Family
Group I       724000               3092.083333     360       356        4.875        0      0       0.25        5.125       GILROY                CA      95020      Single Family
Group I       407875               1784.453125     360       356        5            0      0       0.25        5.25        ALEXANDRIA            VA      22304      Condominium
Group I       452974.89            2447.91         360       355        4.75         0      0       0.25        5           APPLE VALLEY          MN      55124      Single Family
Group I       562500               2519.53125      360       355        5.125        0      0       0.25        5.375       DANVILLE              CA      94506      Single Family
Group I       474904.52            2275.58641      360       356        5.5          0      0       0.25        5.75        SUPPLY                NC      28462      Single Family
Group I       320000               1433.333333     360       355        5.125        0      0       0.25        5.375       ANTIOCH               CA      94509      Single Family
Group I       406250               1735.026042     360       356        4.875        0      0       0.25        5.125       NORTH OAKS            MN      55127      Single Family
Group I       240000               1100            360       356        5.25         0      0       0.25        5.5         NEWHALL               CA      91321      Condominium
Group I       558020.08            2501.69691      360       355        5.125        0      0       0.25        5.375       SAN JOSE              CA      95124      Single Family
Group I       332000               1487.083333     360       355        5.125        0      0       0.25        5.375       BOW                   WA      98232      Single Family
Group I       148782.99            666.7284375     360       354        5.125        0      0       0.25        5.375       INDIAN TRAIL          NC      28079      Single Family
Group I       749924.51            3281.002856     360       355        5            0      0       0.25        5.25        YORBA LINDA           CA      92887      Single Family
Group I       172000               752.5           360       356        5            0      0       0.25        5.25        ACWORTH               GA      30102      Single Family
Group I       534600               2283.1875       360       355        4.875        0      0       0.25        5.125       SAN DIEGO             CA      92124      Single Family
Group I       184204               805.8925        360       355        5            0      0       0.25        5.25        NORFOLK               VA      23518      Condominium
Group I       332000               1348.75         360       356        4.625        0      0       0.25        4.875       SURPRISE              AZ      85379      Single Family
Group I       455000               2038.020833     360       356        5.125        0      0       0.25        5.375       LOS ANGELES           CA      91307      Single Family
Group I       550000               2520.833333     360       356        5.25         0      0       0.25        5.5         BERKELEY              CA      94707      Single Family
Group I       914433               3619.630625     360       356        4.5          0      0       0.25        4.75        ALDIE                 VA      20105      Single Family
Group I       752500               3292.1875       360       356        5            0      0       0.25        5.25        TOPANGA AREA          CA      90290      Single Family
Group I       575000               2575.520833     360       355        5.125        0      0       0.25        5.375       SAUGUS                CA      91390      Single Family
Group I       456932.71            1999.375        360       356        5            0      0       0.25        5.25        SCOTTSDALE            AZ      85258      Single Family
Group I       455070.8             1991.1969       360       355        5            0      0       0.25        5.25        LONG BEACH            CA      90808      Single Family
Group I       550000               2406.25         360       356        5            0      0       0.25        5.25        PARADISE VAL          AZ      85253      Single Family
Group I       688000               2795            360       356        4.625        0      0       0.25        4.875       NORWALK               CT      06850      Single Family
Group I       199946.31            874.7969125     360       355        5            0      0       0.25        5.25        MESA                  AZ      85215      Single Family
Group I       755703.57            4255.79         360       355        5.125        0      0       0.25        5.375       OAKLAND               CA      94610      Single Family
Group I       450000               2203.125        360       356        5.625        0      0       0.25        5.875       GRANITE BAY           CA      95746      Single Family
Group I       500000               2187.5          360       355        5            0      0       0.25        5.25        SHERRILLS FO          NC      28673      Single Family
Group I       433690.48            2372.61         360       356        4.875        0      0       0.25        5.125       RICHMOND              VA      23233      Single Family
Group I       119975.52            487.40055       360       355        4.625        0      0       0.25        4.875       CANTON                MI      48187      2-4 Family
Group I       493813.39            2816.24         360       356        5.25         0      0       0.25        5.5         BEN LOMOND            CA      95005      Single Family
Group I       240000               950             360       356        4.5          0      0       0.25        4.75        MUSKEGO               WI      53150      Single Family
Group I       269600               1095.25         360       356        4.625        0      0       0.25        4.875       BATAVIA               IL      60510      Single Family
Group I       227649.11            1022.666357     360       355        5.125        0      0       0.25        5.375       YORKVILLE             IL      60560      Single Family
Group I       520000               2275            360       355        5            0      0       0.25        5.25        PORTLAND              OR      97239      Single Family
Group I       412000               1845.416667     360       356        5.125        0      0       0.25        5.375       NORTH HOLLYWOOD       CA      91605      Condominium
Group I       350000               1421.875        360       356        4.625        0      0       0.25        4.875       TAMPA                 FL      33626      Single Family
Group I       292476.18            1279.583288     360       356        5            0      0       0.25        5.25        LANHAM                MD      20706      Single Family
Group I       329758               1273.351146     360       355        4.375        0      0       0.25        4.625       SCOTTSDALE            AZ      85250      Single Family
Group I       320000               1500            360       356        5.375        0      0       0.25        5.625       EL TORO AREA          CA      92630      Condominium
Group I       440000               1879.166667     360       356        4.875        0      0       0.25        5.125       VACAVILLE             CA      95688      Single Family
Group I       696900               3194.125        360       356        5.25         0      0       0.25        5.5         SAINT LOUIS           MO      63124      Single Family
Group I       497528               2332.1625       360       356        5.375        0      0       0.25        5.625       CORONA                CA      92880      Single Family
Group I       854546.98            4486.17         360       355        4.5          0      0       0.25        4.75        MERCER ISLAND         WA      98040      Single Family
Group I       182841               818.9753125     360       356        5.125        0      0       0.25        5.375       CHANDLER              AZ      85249      Single Family
Group I       469555.62            2426.74         360       356        4.375        0      0       0.25        4.625       AMBLER                PA      19002      Single Family
Group I       264000               1265            360       356        5.5          0      0       0.25        5.75        WOODSTOCK             GA      30188      Single Family
Group I       148000               678.3333333     360       356        5.25         0      0       0.25        5.5         IRVINE                CA      92620      Single Family
Group I       358920.21            1719.826006     360       356        5.5          0      0       0.25        5.75        CERES                 CA      95307      Single Family
Group I       648800               2772.625        360       354        4.875        0      0       0.25        5.125       LORTON                VA      22079      Single Family
Group I       650000               2979.166667     360       356        5.25         0      0       0.25        5.5         WEST HOLLYWOOD        CA      90069      Condominium
Group I       508000               2381.25         360       356        5.375        0      0       0.25        5.625       UPPER SADDLE          NJ      07458      Single Family
Group I       359600               1685.625        360       356        5.375        0      0       0.25        5.625       RANCHO MURIE          CA      95683      Single Family
Group I       795969               3731.104688     360       356        5.375        0      0       0.25        5.625       SAN RAMON             CA      94583      Single Family
Group I       199700               853.3125        360       356        4.875        0      0       0.25        5.125       STOCKTON              CA      95206      Single Family
Group I       255000               1195.3125       360       356        5.375        0      0       0.25        5.625       GOODYEAR              AZ      85338      Single Family
Group I       480000               2200            360       356        5.25         0      0       0.25        5.5         SAN GABRIEL           CA      91776      Single Family
Group I       259475.13            1243.4375       360       356        5.5          0      0       0.25        5.75        ITHACA                NY      14850      Single Family
Group I       317000               1452.916667     360       356        5.25         0      0       0.25        5.5         ELK GROVE             CA      95757      Single Family
Group I       182520               893.5875        360       356        5.625        0      0       0.25        5.875       RICHMOND              MI      48062      Single Family
Group I       524000               2237.916667     360       356        4.875        0      0       0.25        5.125       SAN JOSE              CA      95132      Single Family
Group I       262354.09            1120.666667     360       356        4.875        0      0       0.25        5.125       IRVINE                CA      92612      Condominium
Group I       871500               3812.8125       360       356        5            0      0       0.25        5.25        SAN FRANCISCO         CA      94117      Condominium
Group I       252000               1155            360       356        5.25         0      0       0.25        5.5         CAMPBELL              CA      95008      Condominium
Group I       177060               811.525         360       356        5.25         0      0       0.25        5.5         WESLEY CHAPEL         FL      33543      Single Family
Group I       642000               2808.75         360       356        5            0      0       0.25        5.25        LIVERMORE             CA      94551      Single Family
Group I       129374.97            592.9686583     360       356        5.25         0      0       0.25        5.5         LITHONIA              GA      30038      Single Family
Group I       408000               1827.5          360       356        5.125        0      0       0.25        5.375       MORGAN HILL           CA      95037      Single Family
Group I       459679.69            2179.6875       360       356        5.375        0      0       0.25        5.625       OYSTER BAY C          NY      11771      Single Family
Group I       293868.75            1285.675781     360       356        5            0      0       0.25        5.25        CHARLOTTE             NC      28211      Single Family
Group I       425418.26            1817.278533     360       356        4.875        0      0       0.25        5.125       LIVERMORE             CA      94550      Single Family
Group I       465988.56            2694.1          360       356        5.375        0      0       0.25        5.625       CORONA                CA      92882      Single Family
Group I       997544.07            4370.07375      360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95135      Single Family
Group I       199700               812.5           360       356        4.625        0      0       0.25        4.875       RED LION              PA      17356      Single Family
Group I       550000               2520.833333     360       356        5.25         0      0       0.25        5.5         SAN RAFAEL            CA      94903      Single Family
Group I       264000               1182.5          360       356        5.125        0      0       0.25        5.375       SANTA ANA             CA      92704      Condominium
Group I       220000               1100            360       355        5.75         0      0       0.25        6           SANTA CLARITA         CA      91350      Condominium
Group I       870000               4078.125        360       356        5.375        0      0       0.25        5.625       LAFAYETTE             CA      94549      Single Family
Group I       130500               625.3125        360       356        5.5          0      0       0.25        5.75        SAINT PETERS          FL      33705      Single Family
Group I       184999.97            810.25          360       356        5            0      0       0.25        5.25        FRISCO                CO      80443      Condominium
Group I       849600               3628.5          360       356        4.875        0      0       0.25        5.125       NAPA                  CA      94558      Single Family
Group I       800000               3416.666667     360       356        4.875        0      0       0.25        5.125       SAN ANSELMO           CA      94960      Single Family
Group I       549566.53            3134.2          360       356        5.25         0      0       0.25        5.5         LOS ANGELES           CA      90065      Single Family
Group I       595000               2603.125        360       356        5            0      0       0.25        5.25        FOLSOM                CA      95630      Single Family
Group I       995162.65            5368.22         360       356        4.75         0      0       0.25        5           WINTER PARK           FL      32789      Single Family
Group I       184000               785.8333333     360       356        4.875        0      0       0.25        5.125       TALENT                OR      97540      Single Family
Group I       465000               2179.6875       360       356        5.375        0      0       0.25        5.625       BURLINGAME            CA      94010      Condominium
Group I       583000               2489.895833     360       356        4.875        0      0       0.25        5.125       SAN MARCOS A          CA      92078      Condominium
Group I       400000               1875            360       356        5.375        0      0       0.25        5.625       SAN FRANCISCO         CA      94109      Condominium
Group I       206205.96            880.859375      360       356        4.875        0      0       0.25        5.125       FALLS CHURCH          VA      22041      Condominium
Group I       275000               1289.0625       360       356        5.375        0      0       0.25        5.625       SAN JOSE              CA      95123      Condominium
Group I       524000.02            2292.500088     360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95136      Condominium
Group I       183120               877.45          360       356        5.5          0      0       0.25        5.75        ANCHORAGE             AK      99504      Condominium
Group I       144000               720             360       357        5.75         0      0       0.25        6           MESA                  AZ      85207      Condominium
Group I       599987.5             2687.5          360       356        5.125        0      0       0.25        5.375       NOVATO                CA      94949      Single Family
Group I       292000               1186.25         360       356        4.625        0      0       0.25        4.875       GILBERT               AZ      85299      Single Family
Group I       188000               861.6666667     360       356        5.25         0      0       0.25        5.5         STILLWATER            MN      55082      Single Family
Group I       726000               3251.875        360       356        5.125        0      0       0.25        5.375       FRESNO                CA      93720      Single Family
Group I       400500               1835.625        360       356        5.25         0      0       0.25        5.5         SAN CARLOS            CA      94070      Condominium
Group I       540000               2362.5          360       356        5            0      0       0.25        5.25        LODI                  CA      95240      Single Family
Group I       351920               1576.308333     360       356        5.125        0      0       0.25        5.375       SANTEE                CA      92071      Condominium
Group I       509250               2387.109375     360       356        5.375        0      0       0.25        5.625       GILROY                CA      95020      Single Family
Group I       424000               1987.5          360       356        5.375        0      0       0.25        5.625       SAN DIEGO             CA      92128      Single Family
Group I       244500               1120.625        360       356        5.25         0      0       0.25        5.5         MODESTO               CA      95350      Single Family
Group I       597228.96            3313.23         360       356        5            0      0       0.25        5.25        SEDONA                AZ      86351      Single Family
Group I       888000               3607.5          360       356        4.625        0      0       0.25        4.875       SANTA MONICA          CA      90405      Single Family
Group I       935348.51            4974.56         360       356        4.625        0      0       0.25        4.875       ALEXANDRIA            VA      22314      Single Family
Group I       517623.26            2534.19721      360       356        5.625        0      0       0.25        5.875       OAKLAND               CA      94606      Condominium
Group I       437000               2057.799328     360       356        5.375        0      0       0.25        5.625       SAN JOSE              CA      95123      2-4 Family
Group I       145000               694.7916667     360       356        5.5          0      0       0.25        5.75        ROSAMOND              CA      93560      Single Family
Group I       840000               3675            360       356        5            0      0       0.25        5.25        DANA POINT            CA      92629      Single Family
Group I       281951.83            1204.169274     360       356        4.875        0      0       0.25        5.125       GREENSBORO            NC      27407      Single Family
Group I       168946.72            774.3391333     360       356        5.25         0      0       0.25        5.5         ATLANTA               GA      30312      Single Family
Group I       800000               3583.333333     360       356        5.125        0      0       0.25        5.375       DES MOINES            WA      98198      Single Family
Group I       440151.93            2017.731467     360       356        5.25         0      0       0.25        5.5         DISCOVERY BAY         CA      94514      Single Family
Group I       348304               1523.83         360       356        5            0      0       0.25        5.25        ROUND HILL            VA      20141      Single Family
Group I       479600               2048.291667     360       356        4.875        0      0       0.25        5.125       PASADENA              CA      91101      Condominium
Group I       248854.26            1116.378004     360       356        5.125        0      0       0.25        5.375       SEASIDE PARK          NJ      08752      2-4 Family
Group I       166800               781.875         360       356        5.375        0      0       0.25        5.625       MINNETONKA            MN      55345      Single Family
Group I       585000               2864.0625       360       357        5.625        0      0       0.25        5.875       PLEASANTON            CA      94588      Single Family
Group I       649370.89            2841.69025      360       356        5            0      0       0.25        5.25        SANTA BARBARA         CA      93105      Single Family
Group I       179500               878.8020833     360       356        5.625        0      0       0.25        5.875       MESA                  AZ      85213      Single Family
Group I       401850               1841.8125       360       356        5.25         0      0       0.25        5.5         SARTELL               MN      56377      Single Family
Group I       576400               2581.791667     360       356        5.125        0      0       0.25        5.375       SAN JOSE              CA      95131      Single Family
Group I       583200               2551.5          360       356        5            0      0       0.25        5.25        EL DORADO HILLS       CA      95762      Single Family
Group I       504000               2467.5          360       356        5.625        0      0       0.25        5.875       SAN JOSE              CA      95123      Single Family
Group I       288000               1350            360       356        5.375        0      0       0.25        5.625       FEDERAL WAY           WA      98023      Single Family
Group I       492000               2255            360       356        5.25         0      0       0.25        5.5         BASALT                CO      81621      Single Family
Group I       287816               1169.2525       360       357        4.625        0      0       0.25        4.875       ORLANDO               FL      32828      Single Family
Group I       350285               1678.448958     360       357        5.5          0      0       0.25        5.75        FAIRBURN              GA      30213      Single Family
Group I       732000               3507.5          360       356        5.5          0      0       0.25        5.75        FREMONT               CA      94539      Single Family
Group I       657486.32            3729.74         360       328        4.875        0      0       0.25        5.125       SANTA CLARITA         CA      91387      Single Family
Group I       263600               878.6666667     360       355        3.75         0      0       0.25        4           NEW ALBANY            OH      43054      Single Family
Group I       795000               3229.6875       360       350        4.625        0      0       0.25        4.875       NEW YORK              NY      10021      CO-OP
Group I       243807.45            5677.88         360       355        5.25         0      0       0.25        5.5         CHESTERFIELD          MO      63005      Single Family
Group I       160350               751.640625      360       356        5.375        0      0       0.25        5.625       GOODYEAR              AZ      85338      Single Family
Group I       264333               1156.456875     360       356        5            0      0       0.25        5.25        MCCALL                ID      83638      Condominium
Group I       352946               1580.903958     360       355        5.125        0      0       0.25        5.375       FAYETTEVILLE          GA      30214      Single Family
Group I       489000               1990.625        360       350        4.625        0      0       0.25        4.875       HUNTINGTON BEACH      CA      92649      Condominium
Group I       839600               3586.432292     360       354        4.875        0      0       0.25        5.125       DUBLIN                CA      94568      Single Family
Group I       462485               1734.31875      360       352        4.25         0      0       0.25        4.5         LEAWOOD               KS      66224      Single Family
Group I       572000               2323.75         360       352        4.625        0      0       0.25        4.875       WASHINGTON            DC      20010      Single Family
Group I       552000               2357.5          360       352        4.875        0      0       0.25        5.125       NEW YORK              NY      10014      CO-OP
Group I       999999               4270.829063     360       350        4.875        0      0       0.25        5.125       THOUSAND OAKS         CA      91362      Single Family
Group I       417049.38            1955.390625     360       355        5.375        0      0       0.25        5.625       DENVILLE              NJ      07834      Condominium
Group I       459349               2009.651875     360       350        5            0      0       0.25        5.25        LAGUNA NIGUEL         CA      92677      Single Family
Group I       445625.03            2544.27         360       355        5.25         0      0       0.25        5.5         LORTON                VA      22079      PUD
Group I       153300               702.625         360       355        5.25         0      0       0.25        5.5         TUCSON                AZ      85755      PUD
Group I       347973.81            1449.890875     360       354        4.75         0      0       0.25        5           LEESBURG              VA      20176      Single Family
Group I       332900               1525.791667     360       356        5.25         0      0       0.25        5.5         RANCHO CORDOVA        CA      95742      Single Family
Group I       150000               531.25          360       355        4            0      0       0.25        4.25        BLACKLICK             OH      43004      Single Family
Group I       296500               1235.416667     360       355        4.75         0      0       0.25        5           TEMECULA              CA      92591      Single Family
Group I       149901.44            655.9623        360       356        5            0      0       0.25        5.25        ELK GROVE             CA      95757      Single Family
Group I       247113.56            1029.639833     360       355        4.75         0      0       0.25        5           MAINEVILLE            OH      45039      Single Family
Group I       499999.5             2187.497813     360       353        5            0      0       0.25        5.25        NEW YORK              NY      10021      CO-OP
Group I       630854               2365.7025       360       356        4.25         0      0       0.25        4.5         REDMOND               WA      98053      Single Family
Group I       1000000              5078.125        360       356        4.625        0      0       0.25        4.875       WAYZATA               MN      55391      Single Family
Group I       925000               4046.875        360       356        5            0      0       0.25        5.25        DOBBS FERRY           NY      10522      Single Family
Group I       994937.44            5216.48         360       356        4.5          0      0       0.25        4.75        VALENCIA              CA      91381      PUD
Group I       318900               1461.625        360       355        5.25         0      0       0.25        5.5         RANCHO CORDOVA        CA      95742      Single Family
Group I       192000               760             360       355        4.5          0      0       0.25        4.75        MAINEVILLE            OH      45039      Single Family
Group I       654630.58            3644.55         360       353        5            0      0       0.25        5.25        CARLSBAD              CA      92008      Single Family
Group I       66929.11             285.843074      360       353        4.875        0      0       0.25        5.125       MEDINA                NY      14103      Single Family
Group I       331936.98            1348.558372     360       352        4.625        0      0       0.25        4.875       ADA                   MI      49301      Single Family
Group I       599960               2374.841667     360       356        4.5          0      0       0.25        4.75        REDMOND               WA      98052      Single Family
Group I       232640.98            1114.738125     360       355        5.5          0      0       0.25        5.75        CASA GRANDE           AZ      85222      Single Family
Group I       748720.63            4054.94         360       353        4.75         0      0       0.25        5           YORBA LINDA           CA      92886      Single Family
Group I       110000               481.25          360       352        5            0      0       0.25        5.25        DOVER                 NJ      08753      Single Family
Group I       750000               3437.5          360       356        5.25         0      0       0.25        5.5         WEST ORANGE           NJ      07052      Single Family
Group I       169599.8             706.6658333     360       354        4.75         0      0       0.25        5           DES MOINES            IA      50312      Single Family
Group I       547079.04            2507.4456       360       352        5.25         0      0       0.25        5.5         BUENA PARK            CA      90621      Single Family
Group I       223992               1026.63         360       356        5.25         0      0       0.25        5.5         MURRIETA              CA      92562      Condominium
Group I       664000               2983.125        360       355        5.125        0      0       0.25        5.375       LAKE FOREST           IL      60045      Single Family
Group I       1100000              4812.5          360       355        5            0      0       0.25        5.25        RANCHO MIRAGE         CA      92270      Single Family
Group I       1225000              5104.166667     360       356        4.75         0      0       0.25        5           COLD SPRING           NY      11724      Single Family
Group I       1800000              8250            360       356        5.25         0      0       0.25        5.5         WAIKOLOA              HI      96738      Condominium
Group I       650000               2911.458333     360       355        5.125        0      0       0.25        5.375       ASPEN                 CO      81611      Condominium
Group I       85608                428.04          360       356        5.75         0      0       0.25        6           JACKSONVILLE          FL      32258      Condominium
Group I       248000               1033.333333     360       356        4.75         0      0       0.25        5           SEATTLE               WA      98121      Condominium
Group I       540000               2362.5          360       355        5            0      0       0.25        5.25        EAST HANOVER          NJ      07936      Single Family
Group I       407572.57            2232.4          360       355        4.875        0      0       0.25        5.125       EASTON                MA      02375      Single Family
Group I       416000               1863.333333     360       355        5.125        0      0       0.25        5.375       VALENCIA              CA      91354      Condominium
Group I       265599.39            1189.663934     360       356        5.125        0      0       0.25        5.375       APPLE VALLEY          CA      92307      Single Family
Group I       231810.46            990.3014438     360       355        4.875        0      0       0.25        5.125       GLENDALE              AZ      85303      Single Family
Group I       142349.61            607.9514594     360       356        4.875        0      0       0.25        5.125       BRECKENRIDGE          CO      80424      Single Family
Group I       150000               895.8333333     360       354        5.125        0      0       0.25        5.375       HINSDALE              IL      60521      Single Family
Group I       345100               1512.875        360       355        5            0      0       0.25        5.25        FULLERTON             CA      92835      Single Family
Group I       143320               671.8125        360       356        5.375        0      0       0.25        5.625       SOUTH EASTON          MA      02375      Condominium
Group I       187440               859.1           360       356        5.25         0      0       0.25        5.5         SOUTH EASTON          MA      02375      Condominium
Group I       216000               990             360       356        5.25         0      0       0.25        5.5         SEATTLE               WA      98146      Single Family
Group I       452000               1977.5          360       355        5            0      0       0.25        5.25        EWA BEACH             HI      96706      Condominium
Group I       261516               1089.65         360       356        4.75         0      0       0.25        5           HIGHLANDS RA          CO      80126      Single Family
Group I       592450               2591.96875      360       355        5            0      0       0.25        5.25        SAN DIEGO             CA      92108      Condominium
Group I       144000               630             360       355        5            0      0       0.25        5.25        EVANS                 CO      80620      Single Family
Group I       446000               1997.708333     360       354        5.125        0      0       0.25        5.375       UPLAND                CA      91784      Single Family
Group I       160000               683.3333333     360       356        4.875        0      0       0.25        5.125       SOUTH BEND            IN      46615      Single Family
Group I       291160               1425.470833     360       356        5.625        0      0       0.25        5.875       SCOTTSDALE            AZ      85255      Condominium
Group I       483634.54            2166.27971      360       356        5.125        0      0       0.25        5.375       GLEN ROCK             NJ      07452      Single Family
Group I       210000               918.75          360       355        5            0      0       0.25        5.25        COLUMBIA              MD      21045      Single Family
Group I       140000               627.0833333     360       355        5.125        0      0       0.25        5.375       DENVER                CO      80219      PUD
Group I       140000               627.0833333     360       355        5.125        0      0       0.25        5.375       DENVER                CO      80219      PUD
Group I       140000               627.0833333     360       355        5.125        0      0       0.25        5.375       DENVER                CO      80219      PUD
Group I       352800               1470            360       356        4.75         0      0       0.25        5           FALLS CHURCH          VA      22043      Condominium
Group I       230195.09            1031.38949      360       356        5.125        0      0       0.25        5.375       ROSEMEAD              CA      91770      Condominium
Group I       199900               895.3854167     360       356        5.125        0      0       0.25        5.375       ATLANTA               GA      30318      Single Family
Group I       411000               1840.9375       360       356        5.125        0      0       0.25        5.375       ANTIOCH               CA      94531      Single Family
Group I       450400               2017.416667     360       355        5.125        0      0       0.25        5.375       SAN JOSE              CA      95112      Condominium
Group I       683199.98            3060.166622     360       355        5.125        0      0       0.25        5.375       REDONDO BEACH         CA      90278      Single Family
Group I       468000               2047.5          360       355        5            0      0       0.25        5.25        GARNER                NC      27529      Single Family
Group I       246396.26            1026.651083     360       356        4.75         0      0       0.25        5           ATLANTA               GA      30318      Single Family
Group I       421431.41            2276.12         360       355        4.75         0      0       0.25        5           ROSEMOUNT             MN      55068      Single Family
Group I       317000               1320.833333     360       356        4.75         0      0       0.25        5           MARBLEHEAD            MA      01945      Single Family
Group I       205600               813.8333333     360       356        4.5          0      0       0.25        4.75        CRESTWOOD             KY      40014      Single Family
Group I       404000               1809.583333     360       356        5.125        0      0       0.25        5.375       GILBERT               AZ      85234      Single Family
Group I       212000               949.5833333     360       356        5.125        0      0       0.25        5.375       MYRTLE BEACH          SC      29575      Single Family
Group I       136200               652.625         360       356        5.5          0      0       0.25        5.75        OAK PARK              IL      60302      Condominium
Group I       451400               2021.895833     360       356        5.125        0      0       0.25        5.375       ELK GROVE             CA      95757      Single Family
Group I       86436.71             384.1599563     360       355        5            0      0       0.25        5.25        LAS VEGAS             NV      89117      Single Family
Group I       155000               678.125         360       355        5            0      0       0.25        5.25        ZIMMERMAN             MN      55398      Single Family
Group I       311941.86            1462.318734     360       356        5.375        0      0       0.25        5.625       DENVER                CO      80206      Single Family
Group I       295968.33            1418.181581     360       356        5.5          0      0       0.25        5.75        ATLANTA               GA      30317      Single Family
Group I       183200               839.6666667     360       356        5.25         0      0       0.25        5.5         HOMOSASSA             FL      34446      Single Family
Group I       511725               2452.015625     360       356        5.5          0      0       0.25        5.75        WASHINGTON            DC      20016      Condominium
Group I       270000               1181.25         360       356        5            0      0       0.25        5.25        VISALIA               CA      93292      Single Family
Group I       1138000              5097.291667     360       356        5.125        0      0       0.25        5.375       WASHINGTON            DC      20008      Single Family
Group I       220000               1031.25         360       356        5.375        0      0       0.25        5.625       PHOENIX               AZ      85053      Single Family
Group I       230600               1056.916667     360       356        5.25         0      0       0.25        5.5         DECATUR               GA      30032      Single Family
Group I       314173.17            1276.328503     360       356        4.625        0      0       0.25        4.875       BEAUMONT              CA      92223      Single Family
Group I       404403               1811.388438     360       356        5.125        0      0       0.25        5.375       SAN MARCOS            CA      92069      Condominium
Group I       239900               1150.479167     360       356        5.5          0      0       0.25        5.75        LOVELAND              CO      80537      Single Family
Group I       270094.27            1210.029675     360       356        5.125        0      0       0.25        5.375       GLENDALE              AZ      85308      Single Family
Group I       229803               1149.015        360       356        5.75         0      0       0.25        6           SCOTTSDALE            AZ      85255      Condominium
Group I       447903.26            2416.13         360       356        4.75         0      0       0.25        5           LEAWOOD               KS      66224      Single Family
Group I       218000               1021.875        360       356        5.375        0      0       0.25        5.625       FREDERICK             MD      21075      Single Family
Group I       311413.7             1329.99601      360       356        4.875        0      0       0.25        5.125       GLENDALE              AZ      85305      Single Family
Group I       313900               1438.708333     360       356        5.25         0      0       0.25        5.5         CHANDLER              AZ      85249      Single Family
Group I       425000               2036.458333     360       356        5.5          0      0       0.25        5.75        OAKLAND               CA      94608      Condominium
Group I       100000               416.6666667     360       356        4.75         0      0       0.25        5           MARYVILLE             TN      37803      Single Family
Group I       226268.14            1060.631906     360       356        5.375        0      0       0.25        5.625       CUMMING               GA      30041      Single Family
Group I       650000               2843.75         360       356        5            0      0       0.25        5.25        CHEVY CHASE           MD      20815      Single Family
Group I       250000               1119.791667     360       356        5.125        0      0       0.25        5.375       CARBONDALE            CO      81623      Single Family
Group I       207920               1017.941667     360       356        5.625        0      0       0.25        5.875       PASADENA              MD      21122      Single Family
Group I       1000000              4479.166667     360       356        5.125        0      0       0.25        5.375       MORGAN HILL           CA      95037      Single Family
Group I       264000               1237.5          360       356        5.375        0      0       0.25        5.625       MODESTO               CA      95350      Single Family
Group I       129600               607.5           360       356        5.375        0      0       0.25        5.625       NORTH WILDWOOD        NJ      08260      Condominium
Group I       285850               1339.921875     360       356        5.375        0      0       0.25        5.625       LA QUINTA             CA      92253      Single Family
Group I       190000               930.2083333     360       356        5.625        0      0       0.25        5.875       PHOENIX               AZ      85041      Single Family
Group I       129232               565.39          360       356        5            0      0       0.25        5.25        ATLANTA               GA      30308      Condominium
Group I       239465               1072.603646     360       356        5.125        0      0       0.25        5.375       LAS VEGAS             NV      89138      Single Family
Group I       468000               2242.5          360       356        5.5          0      0       0.25        5.75        BOERNE                TX      78015      Single Family
Group I       544376.44            2610.337563     360       356        5.5          0      0       0.25        5.75        LAUREL                MD      20707      Single Family
Group I       430320               1793            360       356        4.75         0      0       0.25        5           PATTERSON             CA      95363      Single Family
Group I       116000               555.8333333     360       356        5.5          0      0       0.25        5.75        BLOOMINGDALE          IL      60108      Condominium
Group I       403999.73            1767.498819     360       356        5            0      0       0.25        5.25        BOWIE                 MD      20721      Single Family
Group I       276493.53            1238.463918     360       356        5.125        0      0       0.25        5.375       WINDSOR               VA      23487      Single Family
Group I       1330000              5957.291667     360       353        5.125        0      0       0.25        5.375       LOS ANGELES           CA      90077      Single Family
Group I       243650               965.2395833     360       354        4.5          0      0       0.25        4.75        FERNANDINA B          FL      32034      Single Family
Group I       179372               710.0141667     360       355        4.5          0      0       0.25        4.75        ROSEMOUNT             MN      55068      Condominium
Group I       590200               2643.604167     360       356        5.125        0      0       0.25        5.375       MOUNTAIN HOU          CA      95391      Single Family
Group I       261894.06            1118.505881     360       355        4.875        0      0       0.25        5.125       ELK GROVE             CA      95624      Single Family
Group I       125965.46            419.8848667     360       355        3.75         0      0       0.25        4           WESTERVILLE           OH      43081      Single Family
Group I       231000               842.1875        360       355        4.125        0      0       0.25        4.375       NEW ALBANY            OH      43054      Single Family
Group I       267200               1085.5          360       356        4.625        0      0       0.25        4.875       QUEEN CREEK           AZ      85242      Single Family
Group I       216000               945             360       356        5            0      0       0.25        5.25        MESA                  AZ      85215      Single Family
Group I       932990               3794.375        360       352        4.625        0      0       0.25        4.875       WASHINGTON            DC      20016      Single Family
Group I       259252.95            1134.231656     360       353        5            0      0       0.25        5.25        SANTA CLARITA         CA      91350      Condominium
Group I       475934.02            2135.572335     360       353        5.125        0      0       0.25        5.375       ACCOKEEK              MD      20607      Single Family
Group I       403485               1765.246875     360       355        5            0      0       0.25        5.25        LANEXA                VA      23089      Single Family
Group I       500300               2136.697917     360       356        4.875        0      0       0.25        5.125       ANTIOCH               CA      94531      Single Family
Group I       424000               1766.666667     360       353        4.75         0      0       0.25        5           SAN FRANCISCO         CA      94103      Condominium
Group I       153750               576.5625        360       355        4.25         0      0       0.25        4.5         LOVELAND              OH      45140      Single Family
Group I       799820.83            3583.333333     360       355        5.125        0      0       0.25        5.375       GAITHERSBURG          MD      20882      Single Family
Group I       629172.81            3158.48         360       356        4.125        0      0       0.25        4.375       KAILUA                HI      96734      Single Family
Group I       544000               2323.333333     360       355        4.875        0      0       0.25        5.125       BROOMFIELD            CO      80020      Single Family
Group I       500000               2187.5          360       353        5            0      0       0.25        5.25        SANTA CLARITA         CA      91321      Single Family
Group I       606718.28            2338.393371     360       355        4.375        0      0       0.25        4.625       SAINT CHARLES         IL      60175      Single Family
Group I       318428               1194.105        360       356        4.25         0      0       0.25        4.5         NORTHBRIDGE           MA      01534      Condominium
Group I       497690.82            2761.02         360       356        5            0      0       0.25        5.25        BURR RIDGE            IL      60527      Single Family
Group I       955000               4062.5          360       356        4.625        0      0       0.25        4.875       OLD TAPPAN            NJ      07675      Single Family
Group I       444400               1805.375        360       356        4.625        0      0       0.25        4.875       ALDIE                 VA      20105      Single Family
Group I       323852               1551.790833     360       356        5.5          0      0       0.25        5.75        GREELEY               CO      80634      Single Family
Group I       441478.66            1977.456498     360       356        5.125        0      0       0.25        5.375       CHANHASSEN            MN      55317      Single Family
Group I       273500               1253.541667     360       353        5.25         0      0       0.25        5.5         NEW BRIGHTON          MN      55112      Single Family
Group I       478300               2192.208333     360       355        5.25         0      0       0.25        5.5         MOUNTAIN HOU          CA      95391      Single Family
Group I       239900               999.5833333     360       354        4.75         0      0       0.25        5           WALDORF               MD      20602      Single Family
Group I       347970               1594.8625       360       354        5.25         0      0       0.25        5.5         SUISUN CITY           CA      94585      Single Family
Group I       500000               2291.666667     360       356        5.25         0      0       0.25        5.5         NEWPORT BEACH         CA      92625      Single Family
Group I       455629.36            2634.21         360       356        5.375        0      0       0.25        5.625       BENICIA               CA      94510      Single Family
Group I       438901.68            1965.913775     360       354        5.125        0      0       0.25        5.375       SURFSIDE BEACH        SC      29575      Single Family
Group I       179584.32            768.0046969     360       355        4.875        0      0       0.25        5.125       HERMITAGE             TN      37076      PUD
Group I       173800               633.6458333     360       355        4.125        0      0       0.25        4.375       BLACKLICK             OH      43004      Single Family
Group I       550015.58            2927.58         360       356        4.625        0      0       0.25        4.875       HAYMARKET             VA      20169      Single Family
Group I       124000               607.0833333     360       356        5.625        0      0       0.25        5.875       NORFOLK               VA      23513      Single Family
Group I       349200               1709.625        360       356        5.625        0      0       0.25        5.875       KENT                  WA      98042      Single Family
Group I       256000               1253.333333     360       356        5.625        0      0       0.25        5.875       SCOTTSDALE            AZ      85257      Single Family
Group I       236000               1130.833333     360       356        5.5          0      0       0.25        5.75        VIRGINIA BEACH        VA      23456      Condominium
Group I       193500               866.71875       360       356        5.125        0      0       0.25        5.375       TEMECULA              CA      92592      Condominium
Group I       202384.67            1170.08         360       356        5.375        0      0       0.25        5.625       ATLANTA               GA      30309      Condominium
Group I       123277               590.7022917     360       356        5.5          0      0       0.25        5.75        TAMPA                 FL      33619      Condominium
Group I       584450               2678.729167     360       356        5.25         0      0       0.25        5.5         SAN DIEGO             CA      92101      Condominium
Group I       167992               804.9616667     360       356        5.5          0      0       0.25        5.75        ORLANDO               FL      32835      Condominium
Group I       411750               1758.515625     360       356        4.875        0      0       0.25        5.125       RALEIGH               NC      27614      PUD
Group I       356000               1520.416667     360       356        4.875        0      0       0.25        5.125       DUNWOODY              GA      30338      Single Family
Group I       191920               879.6333333     360       356        5.25         0      0       0.25        5.5         ROCKLAND              MA      02370      Condominium
Group I       500000               2187.5          360       356        5            0      0       0.25        5.25        REDWOOD CITY          CA      94065      Single Family
Group I       262000               1091.666667     360       356        4.75         0      0       0.25        5           ASHBURN               VA      20148      Condominium
Group I       492500               2154.6875       360       356        5            0      0       0.25        5.25        ATLANTA               GA      30319      Single Family
Group I       181200               868.25          360       356        5.5          0      0       0.25        5.75        WINTER GARDE          FL      34787      Single Family
Group I       350000               1640.625        360       357        5.375        0      0       0.25        5.625       HENDERSON             NV      89052      Single Family
Group I       174832               655.62          360       356        4.25         0      0       0.25        4.5         ATLANTA               GA      30314      Single Family
Group I       307074.55            1375.547604     360       356        5.125        0      0       0.25        5.375       TURLOCK               CA      95382      Single Family
Group I       333750               1494.921875     360       356        5.125        0      0       0.25        5.375       FRIPP ISLAND          SC      29902      Condominium
Group I       291757.4             1367.612813     360       356        5.375        0      0       0.25        5.625       REDLANDS              CA      92374      Single Family
Group I       190900               874.9583333     360       356        5.25         0      0       0.25        5.5         BALTIMORE             MD      21221      Single Family
Group I       203564               954.20625       360       356        5.375        0      0       0.25        5.625       COLORADO SPRINGS      CO      80922      Single Family
Group I       899830.53            3843.268506     360       356        4.875        0      0       0.25        5.125       WASHINGTON            DC      20016      Single Family
Group I       330000               1512.5          360       356        5.25         0      0       0.25        5.5         FREDERICKSBURG        VA      22406      Single Family
Group I       470000               2154.166667     360       356        5.25         0      0       0.25        5.5         ASHBURN               VA      20147      Single Family
Group I       288800               1323.666667     360       356        5.25         0      0       0.25        5.5         BELLEVUE              WA      98008      Single Family
Group I       108000               483.75          360       356        5.125        0      0       0.25        5.375       GRAND JUNCTI          CO      81504      Single Family
Group I       340000               1629.166667     360       356        5.5          0      0       0.25        5.75        WASHINGTON            DC      20009      Condominium
Group I       520000               2166.666667     360       356        4.75         0      0       0.25        5           NAPERVILLE            IL      60564      Single Family
Group I       469200               2101.625        360       356        5.125        0      0       0.25        5.375       RENO                  NV      89502      Single Family
Group I       288791.98            1323.63         360       356        5.25         0      0       0.25        5.5         FAIR OAKS RA          CA      91387      Condominium
Group I       216320               1036.533333     360       356        5.5          0      0       0.25        5.75        SAINT PETERS          FL      33709      Single Family
Group I       295776.99            1232.715125     360       356        4.75         0      0       0.25        5           CHELSEA               AL      35043      Single Family
Group I       518749.78            2162.636333     360       356        4.75         0      0       0.25        5           VIENNA                VA      22180      Single Family
Group I       505360               2210.95         360       356        5            0      0       0.25        5.25        COLORADO SPRINGS      CO      80908      Single Family
Group I       204000               935             360       356        5.25         0      0       0.25        5.5         BRIGHTON              CO      80603      Single Family
Group I       156000               715             360       356        5.25         0      0       0.25        5.5         ST GEORGE             UT      84770      Single Family
Group I       263920               1292.108333     360       356        5.625        0      0       0.25        5.875       INDIAN SHORE          FL      33785      Condominium
Group I       184352.47            808.2920563     360       356        5            0      0       0.25        5.25        POULSBO               WA      98370      Single Family
Group I       450000               2015.625        360       356        5.125        0      0       0.25        5.375       GLEN ROCK             NJ      07452      Single Family
Group I       180000               881.25          360       356        5.625        0      0       0.25        5.875       AVONDALE              AZ      85323      Single Family
Group I       154000               689.7916667     360       356        5.125        0      0       0.25        5.375       SEVIERVILLE           TN      37862      Single Family
Group I       188000               940             360       356        5.75         0      0       0.25        6           PHOENIX               AZ      85022      Single Family
Group I       97200                445.5           360       356        5.25         0      0       0.25        5.5         HAMPTON               VA      23666      Single Family
Group I       183200               858.75          360       356        5.375        0      0       0.25        5.625       PANAMA CITY           FL      32404      Single Family
Group I       142797.42            684.2376375     360       356        5.5          0      0       0.25        5.75        PANAMA CITY           FL      32405      Single Family
Group I       158200               708.6041667     360       356        5.125        0      0       0.25        5.375       ATLANTA               GA      30308      Condominium
Group I       96132.19             557.24          360       356        5.375        0      0       0.25        5.625       MADISON               WI      53714      Single Family
Group I       349921.61            1567.357211     360       356        5.125        0      0       0.25        5.375       VICTOR                ID      83455      Single Family
Group I       686000               3287.083333     360       356        5.5          0      0       0.25        5.75        PARADISE VAL          AZ      85253      Single Family
Group I       449892.19            2155.73341      360       356        5.5          0      0       0.25        5.75        OCEAN CITY            MD      21842      Condominium
Group I       334800               1639.125        360       356        5.625        0      0       0.25        5.875       EVERETT               WA      98205      Single Family
Group I       275120               1289.625        360       357        5.375        0      0       0.25        5.625       NORFOLK               VA      23510      Condominium
Group I       322600.82            1819.83         360       327        4.75         0      0       0.25        5           WESTLAKE              OH      44145      Single Family
Group I       445000               1854.166667     360       326        4.75         0      0       0.25        5           SOUTH SAN FRANCISCO   CA      94080      Single Family
Group I       428944.87            2404.97         360       327        4.75         0      0       0.25        5           NEW YORK              NY      10010      Condominium
Group I       399812.97            1707.85547      360       328        4.875        0      0       0.25        5.125       CORNELIUS             NC      28031      Single Family
Group I       419447.49            2379.41         360       328        4.875        0      0       0.25        5.125       CUMBERLAND            ME      04110      Single Family
Group I       850000               3453.125        360       328        4.625        0      0       0.25        4.875       BETHESDA              MD      20817      Single Family
Group I       998764.62            4057.653316     360       332        4.625        0      0       0.25        4.875       ORINDA                CA      94563      Single Family
Group I       900900               3659.90625      360       330        4.625        0      0       0.25        4.875       SAN CARLOS            CA      94070      Single Family
Group I       418531.84            2345.91         360       332        4.75         0      0       0.25        5           LAGUNA BEACH          CA      92651      Single Family
Group I       963615.39            5292.08         360       332        4.625        0      0       0.25        4.875       NEW CANAAN            CT      06840      Single Family
Group I       407188.76            1696.619833     360       334        4.75         0      0       0.25        5           LONG BEACH            CA      90803      Single Family
Group I       999362.66            4059.924416     360       337        4.625        0      0       0.25        4.875       SHORT HILLS           NJ      07078      Single Family
Group I       585000               2376.5625       360       337        4.625        0      0       0.25        4.875       MANHATTAN             NY      10011      CO-OP
Group I       558000               2325            360       340        4.75         0      0       0.25        5           EDEN PRAIRIE          MN      55344      Single Family
Group I       574443.2             2334.054775     360       339        4.625        0      0       0.25        4.875       HOLDEN BEACH          NC      28462      Single Family
Group I       453173.68            2413.19         360       355        4.625        0      0       0.25        4.875       TRUMBULL              CT      06611      Single Family
Group I       416269.96            1777.819621     360       342        4.875        0      0       0.25        5.125       DALLAS                TX      75219      Condominium
Group I       307802.45            1314.572964     360       342        4.875        0      0       0.25        5.125       DECATUR               GA      30030      Single Family
Group I       699948.66            2843.541431     360       342        4.625        0      0       0.25        4.875       FAIRFAX STAT          VA      22039      Single Family
Group I       200782.9             815.7153875     360       354        4.625        0      0       0.25        4.875       SAINT LOUIS           MO      63103      Condominium
Group I       650000               2708.333333     360       354        4.75         0      0       0.25        5           JACKSON               WY      83001      Single Family
Group I       333681.17            1425.096664     360       354        4.875        0      0       0.25        5.125       CLE ELUM              WA      98922      Single Family
Group I       290580.97            878.3752302     360       355        3.375        0      0       0.25        3.625       POWELL                OH      43065      Single Family
Group I       876412               3377.837917     360       356        4.375        0      0       0.25        4.625       ATLANTA               GA      30350      Single Family
Group I       748000               3116.666667     360       356        4.75         0      0       0.25        5           HENDERSON             NV      89052      Single Family
Group I       300000               1343.75         360       354        5.125        0      0       0.25        5.375       FLORENCE              NJ      08518      PUD
Group I       544134               2437.266875     360       355        5.125        0      0       0.25        5.375       DUBLIN                CA      94568      Condominium
Group I       231122               805.0246948     360       355        3.625        0      0       0.25        3.875       NEW ALBANY            OH      43054      Single Family
Group I       1000000              3958.333333     360       350        4.5          0      0       0.25        4.75        OAK PARK              CA      91377      PUD
Group I       659450               2816.401042     360       354        4.875        0      0       0.25        5.125       LORTON                VA      22079      Single Family
Group I       253696.34            898.5078708     360       355        4            0      0       0.25        4.25        NEW ALBANY            OH      43054      Single Family
Group I       501363.93            2746.13         360       355        4.875        0      0       0.25        5.125       SCHAUMBURG            IL      60193      Single Family
Group I       419250               1746.875        360       355        4.75         0      0       0.25        5           RALEIGH               NC      27614      PUD
Group I       240000               1100            360       356        5.25         0      0       0.25        5.5         KENNESAW              GA      30152      Single Family
Group I       464000               2078.333333     360       352        5.125        0      0       0.25        5.375       PHOENIX               MD      21131      Single Family
Group I       124112               581.775         360       356        5.375        0      0       0.25        5.625       LITHIA                FL      33547      Single Family
Group I       419708.74            2426.53         360       356        5.375        0      0       0.25        5.625       CORONA                CA      92880      Single Family
Group I       231576.78            1085.516156     360       356        5.375        0      0       0.25        5.625       WACONIA               MN      55387      Single Family
Group I       316000               1415.416667     360       356        5.125        0      0       0.25        5.375       PANAMA CITY           FL      32407      Condominium
Group I       338358               1550.8075       360       356        5.25         0      0       0.25        5.5         FOLSOM                CA      95630      Condominium
Group I       277900               1273.708333     360       356        5.25         0      0       0.25        5.5         MARYSVILLE            CA      95901      Single Family
Group I       127920               626.275         360       356        5.625        0      0       0.25        5.875       PONTE VEDRA           FL      32082      Condominium
Group I       338617               1446.176771     360       356        4.875        0      0       0.25        5.125       SANTA CLARITA         CA      91354      Condominium
Group I       404567               1685.695833     360       353        4.75         0      0       0.25        5           BROOKLYN PARK         MN      55443      Single Family
Group I       967720               4132.970833     360       356        4.875        0      0       0.25        5.125       PAOLI                 PA      19301      Single Family
Group I       348741               1453.0875       360       356        4.75         0      0       0.25        5           CHANTILLY             VA      20152      Condominium
Group I       451746               2071.19         360       356        5.25         0      0       0.25        5.5         MINNEAPOLIS           MN      55401      Condominium
Group I       224745.98            1030.085742     360       355        5.25         0      0       0.25        5.5         GILBERT               AZ      85296      Single Family
Group I       498604.07            2652.66         360       356        4.625        0      0       0.25        4.875       SNOHOMISH             WA      98296      Single Family
Group I       474462.03            2671.98         360       355        5.125        0      0       0.25        5.375       DENVER                CO      80238      Single Family
Group I       194511               871.2471875     360       356        5.125        0      0       0.25        5.375       SHAWNEE               KS      66218      Single Family
Group I       515226               2361.4525       360       356        5.25         0      0       0.25        5.5         FAIR OAKS RA          CA      91387      Single Family
Group I       205592               985.1283333     360       353        5.5          0      0       0.25        5.75        CELEBRATION           FL      34747      Condominium
Group I       446092               2044.588333     360       356        5.25         0      0       0.25        5.5         OAKLEY                CA      94561      Single Family
Group I       200560.78            1133.94         360       356        5.125        0      0       0.25        5.375       MCKINNEY              TX      75070      Single Family
Group I       144827.51            663.7927542     360       356        5.25         0      0       0.25        5.5         CHARLOTTE             NC      28213      Single Family
Group I       409672               1706.966667     360       356        4.75         0      0       0.25        5           SANTA MARIA           CA      93458      Single Family
Group I       191376               877.14          360       356        5.25         0      0       0.25        5.5         WARRINGTON            PA      18976      Condominium
Group I       261418.08            1198.1662       360       356        5.25         0      0       0.25        5.5         PEORIA                AZ      85383      Single Family
Group I       528580               2477.71875      360       356        5.375        0      0       0.25        5.625       SANTA CLARA           CA      95054      Condominium
Group I       125000               598.9583333     360       356        5.5          0      0       0.25        5.75        TUSCON                AZ      85739      Single Family
Group I       233192               995.9241667     360       356        4.875        0      0       0.25        5.125       VICTORVILLE           CA      92394      Single Family
Group I       218260               954.8875        360       356        5            0      0       0.25        5.25        LINDA                 CA      95901      Single Family
Group I       291201.97            1600.82         360       352        4.875        0      0       0.25        5.125       CORONA                CA      92880      Single Family
Group I       328000               1537.5          360       356        5.375        0      0       0.25        5.625       PALMDALE              CA      93551      Single Family
Group I       255197.84            1222.822983     360       356        5.5          0      0       0.25        5.75        WILLIAMSBURG          VA      23188      Single Family
Group I       1332500              5829.6875       360       352        5            0      0       0.25        5.25        COROLLA               NC      27927      Single Family
Group I       864000               3870            360       352        5.125        0      0       0.25        5.375       OCEAN ISLE B          NC      28469      Single Family
Group I       453024               2029.17         360       356        5.125        0      0       0.25        5.375       ASHBURN               VA      20148      Single Family
Group I       417510               1826.60625      360       353        5            0      0       0.25        5.25        ARLINGTON             VA      22203      Condominium
Group I       213625.29            956.8632781     360       356        5.125        0      0       0.25        5.375       RICHFIELD             MN      55423      Condominium
Group I       637866               2923.5525       360       356        5.25         0      0       0.25        5.5         LEESBURG              VA      20175      Single Family
Group I       560000               2450            360       352        5            0      0       0.25        5.25        SAN DIEGO             CA      92109      Single Family
Group I       504722.1             2878.45         360       356        5.25         0      0       0.25        5.5         AURORA                CO      80016      Single Family
Group I       192720               903.375         360       356        5.375        0      0       0.25        5.625       CHESAPEAKE            VA      23320      Condominium
Group I       639840               2732.65         360       356        4.875        0      0       0.25        5.125       SIOUX FALLS           SD      57108      Single Family
Group I       421600               1844.5          360       355        5            0      0       0.25        5.25        LANSDALE              PA      19446      Condominium
Group I       221000               989.8958333     360       356        5.125        0      0       0.25        5.375       RICHMOND              VA      23238      Single Family
Group I       255856               1172.673333     360       356        5.25         0      0       0.25        5.5         HAGERSTOWN            MD      21740      Single Family
Group I       202320               969.45          360       356        5.5          0      0       0.25        5.75        PONTE VEDRA           FL      32082      Condominium
Group I       306180               1371.43125      360       356        5.125        0      0       0.25        5.375       ODENTON               MD      21113      Single Family
Group I       419430.65            1878.699786     360       355        5.125        0      0       0.25        5.375       BRENTWOOD             CA      94513      Single Family
Group I       586281.78            3162.58         360       356        4.75         0      0       0.25        5           GAMBRILLS             MD      21054      Single Family
Group I       409967.84            1964.48084      360       355        5.5          0      0       0.25        5.75        ROSEVILLE             CA      95661      Single Family
Group I       190376               912.2183333     360       356        5.5          0      0       0.25        5.75        LAKEVILLE             MN      55044      Single Family
Group I       287000               1285.520833     360       356        5.125        0      0       0.25        5.375       FOLSOM                CA      95630      Single Family
Group I       257862.5             1132.523438     360       356        5            0      0       0.25        5.25        PHOENIX               AZ      85085      Single Family
Group I       344705               1508.084375     360       356        5            0      0       0.25        5.25        SANTA CLARITA         CA      91354      Condominium
Group I       582420               2487.41875      360       355        4.875        0      0       0.25        5.125       FREMONT               CA      94539      Condominium
Group I       133315               541.5921875     360       356        4.625        0      0       0.25        4.875       ATLANTA               GA      30308      Condominium
Group I       330400               1548.75         360       356        5.375        0      0       0.25        5.625       MIDLOTHIAN            VA      23113      Single Family
Group I       170350               763.0260417     360       356        5.125        0      0       0.25        5.375       WOODSTOCK             GA      30188      PUD
Group I       498880               2182.6          360       356        5            0      0       0.25        5.25        FREMONT               CA      94538      Single Family
Group I       414102               1897.9675       360       356        5.25         0      0       0.25        5.5         OAKLEY                CA      94561      Single Family
Group I       356000               1520.416667     360       356        4.875        0      0       0.25        5.125       SANTA MARIA           CA      93455      Single Family
Group I       717375               3213.242188     360       355        5.125        0      0       0.25        5.375       SAN DIEGO             CA      92101      Condominium
Group I       256692               1123.0275       360       356        5            0      0       0.25        5.25        PEORIA                AZ      85383      Single Family
Group I       517500               2317.96875      360       354        5.125        0      0       0.25        5.375       MT PLEASANT           SC      29464      Single Family
Group I       356917               1635.869583     360       356        5.25         0      0       0.25        5.5         ELK GROVE             CA      95624      Single Family
Group I       290900.18            1243.030441     360       356        4.875        0      0       0.25        5.125       NEWNAN                GA      30265      Single Family
Group I       88600                425.5           360       356        5.5          0      0       0.25        5.75        TAMPA                 FL      33619      Condominium
Group I       197828               906.7116667     360       356        5.25         0      0       0.25        5.5         LACEY                 WA      98516      Single Family
Group I       450000               1921.875        360       352        4.875        0      0       0.25        5.125       SILVERTHORNE          CO      80498      Single Family
Group I       193668.63            847.485625      360       356        5            0      0       0.25        5.25        RAMSEY                MN      55303      Single Family
Group I       527684.65            3011.35         360       356        5.25         0      0       0.25        5.5         CHINO                 CA      91710      Single Family
Group I       168996               776.8566667     360       356        5.25         0      0       0.25        5.5         BOOTHWYN              PA      19061      Single Family
Group I       400500               1752.1875       360       356        5            0      0       0.25        5.25        CHESTNUT HILL         MA      02446      Condominium
Group I       461360               2018.45         360       356        5            0      0       0.25        5.25        CENTREVILLE           VA      20120      Single Family
Group I       153492.97            703.5416667     360       356        5.25         0      0       0.25        5.5         ENGLEWOOD             OH      45322      Single Family
Group I       156103               666.6898958     360       356        4.875        0      0       0.25        5.125       WELLINGTON            CO      80549      Single Family
Group I       624100               2795.447917     360       356        5.125        0      0       0.25        5.375       SANTA CLARA           CA      95054      Condominium
Group I       528000               2310            360       356        5            0      0       0.25        5.25        CAMARILLO             CA      93012      Single Family
Group I       254800               1141.291667     360       356        5.125        0      0       0.25        5.375       ROCKVILLE             MD      20855      Condominium
Group I       336497.18            1612.624635     360       356        5.5          0      0       0.25        5.75        WILLIAMSBURG          VA      23185      Single Family
Group I       159600               731.5           360       355        5.25         0      0       0.25        5.5         BRADENTON             FL      34210      Condominium
Group I       800000               3500            360       356        5            0      0       0.25        5.25        GLOUCESTER            MA      01930      Single Family
Group I       514560               2251.2          360       356        5            0      0       0.25        5.25        SAN JOSE              CA      95133      Single Family
Group I       195877               897.7695833     360       356        5.25         0      0       0.25        5.5         STRASBURG             VA      22657      Single Family
Group I       471253.5             2614.35         360       356        5            0      0       0.25        5.25        CENTREVILLE           VA      20120      Single Family
Group I       584000               2433.333333     360       356        4.75         0      0       0.25        5           SAN FRANCISCO         CA      94110      Condominium
Group I       146480               701.8833333     360       356        5.5          0      0       0.25        5.75        CLEARWATER            FL      33762      Condominium
Group I       308392               1477.711667     360       356        5.5          0      0       0.25        5.75        ODENTON               MD      21113      Single Family
Group I       450000               1921.875        360       356        4.875        0      0       0.25        5.125       NEW YORK              NY      10010      Condominium
Group I       161400               689.3125        360       356        4.875        0      0       0.25        5.125       ATLANTA               GA      30308      Condominium
Group I       64000                284.375         360       356        5            0      0       0.25        5.25        KENILWORTH            NJ      07033      Single Family
Group I       378750               1814.84375      360       354        5.5          0      0       0.25        5.75        LOS ANGELES           CA      90012      Condominium
Group I       342750               1642.34375      360       355        5.5          0      0       0.25        5.75        WEST SACRAMENTO       CA      95691      Single Family
Group I       345000               1509.375        360       356        5            0      0       0.25        5.25        PORT WASHINGTON       NY      11050      Single Family
Group I       578000               2468.541667     360       357        4.875        0      0       0.25        5.125       TEGA CAY              SC      29708      Single Family
Group I       201733               861.5680208     360       356        4.875        0      0       0.25        5.125       ALPHARETTA            GA      30004      PUD
Group I       303500               1327.8125       360       355        5            0      0       0.25        5.25        SAN DIEGO             CA      92128      Condominium
Group I       213900               958.09375       360       356        5.125        0      0       0.25        5.375       TEMECULA              CA      92592      Condominium
Group I       249956.25            1093.558594     360       355        5            0      0       0.25        5.25        TUCKASEGEE            NC      28783      Single Family
Group I       200530.64            1134.64         360       356        5.125        0      0       0.25        5.375       MABLETON              GA      30126      Single Family
Group I       133468.02            639.5342625     360       356        5.5          0      0       0.25        5.75        SCOTTSDALE            AZ      85254      Condominium
Group I       231224.48            1012.508656     360       356        5            0      0       0.25        5.25        CUMMING               GA      30041      Single Family
Group I       439615.12            2544.4          360       355        5.375        0      0       0.25        5.625       KEYMAR                MD      21757      Single Family
Group I       318116.48            1767.05         360       355        5            0      0       0.25        5.25        SACRAMENTO            CA      95833      PUD
Group I       1982500              8260.416667     360       353        4.75         0      0       0.25        5           LONGMONT              CO      80504      Single Family
Group I       512440               2242.3625       360       356        5            0      0       0.25        5.25        FAIRFIELD             CA      94534      Single Family
Group I       499999               2291.662083     360       356        5.25         0      0       0.25        5.5         FAIRFIELD             CA      94534      Single Family
Group I       114360               536.0625        360       356        5.375        0      0       0.25        5.625       KENT                  WA      98030      Condominium
Group I       230000               982.2916667     360       356        4.875        0      0       0.25        5.125       ASPEN                 CO      81611      Condominium
Group I       159920               749.625         360       356        5.375        0      0       0.25        5.625       CLEARWATER            FL      33762      Condominium
Group I       268809.73            1533.03         360       356        5.25         0      0       0.25        5.5         SAN DIEGO             CA      92128      Single Family
Group I       270750               1212.734375     360       356        5.125        0      0       0.25        5.375       IRVINGTON             NJ      07111      2-4 Family
Group I       177300               886.5           360       356        5.75         0      0       0.25        6           PONTE VEDRA           FL      32082      Condominium
Group I       421416               1843.695        360       356        5            0      0       0.25        5.25        SAN RAFAEL            CA      94903      Condominium
Group I       830000               3458.333333     360       355        4.75         0      0       0.25        5           WEST HARRISO          NY      10604      Single Family
Group I       148196.59            666.8404167     360       356        5.125        0      0       0.25        5.375       LAKEVILLE             MN      55044      Condominium
Group I       424840               1858.675        360       356        5            0      0       0.25        5.25        SAN RAFAEL            CA      94903      Condominium
Group I       419584.49            2360.21         360       356        5.125        0      0       0.25        5.375       STOCKTON              CA      95212      Single Family
Group I       537280               2350.6          360       356        5            0      0       0.25        5.25        SAN DIEGO             CA      92101      Condominium
Group I       242672.91            2200            360       356        5.25         0      0       0.25        5.5         WILLIAMSBURG          VA      23185      Single Family
Group I       752322.38            3448.934638     360       354        5.25         0      0       0.25        5.5         ALBUQUERQUE           NM      87111      Single Family
Group I       507250               2167.447917     360       356        4.875        0      0       0.25        5.125       ERIE                  CO      80516      Single Family
Group I       225920               1011.933333     360       356        5.125        0      0       0.25        5.375       TEMECULA              CA      92592      Condominium
Group I       781046               3661.153125     360       356        5.375        0      0       0.25        5.625       SAN DIEGO             CA      92130      Single Family
Group I       664944               2978.395        360       356        5.125        0      0       0.25        5.375       HAYWARD               CA      94545      Single Family
Group I       287700               1229.145833     360       353        4.875        0      0       0.25        5.125       ROCKLIN               CA      95677      Single Family
Group I       288000               1290            360       356        5.125        0      0       0.25        5.375       MINNEAPOLIS           MN      55401      Condominium
Group I       437394.87            2395.74         360       355        4.875        0      0       0.25        5.125       OLATHE                KS      66061      Single Family
Group I       275732               1235.049583     360       356        5.125        0      0       0.25        5.375       RIVERTON              UT      84065      Single Family
Group I       590064               2765.925        360       356        5.375        0      0       0.25        5.625       SAN RAMON             CA      94582      Condominium
Group I       148152               694.4625        360       356        5.375        0      0       0.25        5.625       CLEARWATER            FL      33762      Condominium
Group I       231942.01            990.6685646     360       356        4.875        0      0       0.25        5.125       PHOENIX               AZ      85085      Single Family
Group I       284527.02            1215.167481     360       356        4.875        0      0       0.25        5.125       GLENDALE              AZ      85305      Single Family
Group I       236955.78            1279.78         360       355        4.75         0      0       0.25        5           WILLITS               CA      95490      Single Family
Group I       107597.51            630.56          360       356        5.5          0      0       0.25        5.75        TAMPA                 FL      33605      Condominium
Group I       1100000              4354.166667     360       356        4.5          0      0       0.25        4.75        BURMINGHAM            MI      48009      Single Family
Group I       295950               1233.125        360       354        4.75         0      0       0.25        5           SAN DIEGO             CA      92127      Condominium
Group I       592500               2715.625        360       354        5.25         0      0       0.25        5.5         PALM DESERT           CA      92211      Condominium
Group I       663000               2969.6875       360       354        5.125        0      0       0.25        5.375       MOUNTAIN VIEW         CA      94040      Single Family
Group I       415411               1730.879167     360       355        4.75         0      0       0.25        5           OAKLAND               CA      94608      Condominium
Group I       465600               1843            360       356        4.5          0      0       0.25        4.75        SAN DIEGO             CA      92130      Condominium
Group I       888000               4347.5          360       356        5.625        0      0       0.25        5.875       MINNETONKA B          MN      55391      Single Family
Group I       404000               1809.583333     360       355        5.125        0      0       0.25        5.375       RICHMOND              CA      94804      Condominium
Group I       440000               1970.833333     360       355        5.125        0      0       0.25        5.375       SAN FRANCISCO         CA      94107      Condominium
Group I       447116.78            2552.78         360       355        5.25         0      0       0.25        5.5         WALNUT CREEK          CA      94595      Condominium
Group I       440416               1835.066667     360       356        4.75         0      0       0.25        5           EWA BEACH             HI      96706      Single Family
Group I       550000               2578.125        360       356        5.375        0      0       0.25        5.625       SAN MATEO             CA      94401      2-4 Family
Group I       564489.91            2529.209385     360       356        5.125        0      0       0.25        5.375       SAN DIEGO             CA      92037      Condominium
Group I       207876.68            866.1528333     360       356        4.75         0      0       0.25        5           ATLANTA               GA      30328      Condominium
Group I       184791.41            808.465         360       356        5            0      0       0.25        5.25        VICTORVILLE           CA      92394      Single Family
Group I       300000               1312.5          360       355        5            0      0       0.25        5.25        SAN DIEGO             CA      92114      Single Family
Group I       670500               3073.125        360       355        5.25         0      0       0.25        5.5         ESCONDIDO             CA      92026      PUD
Group I       420312               1751.3          360       356        4.75         0      0       0.25        5           BEAUMONT              CA      92223      Single Family
Group I       356857.51            1672.769578     360       355        5.375        0      0       0.25        5.625       BEAUMONT              CA      92223      Single Family
Group I       1192102.22           6495.54         360       356        4.75         0      0       0.25        5           LA CANADA-FL          CA      91011      Single Family
Group I       104000               325             360       356        3.5          0      0       0.25        3.75        LOUISVILLE            KY      40218      Single Family
Group I       314000               1439.166667     360       356        5.25         0      0       0.25        5.5         STATEN ISLAND         NY      10308      Single Family
Group I       160000               750             360       355        5.375        0      0       0.25        5.625       PEORIA                AZ      85382      PUD
Group I       437471.9             2529.23         360       356        5.375        0      0       0.25        5.625       ORMOND BCH            FL      32174      Single Family
Group I       89982.41             535.03          360       355        5.625        0      0       0.25        5.875       NEWBERRY              FL      32669      Condominium
Group I       1000000              4687.5          360       356        5.375        0      0       0.25        5.625       SARASOTA              FL      34236      Condominium
Group I       122295.12            709.21          360       355        5.375        0      0       0.25        5.625       YORKTOWN              VA      23693      Single Family
Group I       99500                476.7708333     360       356        5.5          0      0       0.25        5.75        FERNANDINA B          FL      32034      Condominium
Group I       122780               588.3208333     360       355        5.5          0      0       0.25        5.75        LAS VEGAS             NV      89145      Condominium
Group I       500650               2242.494792     360       356        5.125        0      0       0.25        5.375       HERCULES              CA      94547      Single Family
Group I       449999.63            2015.625        360       354        5.125        0      0       0.25        5.375       JACKSON               NJ      08527      Single Family
Group I       416218.84            2309.04         360       356        5            0      0       0.25        5.25        SAN DIEGO             CA      92108      Condominium
Group I       182400               817             360       355        5.125        0      0       0.25        5.375       LIVERMORE             CA      94550      Condominium
Group I       308000               1411.666667     360       355        5.25         0      0       0.25        5.5         VIRGINIA BEACH        VA      23451      Single Family
Group I       700000               3135.416667     360       356        5.125        0      0       0.25        5.375       DESTIN                FL      32541      Condominium
Group I       121661               544.9398958     360       355        5.125        0      0       0.25        5.375       CASPER                WY      82604      Single Family
Group I       260000               1164.583333     360       355        5.125        0      0       0.25        5.375       SHORELINE             WA      98133      Single Family
Group I       497743.78            2799.86         360       356        5.125        0      0       0.25        5.375       VENICE                CA      90291      Condominium
Group I       2680000              11445.83333     360       356        4.875        0      0       0.25        5.125       BEAVER CREEK          CO      81620      PUD
Group I       534249.32            2448.642717     360       356        5.25         0      0       0.25        5.5         PALMETTO              FL      34221      Single Family
Group I       284000               1272.083333     360       355        5.125        0      0       0.25        5.375       RIALTO                CA      92377      Single Family
Group I       255052.24            1142.678238     360       356        5.125        0      0       0.25        5.375       BEAUMONT              CA      92223      Single Family
Group I       832800               3643.5          360       355        5            0      0       0.25        5.25        GLENCOE               IL      60022      Single Family
Group I       408500               1661.5625       360       356        4.625        0      0       0.25        4.875       KNOXVILLE             TN      37922      Single Family
Group I       195164               752.1945833     360       356        4.375        0      0       0.25        4.625       PEABODY               MA      01960      Condominium
Group I       503105.85            2872.44         360       355        5.25         0      0       0.25        5.5         SAN DIEGO             CA      92108      Condominium
Group I       228398               975.4497917     360       355        4.875        0      0       0.25        5.125       PHOENIX               AZ      85085      Single Family
Group I       504000               2100            360       356        4.75         0      0       0.25        5           NAZARETH              PA      18064      Single Family
Group I       478673               2193.917917     360       355        5.25         0      0       0.25        5.5         RENO                  NV      89511      Single Family
Group I       596377               2609.149375     360       356        5            0      0       0.25        5.25        POINT RICHMO          CA      94801      Single Family
Group I       515000               2284.895833     360       357        4.875        0      0       0.25        5.125       MOUNTAIN VIL          CO      81435      Single Family
Group I       924182               3850.758333     360       355        4.75         0      0       0.25        5           DUBLIN                CA      94568      Single Family
Group I       803500               3682.708333     360       356        5.25         0      0       0.25        5.5         CASTLE ROCK           CO      80108      Single Family
Group I       500000               2135.416667     360       356        4.875        0      0       0.25        5.125       SOUTH LAKE TAHOE      CA      96150      Single Family
Group I       743384               3174.869167     360       356        4.875        0      0       0.25        5.125       CHICAGO               IL      60602      Condominium
Group I       229024               978.1233333     360       356        4.875        0      0       0.25        5.125       PORT ORANGE           FL      32128      Single Family
Group I       998587.5             3952.742188     360       356        4.5          0      0       0.25        4.75        NEW YORK              NY      10011      Condominium
Group I       417760               1784.183333     360       356        4.875        0      0       0.25        5.125       STAFFORD              VA      22554      Single Family
Group I       180000               712.5           360       356        4.5          0      0       0.25        4.75        DUBLIN                CA      94568      Condominium
Group I       1250000              4817.708333     360       354        4.375        0      0       0.25        4.625       CLYDE HILL            WA      98004      Single Family
Group I       198731.89            1043.29         360       355        4.5          0      0       0.25        4.75        SUNRIVER              OR      97707      Single Family
Group I       401000               1629.0625       360       354        4.625        0      0       0.25        4.875       COEUR D' ALE          ID      83815      Single Family
Group I       214878.82            895.3333333     360       356        4.75         0      0       0.25        5           ISSAQUAH              WA      98029      Single Family
Group I       1000000              4062.5          360       355        4.625        0      0       0.25        4.875       CALABASAS             CA      91302      PUD
Group I       308000               1411.666667     360       356        5.25         0      0       0.25        5.5         CLERMONT              FL      34711      Single Family
Group I       481378               2156.172292     360       356        5.125        0      0       0.25        5.375       DUBLIN                CA      94568      Condominium
Group I       1300000              5281.25         360       356        4.625        0      0       0.25        4.875       SNOWMASS VIL          CO      81615      Single Family
Group I       296790               1360.2875       360       356        5.25         0      0       0.25        5.5         UPPER MARLBORO        MD      20774      Single Family
Group I       496834               2122.962917     360       355        4.875        0      0       0.25        5.125       BOWIE                 MD      20720      Single Family
Group I       265400               1244.0625       360       356        5.375        0      0       0.25        5.625       JACKSONVILLE          FL      32259      Single Family
Group I       520987               2387.857083     360       356        5.25         0      0       0.25        5.5         DUBLIN                CA      94568      Condominium
Group I       109974.22            515.5041563     360       355        5.375        0      0       0.25        5.625       PAYSON                AZ      85541      Single Family
Group I       155146.03            884.8           360       356        5.25         0      0       0.25        5.5         BULLHEAD CITY         AZ      86442      Single Family
Group I       161985               759.3046875     360       356        5.375        0      0       0.25        5.625       ROUND LAKE            IL      60073      Condominium
Group I       179909.85            1068.62         360       356        5.625        0      0       0.25        5.875       KANSAS CITY           MO      64157      Single Family
Group I       663000               2969.6875       360       356        5.125        0      0       0.25        5.375       COPPER MOUNT          CO      80443      Single Family
Group I       491840               2305.5          360       355        5.375        0      0       0.25        5.625       SAN DIEGO             CA      92154      Single Family
Group I       184660               788.6520833     360       356        4.875        0      0       0.25        5.125       MABLETON              GA      30126      Single Family
Group I       120852               503.55          360       356        4.75         0      0       0.25        5           PHOENIX               AZ      85040      Single Family
Group I       210080               962.8666667     360       356        5.25         0      0       0.25        5.5         QUEEN CREEK           AZ      85242      Single Family
Group I       498392               1920.885833     360       356        4.375        0      0       0.25        4.625       REDMOND               WA      98052      Single Family
Group I       311840               1429.266667     360       356        5.25         0      0       0.25        5.5         CHICAGO               IL      60622      Condominium
Group I       334950               1395.625        360       356        4.75         0      0       0.25        5           SANTA CLARITA         CA      91354      Condominium
Group I       547780               2453.597917     360       356        5.125        0      0       0.25        5.375       SAN DIEGO             CA      92154      Single Family
Group I       413064               1936.2375       360       356        5.375        0      0       0.25        5.625       HERNDON               VA      20171      Single Family
Group I       202674.57            1132.02         360       351        5            0      0       0.25        5.25        INGLEWOOD             CA      90302      Condominium
Group I       527495.05            2885.78         360       356        4.875        0      0       0.25        5.125       DENVER                CO      80238      Single Family
Group I       357000               1561.875        360       356        5            0      0       0.25        5.25        RANCHO CORDOVA        CA      95742      Single Family
Group I       433668.8             2077.996333     360       356        5.5          0      0       0.25        5.75        DUBLIN                CA      94568      Condominium
Group I       2000000              8541.666667     360       356        4.875        0      0       0.25        5.125       NEW YORK              NY      10010      Condominium
Group I       284996               1307.148333     360       356        5.25         0      0       0.25        5.5         CHANDLER              AZ      85249      Single Family
Group I       296450               1327.848958     360       355        5.125        0      0       0.25        5.375       SANTA CLARITA         CA      91354      Condominium
Group I       354246.17            1514.997705     360       356        4.875        0      0       0.25        5.125       LAWRENCEVILLE         GA      30043      Single Family
Group I       631200               2827.25         360       356        5.125        0      0       0.25        5.375       ACTON                 MA      01720      Single Family
Group I       500000               2135.416667     360       356        4.875        0      0       0.25        5.125       LAS VEGAS             NV      89141      Single Family
Group I       157344               737.55          360       356        5.375        0      0       0.25        5.625       HAGERSTOWN            MD      21740      Single Family
Group I       422084               1978.51875      360       357        5.375        0      0       0.25        5.625       ELLICOTT CIT          MD      21043      Single Family
Group I       309768.42            1387.52176      360       356        5.125        0      0       0.25        5.375       BROOKLYN PARK         MN      55443      Single Family
Group I       359300               1609.364583     360       356        5.125        0      0       0.25        5.375       SANTA CLARITA         CA      91354      Condominium
Group I       581438.35            2680.721954     360       356        5.25         0      0       0.25        5.5         SAN DIEGO             CA      92154      Single Family
Group I       332200               1522.583333     360       356        5.25         0      0       0.25        5.5         CHESAPEAKE            VA      23320      Single Family
Group I       261200               1197.166667     360       356        5.25         0      0       0.25        5.5         KILL DEVIL H          NC      27948      Single Family
Group I       340329.24            1488.940425     360       356        5            0      0       0.25        5.25        CATHEDRAL CITY        CA      92234      Single Family
Group I       436303.24            2045.427234     360       356        5.375        0      0       0.25        5.625       SANTA MARIA           CA      93454      Single Family
Group I       349200               1564.125        360       356        5.125        0      0       0.25        5.375       MAPLE VALLEY          WA      98038      Single Family
Group I       208944               957.66          360       356        5.25         0      0       0.25        5.5         PUYALLUP              WA      98375      Single Family
Group I       177864.06            852.4385062     360       356        5.5          0      0       0.25        5.75        PUYALLUP              WA      98375      Single Family
Group I       295150               1260.536458     360       356        4.875        0      0       0.25        5.125       SANTA CLARITA         CA      91354      Condominium
Group I       200000               875             360       356        5            0      0       0.25        5.25        ST PAUL               MN      55106      Single Family
Group I       215000               1007.8125       360       356        5.375        0      0       0.25        5.625       PEORIA                AZ      85383      Single Family
Group I       477726               1841.235625     360       356        4.375        0      0       0.25        4.625       WAXHAW                NC      28173      Single Family
Group I       543055.22            2375.884613     360       356        5            0      0       0.25        5.25        MOUNT PLEASANT        SC      29466      Single Family
Group I       198640               889.7416667     360       356        5.125        0      0       0.25        5.375       FLORENCE              NJ      08518      Single Family
Group I       314603.4             1476.1125       360       356        5.375        0      0       0.25        5.625       BRANDON               FL      33511      Single Family
Group I       999562.55            4373.086156     360       352        5            0      0       0.25        5.25        VENTURA               CA      93001      Single Family
Group I       38750                180.5833333     360       356        5.25         0      0       0.25        5.5         RIVERHEAD             NY      11901      Condominium
Group I       425147.47            2424.63         360       356        5.25         0      0       0.25        5.5         CLOVIS                CA      93619      Single Family
Group I       581755.43            2242.184082     360       356        4.375        0      0       0.25        4.625       LEESBURG              VA      20176      Single Family
Group I       320000               1533.333333     360       355        5.5          0      0       0.25        5.75        PATTERSON             CA      95363      Single Family
Group I       550000               2463.541667     360       356        5.125        0      0       0.25        5.375       AUSTIN                TX      78703      Single Family
Group I       325724               1391.112917     360       356        4.875        0      0       0.25        5.125       IRVINE                CA      92620      Condominium
Group I       187492               839.8079167     360       356        5.125        0      0       0.25        5.375       VICTORVILLE           CA      92392      Single Family
Group I       321648.42            1373.706794     360       356        4.875        0      0       0.25        5.125       NEPTUNE BEACH         FL      32266      Single Family
Group I       524390               2348.830208     360       356        5.125        0      0       0.25        5.375       DUBLIN                CA      94568      Condominium
Group I       297818.21            1652.19         360       356        5            0      0       0.25        5.25        POTTSTOWN             PA      19465      Single Family
Group I       432040               1755.1625       360       356        4.625        0      0       0.25        4.875       SANTA MARIA           CA      93454      Single Family
Group I       349750               1420.859375     360       356        4.625        0      0       0.25        4.875       CHESAPEAKE            VA      23320      Single Family
Group I       505694               2215.47375      360       355        5            0      0       0.25        5.25        UNION CITY            CA      94587      Single Family
Group I       674176               2879.293333     360       356        4.875        0      0       0.25        5.125       SIMI VALLEY           CA      93065      Single Family
Group I       548500               2401.875        360       356        5            0      0       0.25        5.25        SOUTH RIDING          VA      20152      Single Family
Group I       494480               2214.858333     360       355        5.125        0      0       0.25        5.375       CENTREVILLE           VA      20120      Single Family
Group I       175659.65            786.808849      360       357        5.125        0      0       0.25        5.375       SCOTTSDALE            AZ      85260      Condominium
Group I       618283               2833.797083     360       356        5.25         0      0       0.25        5.5         ELLICOTT CIT          MD      21043      Single Family
Group I       402792.48            2172.79         360       356        4.75         0      0       0.25        5           REDMOND               WA      98052      Single Family
Group I       465909.68            1989.841042     360       356        4.875        0      0       0.25        5.125       CLOVIS                CA      93619      Single Family
Group I       247256               1107.500833     360       352        5.125        0      0       0.25        5.375       MARYSVILLE            CA      95901      Single Family
Group I       237747               1040.143125     360       356        5            0      0       0.25        5.25        BONNEY LAKE           WA      98391      Single Family
Group I       700000               3208.333333     360       356        5.25         0      0       0.25        5.5         SARASOTA              FL      34236      Condominium
Group I       436601.72            1773.800925     360       356        4.625        0      0       0.25        4.875       SANTA MARIA           CA      93454      Single Family
Group I       473680               2171.033333     360       356        5.25         0      0       0.25        5.5         WARRENTON             VA      20187      Single Family
Group I       225936               1059.075        360       356        5.375        0      0       0.25        5.625       CLOVIS                CA      93619      Single Family
Group I       306200               1403.416667     360       356        5.25         0      0       0.25        5.5         STOCKTON              CA      95209      Single Family
Group I       148780               619.9166667     360       356        4.75         0      0       0.25        5           SEDRO WOOLLE          WA      98284      Single Family
Group I       547400.52            2994.68         360       356        4.875        0      0       0.25        5.125       IRVINE                CA      92620      Single Family
Group I       546000               2445.625        360       355        5.125        0      0       0.25        5.375       SAN DIEGO             CA      92101      Condominium
Group I       334400               1463            360       353        5            0      0       0.25        5.25        ELK GROVE             CA      95757      Single Family
Group I       152572               699.2883333     360       356        5.25         0      0       0.25        5.5         SMYRNA                DE      19977      Single Family
Group I       219249.61            982.1104594     360       356        5.125        0      0       0.25        5.375       BONNEY LAKE           WA      98391      Single Family
Group I       540000               2362.5          360       356        5            0      0       0.25        5.25        HENDERSON             NV      89052      Single Family
Group I       343625               1647.015625     360       356        5.5          0      0       0.25        5.75        ST AUGUSTINE          FL      32092      Single Family
Group I       267200               1224.666667     360       356        5.25         0      0       0.25        5.5         GLEN ALLEN            VA      23060      Single Family
Group I       497519.3             2769.85         360       353        5            0      0       0.25        5.25        SANTA CLARA           CA      95054      Condominium
Group I       532099               2327.933125     360       355        5            0      0       0.25        5.25        OAKLAND               CA      94601      Condominium
Group I       428996               1876.8575       360       357        5            0      0       0.25        5.25        CENTREVILLE           VA      20120      Single Family
Group I       289600               1206.666667     360       356        4.75         0      0       0.25        5           HUNTERSVILLE          NC      28078      Single Family
Group I       200516               919.0316667     360       356        5.25         0      0       0.25        5.5         PUYALLUP              WA      98375      Single Family
Group I       406680               1863.95         360       355        5.25         0      0       0.25        5.5         SANTA CLARITA         CA      91354      Condominium
Group I       251364               916.43125       360       356        4.125        0      0       0.25        4.375       NEW ALBANY            OH      43054      Single Family
Group I       308999.22            1384.060171     360       356        5.125        0      0       0.25        5.375       ODENTON               MD      21113      Single Family
Group I       339650.99            1963.68         360       356        5.375        0      0       0.25        5.625       ODENTON               MD      21113      Single Family
Group I       342120.3             1977.96         360       356        5.375        0      0       0.25        5.625       ODENTON               MD      21113      Single Family
Group I       417488               1696.045        360       356        4.625        0      0       0.25        4.875       BRENTWOOD             CA      94513      Single Family
Group I       348599               1488.808229     360       356        4.875        0      0       0.25        5.125       ODENTON               MD      21113      Single Family
Group I       212000               971.6666667     360       356        5.25         0      0       0.25        5.5         COATESVILLE           PA      19320      Single Family
Group I       191280               816.925         360       356        4.875        0      0       0.25        5.125       ISSAQUAH              WA      98029      Single Family
Group I       292519.72            1279.861888     360       350        5            0      0       0.25        5.25        RESTON                VA      20190      Condominium
Group I       493655.73            2700.66         360       356        4.875        0      0       0.25        5.125       OAK RIDGE             NJ      07438      Single Family
Group I       162400               744.3333333     360       356        5.25         0      0       0.25        5.5         XENIA                 OH      45385      Single Family
Group I       683600               3204.375        360       356        5.375        0      0       0.25        5.625       UNION CITY            CA      94587      Single Family
Group I       359000               1458.4375       360       356        4.625        0      0       0.25        4.875       ASHBURN               VA      20148      Single Family
Group I       221180.9             1013.804275     360       356        5.25         0      0       0.25        5.5         GREENWOOD             IN      46142      Single Family
Group I       995486.6             5599.71         360       356        5.125        0      0       0.25        5.375       RANCHO CUCAMONGA      CA      91737      Single Family
Group I       527520               2417.8          360       356        5.25         0      0       0.25        5.5         SAN DIEGO             CA      92154      Single Family
Group I       168000               735             360       356        5            0      0       0.25        5.25        MIDLOTHIAN            VA      23112      Condominium
Group I       272000               1303.333333     360       356        5.5          0      0       0.25        5.75        RAPID CITY            SD      57702      Single Family
Group I       342045.71            1532.180927     360       356        5.125        0      0       0.25        5.375       PUYALLUP              WA      98373      Single Family
Group I       418500               1918.125        360       356        5.25         0      0       0.25        5.5         FAIRFIELD             CA      94533      Single Family
Group I       435941.5             1898.863313     360       356        5            0      0       0.25        5.25        FAIRFIELD             CA      94533      Single Family
Group I       298677.45            1703.37         360       356        5.25         0      0       0.25        5.5         NORTH LAS VEGAS       NV      89084      Single Family
Group I       221246               1014.044167     360       356        5.25         0      0       0.25        5.5         KALAMAZOO             MI      49009      Single Family
Group I       280000               1225            360       356        5            0      0       0.25        5.25        PUYALLUP              WA      98373      Single Family
Group I       252724               1079.342083     360       356        4.875        0      0       0.25        5.125       RUTHER GLEN           VA      22546      Single Family
Group I       159900               649.59375       360       356        4.625        0      0       0.25        4.875       ATLANTA               GA      30318      Single Family
Group I       267143               1252.232813     360       356        5.375        0      0       0.25        5.625       RUTHER GLEN           VA      22546      Single Family
Group I       179188               839.94375       360       356        5.375        0      0       0.25        5.625       ENGLEWOOD             OH      45322      Single Family
Group I       275614               1263.230833     360       356        5.25         0      0       0.25        5.5         CHANDLER              AZ      85249      Single Family
Group I       474142               2123.761042     360       356        5.125        0      0       0.25        5.375       CORONA                CA      92883      Single Family
Group I       510555.41            2340.09105      360       356        5.25         0      0       0.25        5.5         SAN DIEGO             CA      92154      Single Family
Group I       194399.7             850.4986875     360       321        5            0      0       0.25        5.25        ATLANTA               GA      30329      Single Family
Group I       167155.63            993.97          360       321        5            0      0       0.25        5.25        SANTA BARBARA         CA      93109      Single Family
Group I       166483.28            966.36          360       321        5            0      0       0.25        5.25        MORANGO VALL          CA      92256      Single Family
Group I       267897.69            1562.74         360       319        5            0      0       0.25        5.25        SANTA CRUZ            CA      95065      Single Family
Group I       938569.46            5368.22         360       319        4.75         0      0       0.25        5           PARIS                 VA      20130      Single Family
Group I       401242.67            2243.84         360       321        4.625        0      0       0.25        4.875       WASHINGTON            DC      20004      Condominium
Group I       104376.97            585.14          360       327        4.75         0      0       0.25        5           SHOW LOW              AZ      85901      Single Family
Group I       474834.16            1978.475667     360       328        4.75         0      0       0.25        5           LIDO BEACH            NY      11516      Single Family
Group I       351713.12            1989.46         360       328        4.75         0      0       0.25        5           PALM COAST            FL      32137      Condominium
Group I       498810.03            2786.1          360       330        4.75         0      0       0.25        5           EL PASO               TX      79912      Single Family
Group I       535228.5             2963.57         360       331        4.625        0      0       0.25        4.875       NEW YORK              NY      10023      Condominium
Group I       151646.05            790.87          360       330        4.125        0      0       0.25        4.375       ATLANTA               GA      30324      Condominium
Group I       620697.79            3423.98         360       332        4.625        0      0       0.25        4.875       BELMONT               CA      94002      Single Family
Group I       3000000              12187.5         360       334        4.625        0      0       0.25        4.875       TIBURON               CA      94920      Single Family
Group I       341087.35            1714.55         360       356        4.125        0      0       0.25        4.375       MORGANTOWN            WV      26508      Single Family
Group I       354704.34            1947.49         360       333        4.625        0      0       0.25        4.875       DESTIN                FL      32541      Single Family
Group I       349820.05            1915.73         360       334        4.625        0      0       0.25        4.875       LOCUST VALLE          NY      11560      Single Family
Group I       1000000              4166.666667     360       335        4.75         0      0       0.25        5           CONCORD               MA      01742      Single Family
Group I       563276.05            2171.865544     360       354        4.375        0      0       0.25        4.625       MECHANICSVIL          MD      20659      Single Family
Group I       1350000              5484.375        360       336        4.625        0      0       0.25        4.875       POTOMAC               MD      20854      Single Family
Group I       941464.09            3530.490338     360       353        4.25         0      0       0.25        4.5         KIRKLAND              WA      98033      Single Family
Group I       644929.09            2558.550054     360       353        4.5          0      0       0.25        4.75        SUWANEE               GA      30024      Single Family
Group I       456000               2090            360       353        5.25         0      0       0.25        5.5         MURRIETA              CA      92562      Single Family
Group I       311904.8             1701.45         360       337        4.625        0      0       0.25        4.875       CORONA                CA      92880      Single Family
Group I       988000               4650            360       356        5.375        0      0       0.25        5.625       CAMDEN                ME      04843      Single Family
Group I       819855.06            4119.1          360       356        4.125        0      0       0.25        4.375       MARLBORO              NJ      07746      Single Family
Group I       500000               2239.583333     360       356        5.125        0      0       0.25        5.375       ROY                   WA      98580      Single Family
Group I       274495.78            1544.06         360       356        5.125        0      0       0.25        5.375       WOODBRIDGE            VA      22191      Single Family
Group I       469073.7             1905.999063     360       356        4.625        0      0       0.25        4.875       CORONA                CA      92880      Single Family
Group I       115894.64            507.15          360       353        5            0      0       0.25        5.25        HENDERSON             NV      89015      Condominium
Group I       318250               1326.041667     360       354        4.75         0      0       0.25        5           LEADVILLE             CO      80461      Single Family
Group I       649864.58            2707.769083     360       355        4.75         0      0       0.25        5           LA CENTER             WA      98629      Single Family
Group I       716300               2984.583333     360       355        4.75         0      0       0.25        5           SPARKS                MD      21152      Single Family
Group I       545712.76            3155.02         360       356        5.375        0      0       0.25        5.625       SCOTTSDALE            AZ      85255      Single Family
Group I       348420.66            1959.9          360       356        5.125        0      0       0.25        5.375       HERTFORD              NC      27944      Single Family
Group I       480520.28            2594.82         360       356        4.75         0      0       0.25        5           LOS ANGELES           CA      90012      Condominium
Group I       299629.5             1248.45625      360       356        4.75         0      0       0.25        5           VICTOR                NY      14564      Single Family
Group I       999963.12            4166.551667     360       356        4.75         0      0       0.25        5           SARASOTA              FL      34236      Condominium
Group I       350000               1531.25         360       356        5            0      0       0.25        5.25        TABERNASH             CO      80478      Single Family
Group I       650000               2572.916667     360       354        4.5          0      0       0.25        4.75        LANSDOWNE             VA      20176      Single Family
Group I       471000               2011.5625       360       355        4.875        0      0       0.25        5.125       LAS VEGAS             NV      89135      Single Family
Group I       350376.93            1459.903875     360       352        4.75         0      0       0.25        5           MILFORD               MI      48380      Condominium
Group I       527999.92            2144.999675     360       356        4.625        0      0       0.25        4.875       SPOTSYLVANIA          VA      22553      Single Family
Group I       528758               2258.237292     360       356        4.875        0      0       0.25        5.125       TAMPA                 FL      33629      Single Family
Group I       464000               2126.666667     360       354        5.25         0      0       0.25        5.5         TACOMA                WA      98407      Single Family
Group I       696500               2902.083333     360       356        4.75         0      0       0.25        5           HENDERSON             NV      89012      Single Family
Group I       339120               1589.625        360       356        5.375        0      0       0.25        5.625       WASHINGTON            DC      20016      Condominium
Group I       214044               981.035         360       352        5.25         0      0       0.25        5.5         BARTLETT              IL      60103      Condominium
Group I       1000000              4583.333333     360       356        5.25         0      0       0.25        5.5         CALABASAS             CA      91302      PUD
Group I       650000               2640.625        360       356        4.625        0      0       0.25        4.875       FALLS CHURCH          VA      22041      Single Family
Group I       472755.01            2586.31         360       356        4.875        0      0       0.25        5.125       WASHINGTON            DC      20005      Condominium
Group I       347600               1520.75         360       356        5            0      0       0.25        5.25        FOLLY BEACH           SC      29439      Single Family
Group I       989714.41            4435.623747     360       356        5.125        0      0       0.25        5.375       CALABASAS             CA      91302      Single Family
Group I       649867.97            2640.088628     360       355        4.625        0      0       0.25        4.875       ROCHESTER             MN      55901      Single Family
Group I       234000               950.625         360       356        4.625        0      0       0.25        4.875       MESQUITE              NV      89027      Single Family
Group I       640000               2933.333333     360       356        5.25         0      0       0.25        5.5         FINKSBURG             MD      21048      Single Family
Group I       445285.62            2368.84         360       356        4.625        0      0       0.25        4.875       VENICE                FL      34285      Single Family
Group I       421600               1624.916667     360       356        4.375        0      0       0.25        4.625       HELOTES               TX      78023      Single Family
Group I       1240000              5166.666667     360       355        4.75         0      0       0.25        5           SAN RAMON             CA      94583      PUD
Group I       425792.97            1818.490938     360       356        4.875        0      0       0.25        5.125       MONROE                NJ      08831      Single Family
Group I       299815               1186.767708     360       356        4.5          0      0       0.25        4.75        GREENVILLE            SC      29607      Single Family
Group I       306816.87            1406.993133     360       356        5.25         0      0       0.25        5.5         UPPER MARLBORO        MD      20774      Single Family
Group I       682500               2701.5625       360       355        4.5          0      0       0.25        4.75        NEW YORK              NY      10013      Condominium
Group I       502624.85            2146.644645     360       352        4.875        0      0       0.25        5.125       MOUNDSVIEW            MN      55112      Single Family
Group I       227992               973.7158333     360       356        4.875        0      0       0.25        5.125       MURRIETA              CA      92562      Condominium
Group I       950000               3958.333333     360       356        4.75         0      0       0.25        5           MEDWAY                MA      02053      Single Family
Group I       1022172.13           4153.979984     360       356        4.625        0      0       0.25        4.875       LIVERMORE             CA      94550      Single Family
Group I       560000               2158.333333     360       356        4.375        0      0       0.25        4.625       GLASTONBURY           CT      06033      Single Family
Group I       315600               1216.375        360       356        4.375        0      0       0.25        4.625       CHICAGO               IL      60622      Condominium
2177                   981,130,873.12  4,438,327.36360       355                   4.895  -         -         0.250      5.145

DEAL_         CURRENT_             ORIGINAL_     FIRST_      LOAN_             MI                    MERS_                MARGIN   NEXT_         MAX_       MIN_        PER_   LIEN
INFO          BALANCE              BALANCE       PAY_        TO_                                     ID1                           RATE_         RATE       RATE        RATE_
                                                 DATE        VALUE                                                                 ADJ_                                 CAP
                                                                                                                                   DATE1
Group I       283000               283000        20051101    79.98999786       No MI                                      2.75     20101001      10.25      0           2      First Lien
Group I       433600               433600        20051101    79.84999847       No MI                 100060000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       338857.05            340000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       250050               250050        20060101    79.98999786       No MI                 100313000000000000   2.75     20101201      9.75       2.5         2      First Lien
Group I       1000000              1000000       20051201    74.06999969       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       528122.53            605500        20051201    70                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       847500               847500        20051201    75                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       416000               416000        20051101    79.84999847       No MI                                      2.25     20101001      10         2.5         2      First Lien
Group I       360000               360000        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2           2      First Lien
Group I       652800               652800        20051001    80                No MI                                      2.75     20100901      9.75       2.5         2      First Lien
Group I       729000               729000        20051101    50.45000076       No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       439099.04            439100        20050901    75.05999756       No MI                 100314000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       521500               522500        20051101    72.06999969       No MI                 100115000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       792570               792570        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       463910               463910        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       900000               900000        20051201    80                No MI                                      2.75     20101101      9.75       2.5         2      First Lien
Group I       551927.25            552000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       229520               229520        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       308000               308000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       339547.76            352000        20040301    80                No MI                 100011000000000000   2.75     20090201      10         2.5         2      First Lien
Group I       726400               726400        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       449900               449900        20051201    79.62999725       No MI                 100389000000000000   2.75     20101101      10.125     2           2      First Lien
Group I       192000               192000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       599600               599600        20051201    80                No MI                                      2.75     20101101      9.75       2.5         2      First Lien
Group I       598057.04            600180        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       472981.8             476000        20051001    70                No MI                                      2.25     20100901      9.75       2.5         2      First Lien
Group I       660000               660000        20051101    80                No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       589500               589500        20051101    75                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       556000               556000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       183550               183550        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       433015.61            435120        20051101    80                No MI                 100134000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       551200               551200        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       680000               680000        20060101    69.38999939       No MI                                      2.75     20101201      10.25      2           2      First Lien
Group I       279991.72            280000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       399630.97            400000        20051101    49.08000183       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       538892.99            540000        20050901    75                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       400000               400000        20051201    65.36000061       No MI                                      2.75     20101101      10         2           2      First Lien
Group I       408680               408680        20051101    80                No MI                 100020000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       444000               444000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       840000               840000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       713900               713900        20051201    64.90000153       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       1675000              1675000       20051201    73.62999725       No MI                 100011000000000000   2.75     20101101      9.75       2.5         2      First Lien
Group I       459889.18            460000        20050901    76.79000092       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       380000               380000        20051101    67.26000214       No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       340000               340000        20060101    80                No MI                                      2.25     20101201      10.125     2.5         2      First Lien
Group I       449047.17            449600        20060201    80                No MI                                      2.75     20110101      9.875      2           2      First Lien
Group I       752500               752500        20060101    70                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       398993.42            400000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       471920               471920        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       435345               435645        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       263500               263500        20051101    79.84999847       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       647700.82            650000        20051201    92.19999695       United Guaranty                            2.75     20101101      10.125     2           2      First Lien
Group I       640000               640000        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       540720               540720        20060101    80                No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       232000               232000        20051001    80                No MI                                      2.75     20100901      9.875      2.5         2      First Lien
Group I       290150               290150        20051101    79.98999786       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       600423.94            604000        20051001    80                No MI                                      2.75     20100901      10.125     2           2      First Lien
Group I       344000               344000        20051201    79.54000092       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       390000               390000        20051201    63.93000031       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       464480               464480        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       240000               240000        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       400823.09            402383        20051201    80                No MI                                      2.75     20101101      9.625      2.5         2      First Lien
Group I       455400               455400        20051101    72                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       549392.59            552000        20051201    80                No MI                                      2.25     20101101      9.625      2.5         2      First Lien
Group I       540000               540000        20051201    80                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       243051.69            243196        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       450910.74            451000        20051201    50.11000061       No MI                 100247000000000000   2.75     20101101      9.75       2.5         2      First Lien
Group I       449968.75            450000        20051201    78.26000214       No MI                 100256000000000000   2.25     20101101      10.25      2.5         2      First Lien
Group I       391900               391900        20051101    79.81999969       No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       398029.82            399920        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       474360               474360        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       452898.65            455000        20051101    62.33000183       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       485369.99            486010        20060201    53.34999847       No MI                                      2.75     20110101      9.5        2.5         2      First Lien
Group I       777109.67            780800        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       264800               264800        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       450000               450000        20060201    51.84000015       No MI                                      2.75     20110101      10.125     2.5         2      First Lien
Group I       555528.01            557500        20051201    79.93000031       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       409879.86            410700        20050701    79.98999786       No MI                 100020000000000000   2.75     20100601      10         2.5         2      First Lien
Group I       677401.73            679920        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       489938.98            492000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       490000               490000        20060101    77.77999878       No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       448133.46            450000        20051201    79.65000153       No MI                                      2.25     20101101      9.25       2.5         2      First Lien
Group I       507920               507920        20050901    80                No MI                 100314000000000000   2.25     20100801      10         2           2      First Lien
Group I       575552.7             576000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       344000               344000        20051201    80                No MI                                      2.75     20101101      10.125     2           2      First Lien
Group I       421000               421000        20051101    70.16999817       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       727104               727104        20051101    70                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       251250               251250        20060101    75                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       231999.98            232000        20051101    80                No MI                 100011000000000000   2.75     20101001      9.75       2.5         2      First Lien
Group I       179998.96            180000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       298000               300000        20060101    74.06999969       No MI                 100011000000000000   2.75     20101201      10.125     2.5         2      First Lien
Group I       792000               792000        20060201    80                No MI                                      2.75     20110101      9.875      2.5         2      First Lien
Group I       334435               334435        20051101    80                No MI                 100307000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       239919               239919        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       417873.59            418400        20060201    80                No MI                                      2.25     20110101      9.75       2.5         2      First Lien
Group I       494929.4             496152        20060101    80                No MI                 100011000000000000   2.75     20101201      9.875      2           2      First Lien
Group I       575000               575000        20060101    58.97000122       No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       332500               332500        20060201    57.08000183       No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       269200               359200        20051101    80                No MI                 100083000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       384000               384000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       1000000              1000000       20051201    75.76000214       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       595000               595000        20051101    34                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       175999.99            176000        20051001    80                No MI                 100020000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       249200               249200        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       484500               484500        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       308000               308000        20051101    80                No MI                 100021000000000000   2.25     20101001      10.25      2.5         2      First Lien
Group I       133736.46            686000        20050901    70                No MI                 100244000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       1000000              1000000       20060101    66.66999817       No MI                 100011000000000000   2.75     20101201      10.25      2           2      First Lien
Group I       492000               492000        20050901    79.23000336       No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       376800               376800        20051101    80                No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       382560.68            383000        20060201    43.52000046       No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       224000               224000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       545000               545000        20051101    68.12999725       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       675999.6             676000        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       522000               523000        20051201    68.25             No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       511969.22            512000        20050901    79.37999725       No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       1113520.14           1120000       20051001    74.66999817       No MI                 100314000000000000   2.25     20100901      10.25      2           2      First Lien
Group I       228800               228800        20051101    80                No MI                                      2.75     20101001      10         2           2      First Lien
Group I       245941               246000        20051201    80                No MI                                      2.75     20101101      9.5        2.5         2      First Lien
Group I       415628.16            416000        20050801    80                No MI                 100126000000000000   2.75     20100701      10.25      2.5         2      First Lien
Group I       560000               560000        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       732628.79            732840        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       196310               196310        20051201    79.83000183       No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       188000               188000        20051201    75.19999695       No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       631864.39            632000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       770000               920000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       209600               209600        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       600000               600000        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       556103.57            560000        20050901    78.09999847       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       265600               265600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       300000               300000        20060101    47.61999893       No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       384000               384000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       992880.13            1000000       20050901    79.87999725       No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       660800               660800        20051201    80                No MI                                      2.75     20101101      9.625      2           2      First Lien
Group I       422000               422000        20051101    74.69000244       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       404000               404000        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       397216.86            400000        20050901    62.79000092       No MI                 100314000000000000   2.25     20100801      10.25      2           2      First Lien
Group I       556485.39            560000        20051201    80                No MI                                      2.75     20101101      10         2           2      First Lien
Group I       370442.89            371852        20051201    80                No MI                                      2.75     20101101      9.75       2.5         2      First Lien
Group I       132392               132392        20060101    80                No MI                 100011000000000000   2.75     20101201      10         2.5         2      First Lien
Group I       576722.14            590000        20051001    62.11000061       No MI                 100011000000000000   2.25     20100901      10         2.5         2      First Lien
Group I       519900               519900        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       407000               407000        20051201    54.27000046       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       411171.52            412800        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       448646.44            450000        20060101    57.68999863       No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       446261.67            446800        20060201    80                No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       488000               488000        20060201    80                No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       500750               500750        20051101    73.09999847       No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       432000               432000        20051101    80                No MI                                      2.25     20101001      9.875      2.5         2      First Lien
Group I       456000               456000        20051201    80                No MI                 100056000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       436000               436000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       761999.13            762400        20051101    79.98999786       No MI                 100060000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       147396.77            147920        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       416000               416000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       359050               359650        20051101    79.94000244       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       400000               400000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       485000               485000        20051101    65.98999786       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       408000               408000        20051101    80                No MI                                      2.75     20101001      10         2           2      First Lien
Group I       497581.83            500000        20051101    65.19000244       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       378592.55            380000        20051201    80                No MI                                      2.25     20101101      9.875      2.5         2      First Lien
Group I       387000               387000        20051101    66.15000153       No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       432000               432000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       560000               560000        20051001    79.20999908       No MI                                      2.25     20100901      10.25      2.5         2      First Lien
Group I       516162               516162        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       703511.16            705000        20050901    78.76999664       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       323025.22            323026        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2           2      First Lien
Group I       267293               267293        20051001    80                No MI                 100011000000000000   2.75     20100901      9          2.5         2      First Lien
Group I       700000               700000        20051101    35                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       569782.59            572000        20051201    80                No MI                                      2.75     20101101      9.625      2           2      First Lien
Group I       134098.15            134320        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       252000               252000        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       628000               628000        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       490000               490000        20060101    77.77999878       No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       995273.68            1000000       20051101    50.63000107       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       326954.87            328000        20051201    80                No MI                 100054000000000000   2.25     20101101      10         2.5         2      First Lien
Group I       354255               354255        20051201    95                Radian Guaranty                            2.75     20101101      10         2           2      First Lien
Group I       407960               407960        20060201    80                No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       423513.65            424000        20060201    80                No MI                                      2.25     20110101      10.25      2.5         2      First Lien
Group I       479797.56            480000        20051201    80                No MI                                      2.75     20101101      10.125     2           2      First Lien
Group I       266240               266240        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       1000000              1000000       20051201    74.91000366       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       749056.39            750000        20060201    71.43000031       No MI                                      2.75     20110101      9.75       2.5         2      First Lien
Group I       378800               378800        20060101    79.98999786       No MI                 100060000000000000   2.75     20101201      9.625      2.5         2      First Lien
Group I       345000               345000        20051001    61.61000061       No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       591899.98            591900        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       391539.78            392000        20060201    80                No MI                                      2.75     20110101      10.125     2.5         2      First Lien
Group I       768500               768500        20051001    79.63999939       No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       381300               381300        20050801    82                PMI                   100102000000000000   2.25     20100701      10.25      2.5         2      First Lien
Group I       615796.23            616000        20060201    80                No MI                                      2.75     20110101      10         2           2      First Lien
Group I       328000               328000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       424000               424000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       309600               309600        20051201    80                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       480000               480000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       398518.48            400000        20051201    51.61000061       No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       267208.06            267214        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       680000               680000        20051101    72.33999634       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       427712.96            428000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       326250               326250        20051201    75                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       329083.16            329385        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       440000               446000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       335000               335000        20051201    77.01000214       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       208000               208000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       359650               359650        20051101    66.97000122       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       245600               245600        20051101    80                No MI                 100036000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       562337.21            568000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       542741.62            545000        20050901    57.66999817       No MI                 100011000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       333368.72            345000        20040201    89.83999634       United Guaranty       100011000000000000   2.75     20090101      9.625      2           2      First Lien
Group I       320309.82            320750        20051201    94.98999786       PMI                   100313000000000000   2.75     20101101      9          2.5         2      First Lien
Group I       679920               679920        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       398152.68            400000        20051101    62.11000061       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       398152.64            400000        20051101    34.77999878       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       520000               520000        20051101    69.80000305       No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       448000               448000        20051001    80                No MI                 100314000000000000   2.25     20100901      10.125     2.5         2      First Lien
Group I       217600               217600        20051101    80                No MI                                      2.75     20101001      10         2           2      First Lien
Group I       113304               113304        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       515813.25            516000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       442355.52            444000        20051201    59.68000031       No MI                                      2.25     20101101      9.875      2.5         2      First Lien
Group I       492251.92            494000        20051201    80                No MI                                      2.75     20101101      10.125     2           2      First Lien
Group I       1325000              1325000       20051101    63.09999847       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       344039.24            352000        20041001    80                No MI                 100011000000000000   2.75     20090901      9.625      2.5         2      First Lien
Group I       547600               547600        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       875000               875000        20051101    62.5              No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       400465               400465        20051001    79.95999908       No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       128434.23            128440        20051101    79.5              No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       417873.74            420000        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       637000               645000        20051201    69.73000336       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       172000               172000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       778116.6             784000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       300673.46            311000        20040101    74.05000305       No MI                                      2.25     20081201      10.25      2           2      First Lien
Group I       745398.58            750000        20051201    75                No MI                 100188000000000000   2.25     20101101      10.125     2           2      First Lien
Group I       257543.15            257600        20051201    80                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       312000               312000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       383739.3             384000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       141150               141150        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       512816               512816        20060201    78.88999939       No MI                                      2.75     20110101      10.125     2.5         2      First Lien
Group I       677368.39            677600        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       404097.75            405600        20051201    80                No MI                                      2.25     20101101      9.875      2           2      First Lien
Group I       478761.88            480000        20060101    67.61000061       No MI                                      2.75     20101201      9.625      2           2      First Lien
Group I       554000               554000        20050901    74.97000122       No MI                 100256000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       513362.14            515800        20051101    80                No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       999999               999999        20051201    66.66999817       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       500000               515000        20051201    62.04999924       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       650000               650000        20051201    76.47000122       No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       422375.23            424000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       733396.65            736000        20051201    79.13999939       No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       124000               124000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       621219               621219        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       288000               288000        20051201    80                No MI                 100011000000000000   2.75     20101101      9.875      2.5         2      First Lien
Group I       202475.33            639847        20050301    75.27999878       No MI                 100011000000000000   2.75     20100201      10.125     2.5         2      First Lien
Group I       438000               438000        20051101    66.56999969       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       493166.61            495000        20051201    90                PMI                                        2.75     20101101      9.875      2           2      First Lien
Group I       134050               134050        20060201    79.98999786       No MI                 100313000000000000   2.75     20110101      9          2.5         2      First Lien
Group I       616000               616000        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       555000               555200        20060101    80                No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       260000               260000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       216000               216000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       503200               503200        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       447500               448000        20050901    80                No MI                 100314000000000000   2.25     20100801      10         2           2      First Lien
Group I       689976.17            690000        20051101    69                No MI                 100011000000000000   2.75     20101001      10.125     2           2      First Lien
Group I       583800               583800        20051101    79.98999786       No MI                 100047000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       550000               550000        20051101    79.70999908       No MI                 100244000000000000   2.25     20101001      10         2.5         2      First Lien
Group I       1000000              1000000       20051201    48.77999878       No MI                                      2.75     20101101      10.125     2           2      First Lien
Group I       409840               409840        20060201    79.58000183       No MI                 100011000000000000   2.75     20110101      10.25      2.5         2      First Lien
Group I       976831.77            984000        20050901    80                No MI                 100011000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       950000               950000        20051201    59.38000107       No MI                                      2.25     20101101      10.25      2           2      First Lien
Group I       759900.25            760000        20060201    80                No MI                                      2.75     20110101      10.25      2           2      First Lien
Group I       421193.47            421712        20060201    80                No MI                                      2.75     20110101      9.875      2.5         2      First Lien
Group I       210400               210400        20051201    79.98999786       No MI                 100047000000000000   2.25     20101101      10.125     2.5         2      First Lien
Group I       459629.2             459900        20050901    80                No MI                 100314000000000000   2.25     20100801      10         2           2      First Lien
Group I       496000               496000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2           2      First Lien
Group I       270000               270000        20060101    75                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       403934.86            404000        20051101    48.97000122       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       432000               432000        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       123920               123920        20051101    80                No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       518000               518000        20051201    76.73999786       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       165750               165750        20051201    85                GE Capital MI                              2.75     20101101      9.75       2.5         2      First Lien
Group I       380000               380000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       444000               444000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       444890.58            445050        20051101    65.54000092       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       248000               248000        20050901    80                No MI                 100355000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       1000000              1000000       20060101    80                No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       347272               347272        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       564100               564100        20051201    60.97999954       No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       347125.09            356720        20040601    80                No MI                 100011000000000000   2.75     20090501      9.875      2.5         2      First Lien
Group I       367072.16            368000        20060101    80                No MI                                      2.25     20101201      9.75       2.5         2      First Lien
Group I       405000               405000        20051201    51.99000168       No MI                                      2.75     20101101      9.75       2           2      First Lien
Group I       588257               588257        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       900000               900000        20051201    62.06999969       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       471889.52            474079        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       311457               311457        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       437080               437080        20050901    79.98999786       No MI                 100314000000000000   2.25     20100801      9.875      2.5         2      First Lien
Group I       150926.72            166500        20051001    56.43999863       No MI                 100011000000000000   2.75     20100901      9          2           2      First Lien
Group I       591919.18            591920        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       515131               515131        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       443792.71            445600        20051201    80                No MI                                      2.75     20101101      9.375      2.5         2      First Lien
Group I       527992               527992        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       285571.13            351500        20040301    95                Republic MIC          100011000000000000   2.75     20090201      9.75       2.5         2      First Lien
Group I       547166.91            549000        20060101    66.41000366       No MI                 100057000000000000   2.25     20101201      10.25      2.5         2      First Lien
Group I       650000               650000        20051001    73.86000061       No MI                 100256000000000000   2.25     20100901      10.25      2           2      First Lien
Group I       346652.26            356500        20040501    50.93000031       No MI                 100011000000000000   2.75     20090401      10         2           2      First Lien
Group I       430000               430000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       1320000              1320000       20051201    58.66999817       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       570154.59            572800        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       597000               597000        20051201    56.86000061       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       650000               650000        20050901    52.41999817       No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       144000               144000        20060101    80                No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       253844.53            262650        20031201    52.95000076       No MI                                      2.75     20081101      10.125     2.5         2      First Lien
Group I       472500               472500        20051101    56.25             No MI                 100098000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       281600               281600        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       485000               485000        20050901    75.19000244       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       530000               530000        20050901    72.59999847       No MI                 100314000000000000   2.25     20100801      10         2           2      First Lien
Group I       449384.94            452000        20051001    80                No MI                 100024000000000000   2.25     20100901      10.25      2           2      First Lien
Group I       410000               430952        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       192800               192800        20051201    79.33999634       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       663200               663200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       141600               141600        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       335200               335200        20051201    80                No MI                 100156000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       346400               346400        20051001    80                No MI                 100080000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       644000               644000        20051101    69.62000275       No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       316460               316460        20051101    80                No MI                 100020000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       472452.46            476000        20050901    80                No MI                 100314000000000000   2.25     20100801      9.875      2.5         2      First Lien
Group I       228000               228000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       332000               332000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       464000               464000        20050901    83.75             Mortgage Guaranty In  100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       388792               388792        20060101    80                No MI                                      2.75     20101201      10.25      2           2      First Lien
Group I       540000               540000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       2600000              3000000       20060101    42.86000061       No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       394459.52            395000        20060101    66.38999939       No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       295932.42            296000        20051101    80                No MI                 100277000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       411400               411400        20051201    87.26000214       GE Capital MI         100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       1000000              1000000       20060101    78.43000031       No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       531012.77            535000        20050901    41.13999939       No MI                 100314000000000000   2.25     20100801      9.875      2.5         2      First Lien
Group I       383960               383960        20060101    80                No MI                                      2.75     20101201      10.25      2           2      First Lien
Group I       288974.3             290500        20051201    76.44999695       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       452000               452000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       192380.06            192500        20051101    70                No MI                                      2.25     20101001      10         2           2      First Lien
Group I       317978.9             318000        20051201    77.55999756       No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       508000               508000        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       119450               119450        20051201    68.26000214       No MI                 100011000000000000   2.75     20101101      10.125     2           2      First Lien
Group I       398659.7             399600        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       430256.8             432300        20051101    79.02999878       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       284638               284638        20060101    80                No MI                 100011000000000000   2.75     20101201      9.875      2.5         2      First Lien
Group I       895483.13            903000        20050801    64.5              No MI                 100314000000000000   2.25     20100701      10.125     2.5         2      First Lien
Group I       344400               344400        20051101    43.04999924       No MI                                      2.25     20101001      10         2           2      First Lien
Group I       308340               308340        20060101    80                No MI                 100020000000000000   2.75     20101201      10.25      2           2      First Lien
Group I       234905               234905        20051201    78.33000183       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       499990.44            500000        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       827823.19            828000        20051101    55.75999832       No MI                                      2.25     20101001      10.125     2           2      First Lien
Group I       520000               520000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2           2      First Lien
Group I       385237.49            388000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       491950               492000        20051101    80                No MI                                      2.25     20101001      10.25      2           2      First Lien
Group I       393503.18            395000        20051201    73.27999878       No MI                                      2.25     20101101      9.75       2           2      First Lien
Group I       600000               600000        20060101    42.86000061       No MI                 100011000000000000   2.25     20101201      10.25      2           2      First Lien
Group I       356580               356580        20060101    80                No MI                                      2.75     20101201      10.25      2           2      First Lien
Group I       1494282.35           1500000       20051201    60                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       535950               535950        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       676000               676000        20051101    70.05000305       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       621600               621600        20060201    80                No MI                 100011000000000000   2.75     20110101      10.25      2.5         2      First Lien
Group I       513520               513520        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       222604.78            224000        20051201    62.22000122       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       324800               324800        20051001    80                No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       307000               307000        20051101    69.93000031       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       572000               572000        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       320000               320000        20051101    80                No MI                                      2.25     20101001      10.125     2           2      First Lien
Group I       450000               450000        20051101    61.22000122       No MI                                      2.75     20101001      9.875      2           2      First Lien
Group I       1500000              1500000       20060101    75                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       364463.14            366200        20051101    54.40999985       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       573648.87            573750        20050901    80                No MI                 100024000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       516000               516000        20050901    73.70999908       No MI                 100314000000000000   2.25     20100801      10.25      2           2      First Lien
Group I       360000               360000        20051101    80                No MI                                      2.75     20101001      9.75       2           2      First Lien
Group I       640000               640000        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       619822.5             620000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       436932               436932        20060201    80                No MI                                      2.75     20110101      10.125     2.5         2      First Lien
Group I       217549.95            218000        20060201    47.38999939       No MI                 100011000000000000   2.75     20110101      10.25      2.5         2      First Lien
Group I       391200               391200        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       316000               320000        20060101    25.62000084       No MI                 100011000000000000   2.75     20101201      10.25      2           2      First Lien
Group I       759384.88            760000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       438700               438700        20051101    74.98999786       No MI                 100032000000000000   2.25     20101001      10.25      2.5         2      First Lien
Group I       421874.75            424128        20051101    80                No MI                                      2.75     20101001      9.875      2           2      First Lien
Group I       303852.81            304000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       276000               276000        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       398956.94            399920        20060101    80                No MI                                      2.75     20101201      10         2           2      First Lien
Group I       488000               488000        20051101    80                No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       1000000              1000000       20050901    62.5              No MI                 100314000000000000   2.25     20100801      10.25      2           2      First Lien
Group I       600000               600000        20051101    62.5              No MI                 100135000000000000   2.25     20101001      10.25      2           2      First Lien
Group I       109300               109600        20051001    80                No MI                                      2.75     20100901      10.125     2           2      First Lien
Group I       484000               484000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       190000               190000        20051101    79.16999817       No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       140880               140880        20051201    80                No MI                 100011000000000000   2.75     20101101      9.875      2.5         2      First Lien
Group I       270623.66            375000        20051001    71.43000031       No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       279200               279200        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       750000               750000        20060101    72.45999908       No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       300000               300000        20051101    73.01000214       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       563753.91            566000        20051201    80                No MI                                      2.25     20101101      9.875      2.5         2      First Lien
Group I       1064000              1064000       20051001    80                No MI                                      2.75     20100901      10.125     2           2      First Lien
Group I       308000               308000        20051201    80                No MI                                      2.75     20101101      9.375      2.5         2      First Lien
Group I       431907.75            432000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       223919               223919        20060201    80                No MI                                      2.25     20110101      10.125     2.5         2      First Lien
Group I       885600               885600        20051001    70.84999847       No MI                 100314000000000000   2.25     20100901      10.25      2           2      First Lien
Group I       439830.77            439927        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       1415000              1415000       20051201    64.31999969       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       393900               393900        20060101    79.98000336       No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       304000               304000        20050601    80                No MI                 100032000000000000   2.25     20100501      10.25      2.5         2      First Lien
Group I       420000               420000        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       303999.93            304000        20051101    80                No MI                 100205000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       158323.22            158400        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       213600               213600        20050901    80                No MI                 100094000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       988000               988000        20051201    80                No MI                 100056000000000000   2.25     20101101      10.25      2           2      First Lien
Group I       338200.07            350000        20040201    51.47000122       No MI                 100011000000000000   2.75     20090101      9.625      2           2      First Lien
Group I       243000               243000        20060101    73.63999939       No MI                 100011000000000000   2.75     20101201      9.75       2.5         2      First Lien
Group I       370714.29            372000        20051201    80                No MI                 100038000000000000   2.25     20101101      10.25      2.5         2      First Lien
Group I       359200               359200        20051201    80                No MI                                      2.25     20101101      10.25      2           2      First Lien
Group I       604000               604000        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       770000               770000        20051101    49.68000031       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       410576.05            412000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       731725.21            735200        20051101    80                No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       508147.35            508423        20060201    80                No MI                                      2.75     20110101      10.25      2           2      First Lien
Group I       296000               296000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       359650               359650        20051001    79.62000275       No MI                 100218000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       704000               704000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       1000000              1000000       20060101    59.70000076       No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       341111.95            351000        20040601    65                No MI                 100011000000000000   2.75     20090501      9.875      2.5         2      First Lien
Group I       343865.45            351282        20041001    80                No MI                 100011000000000000   2.75     20090901      10.125     2.5         2      First Lien
Group I       557939.44            559920        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       339408.15            350000        20040301    62.77999878       No MI                 100011000000000000   2.75     20090201      10         2.5         2      First Lien
Group I       463960               463960        20060101    80                No MI                                      2.25     20101201      9.75       2.5         2      First Lien
Group I       373227.61            375000        20051101    75                No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       391200               391200        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       840000               840000        20060101    80                No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       215718.58            215919        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       485295               485295        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       124750               124750        20051001    79.97000122       No MI                 100060000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       1000000              1000000       20060101    65.79000092       No MI                 100011000000000000   2.75     20101201      10.125     2.5         2      First Lien
Group I       402902.59            405000        20051101    69.94999695       No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       534252.72            534375        20051101    75                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       438506.31            438750        20051101    75                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       219924.84            220000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       416000               416000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       170000               170000        20051201    74.23999786       No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       614443.9             614700        20051201    79.98999786       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       452000               452000        20051101    75.97000122       No MI                 100058000000000000   2.25     20101001      10.125     2.5         2      First Lien
Group I       510000               510000        20051101    63.75             No MI                 100011000000000000   2.75     20101001      10.125     2           2      First Lien
Group I       588873.93            593000        20050901    77.51999664       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       380000               380000        20051101    52.40999985       No MI                                      2.25     20101001      9.875      2           2      First Lien
Group I       11750                123520        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       440000               440000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       448000               448000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       417968.72            420000        20051101    74.33999634       No MI                 100017000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       285000               285000        20051201    55.88000107       No MI                                      2.75     20101101      9.375      2.5         2      First Lien
Group I       700000               700000        20051201    74.70999908       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       498190.15            500000        20051201    70.91999817       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       170000               170000        20060101    77.25             No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       677407               677407        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       133000               136000        20060101    21.04999924       No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       597057.3             599128        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       366800.29            367911        20051201    80                No MI                                      2.75     20101101      9.75       2.5         2      First Lien
Group I       511200               511200        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       132000               132000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       680000               680000        20051001    80                No MI                 100024000000000000   2.25     20100901      10.125     2.5         2      First Lien
Group I       695000               695000        20051001    63.18000031       No MI                 100256000000000000   2.25     20100901      10.25      2           2      First Lien
Group I       370568               370668        20060201    80                No MI                                      2.75     20110101      9.875      2           2      First Lien
Group I       337455.45            345000        20041201    63.25999832       No MI                 100011000000000000   2.75     20091101      9.875      2.5         2      First Lien
Group I       389600               389600        20060101    80                No MI                                      2.25     20101201      10.25      2.5         2      First Lien
Group I       306000               306000        20051101    79.97000122       No MI                 100060000000000000   2.75     20101001      10.125     2           2      First Lien
Group I       380000               380000        20060101    76                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       658482.59            660000        20060101    62.25999832       No MI                                      2.25     20101201      10.25      2.5         2      First Lien
Group I       575000               575000        20060101    73.72000122       No MI                                      2.75     20101201      10.25      2           2      First Lien
Group I       293626               293626        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       561161.4             563200        20051201    80                No MI                                      2.25     20101101      10         2.5         2      First Lien
Group I       397820.28            399200        20051201    80                No MI                 100038000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       132560               132560        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       298208               298208        20051001    80                No MI                 100020000000000000   2.75     20100901      9.875      2.5         2      First Lien
Group I       502400               502400        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       505177.48            505600        20051101    80                No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       385540               385540        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2           2      First Lien
Group I       384757.9             385000        20051101    79.37999725       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       435800               435800        20051101    79.98999786       No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       382400               382400        20051001    80                No MI                                      2.75     20100901      10.25      2           2      First Lien
Group I       491300               492000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       940000               940000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       219970.31            220000        20060101    67.69000244       No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       109600               109600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       300000               300000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       383059               383959        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       391200               391200        20051101    80                No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       433019.87            433632        20051201    80                No MI                                      2.25     20101101      10.25      2           2      First Lien
Group I       400000               400000        20051201    80                No MI                 100313000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       252000               252000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       602400               602400        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       315672               315672        20051201    80                No MI                 100011000000000000   2.75     20101101      9.375      2.5         2      First Lien
Group I       484000               484000        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       796564.39            798400        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       334000               334000        20060201    88.12999725       Radian Guaranty                            2.75     20110101      10.25      2.5         2      First Lien
Group I       587462.54            589500        20051201    90                Radian Guaranty                            2.75     20101101      10.25      2.5         2      First Lien
Group I       722000               722000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       428000               428000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       544000               544000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       575000               575000        20050901    45.09999847       No MI                 100256000000000000   2.75     20100801      10.125     2.5         2      First Lien
Group I       999847.08            1000000       20051101    72.73000336       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       399485.11            400000        20060201    64.51999664       No MI                                      2.75     20110101      9.625      2.5         2      First Lien
Group I       600000               600000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       380000               380000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       650000               650000        20051201    75.93000031       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       411007.85            412000        20060101    69.58999634       No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       631456.45            632000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       548746.78            550000        20051101    67.90000153       No MI                 100133000000000000   2.25     20101001      10.25      2.5         2      First Lien
Group I       399700               400000        20060101    53.29999924       No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       559941.57            563200        20051001    80                No MI                 100314000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       156229               156229        20060201    80                No MI                                      2.75     20110101      10.25      2           2      First Lien
Group I       455397.04            455920        20060201    79.29000092       No MI                                      2.25     20110101      10.25      2.5         2      First Lien
Group I       366950               367250        20051201    63.31999969       No MI                 100017000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       372978.6             375200        20051001    80                No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       171120               171120        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       528000               528000        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       460444.62            464000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       660800               660800        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       191200               191200        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       251999.64            252000        20051201    72.83000183       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       438000               438000        20051001    64.88999939       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       201528.85            202000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       512000               512000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       335999.4             336000        20051201    80                No MI                 100386000000000000   2.25     20101101      9.875      2.5         2      First Lien
Group I       172500               172500        20051201    75                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       557129.39            559900        20051101    73.87000275       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       491250               491250        20051201    75                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       591960               591960        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       148200               148200        20060101    63.06000137       No MI                 100011000000000000   2.75     20101201      9.75       2.5         2      First Lien
Group I       275758.57            276000        20051101    79.83999634       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       194400               194400        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       280000               280000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       365000               365000        20060101    35.09999847       No MI                                      2.25     20101201      10.25      2.5         2      First Lien
Group I       387200               387200        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       360000               360000        20060101    80                No MI                                      2.25     20101201      10.25      2.5         2      First Lien
Group I       608462.03            610000        20060101    74.02999878       No MI                                      2.75     20101201      9.75       2           2      First Lien
Group I       175965.31            176000        20051001    80                No MI                 100011000000000000   2.75     20100901      9.625      2.5         2      First Lien
Group I       348900               348900        20051101    79.98999786       No MI                 100025000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       550578               550578        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       799500               799500        20051201    65                No MI                 100140000000000000   2.25     20101101      10.25      2.5         2      First Lien
Group I       398518.48            400000        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       448000               448000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       399493.75            402000        20051001    70.65000153       No MI                 100314000000000000   2.25     20100901      10         2.5         2      First Lien
Group I       591078               591078        20060101    80                No MI                                      2.75     20101201      10         2           2      First Lien
Group I       378000               378000        20051101    90                Republic MIC          100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       433000               433000        20050901    73.38999939       No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       328000               328000        20051101    80                No MI                                      2.75     20101001      10         2           2      First Lien
Group I       759167.7             759246        20051101    69.98000336       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       419950               420000        20051101    70.58999634       No MI                 100056000000000000   2.25     20101001      10         2           2      First Lien
Group I       308000               308000        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       993700.28            997197        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       150368.67            150400        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       960000               960000        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       125600               125600        20051001    80                No MI                                      2.25     20100901      9.875      2.5         2      First Lien
Group I       550000               550000        20060101    74.12999725       No MI                                      2.75     20101201      10         2           2      First Lien
Group I       121998.45            351000        20040201    67.5              No MI                 100011000000000000   2.75     20090101      9.5        2.5         2      First Lien
Group I       485925.9             486000        20051201    76.77999878       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       307637.85            310000        20051101    72.76999664       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       668000               668000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       612903.57            616000        20051101    80                No MI                 100195000000000000   2.25     20101001      10.125     2.5         2      First Lien
Group I       525000               525000        20051101    70.47000122       No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       467669               467669        20051201    80                No MI                 100355000000000000   2.25     20101101      10.125     2.5         2      First Lien
Group I       300000               300000        20051001    77.91999817       No MI                                      2.25     20100901      10.25      2           2      First Lien
Group I       516000               516000        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       360000               360000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       114406.71            114950        20051101    76.62999725       No MI                 100054000000000000   2.25     20101001      10.125     2.5         2      First Lien
Group I       435703.24            437000        20051201    62.25             No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       551000               551000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       212689.49            212720        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       264720               264720        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       430000               430000        20051101    28.10000038       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       300000               300000        20051101    60.06000137       No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       420000               420000        20060101    49.65000153       No MI                 100060000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       420000               420000        20051101    42                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       86150                86150         20051101    73.62999725       No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       538542.52            610000        20051001    64.20999908       No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       495568               495568        20051001    80                No MI                 100020000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       956000               956000        20050901    80                No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       500000               500000        20051001    77.51999664       No MI                 100314000000000000   2.25     20100901      10.125     2           2      First Lien
Group I       975000               975000        20051201    75                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       407553.95            408400        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       120000               120000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       364581.33            365000        20060201    62.93000031       No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       575000               575000        20060101    70.55000305       No MI                 100246000000000000   2.25     20101201      10.125     2.5         2      First Lien
Group I       552066.9             555800        20051101    77.19000244       No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       236440               236440        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       380000               380000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       448898.69            450000        20051001    62.5              No MI                 100135000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       336000               336000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2           2      First Lien
Group I       288000               288000        20051101    80                No MI                                      2.25     20101001      9.875      2.5         2      First Lien
Group I       384324.77            388400        20051001    80                No MI                 100038000000000000   2.75     20100901      9.875      2           2      First Lien
Group I       291969.97            292000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       384570.34            386000        20051201    49.11000061       No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       430500               430500        20050901    30.75             No MI                 100030000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       1560000              1560000       20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       341600               341600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       288000               288000        20060101    80                No MI                 100011000000000000   2.75     20101201      10         2.5         2      First Lien
Group I       511200               511200        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       340000               340000        20060101    80                No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       747083.07            750000        20051201    78.94999695       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       552000               552000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       431000               431000        20051201    79.83000183       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       527529.88            532000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       551879.25            552000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       528000               528000        20050901    79.51999664       No MI                 100024000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       600000               600000        20050901    80                No MI                 100314000000000000   2.25     20100801      10         2           2      First Lien
Group I       160865.01            161200        20060101    80                No MI                                      2.75     20101201      10         2           2      First Lien
Group I       764000               764000        20051101    79.91999817       No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       718800               718800        20051201    79.20999908       No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       309736.2             311200        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       460000               460000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       117600               117600        20060201    80                No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       693000               693000        20051201    71.80999756       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       308400               308400        20051201    87.37000275       GE Capital MI         100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       175079.99            175080        20051101    80                No MI                 100020000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       132000               132000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       532166.03            535000        20051101    79.26000214       No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       559400               560000        20051101    80                No MI                 100058000000000000   2.25     20101001      10.125     2.5         2      First Lien
Group I       499850               499850        20051101    68.48999786       No MI                                      2.75     20101001      9.75       2           2      First Lien
Group I       318000               318000        20051201    78.51999664       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       627090.41            630000        20051101    75                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       378223.16            378300        20051001    56.04000092       No MI                                      2.75     20100901      9.875      2.5         2      First Lien
Group I       636000               636000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       608000               608000        20051201    80                No MI                                      2.75     20101101      10.125     2           2      First Lien
Group I       198931.04            435000        20051001    68.5              No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       366300.45            368000        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       173234.25            173280        20051201    80                No MI                                      2.75     20101101      9.75       2           2      First Lien
Group I       572859.9             573930        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       362317.76            364000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       382000               382000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       1211250              1211250       20060101    75                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       496044.54            500000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       648000               648000        20051001    78.36000061       No MI                 100024000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       144000               144000        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2           2      First Lien
Group I       179876.46            180000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       87800                88000         20060101    77.87999725       No MI                 100011000000000000   2.75     20101201      10         2.5         2      First Lien
Group I       999999               999999        20051101    56.65999985       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       255737               255737        20051101    80                No MI                 100011000000000000   2.75     20101001      9.5        2.5         2      First Lien
Group I       555338.54            557356        20051201    90.19000244       Radian Guaranty                            2.75     20101101      10         2.5         2      First Lien
Group I       526382.27            529000        20051101    58.77999878       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       288234.08            288350        20051201    79.38999939       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       687992               687992        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       616000               616000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       342009.76            344000        20051001    79.08000183       No MI                 100011000000000000   2.75     20100901      10.25      2           2      First Lien
Group I       699854.17            700000        20051101    54.47000122       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       420000               420000        20051201    80                No MI                 100017000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       471200               471200        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       297760               297760        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       449808               449808        20051201    81.05000305       Radian Guaranty                            2.75     20101101      10         2.5         2      First Lien
Group I       838500               850000        20051101    65.37999725       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       475063.14            480000        20051001    67.12999725       No MI                 100024000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       650000               650000        20051201    74.54000092       No MI                                      2.75     20101101      10         2           2      First Lien
Group I       709984.9             710000        20051101    59.16999817       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       491199               491199        20051201    80                No MI                                      2.75     20101101      9.625      2.5         2      First Lien
Group I       812000               812000        20051201    80                No MI                                      2.75     20101101      9.75       2.5         2      First Lien
Group I       488000               488000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       657600               657600        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       479694.2             480000        20060101    78.69000244       No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       749425.41            750000        20051101    79.37000275       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       464000               464000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       351200               351200        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       865490.67            865500        20051101    68.69000244       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       339826.6             351950        20040201    80                No MI                 100011000000000000   2.75     20090101      9.5        2.5         2      First Lien
Group I       500948.16            502100        20051201    69.98999786       No MI                 100060000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       337373.05            345200        20040801    80                No MI                 100011000000000000   2.75     20090701      10.25      2.5         2      First Lien
Group I       500000               500000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       495000               495000        20051101    50.77000046       No MI                                      2.75     20101001      9.375      2.5         2      First Lien
Group I       550730.91            552000        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       414552               414552        20060201    80                No MI                                      2.25     20110101      10.25      2.5         2      First Lien
Group I       659385.44            660250        20051001    76.33000183       No MI                 100115000000000000   2.75     20100901      10.25      2           2      First Lien
Group I       341500               341500        20051101    62.09000015       No MI                 100244000000000000   2.25     20101001      10.25      2.5         2      First Lien
Group I       790000               800000        20060101    71.75             No MI                                      2.75     20101201      9.875      2           2      First Lien
Group I       256000               256000        20060201    80                No MI                                      2.75     20110101      10.125     2.5         2      First Lien
Group I       399200               399200        20060201    80                No MI                                      2.75     20110101      10.125     2.5         2      First Lien
Group I       659149.58            661600        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       59547.7              60000         20051101    8.819999695       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       102800               102800        20060101    80                No MI                 100011000000000000   2.75     20101201      10.125     2.5         2      First Lien
Group I       425000               425000        20051101    65.37999725       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       280000               290000        20051201    48.33000183       No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       188800               188800        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       274049.55            275000        20051201    68.75             No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       335980.19            346000        20040301    76.88999939       No MI                 100011000000000000   2.75     20090201      10.25      2.5         2      First Lien
Group I       503200               503200        20060101    80                No MI                                      2.75     20101201      9.5        2.5         2      First Lien
Group I       482437.62            500000        20051101    56.18000031       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       47778.45             47920         20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       362400               362400        20060201    80                No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       465715               465715        20051101    73.69000244       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       390581.08            392000        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       387620               387620        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       155920               155920        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       431920               431920        20051001    80                No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       468000               468000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       999999               999999        20051101    59                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       248577.82            257200        20031201    80                No MI                 100011000000000000   2.25     20081101      10.125     2.5         2      First Lien
Group I       344000               344000        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       735200               735200        20060201    80                No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       413600               413600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       438810.83            439920        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       816250               821000        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       199920               199920        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       312000               312000        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       253195.86            253200        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       404169.75            406000        20051201    73.81999969       No MI                 100224000000000000   2.25     20101101      10         2.5         2      First Lien
Group I       328782.09            340000        20040201    40.72000122       No MI                 100011000000000000   2.75     20090101      9.75       2           2      First Lien
Group I       336000               336000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       376000               376000        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       557132.27            557500        20051001    76.90000153       No MI                                      2.25     20100901      9.875      2.5         2      First Lien
Group I       198400               198400        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       559000               559000        20051201    65                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       431150               431200        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       372000               372000        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       1000000              1000000       20051201    79.41999817       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       180720               180720        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       250319               250319        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       695295               696000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       500284.99            500285        20050901    80                No MI                 100020000000000000   2.75     20100801      10.125     2           2      First Lien
Group I       457148.88            460000        20051001    80                No MI                                      2.25     20100901      9.875      2.5         2      First Lien
Group I       304350               304350        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       728159.47            730000        20060101    66.36000061       No MI                                      2.25     20101201      9.75       2.5         2      First Lien
Group I       456124.15            457200        20060101    80                No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       399519.38            400000        20060201    69.56999969       No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       220000               220000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       645000               645000        20051201    74.56999969       No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       736961.57            742400        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       206398.3             206400        20051201    80                No MI                                      2.75     20101101      10         2           2      First Lien
Group I       840000               840000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       500000               500000        20060101    74.73999786       No MI                 100011000000000000   2.75     20101201      10.125     2           2      First Lien
Group I       256000               256000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       479920               479920        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       374826.68            376000        20050901    52.59000015       No MI                 100256000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       447999.98            448000        20051201    80                No MI                                      2.25     20101101      9.875      2           2      First Lien
Group I       805075.29            808000        20051201    80                No MI                                      2.75     20101101      10         2           2      First Lien
Group I       372000               372000        20051201    80                No MI                                      2.75     20101101      9.75       2.5         2      First Lien
Group I       511920               511920        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       826000               826000        20051101    70                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       999999               999999        20051101    57.97000122       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       302327.73            787500        20051201    70                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       308000               308000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2           2      First Lien
Group I       595982.92            600000        20051201    67.98999786       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       690979               695000        20051001    79.94999695       No MI                 100314000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       275148               275148        20051201    80                No MI                                      2.75     20101101      10         2           2      First Lien
Group I       157200               157200        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       438486.61            440000        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       540000               540000        20051101    80                No MI                                      2.75     20101001      9.625      2           2      First Lien
Group I       695862.25            696000        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       491470.9             491668        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       220708.01            220800        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       738047.39            740000        20060101    77.88999939       No MI                                      2.75     20101201      9.5        2.5         2      First Lien
Group I       520000               520000        20060201    80                No MI                                      2.75     20110101      9.625      2.5         2      First Lien
Group I       558697.38            558698        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       227920               227920        20051001    80                No MI                 100011000000000000   2.75     20100901      9.75       2.5         2      First Lien
Group I       494631.98            495200        20060201    80                No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       398989.37            400000        20051101    78.43000031       No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       448635.58            452000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       329600               329600        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       441504               441504        20060201    80                No MI                 100011000000000000   2.75     20110101      10.25      2.5         2      First Lien
Group I       231000               272000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       424000               424000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       458400               458400        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       685680               685680        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       321780               321780        20051201    80                No MI                 100020000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       396000               396000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       1357739.13           1359200       20050901    80                No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       470863.37            472000        20060101    80                No MI                                      2.25     20101201      10         2           2      First Lien
Group I       552000               552000        20051201    75.62000275       No MI                 100038000000000000   2.25     20101101      10.25      2           2      First Lien
Group I       640763               642963        20051201    70.88999939       No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       799500               799500        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       822999.8             823000        20051101    74.81999969       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       1000000              1000000       20051201    57.97000122       No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       489373               489373        20060101    80                No MI                 100011000000000000   2.75     20101201      10         2.5         2      First Lien
Group I       532000               532000        20051101    74.98999786       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       499920.9             500000        20051101    69.93000031       No MI                                      2.75     20101001      10         2           2      First Lien
Group I       423000               423000        20051201    79.80999756       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       347612.92            348000        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       660000               660000        20060101    80                No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       177500               177500        20051101    78.01999664       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       945000               945000        20051101    70                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       392000               392000        20060101    80                No MI                                      2.75     20101201      9.625      2.5         2      First Lien
Group I       262600               262676        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       737500.44            742000        20051001    70                No MI                 100011000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       162300               162300        20060101    79.98999786       No MI                 100313000000000000   2.75     20101201      9.375      2           2      First Lien
Group I       588768.22            591500        20051101    74.98999786       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       195800               196000        20051101    80                No MI                                      2.75     20101001      10         2           2      First Lien
Group I       375000               375000        20050901    70.08999634       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       549158.48            551200        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       433541.19            435600        20051101    90                PMI                                        2.75     20101001      10.125     2.5         2      First Lien
Group I       508968.7             512000        20051001    80                No MI                 100024000000000000   2.25     20100901      10.125     2.5         2      First Lien
Group I       464360.21            468000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2           2      First Lien
Group I       441932               441932        20060201    80                No MI                 100011000000000000   2.75     20110101      9.875      2           2      First Lien
Group I       297755               297755        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       452000               452000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       565665.78            567000        20060101    71.62999725       No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       1556329.18           1560000       20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       218400               218400        20060101    80                No MI                                      2.25     20101201      10.25      2.5         2      First Lien
Group I       1000000              1000000       20050901    80                No MI                 100011000000000000   2.25     20100801      10         2           2      First Lien
Group I       800000               800000        20051201    64                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       145900.14            145920        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       601882.92            602000        20051201    72.36000061       No MI                                      2.75     20101101      9.75       2.5         2      First Lien
Group I       868345.42            871500        20051201    70                No MI                                      2.75     20101101      10         2           2      First Lien
Group I       825000               825000        20051101    62.02999878       No MI                 100229000000000000   2.25     20101001      10.125     2.5         2      First Lien
Group I       188000               188000        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       200000               200000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       205600               205600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       218160               218160        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       242400               242400        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       359000               359000        20051001    74.79000092       No MI                                      2.25     20100901      10         2           2      First Lien
Group I       431918.63            431920        20050901    79.98999786       No MI                 100314000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       129200               129200        20051201    79.98000336       No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       535000               535000        20051101    79.26000214       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       374932.11            375000        20051201    72.81999969       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       231000               231000        20051201    75                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       155168.47            155200        20060101    80                No MI                 100011000000000000   2.75     20101201      9.875      2.5         2      First Lien
Group I       287600               287600        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       458000               458000        20051101    66.08999634       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       535355.96            536000        20060201    80                No MI                                      2.75     20110101      10         2           2      First Lien
Group I       524997.11            525600        20060201    80                No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       532183.77            536000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       396134.85            400000        20050901    73.52999878       No MI                 100314000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       164511.17            164550        20051101    79.98000336       No MI                 100313000000000000   2.75     20101001      9.125      2           2      First Lien
Group I       418060.28            420000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       428852.96            432000        20050901    80                No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       220000               220000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       519191.08            521600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       779099.12            785000        20050901    65.41999817       No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       275000               275000        20051101    72.75             No MI                                      2.75     20101001      9.875      2           2      First Lien
Group I       352400               352400        20051201    79.98999786       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       486511.25            490000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       377905               377905        20060101    80                No MI                 100020000000000000   2.75     20101201      10.25      2           2      First Lien
Group I       273574               273574        20060201    90                PMI                                        2.75     20110101      10         2.5         2      First Lien
Group I       630000               630000        20051101    74.02999878       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       650000               650000        20051101    74.70999908       No MI                 100135000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       365200               365200        20051001    80                No MI                 100314000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       458000               458000        20051101    54.81000137       No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       464000               464000        20051201    80                No MI                 100063000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       460000               460000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       604694.34            607500        20051101    90                GE Capital MI                              2.75     20101001      10.25      2           2      First Lien
Group I       336000               336000        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       672396.08            673000        20051001    56.08000183       No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       676659               676800        20051001    80                No MI                 100024000000000000   2.25     20100901      10         2.5         2      First Lien
Group I       47851.22             47920         20051101    80                No MI                 100011000000000000   2.75     20101001      10         2           2      First Lien
Group I       378999               390000        20051101    51.38000107       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       501700               503200        20051001    80                No MI                 100314000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       382700               382700        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2           2      First Lien
Group I       342218.38            355000        20040401    74.73999786       No MI                 100011000000000000   2.75     20090301      9.5        2           2      First Lien
Group I       700000               700000        20051101    66.66999817       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       406080               406080        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       490012.82            493360        20051001    80                No MI                                      2.75     20100901      9.375      2.5         2      First Lien
Group I       363750               363750        20051201    75                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       232000               232000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       127950               128000        20060101    76.41999817       No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       424937.54            425000        20051201    76.58000183       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       548583.64            550000        20060101    64.44999695       No MI                 100083000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       463960               463960        20060201    80                No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       363920.37            364000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       360000               360000        20051201    80.90000153       Radian Guaranty                            2.75     20101101      10.125     2.5         2      First Lien
Group I       448000               448000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       451978.32            500000        20051101    33.33000183       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       486511.26            490000        20050901    60.86999893       No MI                 100011000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       226644               226644        20051101    80                No MI                                      2.25     20101001      10.25      2           2      First Lien
Group I       398484.24            400000        20051201    52.29000092       No MI                                      2.25     20101101      9.75       2           2      First Lien
Group I       295900               295900        20051101    79.98000336       No MI                 100011000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       292800               292800        20051101    80                No MI                 100011000000000000   2.75     20101001      9.625      2           2      First Lien
Group I       293411               293411        20060101    80                No MI                 100011000000000000   2.75     20101201      10.125     2.5         2      First Lien
Group I       478302.15            480000        20051201    72.18000031       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       347200               347200        20051201    80                No MI                                      2.75     20101101      9.625      2.5         2      First Lien
Group I       268000               268000        20060201    80                No MI                 100011000000000000   2.75     20110101      10         2.5         2      First Lien
Group I       333589.73            344000        20040301    32.75999832       No MI                                      2.75     20090201      10         2.5         2      First Lien
Group I       500000               500000        20051001    75.19000244       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       567500               569000        20060101    75.97000122       No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       452000               452000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       95919.02             95920         20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       261900               261900        20060101    79.98999786       No MI                 100060000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       390000               390000        20060101    79.58999634       No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       408000               408000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       298300               298300        20051201    79.98000336       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       550000               550000        20060101    56.70000076       No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       303200               303200        20051101    79.98999786       No MI                 100020000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       953274.43            956950        20051101    80                No MI                 100047000000000000   2.25     20101001      10.125     2.5         2      First Lien
Group I       599262.25            600000        20060201    54.54999924       No MI                                      2.75     20110101      9.875      2           2      First Lien
Group I       357919.56            359659        20051101    65.04000092       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       206400               206400        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       465200               465200        20060101    80                No MI                 100011000000000000   2.75     20101201      10.125     2.5         2      First Lien
Group I       427840               427840        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       608000               608000        20051201    80                No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       875000               875000        20050901    70                No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       590171.09            592416        20051201    80                No MI                                      2.75     20101101      9.75       2           2      First Lien
Group I       524000               524000        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       406276.99            407800        20051201    71.81999969       No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       379990               379990        20051101    79.16999817       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       1000000              1000000       20051201    63.41999817       No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       207954.48            208000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       420000               420000        20051101    43.08000183       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       472600               473600        20051201    80                No MI                 100224000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       147200               147200        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       269600               269600        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       550000               550000        20060101    73.33999634       No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       1000000              1000000       20060201    78.12999725       No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       339638.31            350000        20040301    23.32999992       No MI                 100011000000000000   2.75     20090201      10.125     2.5         2      First Lien
Group I       386500               386500        20060101    79.69000244       No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       560000               560000        20051101    64.37000275       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       200000               200000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       129600               129600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       244700               244700        20060201    79.98999786       No MI                 100011000000000000   2.75     20110101      10.25      2.5         2      First Lien
Group I       329000               329000        20051101    74.01999664       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       215855.9             216000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       273600               273600        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       508000               508000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       338102.78            350220        20040201    80                No MI                 100011000000000000   2.75     20090101      9.75       2.5         2      First Lien
Group I       382577.76            384000        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       425000               425000        20051101    56.47999954       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       300000               300000        20051101    75                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       231827.05            231919        20051201    80                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       360000               360000        20060101    41.81000137       No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       400000               400000        20051201    59.70000076       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       419239               419239        20051001    80                No MI                                      2.75     20100901      9.75       2.5         2      First Lien
Group I       448032.37            450160        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       534984.62            535000        20051201    68.58999634       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       495251.52            495266        20060101    79.94000244       No MI                 100057000000000000   2.75     20101201      10.125     2.5         2      First Lien
Group I       204000               204000        20051101    80                No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       375776.35            375800        20051001    75.16000366       No MI                 100080000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       474574.23            475200        20060201    80                No MI                                      2.75     20110101      9.5        2           2      First Lien
Group I       474000               474000        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       386658.97            388000        20051201    80                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       584043.29            596000        20050901    80                No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       211400               211400        20051101    77.88999939       No MI                 100316000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       423920               423920        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       610000               610000        20051101    61                No MI                                      2.75     20101001      9.875      2           2      First Lien
Group I       675140.15            677650        20051201    79.94000244       No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       322300               324000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       326866.36            328000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       333691.54            341000        20040901    56.84000015       No MI                 000000000044568442   2.75     20090801      10.25      2.5         2      First Lien
Group I       558712.49            560000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       845000               845000        20051201    59.50999832       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       617684.46            620000        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       499728.19            500000        20050901    74.06999969       No MI                 100314000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       276000               276000        20051001    80                No MI                                      2.75     20100901      10.25      2           2      First Lien
Group I       432000               432000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       500000               500000        20060201    77.16000366       No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       400000               400000        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       326423.96            340000        20040301    68                No MI                 100011000000000000   2.75     20090201      10.25      2.5         2      First Lien
Group I       419590.76            422600        20050901    79.73999786       No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       484189.07            486500        20051201    70                No MI                                      2.75     20101101      10.125     2           2      First Lien
Group I       189513.06            189664        20051101    80                No MI                 100020000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       390000               390000        20051101    60.47000122       No MI                 100256000000000000   2.25     20101001      10         2.5         2      First Lien
Group I       344000               344000        20060101    80                No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       504000               504000        20051201    77.30000305       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       528250               528750        20051101    75                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       712344.14            712500        20050901    74.83999634       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       574966.69            575000        20051001    76.87000275       No MI                 100024000000000000   2.25     20100901      10.25      2           2      First Lien
Group I       613741.36            615920        20051201    79.98999786       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       480000               480000        20051001    80                No MI                                      2.75     20100901      9.875      2.5         2      First Lien
Group I       294000               394000        20051101    63.54999924       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       580000               580000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       416800               416800        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       996288.16            998584        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       288705               288705        20051201    95                United Guaranty                            2.75     20101101      10.125     2.5         2      First Lien
Group I       400000               400000        20051001    70.80000305       No MI                 100024000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       366923.22            367000        20051101    64.95999908       No MI                                      2.75     20101001      10         2           2      First Lien
Group I       427709.95            429300        20051201    90                Radian Guaranty                            2.75     20101101      9.875      2.5         2      First Lien
Group I       700000               700000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       583200               583200        20060201    77.76000214       No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       468000               468000        20051001    80                No MI                 100244000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       319032               319032        20051001    80                No MI                                      2.75     20100901      10.125     2           2      First Lien
Group I       292000               292000        20051201    40.84000015       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       432000               432000        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       145600               145600        20051101    80                No MI                                      2.75     20101001      10         2           2      First Lien
Group I       543900               543900        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       650000               650000        20051001    62.5              No MI                 100163000000000000   2.25     20100901      10.125     2.5         2      First Lien
Group I       379202               379202        20051201    85                Radian Guaranty                            2.75     20101101      9.875      2           2      First Lien
Group I       920000               920000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       210464               210464        20051101    80                No MI                 100020000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       119600               119600        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       177600               177600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       489139.71            490000        20051201    69.5              No MI                 100017000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       412754               415200        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       283472               283472        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       380000               380000        20051201    52.40999985       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       160760               160760        20060101    80                No MI                 100020000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       460000               460000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       383117.13            384000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       563902.08            564000        20051201    80                No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       262532               262532        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2           2      First Lien
Group I       470400               470400        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       215120               215120        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       523906.92            524000        20051201    80                No MI                 100054000000000000   2.25     20101101      10.125     2.5         2      First Lien
Group I       406115.68            408000        20051101    80                No MI                                      2.25     20101001      10.25      2           2      First Lien
Group I       412500               412500        20051201    72.62000275       No MI                 100011000000000000   2.75     20101101      10.125     2           2      First Lien
Group I       444423.27            445000        20051201    61.38000107       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       407244               407244        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       448000               448000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       672554.8             675000        20051201    75                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       339752.08            340000        20051201    69.38999939       No MI                                      2.75     20101101      10.125     2.5         2      First Lien
Group I       498497.82            500000        20051201    36.36000061       No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       140893.76            141061        20050801    80                No MI                 100017000000000000   2.75     20100701      10.125     2           2      First Lien
Group I       663743.91            663750        20060101    75                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       507000               507000        20060101    77.16999817       No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       483000               483000        20050901    74.30999756       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       544000               544000        20051201    80                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       445900               445900        20051001    80                No MI                 100038000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       116920               116920        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       1445560              1445560       20060101    80                No MI                 100011000000000000   2.75     20101201      10.125     2.5         2      First Lien
Group I       216741.38            216750        20051101    80                No MI                 100196000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       530000               530000        20050801    80                No MI                 100052000000000000   2.75     20100701      9.875      2.5         2      First Lien
Group I       406144.56            407620        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       545599.16            545600        20060101    80                No MI                 100011000000000000   2.75     20101201      10         2.5         2      First Lien
Group I       699944.08            700000        20060201    74.47000122       No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       404686.2             405000        20050901    74.44999695       No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       199957.29            200000        20051201    80                No MI                 100242000000000000   2.75     20101101      10.125     2           2      First Lien
Group I       331500               331500        20060101    65                No MI                 100205000000000000   2.75     20101201      10         2.5         2      First Lien
Group I       365000               365000        20050901    78.48999786       No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       143870               143920        20060101    80                No MI                                      2.75     20101201      10.125     2           2      First Lien
Group I       334464.17            334827        20060101    80                No MI                 100011000000000000   2.75     20101201      9.625      2.5         2      First Lien
Group I       764832.66            765000        20060101    79.26999664       No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       424000               424000        20051101    80                No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       455380               456000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       517600               517600        20060201    80                No MI                                      2.75     20110101      10.125     2.5         2      First Lien
Group I       469600               469600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       388704.26            389600        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       410000               410000        20051101    74.55000305       No MI                 100156000000000000   2.25     20101001      10.25      2.5         2      First Lien
Group I       494000               500000        20050901    74.06999969       No MI                 100314000000000000   2.25     20100801      10.25      2           2      First Lien
Group I       650000               650000        20051101    76.47000122       No MI                                      2.75     20101001      10         2           2      First Lien
Group I       507179.14            507500        20051201    69.94999695       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       582593.66            584000        20060101    89.84999847       Radian Guaranty                            2.25     20101201      10         2.5         2      First Lien
Group I       432000               432000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       620000               620000        20051201    80                No MI                                      2.75     20101101      10.125     2           2      First Lien
Group I       607784.12            608000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       467200               467200        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       440000               440000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       497920.38            500000        20051101    67.11000061       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       1096986.86           1100000       20051201    51.52000046       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       532000               532000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       246336.5             246400        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       502500               502500        20051101    75                No MI                                      2.25     20101001      10         2.5         2      First Lien
Group I       522250               522250        20051101    79.73000336       No MI                                      2.25     20101001      10.125     2           2      First Lien
Group I       475400               475400        20051201    79.98999786       No MI                 100060000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       450000               450000        20051101    38.13999939       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       162671.66            164000        20050801    80                No MI                 100196000000000000   2.25     20100701      10.25      2.5         2      First Lien
Group I       318056               318056        20060201    80                No MI                                      2.75     20110101      9.875      2           2      First Lien
Group I       124620               124720        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       235000               560000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       362949.91            363000        20051101    55                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       372000               372000        20051101    59.04999924       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       466096.92            467171        20060101    56.97000122       No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       240000               240000        20051101    80                No MI                 100051000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       426000               426000        20051101    56.79999924       No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       387511.83            388000        20060201    80                No MI                                      2.25     20110101      9.75       2           2      First Lien
Group I       509500               510000        20060101    53.40000153       No MI                                      2.75     20101201      10         2           2      First Lien
Group I       318412               318412        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       553400               553400        20051101    80                No MI                 100060000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       476000               476000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       383180.34            385000        20051101    79.37999725       No MI                 100017000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       768000               768000        20050801    80                No MI                 100102000000000000   2.25     20100701      10         2.5         2      First Lien
Group I       243549.99            243550        20051201    80                No MI                 100047000000000000   2.25     20101101      9.75       2           2      First Lien
Group I       500000               500000        20060201    63.68999863       No MI                                      2.75     20110101      9.75       2           2      First Lien
Group I       523764.62            525000        20060101    72.41000366       No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       171920               171920        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       366000               366000        20051001    73.19999695       No MI                 100314000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       421482.56            422500        20060101    65.25             No MI                                      2.75     20101201      10         2           2      First Lien
Group I       109326               109326        20051101    76.44999695       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       220000               220000        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       460000               460000        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       760004               760004        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       398413.81            400000        20051201    40                No MI                                      2.25     20101101      9.5        2.5         2      First Lien
Group I       678400               678400        20051101    80                No MI                                      2.75     20101001      10         2           2      First Lien
Group I       323716.88            325000        20051101    61.91999817       No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       436000               436000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       500000               500000        20051201    62.5              No MI                                      2.25     20101101      10         2.5         2      First Lien
Group I       424926.27            426400        20051201    80                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       517426.81            520000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       478295.35            478400        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       112800               112800        20051201    80                No MI                                      2.75     20101101      10         2           2      First Lien
Group I       577500               577500        20051101    70                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       563978.22            564000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       108444.63            109000        20051101    30.70000076       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       352000               352000        20051201    77.87999725       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       418392               418392        20060201    80                No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       300101               300101        20051101    89.97000122       Triad Guaranty        100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       135920               135920        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       459878.52            460000        20051101    71.31999969       No MI                 100244000000000000   2.25     20101001      10.25      2.5         2      First Lien
Group I       192000               192000        20051001    80                No MI                 100316000000000000   2.75     20100901      10.25      2           2      First Lien
Group I       479029.34            479200        20051001    80                No MI                 100024000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       158800               158800        20051201    80                No MI                 100060000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       394433.67            395900        20051201    66.44000244       No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       218500               218500        20051201    95                PMI                                        2.75     20101101      10.25      2.5         2      First Lien
Group I       630000               630000        20051101    67.73999786       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       232800               232800        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       412928.16            416000        20050901    80                No MI                 100011000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       444900               444900        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       159950               159950        20051201    80                No MI                 100313000000000000   2.75     20101101      9          2.5         2      First Lien
Group I       320000               320000        20051201    74.41999817       No MI                 100341000000000000   2.25     20101101      10.25      2.5         2      First Lien
Group I       348004               348004        20051201    80                No MI                 100011000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       632000               632000        20060101    80                No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       239920               239920        20060101    80                No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       101240               101240        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       656000               656000        20060201    80                No MI                                      2.75     20110101      9.875      2.5         2      First Lien
Group I       238367.27            239200        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       527200               527200        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       420172.49            421252        20060101    80                No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       537636               537636        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       423700               424000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       195967.33            196000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       123200               123200        20051201    78.97000122       No MI                                      2.25     20101101      10.25      2.5         2      First Lien
Group I       331803.53            344000        20040401    80                No MI                 100011000000000000   2.75     20090301      9.5        2           2      First Lien
Group I       446805.87            447960        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       307758.19            308000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       194000               194000        20051101    80                No MI                 100316000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       349350               349552        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       755000               755000        20051101    62.91999817       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       450000               450000        20051201    60                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       501975               502000        20051001    79.91000366       No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       1167854.43           1172000       20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       479200               479200        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       263924.34            263950        20051201    80                No MI                 100047000000000000   2.25     20101101      9.75       2.5         2      First Lien
Group I       483909.8             484000        20051201    80                No MI                                      2.75     20101101      9.375      2           2      First Lien
Group I       840000               840000        20051201    73.68000031       No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       1300000              1300000       20051101    46.63999939       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       629997.35            630000        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       200954.72            201000        20051201    60                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       560000               560000        20051201    44.84999847       No MI                 100083000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       213685.7             213728        20051201    80                No MI                                      2.75     20101101      9.75       2.5         2      First Lien
Group I       429602.93            431200        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       372000               372000        20051201    75                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       263868.97            264000        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       335200               335200        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       179385               179385        20051101    74.73999786       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       555621.14            556720        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       424495.1             425000        20060201    77.12999725       No MI                                      2.25     20110101      10.125     2.5         2      First Lien
Group I       507104.3             510000        20051201    79.69000244       No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       343737.12            356000        20040201    80                No MI                 100011000000000000   2.75     20090101      9.5        2.5         2      First Lien
Group I       330054               340000        20040601    71.31999969       No MI                 100011000000000000   2.75     20090501      9.5        2.5         2      First Lien
Group I       223920               223920        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       405728.24            407700        20051101    75.22000122       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       431000               431000        20051101    79.95999908       No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       228559.98            228800        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       2500000              2500000       20060201    64.94000244       No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       255839.59            255900        20060201    79.47000122       No MI                                      2.75     20110101      9.875      2.5         2      First Lien
Group I       180000               180000        20051101    80                No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       252048               252048        20051101    80                No MI                 100020000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       774572.82            780000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       583600               583600        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2           2      First Lien
Group I       900000               900000        20051001    80                No MI                                      2.75     20100901      10         2           2      First Lien
Group I       1672015.17           1680000       20051201    70                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       342931.01            350000        20041001    82.34999847       Triad Guaranty        100011000000000000   2.75     20090901      10.25      2.5         2      First Lien
Group I       124000               124000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       604006.97            605465        20060101    70                No MI                                      2.75     20101201      10         2.5         2      First Lien
Group I       834500               834500        20050901    71.31999969       No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       558179.06            564000        20051101    80                No MI                                      2.25     20101001      10.125     2           2      First Lien
Group I       480000               480000        20051101    80                No MI                                      2.25     20101001      10.125     2           2      First Lien
Group I       552000               552000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2           2      First Lien
Group I       571051.31            573200        20051201    79.98999786       No MI                 100060000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       628000               628000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       618960.79            619000        20051201    79.98999786       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       700000               700000        20051001    80                No MI                                      2.25     20100901      10.25      2.5         2      First Lien
Group I       108000               108000        20060101    80                No MI                                      2.75     20101201      10.25      2           2      First Lien
Group I       800000               800000        20051201    62.25999832       No MI                                      2.25     20101101      10.125     2.5         2      First Lien
Group I       660000               660000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2           2      First Lien
Group I       419011.69            420000        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       560000               560000        20051201    62.22000122       No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       471200               471200        20051201    80                No MI                                      2.75     20101101      9.375      2.5         2      First Lien
Group I       1376250              1376250       20051001    75                No MI                                      2.75     20100901      9.625      2.5         2      First Lien
Group I       677538.6             680000        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       544000               544000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       384000               384000        20051001    79.18000031       No MI                 100314000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       304000               304000        20051001    80                No MI                 100025000000000000   2.75     20100901      10.25      2           2      First Lien
Group I       465000               465000        20051101    75.61000061       No MI                 100017000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       134328.18            134400        20051101    80                No MI                 100331000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       560000               560000        20060201    73.68000031       No MI                                      2.75     20110101      10         2.5         2      First Lien
Group I       373073               373073        20051101    76.08999634       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       390985.94            392800        20051001    79.76000214       No MI                 100024000000000000   2.25     20100901      10.25      2.5         2      First Lien
Group I       404399.52            404400        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       497838               497838        20051101    80                No MI                 100066000000000000   2.25     20101001      10.25      2.5         2      First Lien
Group I       438327.62            439920        20051201    80                No MI                                      2.75     20101101      10         2           2      First Lien
Group I       458500               460000        20060101    60.52999878       No MI                                      2.25     20101201      10.125     2.5         2      First Lien
Group I       574821.78            575110        20051201    80                No MI                                      2.75     20101101      10.125     2           2      First Lien
Group I       347782               347782        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       184400               184400        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       257196.92            257200        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       408600               408800        20060101    80                No MI                                      2.75     20101201      10.125     2.5         2      First Lien
Group I       195200               195200        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       327834.56            327900        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       395904.19            397000        20060101    61.38000107       No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       459500               459500        20051201    71.84999847       No MI                 100017000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       288000               288000        20051101    61.93999863       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       884600               884600        20051101    80                No MI                                      2.25     20101001      10.25      2.5         2      First Lien
Group I       551949.63            556000        20050901    74.62999725       No MI                 100314000000000000   2.25     20100801      10         2           2      First Lien
Group I       590000               590000        20060101    80                No MI                                      2.75     20101201      10         2           2      First Lien
Group I       223249.06            223250        20060201    95                United Guaranty       100011000000000000   2.75     20110101      10.25      2.5         2      First Lien
Group I       172500               172500        20051201    67.91000366       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       449821.47            450000        20051101    78.94999695       No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       457583.94            457915        20060201    74.62999725       No MI                                      2.75     20110101      9.875      2.5         2      First Lien
Group I       600000               600000        20040601    55.81000137       No MI                 100011000000000000   2.75     20090501      9.375      2.5         2      First Lien
Group I       390214.84            391600        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       471475.85            475200        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       447572.11            450000        20050901    64.29000092       No MI                 100314000000000000   2.25     20100801      10.125     2           2      First Lien
Group I       485761               485761        20051201    80                No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       291909.4             292000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       638600               640000        20051101    63.04999924       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       649200.77            650000        20060201    71.43000031       No MI                                      2.75     20110101      9.875      2.5         2      First Lien
Group I       734766.02            740000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       284200               284200        20051101    80                No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       161053.15            161080        20051201    80                No MI                                      2.75     20101101      10         2.5         2      First Lien
Group I       436000               436000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       240000               240000        20051001    80                No MI                                      2.75     20100901      10.125     2           2      First Lien
Group I       759781.94            760000        20051101    57.36000061       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       621600               621600        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       416914.1             420000        20050901    71.19999695       No MI                 100314000000000000   2.25     20100801      10         2.5         2      First Lien
Group I       280000               280000        20060201    71.79000092       No MI                                      2.75     20110101      10.125     2           2      First Lien
Group I       232000               232000        20051201    80                No MI                                      2.75     20101101      9.375      2.5         2      First Lien
Group I       400000               400000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       375370.08            376000        20060101    80                No MI                                      2.75     20101201      9.75       2.5         2      First Lien
Group I       532000               532000        20060101    80                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       2489555.29           2490100       20060101    79.05000305       No MI                 100011000000000000   2.75     20101201      10.25      2.5         2      First Lien
Group I       500000               500000        20051201    75.87000275       No MI                 100138000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       108000               108000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       449701.61            449800        20050901    79.98999786       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       206193.3             206319        20051101    80                No MI                                      2.75     20101001      9.875      2           2      First Lien
Group I       319888.47            320000        20051101    71.11000061       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       392000               392000        20051201    80                No MI                                      2.75     20101101      10.25      2.5         2      First Lien
Group I       526300               526400        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       466846.76            468000        20060101    78.84999847       No MI                                      2.75     20101201      9.875      2.5         2      First Lien
Group I       492000               492000        20051101    80                No MI                 100115000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       559000               559000        20051101    65                No MI                                      2.25     20101001      9.875      2.5         2      First Lien
Group I       367241.22            367312        20051201    80                No MI                 100011000000000000   2.75     20101101      9.625      2           2      First Lien
Group I       409961.26            412000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       131520               131520        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       443500               443500        20051101    79.91000366       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       337478.82            348000        20040201    80                No MI                 100011000000000000   2.75     20090101      10.25      2.5         2      First Lien
Group I       547799.94            547800        20051001    79.16000366       No MI                 100024000000000000   2.25     20100901      10.125     2.5         2      First Lien
Group I       408000               408000        20051101    46.36000061       No MI                                      2.75     20101001      9.875      2           2      First Lien
Group I       447807.25            450000        20051201    60                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       389272.48            392000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       469400               469400        20051201    79.98999786       No MI                 100313000000000000   2.75     20101101      10.125     2           2      First Lien
Group I       576490               576490        20051101    64.05000305       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       368800               368800        20060201    79.30999756       No MI                                      2.75     20110101      10.25      2.5         2      First Lien
Group I       429095.63            429600        20060201    80                No MI                                      2.25     20110101      10.125     2.5         2      First Lien
Group I       496000               496000        20051101    80                No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       428000               428000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       401337.86            403200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       375570.12            375960        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       997361.36            1000000       20060101    52.15000153       No MI                 100011000000000000   2.75     20101201      9.5        2.5         2      First Lien
Group I       520000               520000        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       681500               681500        20051201    64.90000153       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       1050000              1425000       20060101    75                No MI                                      2.75     20101201      10.25      2.5         2      First Lien
Group I       144800               144800        20051201    80                No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       376000               376000        20050901    80                No MI                 100229000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       713000               715000        20051101    74.91000366       No MI                                      2.75     20101001      10.25      2           2      First Lien
Group I       497902.83            500000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       636000               636000        20050901    80                No MI                 100314000000000000   2.25     20100801      10.125     2.5         2      First Lien
Group I       404000               404000        20060101    80                No MI                                      2.25     20101201      10         2           2      First Lien
Group I       975000               975000        20051001    64.26999664       No MI                 100024000000000000   2.25     20100901      10.25      2           2      First Lien
Group I       301450               301750        20051201    79.98999786       No MI                 100060000000000000   2.75     20101101      10.25      2           2      First Lien
Group I       735500               736000        20051101    80                No MI                                      2.25     20101001      10.125     2.5         2      First Lien
Group I       447409.19            447960        20060201    80                No MI                                      2.25     20110101      9.875      2           2      First Lien
Group I       562864.56            565600        20051101    80                No MI                                      2.75     20101001      10         2           2      First Lien
Group I       755000               755000        20051101    79.05999756       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       509781.01            510000        20051001    75                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       456000               456000        20051101    80                No MI                 100058000000000000   2.25     20101001      10         2.5         2      First Lien
Group I       464000               464000        20051101    80                No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       784278.51            787000        20051201    76.77999878       No MI                 100011000000000000   2.25     20101101      10.25      2.5         2      First Lien
Group I       1000000              1000000       20051201    74.06999969       No MI                                      2.75     20101101      10.25      2           2      First Lien
Group I       418603.81            423200        20051101    80                No MI                                      2.25     20101001      9.875      2.5         2      First Lien
Group I       620000               620000        20051101    80                No MI                                      2.75     20101001      10.125     2           2      First Lien
Group I       347391.47            355000        20040901    78.01999664       No MI                                      2.75     20090801      10.25      2.5         2      First Lien
Group I       658297.57            660000        20060101    80                No MI                                      2.75     20101201      9.625      2.5         2      First Lien
Group I       191920               191920        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       599000               599000        20051001    78.30000305       No MI                 100109000000000000   2.25     20100901      9.625      2.5         2      First Lien
Group I       362776.37            364125        20051201    75                No MI                                      2.75     20101101      9.875      2           2      First Lien
Group I       517599.5             517600        20050901    80                No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       369991.48            370000        20060101    80                No MI                                      2.75     20101201      9.875      2           2      First Lien
Group I       808000               808000        20050901    43.09000015       No MI                 100314000000000000   2.25     20100801      10.25      2.5         2      First Lien
Group I       399941.67            400000        20051201    80                No MI                                      2.75     20101101      9.625      2           2      First Lien
Group I       406524.7             420000        20031201    80                No MI                 100011000000000000   2.75     20081101      10.375     2           2      First Lien
Group I       351883.17            352000        20050901    80                No MI                 100011000000000000   2.75     20100801      9.875      2.5         2      First Lien
Group I       1239200              1239200       20051001    68.23000336       No MI                 100011000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       500000               500000        20051101    66.66999817       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       996380.3             1000000       20051201    57.13999939       No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       750000               750000        20051101    73.16999817       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       325000               325000        20051101    62.5              No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       750000               750000        20051201    52.34999847       No MI                 100011000000000000   2.75     20101101      10.375     2.5         2      First Lien
Group I       424646               424646        20051201    65.33000183       No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       484000               484000        20051201    80                No MI                 100011000000000000   2.75     20101101      9.75       2.5         2      First Lien
Group I       552000               552000        20040801    80                No MI                 100011000000000000   2.75     20090701      10.125     2.5         2      First Lien
Group I       339550               339550        20050201    95                Triad Guaranty        100011000000000000   2.75     20100101      9.875      2.5         2      First Lien
Group I       416919               418735        20051201    80                No MI                 100011000000000000   2.75     20101101      9          2.5         2      First Lien
Group I       333700               333700        20051201    72.55000305       No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       975000               975000        20051101    72.56999969       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       203035.4             203083        20051201    80                No MI                 100011000000000000   2.75     20101101      10.625     2.5         2      First Lien
Group I       422160.38            444300        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       518074.05            520000        20051201    56.99000168       No MI                 100011000000000000   2.75     20101101      9.875      2.5         2      First Lien
Group I       199385.27            200000        20051201    54.06999969       No MI                 100011000000000000   2.75     20101101      10.875     2.5         2      First Lien
Group I       350000               350000        20051101    45.99000168       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       617809.82            617945        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       695000               695000        20051201    75.54000092       No MI                 100011000000000000   2.75     20101101      10         2.5         2      First Lien
Group I       628776               628776        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       199000               200000        20051201    26.31999969       No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       919200               919200        20051001    80                No MI                                      2.75     20100901      9.625      2.5         2      First Lien
Group I       600000               600000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       255850               255850        20050801    79.98999786       No MI                 100060000000000000   2.75     20100701      10.375     2.5         2      First Lien
Group I       240000               240000        20050901    64.51999664       No MI                 100196000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       639000               639000        20051201    90                Republic MIC                               2.75     20101101      10.375     2.5         2      First Lien
Group I       481520               481520        20050901    80                No MI                                      2.75     20100801      9.875      2.5         2      First Lien
Group I       536000               536000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       500000               500000        20051101    76.91999817       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       136800               136800        20050901    80                No MI                                      2.75     20100801      9.625      2.5         2      First Lien
Group I       692000               692000        20051001    80                No MI                                      2.75     20100901      10         2.5         2      First Lien
Group I       100000               100000        20051001    25.05999947       No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       796000               800000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       452000               452000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       496045.65            499000        20051001    79.83999634       No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       675000               675000        20051101    78.48999786       No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       499984.88            500000        20051101    78.73999786       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       406300               406400        20050901    80                No MI                 100040000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       512000               512000        20050901    80                No MI                 100138000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       439232.17            442320        20050901    80                No MI                 100050000000000000   2.75     20100801      10.25      2.5         2      First Lien
Group I       430960.47            431000        20051101    55.25999832       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       301994.3             303000        20050901    79.76000214       No MI                                      2.75     20100801      10.625     2.5         2      First Lien
Group I       208362.99            208363        20050801    95                Triad Guaranty        100020000000000000   2.75     20100701      9.875      2.5         2      First Lien
Group I       335600               335600        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       435000               435000        20051001    66.91999817       No MI                 100032000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       497894.16            498000        20051001    73.77999878       No MI                 100331000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       3400000              3400000       20050901    48.56999969       No MI                                      2.75     20100801      10.125     2.5         2      First Lien
Group I       320000               320000        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       650000               650000        20051101    74.80000305       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       439800               440000        20051001    80                No MI                 100094000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       519189.18            520430        20050901    80                No MI                 100020000000000000   2.75     20100801      10.5       2.5         2      First Lien
Group I       750000               750000        20051101    39.47000122       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       460000               460000        20051001    80                No MI                 100031000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       1239115.71           1245000       20051101    75                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       223920               223920        20051001    80                No MI                 100017000000000000   2.75     20100901      9.875      2.5         2      First Lien
Group I       220750               220750        20051001    79.98000336       No MI                 100060000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       284000               284000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       557048.47            560000        20051001    74.66999817       No MI                                      2.75     20100901      10.75      2.5         2      First Lien
Group I       199452.26            199493        20051101    80                No MI                 100020000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       975000               975000        20051001    39                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       363930.42            364000        20051001    68.41999817       No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       521991.07            525100        20051001    76.09999847       No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       449659.16            452000        20051101    80                No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       420000               420000        20051001    75                No MI                                      2.75     20100901      10.625     2.5         2      First Lien
Group I       657021.79            660000        20051101    50.77000046       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       392000               492000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       298399               298399        20050901    95                Triad Guaranty        100020000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       314055.13            314320        20050901    80                No MI                 100011000000000000   2.75     20100801      10.5       2.5         2      First Lien
Group I       400000               400000        20051001    66.66999817       No MI                                      2.75     20100901      10.5       2.5         2      First Lien
Group I       412500               412500        20051001    75                No MI                                      2.75     20100901      10.5       2.5         2      First Lien
Group I       178400               178400        20051001    80                No MI                 100011000000000000   2.75     20100901      10.625     2.5         2      First Lien
Group I       206400               206400        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       403935.62            404000        20050901    80                No MI                                      2.75     20100801      10.375     2.5         2      First Lien
Group I       508472.4             512500        20051001    61.22999954       No MI                                      2.75     20100901      10         2.5         2      First Lien
Group I       429999.64            430000        20051001    68.80000305       No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       561000               561000        20051101    80                No MI                 100060000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       200000               200000        20051001    45.45000076       No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       328000               328000        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       163920               163920        20051101    80                No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       143000               143000        20050901    37.63000107       No MI                                      2.75     20100801      10.625     2.5         2      First Lien
Group I       646062.25            650000        20051001    78.47000122       No MI                 100060000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       226763.95            226800        20051001    80                No MI                                      2.75     20100901      9.75       2.5         2      First Lien
Group I       580695.78            584000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       300800               300800        20051001    80                No MI                                      2.75     20100901      10         2.5         2      First Lien
Group I       196000               196000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       700000               700000        20050801    43.47999954       No MI                 100256000000000000   2.75     20100701      10.375     2.5         2      First Lien
Group I       412000               412000        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       443329.7             444000        20051001    80                No MI                 100054000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       676859.51            680000        20051101    60.18000031       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       314776.98            315000        20051101    76.83000183       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       253300               253300        20050901    79.98999786       No MI                 100011000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       426155.28            428087        20051101    68.48999786       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       231939.51            232000        20050901    80                No MI                                      2.75     20100801      10.25      2.5         2      First Lien
Group I       224223.15            230400        20051001    43.43999863       No MI                 100095000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       285800               285800        20051101    79.97000122       No MI                 100047000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       740000               740000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       138855               138855        20051001    95                Radian Guaranty                            2.75     20100901      10.375     2.5         2      First Lien
Group I       346034               346034        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       770192.59            774202        20051101    80                No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       251160               251160        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       443780.31            443800        20051101    70                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       644000               644000        20051101    80                No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       414078.76            416000        20051101    71.97000122       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       428000               428000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       549700               550000        20051001    64.70999908       No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       415400               416000        20050901    80                No MI                                      2.75     20100801      10.375     2.5         2      First Lien
Group I       547206.73            550000        20051101    55                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       527100               527200        20051101    80                No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       229112               229112        20051001    80                No MI                 100020000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       425000               425000        20050901    75.88999939       No MI                 100180000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       238000               238000        20051001    59.5              No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       296720               296720        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       660000               660000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       437607.28            440000        20051101    80                No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       499888.02            500000        20051101    29.76000023       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       303200               303200        20050901    80                No MI                                      2.75     20100801      10.375     2.5         2      First Lien
Group I       531693.87            532000        20051101    80                No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       459200               459200        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       599000               599000        20051001    63.06000137       No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       550000               550000        20051001    37.43999863       No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       320000               320000        20051101    77.11000061       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       303750               303750        20051101    75                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       241597.49            241600        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       519786.71            520000        20051001    60.95999908       No MI                 100020000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       492000               492000        20051001    80                No MI                                      2.75     20100901      9.75       2.5         2      First Lien
Group I       436000               436000        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       132700               132700        20051001    79.98999786       No MI                 100313000000000000   2.75     20100901      9.125      2.5         2      First Lien
Group I       507525               507525        20051101    79.36000061       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       284616               284616        20051001    80                No MI                 100020000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       435800               436000        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       338400               338400        20051001    78.72000122       No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       409593.42            410000        20051101    73.87000275       No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       724000               724000        20051101    77.09999847       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       407875               408000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       452974.89            456000        20051001    80                No MI                                      2.75     20100901      10         2.5         2      First Lien
Group I       562500               563500        20051001    70                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       474904.52            475000        20051101    78.63999939       No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       320000               320000        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       406250               406250        20051101    65                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       240000               240000        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       558020.08            560000        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       332000               332000        20051001    80                No MI                 100196000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       148782.99            148851        20050901    80                No MI                 100102000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       749924.51            750000        20051001    56.43000031       No MI                 100060000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       172000               172000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       534600               534600        20051001    80                No MI                 100115000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       184204               184204        20051001    62.86999893       No MI                 100078000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       332000               332000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       455000               455000        20051101    65.94000244       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       550000               550000        20051101    73.33000183       No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       914433               914433        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       752500               752500        20051101    70                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       575000               576050        20051001    79.98999786       No MI                 100060000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       456932.71            457000        20051101    58.59000015       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       455070.8             455200        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       550000               550000        20051101    50                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       688000               688000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       199946.31            200000        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       755703.57            760000        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       450000               450000        20051101    78.80999756       No MI                                      2.75     20101001      10.875     2.5         2      First Lien
Group I       500000               500000        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       433690.48            435750        20051101    70.76999664       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       119975.52            120000        20051001    46.15000153       No MI                                      2.75     20100901      9.875      2.5         2      First Lien
Group I       493813.39            496000        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       240000               240000        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       269600               269600        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       227649.11            229200        20051001    79.98000336       No MI                 100060000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       520000               520000        20051001    80                No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       412000               412000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       350000               350000        20051101    62.5              No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       292476.18            292500        20051101    75                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       329758               330383        20051001    80                No MI                                      2.75     20100901      9.625      2.5         2      First Lien
Group I       320000               320000        20051101    79.01000214       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       440000               440000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       696900               696900        20051101    77.43000031       No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       497528               497528        20051101    71.33000183       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       854546.98            860000        20051001    44.90999985       No MI                                      2.75     20100901      9.75       2.5         2      First Lien
Group I       182841               182841        20051101    59                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       469555.62            472000        20051101    80                No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       264000               264000        20051101    80                No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       148000               692000        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       358920.21            359000        20051101    77.86000061       No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       648800               650000        20050901    64.84999847       No MI                 100057000000000000   2.75     20100801      10.125     2.5         2      First Lien
Group I       650000               650000        20051101    54.16999817       No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       508000               508000        20051101    54.91999817       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       359600               359600        20051101    80                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       795969               795969        20051101    75                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       199700               200000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       255000               255000        20051101    62.95999908       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       480000               480000        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       259475.13            259500        20051101    77.58000183       No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       317000               317000        20051101    76.56999969       No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       182520               182520        20051101    80                No MI                                      2.75     20101001      10.875     2.5         2      First Lien
Group I       524000               524000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       262354.09            262400        20051101    79.43000031       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       871500               871500        20051101    79.23000336       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       252000               252000        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       177060               177060        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       642000               642000        20051101    64.84999847       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       129374.97            129375        20051101    75                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       408000               408000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       459679.69            475000        20051101    34.66999817       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       293868.75            324000        20051101    56.34999847       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       425418.26            425600        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       465988.56            468004        20051101    80                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       997544.07            999999        20051101    71.43000031       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       199700               200000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       550000               550000        20051101    62.5              No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       264000               264000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       220000               220000        20051001    80                No MI                 100247000000000000   2.75     20100901      11         2.5         2      First Lien
Group I       870000               870000        20051101    75                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       130500               130500        20051101    75                No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       184999.97            185200        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       849600               849600        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       800000               800000        20051101    79.20999908       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       549566.53            552000        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       595000               595000        20051101    60.09999847       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       995162.65            999999        20051101    77.51999664       No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       184000               184000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       465000               465000        20051101    58.86000061       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       583000               583000        20051101    74.45999908       No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       400000               400000        20051101    54.41999817       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       206205.96            206250        20051101    75                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       275000               275000        20051101    79.01999664       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       524000.02            525000        20051101    77.04000092       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       183120               183120        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       144000               144000        20051201    80                No MI                                      2.75     20101101      11         2.5         2      First Lien
Group I       599987.5             600000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       292000               292000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       188000               188000        20051101    80                No MI                 100358000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       726000               726000        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       400500               400500        20051101    68.11000061       No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       540000               540000        20051101    72.09999847       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       351920               351920        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       509250               509250        20051101    75                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       424000               424000        20051101    80                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       244500               244500        20051101    67.91999817       No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       597228.96            600000        20051101    79.47000122       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       888000               888000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       935348.51            940000        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       517623.26            517750        20051101    95                GE Capital MI                              2.75     20101001      10.875     2.5         2      First Lien
Group I       437000               441000        20051101    63.81999969       No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       145000               145000        20051101    69.05000305       No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       840000               840000        20051101    70                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       281951.83            282000        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       168946.72            168988        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       800000               800000        20051101    61.54000092       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       440151.93            440392        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       348304               348304        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       479600               479600        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       248854.26            250000        20051101    51.54999924       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       166800               166800        20051101    80                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       585000               585000        20051201    76.47000122       No MI                                      2.75     20101101      10.875     2.5         2      First Lien
Group I       649370.89            650000        20051101    61.90000153       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       179500               179500        20051101    78.90000153       No MI                                      2.75     20101001      10.875     2.5         2      First Lien
Group I       401850               401850        20051101    95                Radian Guaranty                            2.75     20101001      10.5       2.5         2      First Lien
Group I       576400               576400        20051101    80                No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       583200               583200        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       504000               504000        20051101    80                No MI                                      2.75     20101001      10.875     2.5         2      First Lien
Group I       288000               288000        20051101    80                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       492000               492000        20051101    80                No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       287816               287816        20051201    80                No MI                                      2.75     20101101      9.875      2.5         2      First Lien
Group I       350285               350285        20051201    80                No MI                                      2.75     20101101      10.75      2.5         2      First Lien
Group I       732000               732000        20051101    80                No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       657486.32            685000        20030701    62.27000046       No MI                                      2.75     20080601      10.125     2.5         2      First Lien
Group I       263600               263600        20051001    79.98999786       No MI                 100313000000000000   2.75     20100901      9          2.5         2      First Lien
Group I       795000               796000        20050501    80                No MI                                      2.75     20100401      9.875      2.5         2      First Lien
Group I       243807.45            999999        20051001    63.49000168       No MI                 100063000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       160350               160350        20051101    79.98999786       No MI                 100071000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       264333               264333        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       352946               352946        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       489000               490000        20050501    62.81999969       No MI                                      2.75     20100401      9.875      2.5         2      First Lien
Group I       839600               840000        20050901    72.23000336       No MI                 100083000000000000   2.75     20100801      10.125     2.5         2      First Lien
Group I       462485               462485        20050701    69.80999756       No MI                                      2.75     20100601      9.5        2.5         2      First Lien
Group I       572000               572000        20050701    65.75             No MI                                      2.75     20100601      9.875      2.5         2      First Lien
Group I       552000               552000        20050701    80                No MI                                      2.75     20100601      10.125     2.5         2      First Lien
Group I       999999               999999        20050501    67.80000305       No MI                                      2.75     20100401      10.125     2.5         2      First Lien
Group I       417049.38            417150        20051001    77.36000061       No MI                 100133000000000000   2.75     20100901      10.625     2.5         2      First Lien
Group I       459349               460000        20050501    63.00999832       No MI                 100102000000000000   2.75     20100401      10.25      2.5         2      First Lien
Group I       445625.03            448100        20051001    80                No MI                 100057000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       153300               153300        20051001    43.38999939       No MI                 100060000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       347973.81            348000        20050901    80                No MI                                      2.75     20100801      10         2.5         2      First Lien
Group I       332900               332900        20051101    79.94000244       No MI                 100060000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       150000               150000        20051001    79.98999786       No MI                 100313000000000000   2.75     20100901      9.25       2.5         2      First Lien
Group I       296500               296500        20051001    66.11000061       No MI                 100060000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       149901.44            150000        20051101    31.28000069       No MI                 100060000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       247113.56            247350        20051001    80                No MI                 100313000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       499999.5             500000        20050801    50.75999832       No MI                                      2.75     20100701      10.25      2.5         2      First Lien
Group I       630854               630854        20051101    80                No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       1000000              1250000       20051101    67.56999969       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       925000               925000        20051101    52.86000061       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       994937.44            1000000       20051101    70.66999817       No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       318900               318900        20051001    79.98999786       No MI                 100060000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       192000               192000        20051001    79.98000336       No MI                 100313000000000000   2.75     20100901      9.75       2.5         2      First Lien
Group I       654630.58            660000        20050801    80                No MI                                      2.75     20100701      10.25      2.5         2      First Lien
Group I       66929.11             66992         20050801    80                No MI                                      2.75     20100701      10.125     2.5         2      First Lien
Group I       331936.98            332000        20050701    80                No MI                                      2.75     20100601      9.875      2.5         2      First Lien
Group I       599960               599960        20051101    80                No MI                                      2.75     20101001      9.75       2.5         2      First Lien
Group I       232640.98            232641        20051001    95                GE Capital MI         100020000000000000   2.75     20100901      10.75      2.5         2      First Lien
Group I       748720.63            755360        20050801    70                No MI                                      2.75     20100701      10         2.5         2      First Lien
Group I       110000               110000        20050701    35.47999954       No MI                                      2.75     20100601      10.25      2.5         2      First Lien
Group I       750000               750000        20051101    43.47999954       No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       169599.8             169600        20050901    80                No MI                                      2.75     20100801      10         2.5         2      First Lien
Group I       547079.04            547150        20050701    74.98999786       No MI                 100020000000000000   2.75     20100601      10.5       2.5         2      First Lien
Group I       223992               223992        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       664000               670000        20051001    60.90999985       No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       1100000              1100000       20051001    53.65999985       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       1225000              1225000       20051101    70                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       1800000              1800000       20051101    61.02000046       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       650000               650000        20051001    69.88999939       No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       85608                85608         20051101    80                No MI                 100011000000000000   2.75     20101001      11         2.5         2      First Lien
Group I       248000               248000        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       540000               540000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       407572.57            410000        20051001    75.23000336       No MI                 100011000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       416000               416000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       265599.39            265600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       231810.46            232000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       142349.61            142400        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       150000               200000        20050901    14.81000042       No MI                 100011000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       345100               346500        20051001    21.65999985       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       143320               143320        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       187440               187440        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       216000               216000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       452000               452000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       261516               261516        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       592450               592450        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       144000               144000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       446000               446000        20050901    79.98000336       No MI                 100011000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       160000               160000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       291160               291160        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       483634.54            484000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       210000               210000        20051001    75                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       140000               140000        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       140000               140000        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       140000               140000        20051001    80                No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       352800               352800        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       230195.09            230400        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       199900               199900        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       411000               411000        20051101    72.73999786       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       450400               450400        20051001    80                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       683199.98            683200        20051001    80                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       468000               468000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       246396.26            246400        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       421431.41            424000        20051001    80                No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       317000               317000        20051101    68.91000366       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       205600               205600        20051101    80                No MI                 100011000000000000   2.75     20101001      9.75       2.5         2      First Lien
Group I       404000               404000        20051101    73.44999695       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       212000               212000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       136200               136200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       451400               451400        20051101    78.5              No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       86436.71             90000         20051001    24.31999969       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       155000               155000        20051001    62.02000046       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       311941.86            312000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       295968.33            296000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       183200               183200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       511725               511725        20051101    75                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       270000               270000        20051101    72.97000122       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       1138000              1138000       20051101    55.77999878       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       220000               220000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       230600               230600        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       314173.17            314221        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       404403               404403        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       239900               242000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       270094.27            270400        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       229803               229803        20051101    80                No MI                 100011000000000000   2.75     20101001      11         2.5         2      First Lien
Group I       447903.26            450080        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       218000               218000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       311413.7             311500        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       313900               313900        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       425000               425000        20051101    76.58000183       No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       100000               100000        20051101    79.43000031       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       226268.14            226272        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       650000               650000        20051101    54.16999817       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       250000               250000        20051101    41.66999817       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       207920               207920        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       1000000              1000000       20051101    78.80000305       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       264000               264000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       129600               129600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       285850               285850        20051101    75                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       190000               190000        20051101    79.16999817       No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       129232               129232        20051101    79.59999847       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       239465               240000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       468000               468000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       544376.44            545952        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       430320               430320        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       116000               116000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       403999.73            404000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       276493.53            276495        20051101    95                United Guaranty                            2.75     20101001      10.375     2.5         2      First Lien
Group I       1330000              1330000       20050801    71.88999939       No MI                                      2.75     20100701      10.375     2.5         2      First Lien
Group I       243650               244000        20050901    80                No MI                                      2.75     20100801      9.75       2.5         2      First Lien
Group I       179372               179372        20051001    80                No MI                                      2.75     20100901      9.75       2.5         2      First Lien
Group I       590200               590200        20051101    79.98000336       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       261894.06            261950        20051001    77.73000336       No MI                                      2.75     20100901      10.125     2.5         2      First Lien
Group I       125965.46            126000        20051001    79.98999786       No MI                 100313000000000000   2.75     20100901      9          2.5         2      First Lien
Group I       231000               231000        20051001    79.98999786       No MI                 100313000000000000   2.75     20100901      9.375      2.5         2      First Lien
Group I       267200               267200        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       216000               216000        20051101    80                No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       932990               940000        20050701    80                No MI                 100075000000000000   2.75     20100601      9.875      2.5         2      First Lien
Group I       259252.95            259254        20050801    80                No MI                 100020000000000000   2.75     20100701      10.25      2.5         2      First Lien
Group I       475934.02            480000        20050801    60                No MI                 100332000000000000   2.75     20100701      10.375     2.5         2      First Lien
Group I       403485               403485        20051001    67.25             No MI                                      2.75     20100901      10.25      2.5         2      First Lien
Group I       500300               500300        20051101    80                No MI                                      2.75     20101001      10.125     2.5         2      First Lien
Group I       424000               424000        20050801    80                No MI                 100115000000000000   2.75     20100701      10         2.5         2      First Lien
Group I       153750               153750        20051001    93.30999756       Radian Guaranty       100313000000000000   2.75     20100901      9.5        2.5         2      First Lien
Group I       799820.83            800000        20051001    31.37000084       No MI                                      2.75     20100901      10.375     2.5         2      First Lien
Group I       629172.81            632600        20051101    31.64999962       No MI                                      2.75     20101001      9.375      2.5         2      First Lien
Group I       544000               544000        20051001    80                No MI                 100038000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       500000               500000        20050801    74.23999786       No MI                 100020000000000000   2.75     20100701      10.25      2.5         2      First Lien
Group I       606718.28            607500        20051001    80                No MI                                      2.75     20100901      9.625      2.5         2      First Lien
Group I       318428               318728        20051101    80                No MI                                      2.75     20101001      9.5        2.5         2      First Lien
Group I       497690.82            500000        20051101    59.88000107       No MI                                      2.75     20101001      10.25      2.5         2      First Lien
Group I       955000               1000000       20051101    76.33999634       No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       444400               444400        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       323852               323852        20051101    80                No MI                                      2.75     20101001      10.75      2.5         2      First Lien
Group I       441478.66            441600        20051101    66.91000366       No MI                                      2.75     20101001      10.375     2.5         2      First Lien
Group I       273500               276000        20050801    80                No MI                 100316000000000000   2.75     20100701      10.5       2.5         2      First Lien
Group I       478300               478300        20051001    80                No MI                 100060000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       239900               239900        20050901    79.98999786       No MI                 100092000000000000   2.75     20100801      10         2.5         2      First Lien
Group I       347970               348000        20050901    80                No MI                                      2.75     20100801      10.5       2.5         2      First Lien
Group I       500000               500000        20051101    26.31999969       No MI                                      2.75     20101001      10.5       2.5         2      First Lien
Group I       455629.36            457600        20051101    80                No MI                                      2.75     20101001      10.625     2.5         2      First Lien
Group I       438901.68            439000        20050901    69.79000092       No MI                 100127000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       179584.32            180549        20051001    80                No MI                 100051000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       173800               173800        20051001    79.98000336       No MI                 100313000000000000   2.75     20100901      9.375      2.5         2      First Lien
Group I       550015.58            553200        20051101    80                No MI                                      2.75     20101001      9.875      2.5         2      First Lien
Group I       124000               124000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       349200               349200        20051101    90                Radian Guaranty       100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       256000               256000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       236000               236000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       193500               193500        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       202384.67            203260        20051101    95                Radian Guaranty       100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       123277               123277        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       584450               585250        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       167992               167992        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       411750               411750        20051101    75                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       356000               356000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       191920               191920        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       500000               500000        20051101    51.27999878       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       262000               262000        20051101    72.37999725       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       492500               492500        20051101    56.61000061       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       181200               181200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       350000               350000        20051201    75.26999664       No MI                 100011000000000000   2.75     20101101      10.625     2.5         2      First Lien
Group I       174832               174832        20051101    80                No MI                 100011000000000000   2.75     20101001      9.5        2.5         2      First Lien
Group I       307074.55            307099        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       333750               333750        20051101    75                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       291757.4             292000        20051101    77.87000275       No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       190900               190900        20051101    84.47000122       PMI                   100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       203564               203564        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       899830.53            900000        20051101    69.23000336       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       330000               330000        20051101    69.47000122       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       470000               470000        20051101    57.18000031       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       288800               288800        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       108000               108000        20051101    61.75             No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       340000               340000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       520000               520000        20051101    77.73000336       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       469200               469200        20051101    78.19999695       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       288791.98            288792        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       216320               216320        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       295776.99            296000        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       518749.78            528800        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       505360               505360        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       204000               204000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       156000               156000        20051101    60.93999863       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       263920               263920        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       184352.47            187000        20051101    68                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       450000               450000        20051101    69.23000336       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       180000               180000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       154000               154000        20051101    71.62999725       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       188000               188000        20051101    80                No MI                 100011000000000000   2.75     20101001      11         2.5         2      First Lien
Group I       97200                97200         20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       183200               183200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       142797.42            142800        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       158200               158200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       96132.19             96800         20051101    87.20999908       United Guaranty       100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       349921.61            350000        20051101    36.5              No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       686000               686000        20051101    70                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       449892.19            450000        20051101    75                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       334800               334800        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       275120               275120        20051201    80                No MI                 100011000000000000   2.75     20101101      10.625     2.5         2      First Lien
Group I       322600.82            339000        20030601    75                No MI                 100066000000000000   2.75     20080501      10         2.5         2      First Lien
Group I       445000               445000        20030501    74.79000092       No MI                 100146000000000000   2.75     20080401      10         2.5         2      First Lien
Group I       428944.87            448000        20030601    72.84999847       No MI                                      2.75     20080501      10         2.5         2      First Lien
Group I       399812.97            402000        20030701    57.43000031       No MI                 100038000000000000   2.75     20080601      10.125     2.5         2      First Lien
Group I       419447.49            437000        20030701    60.27999878       No MI                 100066000000000000   2.75     20080601      10.125     2.5         2      First Lien
Group I       850000               850000        20030701    46.20000076       No MI                 100011000000000000   2.75     20080601      9.875      2.5         2      First Lien
Group I       998764.62            1000000       20031101    41.66999817       No MI                                      2.75     20081001      9.875      2.5         2      First Lien
Group I       900900               900900        20030901    70                No MI                                      2.75     20080801      9.875      2.5         2      First Lien
Group I       418531.84            437000        20031101    47.24000168       No MI                                      2.75     20081001      10         2.5         2      First Lien
Group I       963615.39            1000000       20031101    32.25999832       No MI                 100011000000000000   2.75     20081001      9.875      2.5         2      First Lien
Group I       407188.76            408000        20040101    80                No MI                 100011000000000000   2.75     20081201      10         2.5         2      First Lien
Group I       999362.66            1000000       20040401    68.97000122       No MI                                      2.75     20090301      9.875      2.5         2      First Lien
Group I       585000               585000        20040401    39                No MI                                      2.75     20090301      9.875      2.5         2      First Lien
Group I       558000               558000        20040701    56.93999863       No MI                 100103000000000000   2.75     20090601      10         2.5         2      First Lien
Group I       574443.2             575000        20040601    68.05000305       No MI                                      2.75     20090501      9.875      2.5         2      First Lien
Group I       453173.68            456000        20051001    80                No MI                                      2.75     20100901      9.875      2.5         2      First Lien
Group I       416269.96            420000        20040901    80                No MI                 100011000000000000   2.75     20090801      10.125     2.5         2      First Lien
Group I       307802.45            308000        20040901    80                No MI                                      2.75     20090801      10.125     2.5         2      First Lien
Group I       699948.66            700000        20040901    70                No MI                 100075000000000000   2.75     20090801      9.875      2.5         2      First Lien
Group I       200782.9             200800        20050901    80                No MI                                      2.75     20100801      9.875      2.5         2      First Lien
Group I       650000               650000        20050901    76.47000122       No MI                 100030000000000000   2.75     20100801      10         2.5         2      First Lien
Group I       333681.17            333700        20050901    75.5              No MI                 100011000000000000   2.75     20100801      10.125     2.5         2      First Lien
Group I       290580.97            298800        20051001    79.98999786       No MI                 100313000000000000   2.75     20100901      8.625      2.5         2      First Lien
Group I       876412               876412        20051101    79.66999817       No MI                                      2.75     20101001      9.625      2.5         2      First Lien
Group I       748000               748000        20051101    80                No MI                                      2.75     20101001      10         2.5         2      First Lien
Group I       300000               300000        20050901    79.98999786       No MI                 100060000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       544134               544134        20051001    80                No MI                 100083000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       231122               250850        20051001    79.98999786       No MI                 100313000000000000   2.75     20100901      8.875      2.5         2      First Lien
Group I       1000000              1000000       20050501    80                No MI                                      2.75     20100401      9.75       2.5         2      First Lien
Group I       659450               659450        20050901    80                No MI                 100063000000000000   2.75     20100801      10.125     2.5         2      First Lien
Group I       253696.34            253700        20051001    79.98999786       No MI                 100313000000000000   2.75     20100901      9.25       2.5         2      First Lien
Group I       501363.93            504350        20051001    68.23000336       No MI                 100020000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       419250               419250        20051001    80                No MI                 100060000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       240000               240000        20051101    78.83999634       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       464000               464000        20050701    80                No MI                 100011000000000000   2.75     20100601      10.375     2.5         2      First Lien
Group I       124112               124112        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       419708.74            421524        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       231576.78            231580        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       316000               316000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       338358               338358        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       277900               277900        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       127920               127920        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       338617               338617        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       404567               404567        20050801    80                No MI                                      2.75     20100701      10         2.5         2      First Lien
Group I       967720               992720        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       348741               348760        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       451746               452196        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       224745.98            224798        20051001    80                No MI                 100011000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       498604.07            501250        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       474462.03            477163        20051001    80                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       194511               194511        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       515226               515226        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       205592               205592        20050801    80                No MI                 100011000000000000   2.75     20100701      10.75      2.5         2      First Lien
Group I       446092               446092        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       200560.78            202500        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       144827.51            144860        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       409672               409672        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       191376               191376        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       261418.08            261478        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       528580               528580        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       125000               125000        20051101    45.43999863       No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       233192               233192        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       218260               218260        20051101    79.88999939       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       291201.97            294005        20050701    80                No MI                 100011000000000000   2.75     20100601      10.125     2.5         2      First Lien
Group I       328000               328000        20051101    79.88999939       No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       255197.84            255200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       1332500              1332500       20050701    76.91000366       No MI                 100011000000000000   2.75     20100601      10.25      2.5         2      First Lien
Group I       864000               864000        20050701    80                No MI                 100011000000000000   2.75     20100601      10.375     2.5         2      First Lien
Group I       453024               453024        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       417510               417510        20050801    90                United Guaranty       100011000000000000   2.75     20100701      10.25      2.5         2      First Lien
Group I       213625.29            213721        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       637866               637866        20051101    72                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       560000               560000        20050701    80                No MI                 100011000000000000   2.75     20100601      10.25      2.5         2      First Lien
Group I       504722.1             506957        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       192720               192720        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       639840               639840        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       421600               421600        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       221000               221000        20051101    40.52999878       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       255856               255856        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       202320               202320        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       306180               306180        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       419430.65            420000        20051001    61.97999954       No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       586281.78            589131        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       409967.84            410000        20051001    78.27999878       No MI                 100011000000000000   2.75     20100901      10.75      2.5         2      First Lien
Group I       190376               190376        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       287000               287000        20051101    60.02000046       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       257862.5             260000        20051101    64.43000031       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       344705               344705        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       582420               582420        20051001    80                No MI                 100011000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       133315               133315        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       330400               330400        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       170350               170350        20051101    76.05999756       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       498880               498880        20051101    79.13999939       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       414102               414102        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       356000               356000        20051101    75.11000061       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       717375               717375        20051001    75                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       256692               256692        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       517500               517500        20050901    79.62000275       No MI                 100011000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       356917               356917        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       290900.18            291896        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       88600                88800         20051101    79.36000061       No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       197828               197828        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       450000               450000        20050701    77.98999786       No MI                 100011000000000000   2.75     20100601      10.125     2.5         2      First Lien
Group I       193668.63            193711        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       527684.65            530364        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       168996               286996        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       400500               400500        20051101    90                United Guaranty       100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       461360               461360        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       153492.97            153500        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       156103               156103        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       624100               624100        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       528000               528000        20051101    78.94999695       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       254800               254800        20051101    89.98999786       GE Capital MI         100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       336497.18            336698        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       159600               159600        20051001    80                No MI                 100011000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       800000               800000        20051101    56.54000092       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       514560               514560        20051101    79.97000122       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       195877               195877        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       471253.5             473440        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       584000               584000        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       146480               146480        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       308392               308392        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       450000               450000        20051101    59.52000046       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       161400               161400        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       64000                70000         20051101    14.43000031       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       378750               378750        20050901    75                No MI                 100011000000000000   2.75     20100801      10.75      2.5         2      First Lien
Group I       342750               342750        20051001    80                No MI                 100011000000000000   2.75     20100901      10.75      2.5         2      First Lien
Group I       345000               345000        20051101    51.11000061       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       578000               578000        20051201    80                No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       201733               201733        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       303500               303500        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       213900               213900        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       249956.25            250000        20051001    49.02000046       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       200530.64            202625        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       133468.02            133500        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       231224.48            231840        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       439615.12            442000        20051001    89.29000092       Republic MIC          100011000000000000   2.75     20100901      10.625     2.5         2      First Lien
Group I       318116.48            320000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       1982500              1982500       20050801    65                No MI                 100011000000000000   2.75     20100701      10         2.5         2      First Lien
Group I       512440               512740        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       499999               499999        20051101    78.02999878       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       114360               114360        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       230000               231500        20051101    41.34000015       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       159920               159920        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       268809.73            270000        20051101    43.20000076       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       270750               270750        20051101    95                PMI                   100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       177300               177300        20051101    90                United Guaranty       100011000000000000   2.75     20101001      11         2.5         2      First Lien
Group I       421416               421416        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       830000               830000        20051001    39.52000046       No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       148196.59            148876        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       424840               424840        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       419584.49            421487        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       537280               537280        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       242672.91            480000        20051101    72.73000336       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       752322.38            752500        20050901    75.25             No MI                 100011000000000000   2.75     20100801      10.5       2.5         2      First Lien
Group I       507250               507750        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       225920               225920        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       781046               781046        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       664944               664944        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       287700               288000        20050801    80                No MI                 100011000000000000   2.75     20100701      10.125     2.5         2      First Lien
Group I       288000               288000        20051101    90                Republic MIC          100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       437394.87            440000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       275732               276000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       590064               590064        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       148152               148152        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       231942.01            232000        20051101    79.94000244       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       284527.02            284550        20051101    95                PMI                   100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       236955.78            238400        20051001    80                No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       107597.51            108052        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       1100000              1100000       20051101    72.12999725       No MI                 100011000000000000   2.75     20101001      9.75       2.5         2      First Lien
Group I       295950               295950        20050901    79.98999786       No MI                 100011000000000000   2.75     20100801      10         2.5         2      First Lien
Group I       592500               592500        20050901    75                No MI                 100011000000000000   2.75     20100801      10.5       2.5         2      First Lien
Group I       663000               663000        20050901    72.06999969       No MI                 100011000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       415411               415411        20051001    80                No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       465600               465600        20051101    80                No MI                 100011000000000000   2.75     20101001      9.75       2.5         2      First Lien
Group I       888000               888000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       404000               404000        20051001    78.20999908       No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       440000               440000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       447116.78            449600        20051001    80                No MI                 100011000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       440416               440416        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       550000               550000        20051101    48.02999878       No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       564489.91            565000        20051101    57.36000061       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       207876.68            207920        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       184791.41            184792        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       300000               300000        20051001    57.68999863       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       670500               670500        20051001    67.05000305       No MI                 100011000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       420312               420312        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       356857.51            356860        20051001    80                No MI                 100011000000000000   2.75     20100901      10.625     2.5         2      First Lien
Group I       1192102.22           1210000       20051101    55.79000092       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       104000               104000        20051101    80                No MI                 100011000000000000   2.75     20101001      8.75       2.5         2      First Lien
Group I       314000               314000        20051101    76.58999634       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       160000               160000        20051001    69.56999969       No MI                 100011000000000000   2.75     20100901      10.625     2.5         2      First Lien
Group I       437471.9             439364        20051101    79.87999725       No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       89982.41             90448         20051001    54.52000046       No MI                 100011000000000000   2.75     20100901      10.875     2.5         2      First Lien
Group I       1000000              1000000       20051101    64.30999756       No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       122295.12            123200        20051001    80                No MI                 100011000000000000   2.75     20100901      10.625     2.5         2      First Lien
Group I       99500                99500         20051101    79.91999817       No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       122780               122780        20051001    80                No MI                 100011000000000000   2.75     20100901      10.75      2.5         2      First Lien
Group I       500650               500650        20051101    79.88999939       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       449999.63            450000        20050901    71.43000031       No MI                 100011000000000000   2.75     20100801      10.375     2.5         2      First Lien
Group I       416218.84            418150        20051101    75                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       182400               182400        20051001    80                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       308000               308000        20051001    80                No MI                 100011000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       700000               700000        20051101    52.83000183       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       121661               121661        20051001    80                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       260000               260000        20051001    79.94999695       No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       497743.78            500000        20051101    40                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       2680000              2680000       20051101    26.60000038       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       534249.32            534250        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       284000               284000        20051001    78.88999939       No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       255052.24            255280        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       832800               832800        20051001    64.05999756       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       408500               410000        20051101    57.75             No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       195164               195164        20051101    79.72000122       No MI                 100011000000000000   2.75     20101001      9.625      2.5         2      First Lien
Group I       503105.85            505900        20051001    80                No MI                 100011000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       228398               228398        20051001    80                No MI                 100011000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       504000               504000        20051101    79.91999817       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       478673               478673        20051001    80                No MI                 100011000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       596377               596477        20051101    70                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       515000               535000        20051201    31.85000038       No MI                 100011000000000000   2.75     20101101      10.125     2.5         2      First Lien
Group I       924182               924182        20051001    80                No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       803500               805000        20051101    70                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       500000               500000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       743384               743384        20051101    65                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       229024               229024        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       998587.5             1000000       20051101    59                No MI                 100011000000000000   2.75     20101001      9.75       2.5         2      First Lien
Group I       417760               417760        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       180000               180000        20051101    30.85000038       No MI                 100011000000000000   2.75     20101001      9.75       2.5         2      First Lien
Group I       1250000              1250000       20050901    62.5              No MI                 100011000000000000   2.75     20100801      9.625      2.5         2      First Lien
Group I       198731.89            200000        20051001    51.22000122       No MI                 100011000000000000   2.75     20100901      9.75       2.5         2      First Lien
Group I       401000               401000        20050901    76.81999969       No MI                 100011000000000000   2.75     20100801      9.875      2.5         2      First Lien
Group I       214878.82            214880        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       1000000              1000000       20051001    54.65000153       No MI                 100011000000000000   2.75     20100901      9.875      2.5         2      First Lien
Group I       308000               308000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       481378               481378        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       1300000              1300000       20051101    30.95000076       No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       296790               296790        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       496834               498084        20051001    80                No MI                 100011000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       265400               265400        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       520987               520987        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       109974.22            110000        20051001    15.48999977       No MI                 100011000000000000   2.75     20100901      10.625     2.5         2      First Lien
Group I       155146.03            155833        20051101    79.51000214       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       161985               161985        20051101    95                GE Capital MI         100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       179909.85            180652        20051101    80                No MI                 100011000000000000   2.75     20101001      10.875     2.5         2      First Lien
Group I       663000               663000        20051101    35.84000015       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       491840               491840        20051001    80                No MI                 100011000000000000   2.75     20100901      10.625     2.5         2      First Lien
Group I       184660               184660        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       120852               120852        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       210080               210080        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       498392               498392        20051101    80                No MI                 100011000000000000   2.75     20101001      9.625      2.5         2      First Lien
Group I       311840               311840        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       334950               334950        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       547780               547780        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       413064               413064        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       202674.57            205000        20050601    71.93000031       No MI                 100011000000000000   2.75     20100501      10.25      2.5         2      First Lien
Group I       527495.05            530000        20051101    58.20999908       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       357000               357000        20051101    69.80999756       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       433668.8             433668.8      20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       2000000              2000000       20051101    63.49000168       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       284996               285496        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       296450               296450        20051001    79.98999786       No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       354246.17            355695        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       631200               631200        20051101    79.40000153       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       500000               500000        20051101    70.69000244       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       157344               157344        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       422084               422084        20051201    80                No MI                 100011000000000000   2.75     20101101      10.625     2.5         2      First Lien
Group I       309768.42            309780        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       359300               359300        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       581438.35            589988        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       332200               332200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       261200               261200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       340329.24            340330        20051101    78.47000122       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       436303.24            436520        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       349200               349200        20051101    90                GE Capital MI         100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       208944               208944        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       177864.06            177972        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       295150               295150        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       200000               200000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       215000               215000        20051101    78.34999847       No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       477726               477726        20051101    80                No MI                 100011000000000000   2.75     20101001      9.625      2.5         2      First Lien
Group I       543055.22            543187        20051101    75                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       198640               198640        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       314603.4             315804        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       999562.55            1000000       20050701    44.43999863       No MI                 100011000000000000   2.75     20100601      10.25      2.5         2      First Lien
Group I       38750                244000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       425147.47            427030        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       581755.43            581868        20051101    75                No MI                 100011000000000000   2.75     20101001      9.625      2.5         2      First Lien
Group I       320000               320000        20051001    66.84999847       No MI                 100011000000000000   2.75     20100901      10.75      2.5         2      First Lien
Group I       550000               550000        20051101    70.51000214       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       325724               325724        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       187492               187492        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       321648.42            321650        20051101    70                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       524390               524390        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       297818.21            299200        20051101    79.98000336       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       432040               432040        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       349750               349750        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       505694               506394        20051001    62.79999924       No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       674176               674176        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       548500               550000        20051101    71.77999878       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       494480               494480        20051001    80                No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       175659.65            175699        20051201    80                No MI                 100011000000000000   2.75     20101101      10.375     2.5         2      First Lien
Group I       618283               618283        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       402792.48            404750        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       465909.68            465914        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       247256               247256        20050701    80                No MI                 100011000000000000   2.75     20100601      10.375     2.5         2      First Lien
Group I       237747               237747        20051101    95                United Guaranty       100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       700000               700000        20051101    62.79000092       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       436601.72            436680        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       473680               473680        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       225936               225936        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       306200               306200        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       148780               148780        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       547400.52            550000        20051101    44.11999893       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       546000               546000        20051001    72.13999939       No MI                 100011000000000000   2.75     20100901      10.375     2.5         2      First Lien
Group I       334400               334400        20050801    80                No MI                 100011000000000000   2.75     20100701      10.25      2.5         2      First Lien
Group I       152572               152572        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       219249.61            219336        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       540000               540000        20051101    70.55999756       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       343625               343925        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       267200               267200        20051101    79.84999847       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       497519.3             501600        20050801    79.97000122       No MI                 100011000000000000   2.75     20100701      10.25      2.5         2      First Lien
Group I       532099               532099        20051001    80                No MI                 100011000000000000   2.75     20100901      10.25      2.5         2      First Lien
Group I       428996               429996        20051201    70                No MI                 100011000000000000   2.75     20101101      10.25      2.5         2      First Lien
Group I       289600               289600        20051101    79.69000244       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       200516               200516        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       406680               406680        20051001    95                Republic MIC          100011000000000000   2.75     20100901      10.5       2.5         2      First Lien
Group I       251364               251364        20051101    80                No MI                 100011000000000000   2.75     20101001      9.375      2.5         2      First Lien
Group I       308999.22            309000        20051101    79.98000336       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       339650.99            341120        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       342120.3             343600        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       417488               418188        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       348599               348599        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       212000               212000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       191280               191280        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       292519.72            294400        20050501    80                No MI                 100011000000000000   2.75     20100401      10.25      2.5         2      First Lien
Group I       493655.73            496000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       162400               162400        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       683600               684100        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       359000               359000        20051101    74.79000092       No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       221180.9             221200        20051101    69.12999725       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       995486.6             999999        20051101    76.37999725       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       527520               527520        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       168000               168000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       272000               272000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.75      2.5         2      First Lien
Group I       342045.71            342133        20051101    95                Radian Guaranty       100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       418500               418500        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       435941.5             435943        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       298677.45            300000        20051101    56.00999832       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       221246               221246        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       280000               280000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       252724               252724        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       159900               159900        20051101    79.98999786       No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       267143               267143        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       179188               179188        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       275614               275614        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       474142               474142        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       510555.41            510585        20051101    75                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       194399.7             194400        20021201    80                No MI                 100011000000000000   2.75     20071101      10.25      2.5         2      First Lien
Group I       167155.63            180000        20021201    24                No MI                 100011000000000000   2.75     20071101      10.25      2.5         2      First Lien
Group I       166483.28            175000        20021201    70                No MI                 100011000000000000   2.75     20071101      10.25      2.5         2      First Lien
Group I       267897.69            283000        20021001    65.80999756       No MI                                      2.75     20070901      10.25      2.5         2      First Lien
Group I       938569.46            1000000       20021001    42.15999985       No MI                 100011000000000000   2.75     20070901      10         2.5         2      First Lien
Group I       401242.67            424000        20021201    80                No MI                 100011000000000000   2.75     20071101      9.875      2.5         2      First Lien
Group I       104376.97            109000        20030601    47.38999939       No MI                 100011000000000000   2.75     20080501      10         2.5         2      First Lien
Group I       474834.16            475000        20030701    63.33000183       No MI                 100011000000000000   2.75     20080601      10         2.5         2      First Lien
Group I       351713.12            370600        20030701    54.18000031       No MI                 100011000000000000   2.75     20080601      10         2.5         2      First Lien
Group I       498810.03            519000        20030901    76.88999939       No MI                 100011000000000000   2.75     20080801      10         2.5         2      First Lien
Group I       535228.5             560000        20031001    70                No MI                 100011000000000000   2.75     20080901      9.875      2.5         2      First Lien
Group I       151646.05            158400        20030901    80                No MI                 100011000000000000   2.75     20080801      9.375      2.5         2      First Lien
Group I       620697.79            647000        20031101    77.94999695       No MI                 100011000000000000   2.75     20081001      9.875      2.5         2      First Lien
Group I       3000000              3000000       20040101    53.86000061       No MI                 100011000000000000   2.75     20081201      9.875      2.5         2      First Lien
Group I       341087.35            343400        20051101    68.26999664       No MI                 100011000000000000   2.75     20101001      9.375      2.5         2      First Lien
Group I       354704.34            368000        20031201    80                No MI                 100011000000000000   2.75     20081101      9.875      2.5         2      First Lien
Group I       349820.05            362000        20040101    67.66000366       No MI                 100011000000000000   2.75     20081201      9.875      2.5         2      First Lien
Group I       1000000              1000000       20040201    57.13999939       No MI                 100011000000000000   2.75     20090101      10         2.5         2      First Lien
Group I       563276.05            565000        20050901    75.33000183       No MI                 100011000000000000   2.75     20100801      9.625      2.5         2      First Lien
Group I       1350000              1350000       20040301    75                No MI                 100011000000000000   2.75     20090201      9.875      2.5         2      First Lien
Group I       941464.09            942500        20050801    65                No MI                 100011000000000000   2.75     20100701      9.5        2.5         2      First Lien
Group I       644929.09            650000        20050801    34.52999878       No MI                 100011000000000000   2.75     20100701      9.75       2.5         2      First Lien
Group I       456000               456000        20050801    38                No MI                 100011000000000000   2.75     20100701      10.5       2.5         2      First Lien
Group I       311904.8             321508        20040401    80                No MI                 100011000000000000   2.75     20090301      9.875      2.5         2      First Lien
Group I       988000               1000000       20051101    40                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       819855.06            825000        20051101    75                No MI                 100011000000000000   2.75     20101001      9.375      2.5         2      First Lien
Group I       500000               500000        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       274495.78            275740        20051101    80                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       469073.7             469169        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       115894.64            115920        20050801    80                No MI                 100011000000000000   2.75     20100701      10.25      2.5         2      First Lien
Group I       318250               318250        20050901    78.58000183       No MI                 100011000000000000   2.75     20100801      10         2.5         2      First Lien
Group I       649864.58            650000        20051001    68.41999817       No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       716300               716300        20051001    80                No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       545712.76            548073        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       348420.66            350000        20051101    62.72000122       No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       480520.28            483367        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       299629.5             299880        20051101    80                No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       999963.12            1000000       20051101    67.11000061       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       350000               350000        20051101    60.34000015       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       650000               650000        20050901    66.80000305       No MI                 100011000000000000   2.75     20100801      9.75       2.5         2      First Lien
Group I       471000               471000        20051001    79.94000244       No MI                 100011000000000000   2.75     20100901      10.125     2.5         2      First Lien
Group I       350376.93            350750        20050701    78.76000214       No MI                 100011000000000000   2.75     20100601      10         2.5         2      First Lien
Group I       527999.92            528000        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       528758               528758        20051101    61.50999832       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       464000               464000        20050901    80                No MI                 100011000000000000   2.75     20100801      10.5       2.5         2      First Lien
Group I       696500               696500        20051101    63.31999969       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       339120               339120        20051101    80                No MI                 100011000000000000   2.75     20101001      10.625     2.5         2      First Lien
Group I       214044               214044        20050701    80                No MI                 100011000000000000   2.75     20100601      10.5       2.5         2      First Lien
Group I       1000000              1000000       20051101    67.62999725       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       650000               650000        20051101    43.00999832       No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       472755.01            475000        20051101    54.38999939       No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       347600               347600        20051101    79.91000366       No MI                 100011000000000000   2.75     20101001      10.25      2.5         2      First Lien
Group I       989714.41            991400        20051101    70                No MI                 100011000000000000   2.75     20101001      10.375     2.5         2      First Lien
Group I       649867.97            650000        20051001    77.37999725       No MI                 100011000000000000   2.75     20100901      9.875      2.5         2      First Lien
Group I       234000               234000        20051101    80                No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       640000               640000        20051101    76.58000183       No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       445285.62            447620        20051101    63.95000076       No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       421600               421600        20051101    80                No MI                 100011000000000000   2.75     20101001      9.625      2.5         2      First Lien
Group I       1240000              1240000       20051001    79.51999664       No MI                 100011000000000000   2.75     20100901      10         2.5         2      First Lien
Group I       425792.97            425800        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       299815               299815        20051101    80                No MI                 100011000000000000   2.75     20101001      9.75       2.5         2      First Lien
Group I       306816.87            307156        20051101    80                No MI                 100011000000000000   2.75     20101001      10.5       2.5         2      First Lien
Group I       682500               682500        20051001    70                No MI                 100011000000000000   2.75     20100901      9.75       2.5         2      First Lien
Group I       502624.85            503200        20050701    80                No MI                 100011000000000000   2.75     20100601      10.125     2.5         2      First Lien
Group I       227992               227992        20051101    80                No MI                 100011000000000000   2.75     20101001      10.125     2.5         2      First Lien
Group I       950000               950000        20051101    78.58000183       No MI                 100011000000000000   2.75     20101001      10         2.5         2      First Lien
Group I       1022172.13           1023206       20051101    72.43000031       No MI                 100011000000000000   2.75     20101001      9.875      2.5         2      First Lien
Group I       560000               560000        20051101    80                No MI                 100011000000000000   2.75     20101001      9.625      2.5         2      First Lien
Group I       315600               315600        20051101    79.98000336       No MI                 100011000000000000   2.75     20101001      9.625      2.5         2      First Lien
2177                   981,130,873.12

DEAL_         CURRENT_             BALLOON         IO_    IO_       PREPAY   AMORT_    STATED_        PORTFOLIO
INFO          BALANCE                              FLAG   PERIOD             TERM1     MAT
Group I       283000                               Y      60        No_PP    360       20351001       EMC
Group I       433600                               Y      60        No_PP    360       20351001       EMC
Group I       338857.05                            Y      60        No_PP    360       20351001       EMC
Group I       250050                               Y      60        No_PP    360       20351201       EMC
Group I       1000000                              Y      60        No_PP    360       20351101       EMC
Group I       528122.53                            Y      60        No_PP    360       20351101       EMC
Group I       847500                               Y      120       No_PP    360       20351101       EMC
Group I       416000                               Y      60        No_PP    360       20351001       EMC
Group I       360000                               Y      60        No_PP    360       20351101       EMC
Group I       652800                               Y      120       No_PP    360       20350901       EMC
Group I       729000                               Y      60        No_PP    360       20351001       EMC
Group I       439099.04                            Y      60        No_PP    360       20350801       EMC
Group I       521500                               Y      60        No_PP    360       20351001       EMC
Group I       792570                               Y      120       No_PP    360       20351001       EMC
Group I       463910                               Y      120       No_PP    360       20351001       EMC
Group I       900000                               Y      60        No_PP    360       20351101       EMC
Group I       551927.25                            Y      60        No_PP    360       20351101       EMC
Group I       229520                               Y      60        No_PP    360       20351001       EMC
Group I       308000                               Y      60        No_PP    360       20351001       EMC
Group I       339547.76                            N      0         No_PP    360       20340201       EMC
Group I       726400                               Y      60        No_PP    360       20351001       EMC
Group I       449900                               Y      120       No_PP    360       20351101       EMC
Group I       192000                               Y      120       No_PP    360       20351101       EMC
Group I       599600                               Y      60        No_PP    360       20351101       EMC
Group I       598057.04                            N      0         No_PP    360       20351101       EMC
Group I       472981.8                             N      0         No_PP    360       20350901       EMC
Group I       660000                               Y      120       No_PP    360       20351001       EMC
Group I       589500                               Y      120       No_PP    360       20351001       EMC
Group I       556000                               Y      120       No_PP    360       20351001       EMC
Group I       183550                               Y      60        No_PP    360       20351101       EMC
Group I       433015.61                            N      0         No_PP    360       20351001       EMC
Group I       551200                               Y      60        No_PP    360       20351001       EMC
Group I       680000                               Y      120       No_PP    360       20351201       EMC
Group I       279991.72                            Y      120       No_PP    360       20351001       EMC
Group I       399630.97                            Y      60        No_PP    360       20351001       EMC
Group I       538892.99                            Y      60        No_PP    360       20350801       EMC
Group I       400000                               Y      60        No_PP    360       20351101       EMC
Group I       408680                               Y      60        No_PP    360       20351001       EMC
Group I       444000                               Y      60        No_PP    360       20351101       EMC
Group I       840000                               Y      60        No_PP    360       20351201       EMC
Group I       713900                               Y      120       No_PP    360       20351101       EMC
Group I       1675000                              Y      120       No_PP    360       20351101       EMC
Group I       459889.18                            Y      60        No_PP    360       20350801       EMC
Group I       380000                               Y      60        No_PP    360       20351001       EMC
Group I       340000                               Y      60        No_PP    360       20351201       EMC
Group I       449047.17                            N      0         No_PP    360       20360101       EMC
Group I       752500                               Y      60        No_PP    360       20351201       EMC
Group I       398993.42                            Y      120       No_PP    360       20351001       EMC
Group I       471920                               Y      60        No_PP    360       20351201       EMC
Group I       435345                               Y      60        No_PP    360       20351101       EMC
Group I       263500                               Y      60        No_PP    360       20351001       EMC
Group I       647700.82                            N      0         No_PP    360       20351101       EMC
Group I       640000                               Y      60        No_PP    360       20351201       EMC
Group I       540720                               Y      60        No_PP    360       20351201       EMC
Group I       232000                               Y      120       No_PP    360       20350901       EMC
Group I       290150                               Y      120       No_PP    360       20351001       EMC
Group I       600423.94                            N      0         No_PP    360       20350901       EMC
Group I       344000                               Y      60        No_PP    360       20351101       EMC
Group I       390000                               Y      60        No_PP    360       20351101       EMC
Group I       464480                               Y      60        No_PP    360       20351101       EMC
Group I       240000                               Y      60        No_PP    360       20351201       EMC
Group I       400823.09                            N      0         No_PP    360       20351101       EMC
Group I       455400                               Y      120       No_PP    360       20351001       EMC
Group I       549392.59                            N      0         No_PP    360       20351101       EMC
Group I       540000                               Y      120       No_PP    360       20351101       EMC
Group I       243051.69                            Y      60        No_PP    360       20351001       EMC
Group I       450910.74                            Y      60        No_PP    360       20351101       EMC
Group I       449968.75                            Y      120       No_PP    360       20351101       EMC
Group I       391900                               Y      60        No_PP    360       20351001       EMC
Group I       398029.82                            N      0         No_PP    360       20351001       EMC
Group I       474360                               Y      120       No_PP    360       20351001       EMC
Group I       452898.65                            N      0         No_PP    360       20351001       EMC
Group I       485369.99                            N      0         No_PP    360       20360101       EMC
Group I       777109.67                            N      0         No_PP    360       20351001       EMC
Group I       264800                               Y      60        No_PP    360       20351001       EMC
Group I       450000                               Y      60        No_PP    360       20360101       EMC
Group I       555528.01                            N      0         No_PP    360       20351101       EMC
Group I       409879.86                            Y      60        No_PP    360       20350601       EMC
Group I       677401.73                            N      0         No_PP    360       20351101       EMC
Group I       489938.98                            N      0         No_PP    360       20351201       EMC
Group I       490000                               Y      120       No_PP    360       20351201       EMC
Group I       448133.46                            N      0         No_PP    360       20351101       EMC
Group I       507920                               Y      60        No_PP    360       20350801       EMC
Group I       575552.7                             Y      60        No_PP    360       20350801       EMC
Group I       344000                               Y      60        No_PP    360       20351101       EMC
Group I       421000                               Y      60        No_PP    360       20351001       EMC
Group I       727104                               Y      120       No_PP    360       20351001       EMC
Group I       251250                               Y      60        No_PP    360       20351201       EMC
Group I       231999.98                            Y      60        No_PP    360       20351001       EMC
Group I       179998.96                            Y      60        No_PP    360       20351101       EMC
Group I       298000                               Y      60        No_PP    360       20351201       EMC
Group I       792000                               Y      120       No_PP    360       20360101       EMC
Group I       334435                               Y      60        No_PP    360       20351001       EMC
Group I       239919                               Y      120       No_PP    360       20351201       EMC
Group I       417873.59                            N      0         No_PP    360       20360101       EMC
Group I       494929.4                             N      0         No_PP    360       20351201       EMC
Group I       575000                               Y      60        No_PP    360       20351201       EMC
Group I       332500                               Y      60        No_PP    360       20360101       EMC
Group I       269200                               Y      120       No_PP    360       20351001       EMC
Group I       384000                               Y      60        No_PP    360       20351001       EMC
Group I       1000000                              Y      60        No_PP    360       20351101       EMC
Group I       595000                               Y      60        No_PP    360       20351001       EMC
Group I       175999.99                            Y      60        No_PP    360       20350901       EMC
Group I       249200                               Y      120       No_PP    360       20351101       EMC
Group I       484500                               Y      60        No_PP    360       20351101       EMC
Group I       308000                               Y      60        No_PP    360       20351001       EMC
Group I       133736.46                            Y      60        No_PP    360       20350801       EMC
Group I       1000000                              Y      60        No_PP    360       20351201       EMC
Group I       492000                               Y      60        No_PP    360       20350801       EMC
Group I       376800                               Y      60        No_PP    360       20351001       EMC
Group I       382560.68                            N      0         No_PP    360       20360101       EMC
Group I       224000                               Y      120       No_PP    360       20351101       EMC
Group I       545000                               Y      120       No_PP    360       20351001       EMC
Group I       675999.6                             Y      60        No_PP    360       20351101       EMC
Group I       522000                               Y      60        No_PP    360       20351101       EMC
Group I       511969.22                            Y      60        No_PP    360       20350801       EMC
Group I       1113520.14                           N      0         No_PP    360       20350901       EMC
Group I       228800                               Y      60        No_PP    360       20351001       EMC
Group I       245941                               Y      60        No_PP    360       20351101       EMC
Group I       415628.16                            Y      60        No_PP    360       20350701       EMC
Group I       560000                               Y      60        No_PP    360       20351001       EMC
Group I       732628.79                            Y      60        No_PP    360       20351101       EMC
Group I       196310                               Y      120       No_PP    360       20351101       EMC
Group I       188000                               Y      120       No_PP    360       20351101       EMC
Group I       631864.39                            Y      120       No_PP    360       20351001       EMC
Group I       770000                               Y      120       No_PP    360       20351101       EMC
Group I       209600                               Y      120       No_PP    360       20351101       EMC
Group I       600000                               Y      60        No_PP    360       20351001       EMC
Group I       556103.57                            N      0         No_PP    360       20350801       EMC
Group I       265600                               Y      60        No_PP    360       20351001       EMC
Group I       300000                               Y      120       No_PP    360       20351201       EMC
Group I       384000                               Y      120       No_PP    360       20351201       EMC
Group I       992880.13                            N      0         No_PP    360       20350801       EMC
Group I       660800                               Y      120       No_PP    360       20351101       EMC
Group I       422000                               Y      60        No_PP    360       20351001       EMC
Group I       404000                               Y      120       No_PP    360       20351101       EMC
Group I       397216.86                            N      0         No_PP    360       20350801       EMC
Group I       556485.39                            N      0         No_PP    360       20351101       EMC
Group I       370442.89                            N      0         No_PP    360       20351101       EMC
Group I       132392                               Y      60        No_PP    360       20351201       EMC
Group I       576722.14                            Y      60        No_PP    360       20350901       EMC
Group I       519900                               Y      60        No_PP    360       20351001       EMC
Group I       407000                               Y      120       No_PP    360       20351101       EMC
Group I       411171.52                            N      0         No_PP    360       20351101       EMC
Group I       448646.44                            N      0         No_PP    360       20351201       EMC
Group I       446261.67                            N      0         No_PP    360       20360101       EMC
Group I       488000                               Y      60        No_PP    360       20360101       EMC
Group I       500750                               Y      60        No_PP    360       20351001       EMC
Group I       432000                               Y      120       No_PP    360       20351001       EMC
Group I       456000                               Y      60        No_PP    360       20351101       EMC
Group I       436000                               Y      60        No_PP    360       20351101       EMC
Group I       761999.13                            Y      60        No_PP    360       20351001       EMC
Group I       147396.77                            N      0         No_PP    360       20351101       EMC
Group I       416000                               Y      60        No_PP    360       20351001       EMC
Group I       359050                               Y      120       No_PP    360       20351001       EMC
Group I       400000                               Y      60        No_PP    360       20351101       EMC
Group I       485000                               Y      60        No_PP    360       20351001       EMC
Group I       408000                               Y      60        No_PP    360       20351001       EMC
Group I       497581.83                            N      0         No_PP    360       20351001       EMC
Group I       378592.55                            N      0         No_PP    360       20351101       EMC
Group I       387000                               Y      60        No_PP    360       20351001       EMC
Group I       432000                               Y      60        No_PP    360       20351001       EMC
Group I       560000                               Y      60        No_PP    360       20350901       EMC
Group I       516162                               Y      60        No_PP    360       20351101       EMC
Group I       703511.16                            Y      60        No_PP    360       20350801       EMC
Group I       323025.22                            Y      120       No_PP    360       20351001       EMC
Group I       267293                               Y      120       No_PP    360       20350901       EMC
Group I       700000                               Y      60        No_PP    360       20351001       EMC
Group I       569782.59                            N      0         No_PP    360       20351101       EMC
Group I       134098.15                            Y      60        No_PP    360       20351101       EMC
Group I       252000                               Y      120       No_PP    360       20351101       EMC
Group I       628000                               Y      60        No_PP    360       20351101       EMC
Group I       490000                               Y      120       No_PP    360       20351201       EMC
Group I       995273.68                            N      0         No_PP    360       20351001       EMC
Group I       326954.87                            Y      120       No_PP    360       20351101       EMC
Group I       354255                               Y      120       No_PP    360       20351101       EMC
Group I       407960                               Y      120       No_PP    360       20360101       EMC
Group I       423513.65                            N      0         No_PP    360       20360101       EMC
Group I       479797.56                            Y      60        No_PP    360       20351101       EMC
Group I       266240                               Y      60        No_PP    360       20351101       EMC
Group I       1000000                              Y      60        No_PP    360       20351101       EMC
Group I       749056.39                            N      0         No_PP    360       20360101       EMC
Group I       378800                               Y      60        No_PP    360       20351201       EMC
Group I       345000                               Y      60        No_PP    360       20350901       EMC
Group I       591899.98                            Y      120       No_PP    360       20351001       EMC
Group I       391539.78                            N      0         No_PP    360       20360101       EMC
Group I       768500                               Y      120       No_PP    360       20350901       EMC
Group I       381300                               Y      60        No_PP    360       20350701       EMC
Group I       615796.23                            Y      120       No_PP    360       20360101       EMC
Group I       328000                               Y      120       No_PP    360       20351101       EMC
Group I       424000                               Y      60        No_PP    360       20350801       EMC
Group I       309600                               Y      120       No_PP    360       20351101       EMC
Group I       480000                               Y      60        No_PP    360       20351001       EMC
Group I       398518.48                            N      0         No_PP    360       20351101       EMC
Group I       267208.06                            Y      60        No_PP    360       20351201       EMC
Group I       680000                               Y      60        No_PP    360       20351001       EMC
Group I       427712.96                            Y      60        No_PP    360       20351001       EMC
Group I       326250                               Y      60        No_PP    360       20351101       EMC
Group I       329083.16                            Y      120       No_PP    360       20351101       EMC
Group I       440000                               Y      120       No_PP    360       20351001       EMC
Group I       335000                               Y      60        No_PP    360       20351101       EMC
Group I       208000                               Y      60        No_PP    360       20351001       EMC
Group I       359650                               Y      60        No_PP    360       20351001       EMC
Group I       245600                               Y      60        No_PP    360       20351001       EMC
Group I       562337.21                            N      0         No_PP    360       20351001       EMC
Group I       542741.62                            Y      60        No_PP    360       20350801       EMC
Group I       333368.72                            N      0         No_PP    360       20340101       EMC
Group I       320309.82                            Y      60        No_PP    360       20351101       EMC
Group I       679920                               Y      60        No_PP    360       20351101       EMC
Group I       398152.68                            N      0         No_PP    360       20351001       EMC
Group I       398152.64                            N      0         No_PP    360       20351001       EMC
Group I       520000                               Y      60        No_PP    360       20351001       EMC
Group I       448000                               Y      60        No_PP    360       20350901       EMC
Group I       217600                               Y      60        No_PP    360       20351001       EMC
Group I       113304                               Y      120       No_PP    360       20351001       EMC
Group I       515813.25                            Y      60        No_PP    360       20351001       EMC
Group I       442355.52                            N      0         No_PP    360       20351101       EMC
Group I       492251.92                            N      0         No_PP    360       20351101       EMC
Group I       1325000                              Y      60        No_PP    360       20351001       EMC
Group I       344039.24                            N      0         No_PP    360       20340901       EMC
Group I       547600                               Y      120       No_PP    360       20350901       EMC
Group I       875000                               Y      120       No_PP    360       20351001       EMC
Group I       400465                               Y      60        No_PP    360       20350901       EMC
Group I       128434.23                            Y      120       No_PP    360       20351001       EMC
Group I       417873.74                            N      0         No_PP    360       20351001       EMC
Group I       637000                               Y      60        No_PP    360       20351101       EMC
Group I       172000                               Y      120       No_PP    360       20351101       EMC
Group I       778116.6                             N      0         No_PP    360       20350801       EMC
Group I       300673.46                            N      0         No_PP    360       20331201       EMC
Group I       745398.58                            Y      60        No_PP    360       20351101       EMC
Group I       257543.15                            Y      120       No_PP    360       20351101       EMC
Group I       312000                               Y      60        No_PP    360       20351001       EMC
Group I       383739.3                             Y      120       No_PP    360       20351101       EMC
Group I       141150                               Y      60        No_PP    360       20350901       EMC
Group I       512816                               Y      120       No_PP    360       20360101       EMC
Group I       677368.39                            Y      60        No_PP    360       20350801       EMC
Group I       404097.75                            N      0         No_PP    360       20351101       EMC
Group I       478761.88                            N      0         No_PP    360       20351201       EMC
Group I       554000                               Y      120       No_PP    360       20350801       EMC
Group I       513362.14                            N      0         No_PP    360       20351001       EMC
Group I       999999                               Y      60        No_PP    360       20351101       EMC
Group I       500000                               Y      60        No_PP    360       20351101       EMC
Group I       650000                               Y      60        No_PP    360       20351101       EMC
Group I       422375.23                            N      0         No_PP    360       20351101       EMC
Group I       733396.65                            N      0         No_PP    360       20351101       EMC
Group I       124000                               Y      120       No_PP    360       20351101       EMC
Group I       621219                               Y      60        No_PP    360       20351201       EMC
Group I       288000                               Y      120       No_PP    360       20351101       EMC
Group I       202475.33                            N      0         No_PP    360       20350201       EMC
Group I       438000                               Y      60        No_PP    360       20351001       EMC
Group I       493166.61                            N      0         No_PP    360       20351101       EMC
Group I       134050                               Y      60        No_PP    360       20360101       EMC
Group I       616000                               Y      60        No_PP    360       20350901       EMC
Group I       555000                               Y      120       No_PP    360       20351201       EMC
Group I       260000                               Y      60        No_PP    360       20351001       EMC
Group I       216000                               Y      120       No_PP    360       20351201       EMC
Group I       503200                               Y      60        No_PP    360       20350801       EMC
Group I       447500                               Y      60        No_PP    360       20350801       EMC
Group I       689976.17                            Y      60        No_PP    360       20351001       EMC
Group I       583800                               Y      60        No_PP    360       20351001       EMC
Group I       550000                               Y      120       No_PP    360       20351001       EMC
Group I       1000000                              Y      120       No_PP    360       20351101       EMC
Group I       409840                               Y      120       No_PP    360       20360101       EMC
Group I       976831.77                            N      0         No_PP    360       20350801       EMC
Group I       950000                               Y      60        No_PP    360       20351101       EMC
Group I       759900.25                            Y      60        No_PP    360       20360101       EMC
Group I       421193.47                            N      0         No_PP    360       20360101       EMC
Group I       210400                               Y      60        No_PP    360       20351101       EMC
Group I       459629.2                             Y      60        No_PP    360       20350801       EMC
Group I       496000                               Y      60        No_PP    360       20351001       EMC
Group I       270000                               Y      60        No_PP    360       20351201       EMC
Group I       403934.86                            Y      60        No_PP    360       20351001       EMC
Group I       432000                               Y      120       No_PP    360       20351001       EMC
Group I       123920                               Y      120       No_PP    360       20351001       EMC
Group I       518000                               Y      60        No_PP    360       20351101       EMC
Group I       165750                               Y      120       No_PP    360       20351101       EMC
Group I       380000                               Y      120       No_PP    360       20351101       EMC
Group I       444000                               Y      60        No_PP    360       20351001       EMC
Group I       444890.58                            Y      120       No_PP    360       20351001       EMC
Group I       248000                               Y      60        No_PP    360       20350801       EMC
Group I       1000000                              Y      120       No_PP    360       20351201       EMC
Group I       347272                               Y      60        No_PP    360       20351001       EMC
Group I       564100                               Y      60        No_PP    360       20351101       EMC
Group I       347125.09                            N      0         No_PP    360       20340501       EMC
Group I       367072.16                            N      0         No_PP    360       20351201       EMC
Group I       405000                               Y      60        No_PP    360       20351101       EMC
Group I       588257                               Y      60        No_PP    360       20351101       EMC
Group I       900000                               Y      120       No_PP    360       20351101       EMC
Group I       471889.52                            N      0         No_PP    360       20351001       EMC
Group I       311457                               Y      60        No_PP    360       20351001       EMC
Group I       437080                               Y      60        No_PP    360       20350801       EMC
Group I       150926.72                            Y      120       No_PP    360       20350901       EMC
Group I       591919.18                            Y      60        No_PP    360       20351201       EMC
Group I       515131                               Y      120       No_PP    360       20351001       EMC
Group I       443792.71                            N      0         No_PP    360       20351101       EMC
Group I       527992                               Y      60        No_PP    360       20351001       EMC
Group I       285571.13                            N      0         No_PP    360       20340201       EMC
Group I       547166.91                            N      0         No_PP    360       20351201       EMC
Group I       650000                               Y      120       No_PP    360       20350901       EMC
Group I       346652.26                            N      0         No_PP    360       20340401       EMC
Group I       430000                               Y      60        No_PP    360       20351101       EMC
Group I       1320000                              Y      60        No_PP    360       20351101       EMC
Group I       570154.59                            N      0         No_PP    360       20351001       EMC
Group I       597000                               Y      120       No_PP    360       20351101       EMC
Group I       650000                               Y      60        No_PP    360       20350801       EMC
Group I       144000                               Y      120       No_PP    360       20351201       EMC
Group I       253844.53                            N      0         No_PP    360       20331101       EMC
Group I       472500                               Y      60        No_PP    360       20351001       EMC
Group I       281600                               Y      120       No_PP    360       20351201       EMC
Group I       485000                               Y      60        No_PP    360       20350801       EMC
Group I       530000                               Y      60        No_PP    360       20350801       EMC
Group I       449384.94                            N      0         No_PP    360       20350901       EMC
Group I       410000                               Y      60        No_PP    360       20351001       EMC
Group I       192800                               Y      120       No_PP    360       20351101       EMC
Group I       663200                               Y      60        No_PP    360       20351001       EMC
Group I       141600                               Y      60        No_PP    360       20351101       EMC
Group I       335200                               Y      60        No_PP    360       20351101       EMC
Group I       346400                               Y      60        No_PP    360       20350901       EMC
Group I       644000                               Y      60        No_PP    360       20351001       EMC
Group I       316460                               Y      60        No_PP    360       20351001       EMC
Group I       472452.46                            N      0         No_PP    360       20350801       EMC
Group I       228000                               Y      60        No_PP    360       20351101       EMC
Group I       332000                               Y      60        No_PP    360       20351101       EMC
Group I       464000                               Y      60        No_PP    360       20350801       EMC
Group I       388792                               Y      60        No_PP    360       20351201       EMC
Group I       540000                               Y      60        No_PP    360       20351001       EMC
Group I       2600000                              Y      120       No_PP    360       20351201       EMC
Group I       394459.52                            Y      60        No_PP    360       20351201       EMC
Group I       295932.42                            Y      60        No_PP    360       20351001       EMC
Group I       411400                               Y      60        No_PP    360       20351101       EMC
Group I       1000000                              Y      120       No_PP    360       20351201       EMC
Group I       531012.77                            N      0         No_PP    360       20350801       EMC
Group I       383960                               Y      60        No_PP    360       20351201       EMC
Group I       288974.3                             Y      120       No_PP    360       20351101       EMC
Group I       452000                               Y      60        No_PP    360       20350801       EMC
Group I       192380.06                            Y      60        No_PP    360       20351001       EMC
Group I       317978.9                             Y      60        No_PP    360       20351101       EMC
Group I       508000                               Y      60        No_PP    360       20351001       EMC
Group I       119450                               Y      60        No_PP    360       20351101       EMC
Group I       398659.7                             N      0         No_PP    360       20351201       EMC
Group I       430256.8                             N      0         No_PP    360       20351001       EMC
Group I       284638                               Y      120       No_PP    360       20351201       EMC
Group I       895483.13                            N      0         No_PP    360       20350701       EMC
Group I       344400                               Y      60        No_PP    360       20351001       EMC
Group I       308340                               Y      60        No_PP    360       20351201       EMC
Group I       234905                               Y      120       No_PP    360       20351101       EMC
Group I       499990.44                            Y      60        No_PP    360       20351001       EMC
Group I       827823.19                            Y      60        No_PP    360       20351001       EMC
Group I       520000                               Y      60        No_PP    360       20351101       EMC
Group I       385237.49                            N      0         No_PP    360       20350801       EMC
Group I       491950                               Y      60        No_PP    360       20351001       EMC
Group I       393503.18                            N      0         No_PP    360       20351101       EMC
Group I       600000                               Y      120       No_PP    360       20351201       EMC
Group I       356580                               Y      120       No_PP    360       20351201       EMC
Group I       1494282.35                           N      0         No_PP    360       20351101       EMC
Group I       535950                               Y      60        No_PP    360       20351101       EMC
Group I       676000                               Y      60        No_PP    360       20351001       EMC
Group I       621600                               Y      120       No_PP    360       20360101       EMC
Group I       513520                               Y      120       No_PP    360       20351101       EMC
Group I       222604.78                            Y      120       No_PP    360       20351101       EMC
Group I       324800                               Y      60        No_PP    360       20350901       EMC
Group I       307000                               Y      120       No_PP    360       20351001       EMC
Group I       572000                               Y      60        No_PP    360       20351001       EMC
Group I       320000                               Y      60        No_PP    360       20351001       EMC
Group I       450000                               Y      120       No_PP    360       20351001       EMC
Group I       1500000                              Y      60        No_PP    360       20351201       EMC
Group I       364463.14                            N      0         No_PP    360       20351001       EMC
Group I       573648.87                            Y      60        No_PP    360       20350801       EMC
Group I       516000                               Y      60        No_PP    360       20350801       EMC
Group I       360000                               Y      120       No_PP    360       20351001       EMC
Group I       640000                               Y      60        No_PP    360       20351001       EMC
Group I       619822.5                             Y      60        No_PP    360       20351001       EMC
Group I       436932                               Y      60        No_PP    360       20360101       EMC
Group I       217549.95                            N      0         No_PP    360       20360101       EMC
Group I       391200                               Y      60        No_PP    360       20351101       EMC
Group I       316000                               Y      60        No_PP    360       20351201       EMC
Group I       759384.88                            Y      60        No_PP    360       20351001       EMC
Group I       438700                               Y      120       No_PP    360       20351001       EMC
Group I       421874.75                            N      0         No_PP    360       20351001       EMC
Group I       303852.81                            Y      120       No_PP    360       20351101       EMC
Group I       276000                               Y      60        No_PP    360       20351001       EMC
Group I       398956.94                            N      0         No_PP    360       20351201       EMC
Group I       488000                               Y      60        No_PP    360       20351001       EMC
Group I       1000000                              Y      60        No_PP    360       20350801       EMC
Group I       600000                               Y      120       No_PP    360       20351001       EMC
Group I       109300                               Y      60        No_PP    360       20350901       EMC
Group I       484000                               Y      60        No_PP    360       20350801       EMC
Group I       190000                               Y      60        No_PP    360       20351001       EMC
Group I       140880                               Y      120       No_PP    360       20351101       EMC
Group I       270623.66                            N      0         No_PP    360       20350901       EMC
Group I       279200                               Y      60        No_PP    360       20351101       EMC
Group I       750000                               Y      60        No_PP    360       20351201       EMC
Group I       300000                               Y      60        No_PP    360       20351001       EMC
Group I       563753.91                            N      0         No_PP    360       20351101       EMC
Group I       1064000                              Y      60        No_PP    360       20350901       EMC
Group I       308000                               Y      120       No_PP    360       20351101       EMC
Group I       431907.75                            Y      60        No_PP    360       20351201       EMC
Group I       223919                               Y      60        No_PP    360       20360101       EMC
Group I       885600                               Y      60        No_PP    360       20350901       EMC
Group I       439830.77                            Y      60        No_PP    360       20351101       EMC
Group I       1415000                              Y      120       No_PP    360       20351101       EMC
Group I       393900                               Y      60        No_PP    360       20351201       EMC
Group I       304000                               Y      60        No_PP    360       20350501       EMC
Group I       420000                               Y      60        No_PP    360       20351001       EMC
Group I       303999.93                            Y      60        No_PP    360       20351001       EMC
Group I       158323.22                            Y      60        No_PP    360       20351101       EMC
Group I       213600                               Y      60        No_PP    360       20350801       EMC
Group I       988000                               Y      60        No_PP    360       20351101       EMC
Group I       338200.07                            N      0         No_PP    360       20340101       EMC
Group I       243000                               Y      60        No_PP    360       20351201       EMC
Group I       370714.29                            N      0         No_PP    360       20351101       EMC
Group I       359200                               Y      60        No_PP    360       20351101       EMC
Group I       604000                               Y      120       No_PP    360       20351001       EMC
Group I       770000                               Y      60        No_PP    360       20351001       EMC
Group I       410576.05                            N      0         No_PP    360       20351101       EMC
Group I       731725.21                            N      0         No_PP    360       20351001       EMC
Group I       508147.35                            Y      60        No_PP    360       20360101       EMC
Group I       296000                               Y      60        No_PP    360       20351101       EMC
Group I       359650                               Y      60        No_PP    360       20350901       EMC
Group I       704000                               Y      120       No_PP    360       20351201       EMC
Group I       1000000                              Y      60        No_PP    360       20351201       EMC
Group I       341111.95                            N      0         No_PP    360       20340501       EMC
Group I       343865.45                            N      0         No_PP    360       20340901       EMC
Group I       557939.44                            N      0         No_PP    360       20351101       EMC
Group I       339408.15                            N      0         No_PP    360       20340201       EMC
Group I       463960                               Y      60        No_PP    360       20351201       EMC
Group I       373227.61                            N      0         No_PP    360       20351001       EMC
Group I       391200                               Y      60        No_PP    360       20351101       EMC
Group I       840000                               Y      60        No_PP    360       20351201       EMC
Group I       215718.58                            Y      120       No_PP    360       20351201       EMC
Group I       485295                               Y      120       No_PP    360       20351201       EMC
Group I       124750                               Y      60        No_PP    360       20350901       EMC
Group I       1000000                              Y      120       No_PP    360       20351201       EMC
Group I       402902.59                            N      0         No_PP    360       20351001       EMC
Group I       534252.72                            Y      60        No_PP    360       20351001       EMC
Group I       438506.31                            Y      60        No_PP    360       20351001       EMC
Group I       219924.84                            Y      60        No_PP    360       20351101       EMC
Group I       416000                               Y      120       No_PP    360       20351001       EMC
Group I       170000                               Y      60        No_PP    360       20351101       EMC
Group I       614443.9                             Y      60        No_PP    360       20351101       EMC
Group I       452000                               Y      120       No_PP    360       20351001       EMC
Group I       510000                               Y      120       No_PP    360       20351001       EMC
Group I       588873.93                            N      0         No_PP    360       20350801       EMC
Group I       380000                               Y      60        No_PP    360       20351001       EMC
Group I       11750                                Y      60        No_PP    360       20351001       EMC
Group I       440000                               Y      120       No_PP    360       20351101       EMC
Group I       448000                               Y      60        No_PP    360       20351001       EMC
Group I       417968.72                            N      0         No_PP    360       20351001       EMC
Group I       285000                               Y      120       No_PP    360       20351101       EMC
Group I       700000                               Y      60        No_PP    360       20351101       EMC
Group I       498190.15                            N      0         No_PP    360       20351101       EMC
Group I       170000                               Y      60        No_PP    360       20351201       EMC
Group I       677407                               Y      60        No_PP    360       20351101       EMC
Group I       133000                               Y      60        No_PP    360       20351201       EMC
Group I       597057.3                             N      0         No_PP    360       20351101       EMC
Group I       366800.29                            Y      120       No_PP    360       20351101       EMC
Group I       511200                               Y      60        No_PP    360       20351001       EMC
Group I       132000                               Y      60        No_PP    360       20351101       EMC
Group I       680000                               Y      60        No_PP    360       20350901       EMC
Group I       695000                               Y      120       No_PP    360       20350901       EMC
Group I       370568                               Y      120       No_PP    360       20360101       EMC
Group I       337455.45                            N      0         No_PP    360       20341101       EMC
Group I       389600                               Y      120       No_PP    360       20351201       EMC
Group I       306000                               Y      60        No_PP    360       20351001       EMC
Group I       380000                               Y      60        No_PP    360       20351201       EMC
Group I       658482.59                            N      0         No_PP    360       20351201       EMC
Group I       575000                               Y      60        No_PP    360       20351201       EMC
Group I       293626                               Y      60        No_PP    360       20351201       EMC
Group I       561161.4                             N      0         No_PP    360       20351101       EMC
Group I       397820.28                            N      0         No_PP    360       20351101       EMC
Group I       132560                               Y      60        No_PP    360       20351101       EMC
Group I       298208                               Y      60        No_PP    360       20350901       EMC
Group I       502400                               Y      60        No_PP    360       20351001       EMC
Group I       505177.48                            Y      60        No_PP    360       20351001       EMC
Group I       385540                               Y      60        No_PP    360       20351001       EMC
Group I       384757.9                             Y      120       No_PP    360       20351001       EMC
Group I       435800                               Y      60        No_PP    360       20351001       EMC
Group I       382400                               Y      60        No_PP    360       20350901       EMC
Group I       491300                               Y      60        No_PP    360       20351101       EMC
Group I       940000                               Y      120       No_PP    360       20351001       EMC
Group I       219970.31                            Y      60        No_PP    360       20351201       EMC
Group I       109600                               Y      60        No_PP    360       20351001       EMC
Group I       300000                               Y      60        No_PP    360       20351101       EMC
Group I       383059                               Y      120       No_PP    360       20351101       EMC
Group I       391200                               Y      60        No_PP    360       20351001       EMC
Group I       433019.87                            Y      60        No_PP    360       20351101       EMC
Group I       400000                               Y      60        No_PP    360       20351101       EMC
Group I       252000                               Y      60        No_PP    360       20351101       EMC
Group I       602400                               Y      60        No_PP    360       20351001       EMC
Group I       315672                               Y      60        No_PP    360       20351101       EMC
Group I       484000                               Y      120       No_PP    360       20351201       EMC
Group I       796564.39                            N      0         No_PP    360       20351201       EMC
Group I       334000                               Y      60        No_PP    360       20360101       EMC
Group I       587462.54                            N      0         No_PP    360       20351101       EMC
Group I       722000                               Y      120       No_PP    360       20351201       EMC
Group I       428000                               Y      60        No_PP    360       20351201       EMC
Group I       544000                               Y      60        No_PP    360       20351001       EMC
Group I       575000                               Y      60        No_PP    360       20350801       EMC
Group I       999847.08                            Y      120       No_PP    360       20351001       EMC
Group I       399485.11                            N      0         No_PP    360       20360101       EMC
Group I       600000                               Y      120       No_PP    360       20351101       EMC
Group I       380000                               Y      120       No_PP    360       20351001       EMC
Group I       650000                               Y      120       No_PP    360       20351101       EMC
Group I       411007.85                            N      0         No_PP    360       20351201       EMC
Group I       631456.45                            Y      60        No_PP    360       20351001       EMC
Group I       548746.78                            Y      60        No_PP    360       20351001       EMC
Group I       399700                               Y      60        No_PP    360       20351201       EMC
Group I       559941.57                            N      0         No_PP    360       20350901       EMC
Group I       156229                               Y      60        No_PP    360       20360101       EMC
Group I       455397.04                            N      0         No_PP    360       20360101       EMC
Group I       366950                               Y      60        No_PP    360       20351101       EMC
Group I       372978.6                             N      0         No_PP    360       20350901       EMC
Group I       171120                               Y      120       No_PP    360       20351101       EMC
Group I       528000                               Y      120       No_PP    360       20351201       EMC
Group I       460444.62                            N      0         No_PP    360       20350801       EMC
Group I       660800                               Y      120       No_PP    360       20351001       EMC
Group I       191200                               Y      60        No_PP    360       20351101       EMC
Group I       251999.64                            Y      60        No_PP    360       20351101       EMC
Group I       438000                               Y      120       No_PP    360       20350901       EMC
Group I       201528.85                            Y      60        No_PP    360       20350901       EMC
Group I       512000                               Y      120       No_PP    360       20351101       EMC
Group I       335999.4                             Y      60        No_PP    360       20351101       EMC
Group I       172500                               Y      60        No_PP    360       20351101       EMC
Group I       557129.39                            N      0         No_PP    360       20351001       EMC
Group I       491250                               Y      60        No_PP    360       20351101       EMC
Group I       591960                               Y      120       No_PP    360       20351201       EMC
Group I       148200                               Y      60        No_PP    360       20351201       EMC
Group I       275758.57                            Y      60        No_PP    360       20351001       EMC
Group I       194400                               Y      60        No_PP    360       20351001       EMC
Group I       280000                               Y      120       No_PP    360       20351101       EMC
Group I       365000                               Y      120       No_PP    360       20351201       EMC
Group I       387200                               Y      120       No_PP    360       20351101       EMC
Group I       360000                               Y      60        No_PP    360       20351201       EMC
Group I       608462.03                            N      0         No_PP    360       20351201       EMC
Group I       175965.31                            Y      60        No_PP    360       20350901       EMC
Group I       348900                               Y      60        No_PP    360       20351001       EMC
Group I       550578                               Y      60        No_PP    360       20351101       EMC
Group I       799500                               Y      120       No_PP    360       20351101       EMC
Group I       398518.48                            N      0         No_PP    360       20351101       EMC
Group I       448000                               Y      120       No_PP    360       20351201       EMC
Group I       399493.75                            Y      60        No_PP    360       20350901       EMC
Group I       591078                               Y      120       No_PP    360       20351201       EMC
Group I       378000                               Y      60        No_PP    360       20351001       EMC
Group I       433000                               Y      60        No_PP    360       20350801       EMC
Group I       328000                               Y      60        No_PP    360       20351001       EMC
Group I       759167.7                             Y      60        No_PP    360       20351001       EMC
Group I       419950                               Y      60        No_PP    360       20351001       EMC
Group I       308000                               Y      60        No_PP    360       20351001       EMC
Group I       993700.28                            N      0         No_PP    360       20351101       EMC
Group I       150368.67                            Y      60        No_PP    360       20351001       EMC
Group I       960000                               Y      120       No_PP    360       20351201       EMC
Group I       125600                               Y      120       No_PP    360       20350901       EMC
Group I       550000                               Y      60        No_PP    360       20351201       EMC
Group I       121998.45                            N      0         No_PP    360       20340101       EMC
Group I       485925.9                             Y      60        No_PP    360       20351101       EMC
Group I       307637.85                            Y      120       No_PP    360       20351001       EMC
Group I       668000                               Y      60        No_PP    360       20351201       EMC
Group I       612903.57                            Y      60        No_PP    360       20351001       EMC
Group I       525000                               Y      120       No_PP    360       20351001       EMC
Group I       467669                               Y      60        No_PP    360       20351101       EMC
Group I       300000                               Y      60        No_PP    360       20350901       EMC
Group I       516000                               Y      120       No_PP    360       20351101       EMC
Group I       360000                               Y      60        No_PP    360       20351201       EMC
Group I       114406.71                            N      0         No_PP    360       20351001       EMC
Group I       435703.24                            Y      120       No_PP    360       20351101       EMC
Group I       551000                               Y      60        No_PP    360       20351101       EMC
Group I       212689.49                            Y      120       No_PP    360       20351201       EMC
Group I       264720                               Y      120       No_PP    360       20351201       EMC
Group I       430000                               Y      60        No_PP    360       20351001       EMC
Group I       300000                               Y      60        No_PP    360       20351001       EMC
Group I       420000                               Y      60        No_PP    360       20351201       EMC
Group I       420000                               Y      60        No_PP    360       20351001       EMC
Group I       86150                                Y      60        No_PP    360       20351001       EMC
Group I       538542.52                            Y      120       No_PP    360       20350901       EMC
Group I       495568                               Y      60        No_PP    360       20350901       EMC
Group I       956000                               Y      60        No_PP    360       20350801       EMC
Group I       500000                               Y      60        No_PP    360       20350901       EMC
Group I       975000                               Y      120       No_PP    360       20351101       EMC
Group I       407553.95                            Y      60        No_PP    360       20351101       EMC
Group I       120000                               Y      120       No_PP    360       20351101       EMC
Group I       364581.33                            N      0         No_PP    360       20360101       EMC
Group I       575000                               Y      60        No_PP    360       20351201       EMC
Group I       552066.9                             Y      120       No_PP    360       20351001       EMC
Group I       236440                               Y      120       No_PP    360       20351001       EMC
Group I       380000                               Y      120       No_PP    360       20351201       EMC
Group I       448898.69                            Y      120       No_PP    360       20350901       EMC
Group I       336000                               Y      60        No_PP    360       20351001       EMC
Group I       288000                               Y      60        No_PP    360       20351001       EMC
Group I       384324.77                            N      0         No_PP    360       20350901       EMC
Group I       291969.97                            Y      120       No_PP    360       20351101       EMC
Group I       384570.34                            N      0         No_PP    360       20351101       EMC
Group I       430500                               Y      60        No_PP    360       20350801       EMC
Group I       1560000                              Y      120       No_PP    360       20351001       EMC
Group I       341600                               Y      60        No_PP    360       20351001       EMC
Group I       288000                               Y      60        No_PP    360       20351201       EMC
Group I       511200                               Y      60        No_PP    360       20351001       EMC
Group I       340000                               Y      120       No_PP    360       20351201       EMC
Group I       747083.07                            N      0         No_PP    360       20351101       EMC
Group I       552000                               Y      120       No_PP    360       20351101       EMC
Group I       431000                               Y      60        No_PP    360       20351101       EMC
Group I       527529.88                            N      0         No_PP    360       20351001       EMC
Group I       551879.25                            Y      60        No_PP    360       20351001       EMC
Group I       528000                               Y      60        No_PP    360       20350801       EMC
Group I       600000                               Y      60        No_PP    360       20350801       EMC
Group I       160865.01                            Y      60        No_PP    360       20351201       EMC
Group I       764000                               Y      120       No_PP    360       20351001       EMC
Group I       718800                               Y      60        No_PP    360       20351101       EMC
Group I       309736.2                             Y      60        No_PP    360       20351101       EMC
Group I       460000                               Y      60        No_PP    360       20351001       EMC
Group I       117600                               Y      60        No_PP    360       20360101       EMC
Group I       693000                               Y      60        No_PP    360       20351101       EMC
Group I       308400                               Y      120       No_PP    360       20351101       EMC
Group I       175079.99                            Y      60        No_PP    360       20351001       EMC
Group I       132000                               Y      60        No_PP    360       20351101       EMC
Group I       532166.03                            N      0         No_PP    360       20351001       EMC
Group I       559400                               Y      60        No_PP    360       20351001       EMC
Group I       499850                               Y      120       No_PP    360       20351001       EMC
Group I       318000                               Y      60        No_PP    360       20351101       EMC
Group I       627090.41                            N      0         No_PP    360       20351001       EMC
Group I       378223.16                            Y      60        No_PP    360       20350901       EMC
Group I       636000                               Y      60        No_PP    360       20350801       EMC
Group I       608000                               Y      60        No_PP    360       20351101       EMC
Group I       198931.04                            Y      120       No_PP    360       20350901       EMC
Group I       366300.45                            N      0         No_PP    360       20351001       EMC
Group I       173234.25                            Y      60        No_PP    360       20351101       EMC
Group I       572859.9                             Y      60        No_PP    360       20351001       EMC
Group I       362317.76                            N      0         No_PP    360       20351001       EMC
Group I       382000                               Y      120       No_PP    360       20351001       EMC
Group I       1211250                              Y      60        No_PP    360       20351201       EMC
Group I       496044.54                            Y      120       No_PP    360       20351201       EMC
Group I       648000                               Y      60        No_PP    360       20350901       EMC
Group I       144000                               Y      60        No_PP    360       20351001       EMC
Group I       179876.46                            Y      60        No_PP    360       20351201       EMC
Group I       87800                                Y      60        No_PP    360       20351201       EMC
Group I       999999                               Y      120       No_PP    360       20351001       EMC
Group I       255737                               Y      60        No_PP    360       20351001       EMC
Group I       555338.54                            N      0         No_PP    360       20351101       EMC
Group I       526382.27                            N      0         No_PP    360       20351001       EMC
Group I       288234.08                            Y      60        No_PP    360       20351101       EMC
Group I       687992                               Y      120       No_PP    360       20351001       EMC
Group I       616000                               Y      120       No_PP    360       20351101       EMC
Group I       342009.76                            N      0         No_PP    360       20350901       EMC
Group I       699854.17                            Y      60        No_PP    360       20351001       EMC
Group I       420000                               Y      60        No_PP    360       20351101       EMC
Group I       471200                               Y      60        No_PP    360       20351201       EMC
Group I       297760                               Y      120       No_PP    360       20351201       EMC
Group I       449808                               Y      120       No_PP    360       20351101       EMC
Group I       838500                               Y      60        No_PP    360       20351001       EMC
Group I       475063.14                            Y      60        No_PP    360       20350901       EMC
Group I       650000                               Y      60        No_PP    360       20351101       EMC
Group I       709984.9                             Y      120       No_PP    360       20351001       EMC
Group I       491199                               Y      60        No_PP    360       20351101       EMC
Group I       812000                               Y      120       No_PP    360       20351101       EMC
Group I       488000                               Y      60        No_PP    360       20351001       EMC
Group I       657600                               Y      120       No_PP    360       20351001       EMC
Group I       479694.2                             Y      60        No_PP    360       20351201       EMC
Group I       749425.41                            Y      120       No_PP    360       20351001       EMC
Group I       464000                               Y      60        No_PP    360       20351201       EMC
Group I       351200                               Y      120       No_PP    360       20351101       EMC
Group I       865490.67                            Y      60        No_PP    360       20351001       EMC
Group I       339826.6                             N      0         No_PP    360       20340101       EMC
Group I       500948.16                            Y      60        No_PP    360       20351101       EMC
Group I       337373.05                            N      0         No_PP    360       20340701       EMC
Group I       500000                               Y      60        No_PP    360       20351101       EMC
Group I       495000                               Y      60        No_PP    360       20351001       EMC
Group I       550730.91                            N      0         No_PP    360       20351201       EMC
Group I       414552                               Y      60        No_PP    360       20360101       EMC
Group I       659385.44                            Y      120       No_PP    360       20350901       EMC
Group I       341500                               Y      60        No_PP    360       20351001       EMC
Group I       790000                               Y      60        No_PP    360       20351201       EMC
Group I       256000                               Y      60        No_PP    360       20360101       EMC
Group I       399200                               Y      120       No_PP    360       20360101       EMC
Group I       659149.58                            N      0         No_PP    360       20351101       EMC
Group I       59547.7                              Y      60        No_PP    360       20351001       EMC
Group I       102800                               Y      60        No_PP    360       20351201       EMC
Group I       425000                               Y      60        No_PP    360       20351001       EMC
Group I       280000                               Y      120       No_PP    360       20351101       EMC
Group I       188800                               Y      60        No_PP    360       20351101       EMC
Group I       274049.55                            N      0         No_PP    360       20351101       EMC
Group I       335980.19                            N      0         No_PP    360       20340201       EMC
Group I       503200                               Y      120       No_PP    360       20351201       EMC
Group I       482437.62                            Y      60        No_PP    360       20351001       EMC
Group I       47778.45                             Y      60        No_PP    360       20351001       EMC
Group I       362400                               Y      120       No_PP    360       20360101       EMC
Group I       465715                               Y      120       No_PP    360       20351001       EMC
Group I       390581.08                            N      0         No_PP    360       20351101       EMC
Group I       387620                               Y      120       No_PP    360       20351201       EMC
Group I       155920                               Y      60        No_PP    360       20351001       EMC
Group I       431920                               Y      120       No_PP    360       20350901       EMC
Group I       468000                               Y      60        No_PP    360       20350801       EMC
Group I       999999                               Y      60        No_PP    360       20351001       EMC
Group I       248577.82                            N      0         No_PP    360       20331101       EMC
Group I       344000                               Y      60        No_PP    360       20351001       EMC
Group I       735200                               Y      120       No_PP    360       20360101       EMC
Group I       413600                               Y      60        No_PP    360       20351001       EMC
Group I       438810.83                            N      0         No_PP    360       20351201       EMC
Group I       816250                               N      0         No_PP    360       20350901       EMC
Group I       199920                               Y      60        No_PP    360       20351001       EMC
Group I       312000                               Y      60        No_PP    360       20351001       EMC
Group I       253195.86                            Y      120       No_PP    360       20351101       EMC
Group I       404169.75                            N      0         No_PP    360       20351101       EMC
Group I       328782.09                            N      0         No_PP    360       20340101       EMC
Group I       336000                               Y      60        No_PP    360       20351001       EMC
Group I       376000                               Y      60        No_PP    360       20351201       EMC
Group I       557132.27                            Y      60        No_PP    360       20350901       EMC
Group I       198400                               Y      120       No_PP    360       20351101       EMC
Group I       559000                               Y      60        No_PP    360       20351101       EMC
Group I       431150                               Y      60        No_PP    360       20350801       EMC
Group I       372000                               Y      120       No_PP    360       20351101       EMC
Group I       1000000                              Y      120       No_PP    360       20351101       EMC
Group I       180720                               Y      60        No_PP    360       20351001       EMC
Group I       250319                               Y      120       No_PP    360       20351101       EMC
Group I       695295                               Y      60        No_PP    360       20350801       EMC
Group I       500284.99                            Y      60        No_PP    360       20350801       EMC
Group I       457148.88                            N      0         No_PP    360       20350901       EMC
Group I       304350                               Y      120       No_PP    360       20351101       EMC
Group I       728159.47                            N      0         No_PP    360       20351201       EMC
Group I       456124.15                            N      0         No_PP    360       20351201       EMC
Group I       399519.38                            N      0         No_PP    360       20360101       EMC
Group I       220000                               Y      120       No_PP    360       20351101       EMC
Group I       645000                               Y      60        No_PP    360       20351101       EMC
Group I       736961.57                            Y      60        No_PP    360       20350801       EMC
Group I       206398.3                             Y      60        No_PP    360       20351101       EMC
Group I       840000                               Y      60        No_PP    360       20350801       EMC
Group I       500000                               Y      60        No_PP    360       20351201       EMC
Group I       256000                               Y      60        No_PP    360       20351201       EMC
Group I       479920                               Y      60        No_PP    360       20351201       EMC
Group I       374826.68                            Y      120       No_PP    360       20350801       EMC
Group I       447999.98                            Y      60        No_PP    360       20351101       EMC
Group I       805075.29                            N      0         No_PP    360       20351101       EMC
Group I       372000                               Y      120       No_PP    360       20351101       EMC
Group I       511920                               Y      60        No_PP    360       20351101       EMC
Group I       826000                               Y      60        No_PP    360       20351001       EMC
Group I       999999                               Y      60        No_PP    360       20351001       EMC
Group I       302327.73                            Y      60        No_PP    360       20351101       EMC
Group I       308000                               Y      60        No_PP    360       20351101       EMC
Group I       595982.92                            N      0         No_PP    360       20351101       EMC
Group I       690979                               N      0         No_PP    360       20350901       EMC
Group I       275148                               Y      120       No_PP    360       20351101       EMC
Group I       157200                               Y      120       No_PP    360       20351101       EMC
Group I       438486.61                            Y      60        No_PP    360       20351001       EMC
Group I       540000                               Y      120       No_PP    360       20351001       EMC
Group I       695862.25                            Y      120       No_PP    360       20351201       EMC
Group I       491470.9                             Y      60        No_PP    360       20351001       EMC
Group I       220708.01                            Y      60        No_PP    360       20351101       EMC
Group I       738047.39                            N      0         No_PP    360       20351201       EMC
Group I       520000                               Y      120       No_PP    360       20360101       EMC
Group I       558697.38                            Y      120       No_PP    360       20351001       EMC
Group I       227920                               Y      120       No_PP    360       20350901       EMC
Group I       494631.98                            N      0         No_PP    360       20360101       EMC
Group I       398989.37                            Y      60        No_PP    360       20351001       EMC
Group I       448635.58                            Y      60        No_PP    360       20350801       EMC
Group I       329600                               Y      60        No_PP    360       20351001       EMC
Group I       441504                               Y      60        No_PP    360       20360101       EMC
Group I       231000                               Y      120       No_PP    360       20351101       EMC
Group I       424000                               Y      60        No_PP    360       20351101       EMC
Group I       458400                               Y      120       No_PP    360       20351101       EMC
Group I       685680                               Y      120       No_PP    360       20351101       EMC
Group I       321780                               Y      60        No_PP    360       20351101       EMC
Group I       396000                               Y      120       No_PP    360       20351201       EMC
Group I       1357739.13                           Y      60        No_PP    360       20350801       EMC
Group I       470863.37                            N      0         No_PP    360       20351201       EMC
Group I       552000                               Y      60        No_PP    360       20351101       EMC
Group I       640763                               Y      60        No_PP    360       20351101       EMC
Group I       799500                               Y      120       No_PP    360       20351001       EMC
Group I       822999.8                             Y      60        No_PP    360       20351001       EMC
Group I       1000000                              Y      120       No_PP    360       20351101       EMC
Group I       489373                               Y      60        No_PP    360       20351201       EMC
Group I       532000                               Y      60        No_PP    360       20351001       EMC
Group I       499920.9                             Y      60        No_PP    360       20351001       EMC
Group I       423000                               Y      60        No_PP    360       20351101       EMC
Group I       347612.92                            Y      120       No_PP    360       20351201       EMC
Group I       660000                               Y      120       No_PP    360       20351201       EMC
Group I       177500                               Y      120       No_PP    360       20351001       EMC
Group I       945000                               Y      120       No_PP    360       20351001       EMC
Group I       392000                               Y      60        No_PP    360       20351201       EMC
Group I       262600                               Y      120       No_PP    360       20351001       EMC
Group I       737500.44                            N      0         No_PP    360       20350901       EMC
Group I       162300                               Y      60        No_PP    360       20351201       EMC
Group I       588768.22                            N      0         No_PP    360       20351001       EMC
Group I       195800                               Y      60        No_PP    360       20351001       EMC
Group I       375000                               Y      60        No_PP    360       20350801       EMC
Group I       549158.48                            N      0         No_PP    360       20351101       EMC
Group I       433541.19                            N      0         No_PP    360       20351001       EMC
Group I       508968.7                             N      0         No_PP    360       20350901       EMC
Group I       464360.21                            N      0         No_PP    360       20350801       EMC
Group I       441932                               Y      60        No_PP    360       20360101       EMC
Group I       297755                               Y      120       No_PP    360       20351101       EMC
Group I       452000                               Y      120       No_PP    360       20351201       EMC
Group I       565665.78                            N      0         No_PP    360       20351201       EMC
Group I       1556329.18                           N      0         No_PP    360       20351201       EMC
Group I       218400                               Y      120       No_PP    360       20351201       EMC
Group I       1000000                              Y      60        No_PP    360       20350801       EMC
Group I       800000                               Y      120       No_PP    360       20351101       EMC
Group I       145900.14                            Y      120       No_PP    360       20351001       EMC
Group I       601882.92                            Y      60        No_PP    360       20351101       EMC
Group I       868345.42                            N      0         No_PP    360       20351101       EMC
Group I       825000                               Y      60        No_PP    360       20351001       EMC
Group I       188000                               Y      60        No_PP    360       20351101       EMC
Group I       200000                               Y      60        No_PP    360       20351101       EMC
Group I       205600                               Y      60        No_PP    360       20351001       EMC
Group I       218160                               Y      60        No_PP    360       20351001       EMC
Group I       242400                               Y      120       No_PP    360       20351001       EMC
Group I       359000                               Y      120       No_PP    360       20350901       EMC
Group I       431918.63                            Y      60        No_PP    360       20350801       EMC
Group I       129200                               Y      120       No_PP    360       20351101       EMC
Group I       535000                               Y      60        No_PP    360       20351001       EMC
Group I       374932.11                            Y      60        No_PP    360       20351101       EMC
Group I       231000                               Y      60        No_PP    360       20351101       EMC
Group I       155168.47                            Y      60        No_PP    360       20351201       EMC
Group I       287600                               Y      120       No_PP    360       20351201       EMC
Group I       458000                               Y      120       No_PP    360       20351001       EMC
Group I       535355.96                            N      0         No_PP    360       20360101       EMC
Group I       524997.11                            N      0         No_PP    360       20360101       EMC
Group I       532183.77                            N      0         No_PP    360       20350801       EMC
Group I       396134.85                            N      0         No_PP    360       20350801       EMC
Group I       164511.17                            Y      60        No_PP    360       20351001       EMC
Group I       418060.28                            N      0         No_PP    360       20351001       EMC
Group I       428852.96                            N      0         No_PP    360       20350801       EMC
Group I       220000                               Y      120       No_PP    360       20351001       EMC
Group I       519191.08                            N      0         No_PP    360       20351001       EMC
Group I       779099.12                            N      0         No_PP    360       20350801       EMC
Group I       275000                               Y      120       No_PP    360       20351001       EMC
Group I       352400                               Y      60        No_PP    360       20351101       EMC
Group I       486511.25                            N      0         No_PP    360       20350801       EMC
Group I       377905                               Y      60        No_PP    360       20351201       EMC
Group I       273574                               Y      60        No_PP    360       20360101       EMC
Group I       630000                               Y      60        No_PP    360       20351001       EMC
Group I       650000                               Y      120       No_PP    360       20351001       EMC
Group I       365200                               Y      60        No_PP    360       20350901       EMC
Group I       458000                               Y      120       No_PP    360       20351001       EMC
Group I       464000                               Y      60        No_PP    360       20351101       EMC
Group I       460000                               Y      60        No_PP    360       20350801       EMC
Group I       604694.34                            N      0         No_PP    360       20351001       EMC
Group I       336000                               Y      60        No_PP    360       20351201       EMC
Group I       672396.08                            Y      120       No_PP    360       20350901       EMC
Group I       676659                               Y      60        No_PP    360       20350901       EMC
Group I       47851.22                             Y      60        No_PP    360       20351001       EMC
Group I       378999                               Y      60        No_PP    360       20351001       EMC
Group I       501700                               Y      60        No_PP    360       20350901       EMC
Group I       382700                               Y      60        No_PP    360       20350801       EMC
Group I       342218.38                            N      0         No_PP    360       20340301       EMC
Group I       700000                               Y      120       No_PP    360       20351001       EMC
Group I       406080                               Y      120       No_PP    360       20351001       EMC
Group I       490012.82                            N      0         No_PP    360       20350901       EMC
Group I       363750                               Y      120       No_PP    360       20351101       EMC
Group I       232000                               Y      60        No_PP    360       20351101       EMC
Group I       127950                               Y      60        No_PP    360       20351201       EMC
Group I       424937.54                            Y      120       No_PP    360       20351101       EMC
Group I       548583.64                            N      0         No_PP    360       20351201       EMC
Group I       463960                               Y      120       No_PP    360       20360101       EMC
Group I       363920.37                            Y      60        No_PP    360       20351101       EMC
Group I       360000                               Y      120       No_PP    360       20351101       EMC
Group I       448000                               Y      60        No_PP    360       20351001       EMC
Group I       451978.32                            Y      60        No_PP    360       20351001       EMC
Group I       486511.26                            N      0         No_PP    360       20350801       EMC
Group I       226644                               Y      60        No_PP    360       20351001       EMC
Group I       398484.24                            N      0         No_PP    360       20351101       EMC
Group I       295900                               Y      120       No_PP    360       20351001       EMC
Group I       292800                               Y      120       No_PP    360       20351001       EMC
Group I       293411                               Y      120       No_PP    360       20351201       EMC
Group I       478302.15                            N      0         No_PP    360       20351101       EMC
Group I       347200                               Y      60        No_PP    360       20351101       EMC
Group I       268000                               Y      60        No_PP    360       20360101       EMC
Group I       333589.73                            N      0         No_PP    360       20340201       EMC
Group I       500000                               Y      120       No_PP    360       20350901       EMC
Group I       567500                               Y      120       No_PP    360       20351201       EMC
Group I       452000                               Y      120       No_PP    360       20351201       EMC
Group I       95919.02                             Y      120       No_PP    360       20351001       EMC
Group I       261900                               Y      60        No_PP    360       20351201       EMC
Group I       390000                               Y      120       No_PP    360       20351201       EMC
Group I       408000                               Y      60        No_PP    360       20351201       EMC
Group I       298300                               Y      60        No_PP    360       20351101       EMC
Group I       550000                               Y      120       No_PP    360       20351201       EMC
Group I       303200                               Y      60        No_PP    360       20351001       EMC
Group I       953274.43                            Y      60        No_PP    360       20351001       EMC
Group I       599262.25                            N      0         No_PP    360       20360101       EMC
Group I       357919.56                            N      0         No_PP    360       20351001       EMC
Group I       206400                               Y      60        No_PP    360       20351001       EMC
Group I       465200                               Y      60        No_PP    360       20351201       EMC
Group I       427840                               Y      120       No_PP    360       20351001       EMC
Group I       608000                               Y      60        No_PP    360       20351101       EMC
Group I       875000                               Y      60        No_PP    360       20350801       EMC
Group I       590171.09                            N      0         No_PP    360       20351101       EMC
Group I       524000                               Y      60        No_PP    360       20351101       EMC
Group I       406276.99                            N      0         No_PP    360       20351101       EMC
Group I       379990                               Y      120       No_PP    360       20351001       EMC
Group I       1000000                              Y      120       No_PP    360       20351101       EMC
Group I       207954.48                            Y      60        No_PP    360       20351001       EMC
Group I       420000                               Y      60        No_PP    360       20351001       EMC
Group I       472600                               Y      60        No_PP    360       20351101       EMC
Group I       147200                               Y      120       No_PP    360       20351101       EMC
Group I       269600                               Y      60        No_PP    360       20351001       EMC
Group I       550000                               Y      60        No_PP    360       20351201       EMC
Group I       1000000                              Y      60        No_PP    360       20360101       EMC
Group I       339638.31                            N      0         No_PP    360       20340201       EMC
Group I       386500                               Y      120       No_PP    360       20351201       EMC
Group I       560000                               Y      60        No_PP    360       20351001       EMC
Group I       200000                               Y      60        No_PP    360       20351001       EMC
Group I       129600                               Y      60        No_PP    360       20351001       EMC
Group I       244700                               Y      120       No_PP    360       20360101       EMC
Group I       329000                               Y      120       No_PP    360       20351001       EMC
Group I       215855.9                             Y      60        No_PP    360       20351101       EMC
Group I       273600                               Y      60        No_PP    360       20350901       EMC
Group I       508000                               Y      60        No_PP    360       20351001       EMC
Group I       338102.78                            N      0         No_PP    360       20340101       EMC
Group I       382577.76                            N      0         No_PP    360       20351101       EMC
Group I       425000                               Y      60        No_PP    360       20351001       EMC
Group I       300000                               Y      60        No_PP    360       20351001       EMC
Group I       231827.05                            Y      60        No_PP    360       20351101       EMC
Group I       360000                               Y      60        No_PP    360       20351201       EMC
Group I       400000                               Y      60        No_PP    360       20351101       EMC
Group I       419239                               Y      120       No_PP    360       20350901       EMC
Group I       448032.37                            N      0         No_PP    360       20351001       EMC
Group I       534984.62                            Y      60        No_PP    360       20351101       EMC
Group I       495251.52                            Y      60        No_PP    360       20351201       EMC
Group I       204000                               Y      120       No_PP    360       20351001       EMC
Group I       375776.35                            Y      60        No_PP    360       20350901       EMC
Group I       474574.23                            N      0         No_PP    360       20360101       EMC
Group I       474000                               Y      60        No_PP    360       20351101       EMC
Group I       386658.97                            N      0         No_PP    360       20351101       EMC
Group I       584043.29                            N      0         No_PP    360       20350801       EMC
Group I       211400                               Y      60        No_PP    360       20351001       EMC
Group I       423920                               Y      60        No_PP    360       20350801       EMC
Group I       610000                               Y      60        No_PP    360       20351001       EMC
Group I       675140.15                            N      0         No_PP    360       20351101       EMC
Group I       322300                               Y      60        No_PP    360       20351001       EMC
Group I       326866.36                            N      0         No_PP    360       20351101       EMC
Group I       333691.54                            N      0         No_PP    360       20340801       EMC
Group I       558712.49                            N      0         No_PP    360       20351201       EMC
Group I       845000                               Y      120       No_PP    360       20351101       EMC
Group I       617684.46                            N      0         No_PP    360       20351101       EMC
Group I       499728.19                            Y      60        No_PP    360       20350801       EMC
Group I       276000                               Y      60        No_PP    360       20350901       EMC
Group I       432000                               Y      60        No_PP    360       20351001       EMC
Group I       500000                               Y      120       No_PP    360       20360101       EMC
Group I       400000                               Y      120       No_PP    360       20351001       EMC
Group I       326423.96                            N      0         No_PP    360       20340201       EMC
Group I       419590.76                            N      0         No_PP    360       20350801       EMC
Group I       484189.07                            N      0         No_PP    360       20351101       EMC
Group I       189513.06                            Y      60        No_PP    360       20351001       EMC
Group I       390000                               Y      120       No_PP    360       20351001       EMC
Group I       344000                               Y      120       No_PP    360       20351201       EMC
Group I       504000                               Y      60        No_PP    360       20351101       EMC
Group I       528250                               Y      60        No_PP    360       20351001       EMC
Group I       712344.14                            Y      60        No_PP    360       20350801       EMC
Group I       574966.69                            Y      60        No_PP    360       20350901       EMC
Group I       613741.36                            N      0         No_PP    360       20351101       EMC
Group I       480000                               Y      120       No_PP    360       20350901       EMC
Group I       294000                               Y      60        No_PP    360       20351001       EMC
Group I       580000                               Y      120       No_PP    360       20351001       EMC
Group I       416800                               Y      120       No_PP    360       20351001       EMC
Group I       996288.16                            Y      120       No_PP    360       20351101       EMC
Group I       288705                               Y      60        No_PP    360       20351101       EMC
Group I       400000                               Y      60        No_PP    360       20350901       EMC
Group I       366923.22                            Y      60        No_PP    360       20351001       EMC
Group I       427709.95                            N      0         No_PP    360       20351101       EMC
Group I       700000                               Y      120       No_PP    360       20351101       EMC
Group I       583200                               Y      120       No_PP    360       20360101       EMC
Group I       468000                               Y      60        No_PP    360       20350901       EMC
Group I       319032                               Y      60        No_PP    360       20350901       EMC
Group I       292000                               Y      60        No_PP    360       20351101       EMC
Group I       432000                               Y      60        No_PP    360       20351101       EMC
Group I       145600                               Y      120       No_PP    360       20351001       EMC
Group I       543900                               Y      120       No_PP    360       20351101       EMC
Group I       650000                               Y      60        No_PP    360       20350901       EMC
Group I       379202                               Y      120       No_PP    360       20351101       EMC
Group I       920000                               Y      120       No_PP    360       20351001       EMC
Group I       210464                               Y      60        No_PP    360       20351001       EMC
Group I       119600                               Y      60        No_PP    360       20351201       EMC
Group I       177600                               Y      60        No_PP    360       20351001       EMC
Group I       489139.71                            Y      60        No_PP    360       20351101       EMC
Group I       412754                               Y      60        No_PP    360       20351001       EMC
Group I       283472                               Y      60        No_PP    360       20351201       EMC
Group I       380000                               Y      60        No_PP    360       20351101       EMC
Group I       160760                               Y      60        No_PP    360       20351201       EMC
Group I       460000                               Y      120       No_PP    360       20351001       EMC
Group I       383117.13                            N      0         No_PP    360       20351201       EMC
Group I       563902.08                            Y      60        No_PP    360       20351101       EMC
Group I       262532                               Y      60        No_PP    360       20351001       EMC
Group I       470400                               Y      60        No_PP    360       20350901       EMC
Group I       215120                               Y      120       No_PP    360       20351101       EMC
Group I       523906.92                            Y      120       No_PP    360       20351101       EMC
Group I       406115.68                            N      0         No_PP    360       20351001       EMC
Group I       412500                               Y      60        No_PP    360       20351101       EMC
Group I       444423.27                            Y      60        No_PP    360       20351101       EMC
Group I       407244                               Y      60        No_PP    360       20350901       EMC
Group I       448000                               Y      120       No_PP    360       20351001       EMC
Group I       672554.8                             N      0         No_PP    360       20351101       EMC
Group I       339752.08                            Y      60        No_PP    360       20351101       EMC
Group I       498497.82                            Y      60        No_PP    360       20351101       EMC
Group I       140893.76                            Y      60        No_PP    360       20350701       EMC
Group I       663743.91                            Y      60        No_PP    360       20351201       EMC
Group I       507000                               Y      120       No_PP    360       20351201       EMC
Group I       483000                               Y      60        No_PP    360       20350801       EMC
Group I       544000                               Y      60        No_PP    360       20351101       EMC
Group I       445900                               Y      60        No_PP    360       20350901       EMC
Group I       116920                               Y      60        No_PP    360       20351101       EMC
Group I       1445560                              Y      60        No_PP    360       20351201       EMC
Group I       216741.38                            Y      120       No_PP    360       20351001       EMC
Group I       530000                               Y      60        No_PP    360       20350701       EMC
Group I       406144.56                            N      0         No_PP    360       20351101       EMC
Group I       545599.16                            Y      60        No_PP    360       20351201       EMC
Group I       699944.08                            Y      120       No_PP    360       20360101       EMC
Group I       404686.2                             Y      60        No_PP    360       20350801       EMC
Group I       199957.29                            Y      60        No_PP    360       20351101       EMC
Group I       331500                               Y      60        No_PP    360       20351201       EMC
Group I       365000                               Y      60        No_PP    360       20350801       EMC
Group I       143870                               Y      60        No_PP    360       20351201       EMC
Group I       334464.17                            Y      120       No_PP    360       20351201       EMC
Group I       764832.66                            Y      120       No_PP    360       20351201       EMC
Group I       424000                               Y      60        No_PP    360       20351001       EMC
Group I       455380                               Y      60        No_PP    360       20351001       EMC
Group I       517600                               Y      120       No_PP    360       20360101       EMC
Group I       469600                               Y      60        No_PP    360       20351001       EMC
Group I       388704.26                            N      0         No_PP    360       20351201       EMC
Group I       410000                               Y      60        No_PP    360       20351001       EMC
Group I       494000                               Y      60        No_PP    360       20350801       EMC
Group I       650000                               Y      60        No_PP    360       20351001       EMC
Group I       507179.14                            Y      120       No_PP    360       20351101       EMC
Group I       582593.66                            N      0         No_PP    360       20351201       EMC
Group I       432000                               Y      60        No_PP    360       20350801       EMC
Group I       620000                               Y      60        No_PP    360       20351101       EMC
Group I       607784.12                            Y      60        No_PP    360       20351001       EMC
Group I       467200                               Y      60        No_PP    360       20351001       EMC
Group I       440000                               Y      120       No_PP    360       20351001       EMC
Group I       497920.38                            Y      60        No_PP    360       20351001       EMC
Group I       1096986.86                           Y      120       No_PP    360       20351101       EMC
Group I       532000                               Y      60        No_PP    360       20351001       EMC
Group I       246336.5                             Y      60        No_PP    360       20351101       EMC
Group I       502500                               Y      120       No_PP    360       20351001       EMC
Group I       522250                               Y      60        No_PP    360       20351001       EMC
Group I       475400                               Y      60        No_PP    360       20351101       EMC
Group I       450000                               Y      120       No_PP    360       20351001       EMC
Group I       162671.66                            Y      60        No_PP    360       20350701       EMC
Group I       318056                               Y      60        No_PP    360       20360101       EMC
Group I       124620                               Y      60        No_PP    360       20351201       EMC
Group I       235000                               Y      120       No_PP    360       20351001       EMC
Group I       362949.91                            Y      60        No_PP    360       20351001       EMC
Group I       372000                               Y      60        No_PP    360       20351001       EMC
Group I       466096.92                            N      0         No_PP    360       20351201       EMC
Group I       240000                               Y      60        No_PP    360       20351001       EMC
Group I       426000                               Y      60        No_PP    360       20351001       EMC
Group I       387511.83                            N      0         No_PP    360       20360101       EMC
Group I       509500                               Y      60        No_PP    360       20351201       EMC
Group I       318412                               Y      60        No_PP    360       20351001       EMC
Group I       553400                               Y      60        No_PP    360       20351001       EMC
Group I       476000                               Y      120       No_PP    360       20351101       EMC
Group I       383180.34                            N      0         No_PP    360       20351001       EMC
Group I       768000                               Y      60        No_PP    360       20350701       EMC
Group I       243549.99                            Y      60        No_PP    360       20351101       EMC
Group I       500000                               Y      120       No_PP    360       20360101       EMC
Group I       523764.62                            N      0         No_PP    360       20351201       EMC
Group I       171920                               Y      120       No_PP    360       20351201       EMC
Group I       366000                               Y      60        No_PP    360       20350901       EMC
Group I       421482.56                            N      0         No_PP    360       20351201       EMC
Group I       109326                               Y      60        No_PP    360       20351001       EMC
Group I       220000                               Y      60        No_PP    360       20351101       EMC
Group I       460000                               Y      60        No_PP    360       20351201       EMC
Group I       760004                               Y      120       No_PP    360       20351101       EMC
Group I       398413.81                            N      0         No_PP    360       20351101       EMC
Group I       678400                               Y      120       No_PP    360       20351001       EMC
Group I       323716.88                            Y      120       No_PP    360       20351001       EMC
Group I       436000                               Y      60        No_PP    360       20351001       EMC
Group I       500000                               Y      60        No_PP    360       20351101       EMC
Group I       424926.27                            N      0         No_PP    360       20351101       EMC
Group I       517426.81                            N      0         No_PP    360       20351001       EMC
Group I       478295.35                            Y      60        No_PP    360       20351001       EMC
Group I       112800                               Y      120       No_PP    360       20351101       EMC
Group I       577500                               Y      60        No_PP    360       20351001       EMC
Group I       563978.22                            Y      60        No_PP    360       20351001       EMC
Group I       108444.63                            Y      60        No_PP    360       20351001       EMC
Group I       352000                               Y      60        No_PP    360       20351101       EMC
Group I       418392                               Y      60        No_PP    360       20360101       EMC
Group I       300101                               Y      60        No_PP    360       20351001       EMC
Group I       135920                               Y      60        No_PP    360       20351201       EMC
Group I       459878.52                            Y      60        No_PP    360       20351001       EMC
Group I       192000                               Y      60        No_PP    360       20350901       EMC
Group I       479029.34                            Y      60        No_PP    360       20350901       EMC
Group I       158800                               Y      60        No_PP    360       20351101       EMC
Group I       394433.67                            N      0         No_PP    360       20351101       EMC
Group I       218500                               Y      120       No_PP    360       20351101       EMC
Group I       630000                               Y      120       No_PP    360       20351001       EMC
Group I       232800                               Y      60        No_PP    360       20351101       EMC
Group I       412928.16                            N      0         No_PP    360       20350801       EMC
Group I       444900                               Y      60        No_PP    360       20351101       EMC
Group I       159950                               Y      60        No_PP    360       20351101       EMC
Group I       320000                               Y      120       No_PP    360       20351101       EMC
Group I       348004                               Y      120       No_PP    360       20351101       EMC
Group I       632000                               Y      60        No_PP    360       20351201       EMC
Group I       239920                               Y      60        No_PP    360       20351201       EMC
Group I       101240                               Y      60        No_PP    360       20351001       EMC
Group I       656000                               Y      120       No_PP    360       20360101       EMC
Group I       238367.27                            Y      60        No_PP    360       20351001       EMC
Group I       527200                               Y      120       No_PP    360       20351101       EMC
Group I       420172.49                            N      0         No_PP    360       20351201       EMC
Group I       537636                               Y      60        No_PP    360       20351001       EMC
Group I       423700                               Y      120       No_PP    360       20351101       EMC
Group I       195967.33                            Y      60        No_PP    360       20351101       EMC
Group I       123200                               Y      60        No_PP    360       20351101       EMC
Group I       331803.53                            N      0         No_PP    360       20340301       EMC
Group I       446805.87                            N      0         No_PP    360       20351201       EMC
Group I       307758.19                            Y      120       No_PP    360       20351101       EMC
Group I       194000                               Y      60        No_PP    360       20351001       EMC
Group I       349350                               Y      60        No_PP    360       20351101       EMC
Group I       755000                               Y      60        No_PP    360       20351001       EMC
Group I       450000                               Y      60        No_PP    360       20351101       EMC
Group I       501975                               Y      60        No_PP    360       20350901       EMC
Group I       1167854.43                           N      0         No_PP    360       20351101       EMC
Group I       479200                               Y      60        No_PP    360       20351201       EMC
Group I       263924.34                            Y      60        No_PP    360       20351101       EMC
Group I       483909.8                             Y      60        No_PP    360       20351101       EMC
Group I       840000                               Y      120       No_PP    360       20351101       EMC
Group I       1300000                              Y      120       No_PP    360       20351001       EMC
Group I       629997.35                            Y      120       No_PP    360       20351201       EMC
Group I       200954.72                            Y      120       No_PP    360       20351101       EMC
Group I       560000                               Y      120       No_PP    360       20351101       EMC
Group I       213685.7                             Y      120       No_PP    360       20351101       EMC
Group I       429602.93                            N      0         No_PP    360       20351101       EMC
Group I       372000                               Y      120       No_PP    360       20351101       EMC
Group I       263868.97                            Y      60        No_PP    360       20351101       EMC
Group I       335200                               Y      120       No_PP    360       20351001       EMC
Group I       179385                               Y      60        No_PP    360       20351001       EMC
Group I       555621.14                            Y      60        No_PP    360       20351101       EMC
Group I       424495.1                             N      0         No_PP    360       20360101       EMC
Group I       507104.3                             N      0         No_PP    360       20351101       EMC
Group I       343737.12                            N      0         No_PP    360       20340101       EMC
Group I       330054                               N      0         No_PP    360       20340501       EMC
Group I       223920                               Y      60        No_PP    360       20351001       EMC
Group I       405728.24                            N      0         No_PP    360       20351001       EMC
Group I       431000                               Y      60        No_PP    360       20351001       EMC
Group I       228559.98                            Y      120       No_PP    360       20351101       EMC
Group I       2500000                              Y      60        No_PP    360       20360101       EMC
Group I       255839.59                            Y      120       No_PP    360       20360101       EMC
Group I       180000                               Y      120       No_PP    360       20351001       EMC
Group I       252048                               Y      60        No_PP    360       20351001       EMC
Group I       774572.82                            N      0         No_PP    360       20350801       EMC
Group I       583600                               Y      60        No_PP    360       20350801       EMC
Group I       900000                               Y      120       No_PP    360       20350901       EMC
Group I       1672015.17                           Y      60        No_PP    360       20351101       EMC
Group I       342931.01                            N      0         No_PP    360       20340901       EMC
Group I       124000                               Y      60        No_PP    360       20351001       EMC
Group I       604006.97                            N      0         No_PP    360       20351201       EMC
Group I       834500                               Y      60        No_PP    360       20350801       EMC
Group I       558179.06                            Y      60        No_PP    360       20351001       EMC
Group I       480000                               Y      60        No_PP    360       20351001       EMC
Group I       552000                               Y      60        No_PP    360       20350801       EMC
Group I       571051.31                            Y      60        No_PP    360       20351101       EMC
Group I       628000                               Y      60        No_PP    360       20351101       EMC
Group I       618960.79                            Y      120       No_PP    360       20351101       EMC
Group I       700000                               Y      60        No_PP    360       20350901       EMC
Group I       108000                               Y      120       No_PP    360       20351201       EMC
Group I       800000                               Y      60        No_PP    360       20351101       EMC
Group I       660000                               Y      120       No_PP    360       20351001       EMC
Group I       419011.69                            N      0         No_PP    360       20351201       EMC
Group I       560000                               Y      120       No_PP    360       20351101       EMC
Group I       471200                               Y      60        No_PP    360       20351101       EMC
Group I       1376250                              Y      60        No_PP    360       20350901       EMC
Group I       677538.6                             N      0         No_PP    360       20351101       EMC
Group I       544000                               Y      120       No_PP    360       20351101       EMC
Group I       384000                               Y      60        No_PP    360       20350901       EMC
Group I       304000                               Y      60        No_PP    360       20350901       EMC
Group I       465000                               Y      60        No_PP    360       20351001       EMC
Group I       134328.18                            Y      60        No_PP    360       20351001       EMC
Group I       560000                               Y      60        No_PP    360       20360101       EMC
Group I       373073                               Y      60        No_PP    360       20351001       EMC
Group I       390985.94                            N      0         No_PP    360       20350901       EMC
Group I       404399.52                            Y      60        No_PP    360       20351001       EMC
Group I       497838                               Y      60        No_PP    360       20351001       EMC
Group I       438327.62                            N      0         No_PP    360       20351101       EMC
Group I       458500                               Y      60        No_PP    360       20351201       EMC
Group I       574821.78                            Y      60        No_PP    360       20351101       EMC
Group I       347782                               Y      120       No_PP    360       20351001       EMC
Group I       184400                               Y      120       No_PP    360       20351001       EMC
Group I       257196.92                            Y      60        No_PP    360       20351201       EMC
Group I       408600                               Y      120       No_PP    360       20351201       EMC
Group I       195200                               Y      60        No_PP    360       20351201       EMC
Group I       327834.56                            Y      60        No_PP    360       20351101       EMC
Group I       395904.19                            Y      120       No_PP    360       20351201       EMC
Group I       459500                               Y      60        No_PP    360       20351101       EMC
Group I       288000                               Y      60        No_PP    360       20351001       EMC
Group I       884600                               Y      60        No_PP    360       20351001       EMC
Group I       551949.63                            N      0         No_PP    360       20350801       EMC
Group I       590000                               Y      60        No_PP    360       20351201       EMC
Group I       223249.06                            Y      60        No_PP    360       20360101       EMC
Group I       172500                               Y      60        No_PP    360       20351101       EMC
Group I       449821.47                            Y      120       No_PP    360       20351001       EMC
Group I       457583.94                            Y      120       No_PP    360       20360101       EMC
Group I       600000                               Y      60        No_PP    360       20340501       EMC
Group I       390214.84                            N      0         No_PP    360       20351101       EMC
Group I       471475.85                            N      0         No_PP    360       20350801       EMC
Group I       447572.11                            Y      60        No_PP    360       20350801       EMC
Group I       485761                               Y      60        No_PP    360       20351101       EMC
Group I       291909.4                             Y      60        No_PP    360       20351101       EMC
Group I       638600                               Y      120       No_PP    360       20351001       EMC
Group I       649200.77                            N      0         No_PP    360       20360101       EMC
Group I       734766.02                            Y      120       No_PP    360       20351201       EMC
Group I       284200                               Y      120       No_PP    360       20351001       EMC
Group I       161053.15                            Y      60        No_PP    360       20351101       EMC
Group I       436000                               Y      60        No_PP    360       20350801       EMC
Group I       240000                               Y      60        No_PP    360       20350901       EMC
Group I       759781.94                            Y      60        No_PP    360       20351001       EMC
Group I       621600                               Y      120       No_PP    360       20351201       EMC
Group I       416914.1                             N      0         No_PP    360       20350801       EMC
Group I       280000                               Y      60        No_PP    360       20360101       EMC
Group I       232000                               Y      60        No_PP    360       20351101       EMC
Group I       400000                               Y      120       No_PP    360       20351001       EMC
Group I       375370.08                            Y      60        No_PP    360       20351201       EMC
Group I       532000                               Y      120       No_PP    360       20351201       EMC
Group I       2489555.29                           Y      60        No_PP    360       20351201       EMC
Group I       500000                               Y      60        No_PP    360       20351101       EMC
Group I       108000                               Y      120       No_PP    360       20351101       EMC
Group I       449701.61                            Y      60        No_PP    360       20350801       EMC
Group I       206193.3                             Y      120       No_PP    360       20351001       EMC
Group I       319888.47                            Y      60        No_PP    360       20351001       EMC
Group I       392000                               Y      60        No_PP    360       20351101       EMC
Group I       526300                               Y      60        No_PP    360       20351001       EMC
Group I       466846.76                            N      0         No_PP    360       20351201       EMC
Group I       492000                               Y      120       No_PP    360       20351001       EMC
Group I       559000                               Y      120       No_PP    360       20351001       EMC
Group I       367241.22                            Y      60        No_PP    360       20351101       EMC
Group I       409961.26                            N      0         No_PP    360       20351001       EMC
Group I       131520                               Y      60        No_PP    360       20351001       EMC
Group I       443500                               Y      60        No_PP    360       20351001       EMC
Group I       337478.82                            N      0         No_PP    360       20340101       EMC
Group I       547799.94                            Y      60        No_PP    360       20350901       EMC
Group I       408000                               Y      60        No_PP    360       20351001       EMC
Group I       447807.25                            Y      60        No_PP    360       20351101       EMC
Group I       389272.48                            N      0         No_PP    360       20350801       EMC
Group I       469400                               Y      60        No_PP    360       20351101       EMC
Group I       576490                               Y      60        No_PP    360       20351001       EMC
Group I       368800                               Y      120       No_PP    360       20360101       EMC
Group I       429095.63                            N      0         No_PP    360       20360101       EMC
Group I       496000                               Y      120       No_PP    360       20351001       EMC
Group I       428000                               Y      120       No_PP    360       20351001       EMC
Group I       401337.86                            N      0         No_PP    360       20351001       EMC
Group I       375570.12                            Y      120       No_PP    360       20351101       EMC
Group I       997361.36                            N      0         No_PP    360       20351201       EMC
Group I       520000                               Y      60        No_PP    360       20351001       EMC
Group I       681500                               Y      120       No_PP    360       20351101       EMC
Group I       1050000                              Y      120       No_PP    360       20351201       EMC
Group I       144800                               Y      120       No_PP    360       20351101       EMC
Group I       376000                               Y      60        No_PP    360       20350801       EMC
Group I       713000                               Y      60        No_PP    360       20351001       EMC
Group I       497902.83                            Y      60        No_PP    360       20351001       EMC
Group I       636000                               Y      60        No_PP    360       20350801       EMC
Group I       404000                               Y      60        No_PP    360       20351201       EMC
Group I       975000                               Y      60        No_PP    360       20350901       EMC
Group I       301450                               Y      60        No_PP    360       20351101       EMC
Group I       735500                               Y      60        No_PP    360       20351001       EMC
Group I       447409.19                            N      0         No_PP    360       20360101       EMC
Group I       562864.56                            N      0         No_PP    360       20351001       EMC
Group I       755000                               Y      120       No_PP    360       20351001       EMC
Group I       509781.01                            Y      120       No_PP    360       20350901       EMC
Group I       456000                               Y      60        No_PP    360       20351001       EMC
Group I       464000                               Y      120       No_PP    360       20351001       EMC
Group I       784278.51                            N      0         No_PP    360       20351101       EMC
Group I       1000000                              Y      120       No_PP    360       20351101       EMC
Group I       418603.81                            N      0         No_PP    360       20351001       EMC
Group I       620000                               Y      120       No_PP    360       20351001       EMC
Group I       347391.47                            N      0         No_PP    360       20340801       EMC
Group I       658297.57                            N      0         No_PP    360       20351201       EMC
Group I       191920                               Y      60        No_PP    360       20350901       EMC
Group I       599000                               Y      60        No_PP    360       20350901       EMC
Group I       362776.37                            N      0         No_PP    360       20351101       EMC
Group I       517599.5                             Y      60        No_PP    360       20350801       EMC
Group I       369991.48                            Y      60        No_PP    360       20351201       EMC
Group I       808000                               Y      60        No_PP    360       20350801       EMC
Group I       399941.67                            Y      60        No_PP    360       20351101       EMC
Group I       406524.7                             N      0         No_PP    360       20331101       EMC
Group I       351883.17                            Y      60        No_PP    360       20350801       EMC
Group I       1239200                              Y      60        No_PP    360       20350901       EMC
Group I       500000                               Y      60        No_PP    360       20351001       EMC
Group I       996380.3                             Y      60        No_PP    360       20351101       EMC
Group I       750000                               Y      60        No_PP    360       20351001       EMC
Group I       325000                               Y      60        No_PP    360       20351001       EMC
Group I       750000                               Y      60        No_PP    360       20351101       EMC
Group I       424646                               Y      60        No_PP    360       20351101       EMC
Group I       484000                               Y      60        No_PP    360       20351101       EMC
Group I       552000                               Y      60        No_PP    360       20340701       EMC
Group I       339550                               Y      60        No_PP    360       20350101       EMC
Group I       416919                               N      0         No_PP    360       20351101       EMC
Group I       333700                               Y      60        No_PP    360       20351101       EMC
Group I       975000                               Y      60        No_PP    360       20351001       EMC
Group I       203035.4                             Y      60        No_PP    360       20351101       EMC
Group I       422160.38                            N      0         No_PP    360       20351001       EMC
Group I       518074.05                            N      0         No_PP    360       20351101       EMC
Group I       199385.27                            N      0         No_PP    360       20351101       EMC
Group I       350000                               Y      60        No_PP    360       20351001       EMC
Group I       617809.82                            Y      60        No_PP    360       20351001       EMC
Group I       695000                               Y      60        No_PP    360       20351101       EMC
Group I       628776                               Y      60        No_PP    360       20351101       EMC
Group I       199000                               Y      60        No_PP    360       20351101       EMC
Group I       919200                               Y      120       No_PP    360       20350901       EMC
Group I       600000                               Y      60        No_PP    360       20351001       EMC
Group I       255850                               Y      60        No_PP    360       20350701       EMC
Group I       240000                               Y      60        No_PP    360       20350801       EMC
Group I       639000                               Y      60        No_PP    360       20351101       EMC
Group I       481520                               Y      60        No_PP    360       20350801       EMC
Group I       536000                               Y      120       No_PP    360       20351001       EMC
Group I       500000                               Y      60        No_PP    360       20351001       EMC
Group I       136800                               Y      120       No_PP    360       20350801       EMC
Group I       692000                               Y      120       No_PP    360       20350901       EMC
Group I       100000                               Y      60        No_PP    360       20350901       EMC
Group I       796000                               Y      60        No_PP    360       20351001       EMC
Group I       452000                               Y      60        No_PP    360       20351001       EMC
Group I       496045.65                            N      0         No_PP    360       20350901       EMC
Group I       675000                               Y      60        No_PP    360       20351001       EMC
Group I       499984.88                            Y      60        No_PP    360       20351001       EMC
Group I       406300                               Y      120       No_PP    360       20350801       EMC
Group I       512000                               Y      60        No_PP    360       20350801       EMC
Group I       439232.17                            N      0         No_PP    360       20350801       EMC
Group I       430960.47                            Y      60        No_PP    360       20351001       EMC
Group I       301994.3                             Y      60        No_PP    360       20350801       EMC
Group I       208362.99                            Y      60        No_PP    360       20350701       EMC
Group I       335600                               Y      60        No_PP    360       20351001       EMC
Group I       435000                               Y      60        No_PP    360       20350901       EMC
Group I       497894.16                            Y      60        No_PP    360       20350901       EMC
Group I       3400000                              Y      60        No_PP    360       20350801       EMC
Group I       320000                               Y      60        No_PP    360       20350901       EMC
Group I       650000                               Y      120       No_PP    360       20351001       EMC
Group I       439800                               Y      60        No_PP    360       20350901       EMC
Group I       519189.18                            Y      60        No_PP    360       20350801       EMC
Group I       750000                               Y      120       No_PP    360       20351001       EMC
Group I       460000                               Y      60        No_PP    360       20350901       EMC
Group I       1239115.71                           N      0         No_PP    360       20351001       EMC
Group I       223920                               Y      60        No_PP    360       20350901       EMC
Group I       220750                               Y      120       No_PP    360       20350901       EMC
Group I       284000                               Y      60        No_PP    360       20351001       EMC
Group I       557048.47                            N      0         No_PP    360       20350901       EMC
Group I       199452.26                            Y      60        No_PP    360       20351001       EMC
Group I       975000                               Y      120       No_PP    360       20350901       EMC
Group I       363930.42                            Y      60        No_PP    360       20350901       EMC
Group I       521991.07                            N      0         No_PP    360       20350901       EMC
Group I       449659.16                            N      0         No_PP    360       20351001       EMC
Group I       420000                               Y      60        No_PP    360       20350901       EMC
Group I       657021.79                            N      0         No_PP    360       20351001       EMC
Group I       392000                               Y      60        No_PP    360       20351001       EMC
Group I       298399                               Y      60        No_PP    360       20350801       EMC
Group I       314055.13                            Y      60        No_PP    360       20350801       EMC
Group I       400000                               Y      120       No_PP    360       20350901       EMC
Group I       412500                               Y      60        No_PP    360       20350901       EMC
Group I       178400                               Y      60        No_PP    360       20350901       EMC
Group I       206400                               Y      60        No_PP    360       20351001       EMC
Group I       403935.62                            Y      60        No_PP    360       20350801       EMC
Group I       508472.4                             N      0         No_PP    360       20350901       EMC
Group I       429999.64                            Y      120       No_PP    360       20350901       EMC
Group I       561000                               Y      60        No_PP    360       20351001       EMC
Group I       200000                               Y      60        No_PP    360       20350901       EMC
Group I       328000                               Y      60        No_PP    360       20350901       EMC
Group I       163920                               Y      120       No_PP    360       20351001       EMC
Group I       143000                               Y      60        No_PP    360       20350801       EMC
Group I       646062.25                            N      0         No_PP    360       20350901       EMC
Group I       226763.95                            Y      120       No_PP    360       20350901       EMC
Group I       580695.78                            N      0         No_PP    360       20351001       EMC
Group I       300800                               Y      60        No_PP    360       20350901       EMC
Group I       196000                               Y      120       No_PP    360       20351001       EMC
Group I       700000                               Y      60        No_PP    360       20350701       EMC
Group I       412000                               Y      60        No_PP    360       20351001       EMC
Group I       443329.7                             Y      120       No_PP    360       20350901       EMC
Group I       676859.51                            N      0         No_PP    360       20351001       EMC
Group I       314776.98                            Y      60        No_PP    360       20351001       EMC
Group I       253300                               Y      60        No_PP    360       20350801       EMC
Group I       426155.28                            N      0         No_PP    360       20351001       EMC
Group I       231939.51                            Y      60        No_PP    360       20350801       EMC
Group I       224223.15                            Y      60        No_PP    360       20350901       EMC
Group I       285800                               Y      60        No_PP    360       20351001       EMC
Group I       740000                               Y      60        No_PP    360       20351001       EMC
Group I       138855                               Y      60        No_PP    360       20350901       EMC
Group I       346034                               Y      60        No_PP    360       20351001       EMC
Group I       770192.59                            N      0         No_PP    360       20351001       EMC
Group I       251160                               Y      60        No_PP    360       20350901       EMC
Group I       443780.31                            Y      60        No_PP    360       20351001       EMC
Group I       644000                               Y      120       No_PP    360       20351001       EMC
Group I       414078.76                            N      0         No_PP    360       20351001       EMC
Group I       428000                               Y      120       No_PP    360       20351001       EMC
Group I       549700                               Y      60        No_PP    360       20350901       EMC
Group I       415400                               Y      60        No_PP    360       20350801       EMC
Group I       547206.73                            N      0         No_PP    360       20351001       EMC
Group I       527100                               Y      60        No_PP    360       20351001       EMC
Group I       229112                               Y      60        No_PP    360       20350901       EMC
Group I       425000                               Y      60        No_PP    360       20350801       EMC
Group I       238000                               Y      60        No_PP    360       20350901       EMC
Group I       296720                               Y      120       No_PP    360       20351001       EMC
Group I       660000                               Y      60        No_PP    360       20351001       EMC
Group I       437607.28                            N      0         No_PP    360       20351001       EMC
Group I       499888.02                            Y      60        No_PP    360       20351001       EMC
Group I       303200                               Y      60        No_PP    360       20350801       EMC
Group I       531693.87                            Y      120       No_PP    360       20351001       EMC
Group I       459200                               Y      60        No_PP    360       20351001       EMC
Group I       599000                               Y      60        No_PP    360       20350901       EMC
Group I       550000                               Y      60        No_PP    360       20350901       EMC
Group I       320000                               Y      60        No_PP    360       20351001       EMC
Group I       303750                               Y      60        No_PP    360       20351001       EMC
Group I       241597.49                            Y      120       No_PP    360       20351001       EMC
Group I       519786.71                            Y      60        No_PP    360       20350901       EMC
Group I       492000                               Y      60        No_PP    360       20350901       EMC
Group I       436000                               Y      120       No_PP    360       20350901       EMC
Group I       132700                               Y      60        No_PP    360       20350901       EMC
Group I       507525                               Y      120       No_PP    360       20351001       EMC
Group I       284616                               Y      60        No_PP    360       20350901       EMC
Group I       435800                               Y      60        No_PP    360       20350901       EMC
Group I       338400                               Y      60        No_PP    360       20350901       EMC
Group I       409593.42                            Y      60        No_PP    360       20351001       EMC
Group I       724000                               Y      60        No_PP    360       20351001       EMC
Group I       407875                               Y      60        No_PP    360       20351001       EMC
Group I       452974.89                            N      0         No_PP    360       20350901       EMC
Group I       562500                               Y      120       No_PP    360       20350901       EMC
Group I       474904.52                            Y      60        No_PP    360       20351001       EMC
Group I       320000                               Y      60        No_PP    360       20350901       EMC
Group I       406250                               Y      60        No_PP    360       20351001       EMC
Group I       240000                               Y      60        No_PP    360       20351001       EMC
Group I       558020.08                            Y      120       No_PP    360       20350901       EMC
Group I       332000                               Y      60        No_PP    360       20350901       EMC
Group I       148782.99                            Y      120       No_PP    360       20350801       EMC
Group I       749924.51                            Y      60        No_PP    360       20350901       EMC
Group I       172000                               Y      120       No_PP    360       20351001       EMC
Group I       534600                               Y      120       No_PP    360       20350901       EMC
Group I       184204                               Y      60        No_PP    360       20350901       EMC
Group I       332000                               Y      120       No_PP    360       20351001       EMC
Group I       455000                               Y      60        No_PP    360       20351001       EMC
Group I       550000                               Y      60        No_PP    360       20351001       EMC
Group I       914433                               Y      60        No_PP    360       20351001       EMC
Group I       752500                               Y      60        No_PP    360       20351001       EMC
Group I       575000                               Y      60        No_PP    360       20350901       EMC
Group I       456932.71                            Y      60        No_PP    360       20351001       EMC
Group I       455070.8                             Y      60        No_PP    360       20350901       EMC
Group I       550000                               Y      60        No_PP    360       20351001       EMC
Group I       688000                               Y      60        No_PP    360       20351001       EMC
Group I       199946.31                            Y      60        No_PP    360       20350901       EMC
Group I       755703.57                            N      0         No_PP    360       20350901       EMC
Group I       450000                               Y      60        No_PP    360       20351001       EMC
Group I       500000                               Y      120       No_PP    360       20350901       EMC
Group I       433690.48                            N      0         No_PP    360       20351001       EMC
Group I       119975.52                            Y      60        No_PP    360       20350901       EMC
Group I       493813.39                            N      0         No_PP    360       20351001       EMC
Group I       240000                               Y      60        No_PP    360       20351001       EMC
Group I       269600                               Y      120       No_PP    360       20351001       EMC
Group I       227649.11                            Y      60        No_PP    360       20350901       EMC
Group I       520000                               Y      60        No_PP    360       20350901       EMC
Group I       412000                               Y      60        No_PP    360       20351001       EMC
Group I       350000                               Y      60        No_PP    360       20351001       EMC
Group I       292476.18                            Y      60        No_PP    360       20351001       EMC
Group I       329758                               Y      60        No_PP    360       20350901       EMC
Group I       320000                               Y      120       No_PP    360       20351001       EMC
Group I       440000                               Y      60        No_PP    360       20351001       EMC
Group I       696900                               Y      120       No_PP    360       20351001       EMC
Group I       497528                               Y      60        No_PP    360       20351001       EMC
Group I       854546.98                            N      0         No_PP    360       20350901       EMC
Group I       182841                               Y      120       No_PP    360       20351001       EMC
Group I       469555.62                            N      0         No_PP    360       20351001       EMC
Group I       264000                               Y      60        No_PP    360       20351001       EMC
Group I       148000                               Y      60        No_PP    360       20351001       EMC
Group I       358920.21                            Y      60        No_PP    360       20351001       EMC
Group I       648800                               Y      60        No_PP    360       20350801       EMC
Group I       650000                               Y      120       No_PP    360       20351001       EMC
Group I       508000                               Y      60        No_PP    360       20351001       EMC
Group I       359600                               Y      60        No_PP    360       20351001       EMC
Group I       795969                               Y      60        No_PP    360       20351001       EMC
Group I       199700                               Y      60        No_PP    360       20351001       EMC
Group I       255000                               Y      120       No_PP    360       20351001       EMC
Group I       480000                               Y      60        No_PP    360       20351001       EMC
Group I       259475.13                            Y      60        No_PP    360       20351001       EMC
Group I       317000                               Y      60        No_PP    360       20351001       EMC
Group I       182520                               Y      60        No_PP    360       20351001       EMC
Group I       524000                               Y      60        No_PP    360       20351001       EMC
Group I       262354.09                            Y      60        No_PP    360       20351001       EMC
Group I       871500                               Y      60        No_PP    360       20351001       EMC
Group I       252000                               Y      60        No_PP    360       20351001       EMC
Group I       177060                               Y      60        No_PP    360       20351001       EMC
Group I       642000                               Y      60        No_PP    360       20351001       EMC
Group I       129374.97                            Y      60        No_PP    360       20351001       EMC
Group I       408000                               Y      60        No_PP    360       20351001       EMC
Group I       459679.69                            Y      60        No_PP    360       20351001       EMC
Group I       293868.75                            Y      60        No_PP    360       20351001       EMC
Group I       425418.26                            Y      60        No_PP    360       20351001       EMC
Group I       465988.56                            N      0         No_PP    360       20351001       EMC
Group I       997544.07                            Y      60        No_PP    360       20351001       EMC
Group I       199700                               Y      120       No_PP    360       20351001       EMC
Group I       550000                               Y      60        No_PP    360       20351001       EMC
Group I       264000                               Y      60        No_PP    360       20351001       EMC
Group I       220000                               Y      60        No_PP    360       20350901       EMC
Group I       870000                               Y      60        No_PP    360       20351001       EMC
Group I       130500                               Y      120       No_PP    360       20351001       EMC
Group I       184999.97                            Y      60        No_PP    360       20351001       EMC
Group I       849600                               Y      60        No_PP    360       20351001       EMC
Group I       800000                               Y      120       No_PP    360       20351001       EMC
Group I       549566.53                            N      0         No_PP    360       20351001       EMC
Group I       595000                               Y      60        No_PP    360       20351001       EMC
Group I       995162.65                            N      0         No_PP    360       20351001       EMC
Group I       184000                               Y      60        No_PP    360       20351001       EMC
Group I       465000                               Y      60        No_PP    360       20351001       EMC
Group I       583000                               Y      60        No_PP    360       20351001       EMC
Group I       400000                               Y      60        No_PP    360       20351001       EMC
Group I       206205.96                            Y      60        No_PP    360       20351001       EMC
Group I       275000                               Y      60        No_PP    360       20351001       EMC
Group I       524000.02                            Y      60        No_PP    360       20351001       EMC
Group I       183120                               Y      60        No_PP    360       20351001       EMC
Group I       144000                               Y      120       No_PP    360       20351101       EMC
Group I       599987.5                             Y      60        No_PP    360       20351001       EMC
Group I       292000                               Y      60        No_PP    360       20351001       EMC
Group I       188000                               Y      60        No_PP    360       20351001       EMC
Group I       726000                               Y      60        No_PP    360       20351001       EMC
Group I       400500                               Y      120       No_PP    360       20351001       EMC
Group I       540000                               Y      60        No_PP    360       20351001       EMC
Group I       351920                               Y      120       No_PP    360       20351001       EMC
Group I       509250                               Y      60        No_PP    360       20351001       EMC
Group I       424000                               Y      60        No_PP    360       20351001       EMC
Group I       244500                               Y      60        No_PP    360       20351001       EMC
Group I       597228.96                            N      0         No_PP    360       20351001       EMC
Group I       888000                               Y      120       No_PP    360       20351001       EMC
Group I       935348.51                            N      0         No_PP    360       20351001       EMC
Group I       517623.26                            Y      120       No_PP    360       20351001       EMC
Group I       437000                               Y      60        No_PP    360       20351001       EMC
Group I       145000                               Y      120       No_PP    360       20351001       EMC
Group I       840000                               Y      60        No_PP    360       20351001       EMC
Group I       281951.83                            Y      120       No_PP    360       20351001       EMC
Group I       168946.72                            Y      120       No_PP    360       20351001       EMC
Group I       800000                               Y      60        No_PP    360       20351001       EMC
Group I       440151.93                            Y      120       No_PP    360       20351001       EMC
Group I       348304                               Y      60        No_PP    360       20351001       EMC
Group I       479600                               Y      60        No_PP    360       20351001       EMC
Group I       248854.26                            Y      120       No_PP    360       20351001       EMC
Group I       166800                               Y      60        No_PP    360       20351001       EMC
Group I       585000                               Y      60        No_PP    360       20351101       EMC
Group I       649370.89                            Y      60        No_PP    360       20351001       EMC
Group I       179500                               Y      120       No_PP    360       20351001       EMC
Group I       401850                               Y      60        No_PP    360       20351001       EMC
Group I       576400                               Y      120       No_PP    360       20351001       EMC
Group I       583200                               Y      60        No_PP    360       20351001       EMC
Group I       504000                               Y      120       No_PP    360       20351001       EMC
Group I       288000                               Y      60        No_PP    360       20351001       EMC
Group I       492000                               Y      120       No_PP    360       20351001       EMC
Group I       287816                               Y      120       No_PP    360       20351101       EMC
Group I       350285                               Y      60        No_PP    360       20351101       EMC
Group I       732000                               Y      60        No_PP    360       20351001       EMC
Group I       657486.32                            N      0         No_PP    360       20330601       EMC
Group I       263600                               Y      60        No_PP    360       20350901       EMC
Group I       795000                               Y      60        No_PP    360       20350401       EMC
Group I       243807.45                            N      0         No_PP    360       20350901       EMC
Group I       160350                               Y      60        No_PP    360       20351001       EMC
Group I       264333                               Y      60        No_PP    360       20351001       EMC
Group I       352946                               Y      60        No_PP    360       20350901       EMC
Group I       489000                               Y      60        No_PP    360       20350401       EMC
Group I       839600                               Y      60        No_PP    360       20350801       EMC
Group I       462485                               Y      60        No_PP    360       20350601       EMC
Group I       572000                               Y      60        No_PP    360       20350601       EMC
Group I       552000                               Y      60        No_PP    360       20350601       EMC
Group I       999999                               Y      60        No_PP    360       20350401       EMC
Group I       417049.38                            Y      60        No_PP    360       20350901       EMC
Group I       459349                               Y      60        No_PP    360       20350401       EMC
Group I       445625.03                            N      0         No_PP    360       20350901       EMC
Group I       153300                               Y      60        No_PP    360       20350901       EMC
Group I       347973.81                            Y      120       No_PP    360       20350801       EMC
Group I       332900                               Y      60        No_PP    360       20351001       EMC
Group I       150000                               Y      60        No_PP    360       20350901       EMC
Group I       296500                               Y      60        No_PP    360       20350901       EMC
Group I       149901.44                            Y      60        No_PP    360       20351001       EMC
Group I       247113.56                            Y      60        No_PP    360       20350901       EMC
Group I       499999.5                             Y      60        No_PP    360       20350701       EMC
Group I       630854                               Y      60        No_PP    360       20351001       EMC
Group I       1000000                              Y      120       No_PP    360       20351001       EMC
Group I       925000                               Y      60        No_PP    360       20351001       EMC
Group I       994937.44                            N      0         No_PP    360       20351001       EMC
Group I       318900                               Y      60        No_PP    360       20350901       EMC
Group I       192000                               Y      60        No_PP    360       20350901       EMC
Group I       654630.58                            N      0         No_PP    360       20350701       EMC
Group I       66929.11                             Y      60        No_PP    360       20350701       EMC
Group I       331936.98                            Y      60        No_PP    360       20350601       EMC
Group I       599960                               Y      60        No_PP    360       20351001       EMC
Group I       232640.98                            Y      60        No_PP    360       20350901       EMC
Group I       748720.63                            N      0         No_PP    360       20350701       EMC
Group I       110000                               Y      60        No_PP    360       20350601       EMC
Group I       750000                               Y      60        No_PP    360       20351001       EMC
Group I       169599.8                             Y      60        No_PP    360       20350801       EMC
Group I       547079.04                            Y      60        No_PP    360       20350601       EMC
Group I       223992                               Y      60        No_PP    360       20351001       EMC
Group I       664000                               Y      60        No_PP    360       20350901       EMC
Group I       1100000                              Y      60        No_PP    360       20350901       EMC
Group I       1225000                              Y      60        No_PP    360       20351001       EMC
Group I       1800000                              Y      60        No_PP    360       20351001       EMC
Group I       650000                               Y      60        No_PP    360       20350901       EMC
Group I       85608                                Y      60        No_PP    360       20351001       EMC
Group I       248000                               Y      120       No_PP    360       20351001       EMC
Group I       540000                               Y      60        No_PP    360       20350901       EMC
Group I       407572.57                            N      0         No_PP    360       20350901       EMC
Group I       416000                               Y      60        No_PP    360       20350901       EMC
Group I       265599.39                            Y      120       No_PP    360       20351001       EMC
Group I       231810.46                            Y      60        No_PP    360       20350901       EMC
Group I       142349.61                            Y      120       No_PP    360       20351001       EMC
Group I       150000                               Y      60        No_PP    360       20350801       EMC
Group I       345100                               Y      60        No_PP    360       20350901       EMC
Group I       143320                               Y      120       No_PP    360       20351001       EMC
Group I       187440                               Y      120       No_PP    360       20351001       EMC
Group I       216000                               Y      120       No_PP    360       20351001       EMC
Group I       452000                               Y      60        No_PP    360       20350901       EMC
Group I       261516                               Y      120       No_PP    360       20351001       EMC
Group I       592450                               Y      60        No_PP    360       20350901       EMC
Group I       144000                               Y      60        No_PP    360       20350901       EMC
Group I       446000                               Y      60        No_PP    360       20350801       EMC
Group I       160000                               Y      120       No_PP    360       20351001       EMC
Group I       291160                               Y      60        No_PP    360       20351001       EMC
Group I       483634.54                            Y      60        No_PP    360       20351001       EMC
Group I       210000                               Y      60        No_PP    360       20350901       EMC
Group I       140000                               Y      60        No_PP    360       20350901       EMC
Group I       140000                               Y      60        No_PP    360       20350901       EMC
Group I       140000                               Y      60        No_PP    360       20350901       EMC
Group I       352800                               Y      120       No_PP    360       20351001       EMC
Group I       230195.09                            Y      120       No_PP    360       20351001       EMC
Group I       199900                               Y      60        No_PP    360       20351001       EMC
Group I       411000                               Y      60        No_PP    360       20351001       EMC
Group I       450400                               Y      60        No_PP    360       20350901       EMC
Group I       683199.98                            Y      60        No_PP    360       20350901       EMC
Group I       468000                               Y      60        No_PP    360       20350901       EMC
Group I       246396.26                            Y      60        No_PP    360       20351001       EMC
Group I       421431.41                            N      0         No_PP    360       20350901       EMC
Group I       317000                               Y      60        No_PP    360       20351001       EMC
Group I       205600                               Y      120       No_PP    360       20351001       EMC
Group I       404000                               Y      60        No_PP    360       20351001       EMC
Group I       212000                               Y      60        No_PP    360       20351001       EMC
Group I       136200                               Y      60        No_PP    360       20351001       EMC
Group I       451400                               Y      60        No_PP    360       20351001       EMC
Group I       86436.71                             Y      120       No_PP    360       20350901       EMC
Group I       155000                               Y      60        No_PP    360       20350901       EMC
Group I       311941.86                            Y      60        No_PP    360       20351001       EMC
Group I       295968.33                            Y      60        No_PP    360       20351001       EMC
Group I       183200                               Y      120       No_PP    360       20351001       EMC
Group I       511725                               Y      120       No_PP    360       20351001       EMC
Group I       270000                               Y      60        No_PP    360       20351001       EMC
Group I       1138000                              Y      120       No_PP    360       20351001       EMC
Group I       220000                               Y      60        No_PP    360       20351001       EMC
Group I       230600                               Y      120       No_PP    360       20351001       EMC
Group I       314173.17                            Y      120       No_PP    360       20351001       EMC
Group I       404403                               Y      120       No_PP    360       20351001       EMC
Group I       239900                               Y      60        No_PP    360       20351001       EMC
Group I       270094.27                            Y      120       No_PP    360       20351001       EMC
Group I       229803                               Y      60        No_PP    360       20351001       EMC
Group I       447903.26                            N      0         No_PP    360       20351001       EMC
Group I       218000                               Y      60        No_PP    360       20351001       EMC
Group I       311413.7                             Y      60        No_PP    360       20351001       EMC
Group I       313900                               Y      60        No_PP    360       20351001       EMC
Group I       425000                               Y      60        No_PP    360       20351001       EMC
Group I       100000                               Y      60        No_PP    360       20351001       EMC
Group I       226268.14                            Y      120       No_PP    360       20351001       EMC
Group I       650000                               Y      60        No_PP    360       20351001       EMC
Group I       250000                               Y      120       No_PP    360       20351001       EMC
Group I       207920                               Y      120       No_PP    360       20351001       EMC
Group I       1000000                              Y      60        No_PP    360       20351001       EMC
Group I       264000                               Y      120       No_PP    360       20351001       EMC
Group I       129600                               Y      120       No_PP    360       20351001       EMC
Group I       285850                               Y      60        No_PP    360       20351001       EMC
Group I       190000                               Y      60        No_PP    360       20351001       EMC
Group I       129232                               Y      60        No_PP    360       20351001       EMC
Group I       239465                               Y      60        No_PP    360       20351001       EMC
Group I       468000                               Y      60        No_PP    360       20351001       EMC
Group I       544376.44                            Y      60        No_PP    360       20351001       EMC
Group I       430320                               Y      60        No_PP    360       20351001       EMC
Group I       116000                               Y      60        No_PP    360       20351001       EMC
Group I       403999.73                            Y      120       No_PP    360       20351001       EMC
Group I       276493.53                            Y      60        No_PP    360       20351001       EMC
Group I       1330000                              Y      60        No_PP    360       20350701       EMC
Group I       243650                               Y      60        No_PP    360       20350801       EMC
Group I       179372                               Y      60        No_PP    360       20350901       EMC
Group I       590200                               Y      60        No_PP    360       20351001       EMC
Group I       261894.06                            Y      60        No_PP    360       20350901       EMC
Group I       125965.46                            Y      60        No_PP    360       20350901       EMC
Group I       231000                               Y      60        No_PP    360       20350901       EMC
Group I       267200                               Y      120       No_PP    360       20351001       EMC
Group I       216000                               Y      120       No_PP    360       20351001       EMC
Group I       932990                               Y      60        No_PP    360       20350601       EMC
Group I       259252.95                            Y      60        No_PP    360       20350701       EMC
Group I       475934.02                            Y      120       No_PP    360       20350701       EMC
Group I       403485                               Y      60        No_PP    360       20350901       EMC
Group I       500300                               Y      60        No_PP    360       20351001       EMC
Group I       424000                               Y      120       No_PP    360       20350701       EMC
Group I       153750                               Y      60        No_PP    360       20350901       EMC
Group I       799820.83                            Y      120       No_PP    360       20350901       EMC
Group I       629172.81                            N      0         No_PP    360       20351001       EMC
Group I       544000                               Y      60        No_PP    360       20350901       EMC
Group I       500000                               Y      60        No_PP    360       20350701       EMC
Group I       606718.28                            Y      120       No_PP    360       20350901       EMC
Group I       318428                               Y      120       No_PP    360       20351001       EMC
Group I       497690.82                            N      0         No_PP    360       20351001       EMC
Group I       955000                               Y      60        No_PP    360       20351001       EMC
Group I       444400                               Y      120       No_PP    360       20351001       EMC
Group I       323852                               Y      120       No_PP    360       20351001       EMC
Group I       441478.66                            Y      60        No_PP    360       20351001       EMC
Group I       273500                               Y      60        No_PP    360       20350701       EMC
Group I       478300                               Y      60        No_PP    360       20350901       EMC
Group I       239900                               Y      60        No_PP    360       20350801       EMC
Group I       347970                               Y      60        No_PP    360       20350801       EMC
Group I       500000                               Y      60        No_PP    360       20351001       EMC
Group I       455629.36                            N      0         No_PP    360       20351001       EMC
Group I       438901.68                            Y      60        No_PP    360       20350801       EMC
Group I       179584.32                            Y      60        No_PP    360       20350901       EMC
Group I       173800                               Y      60        No_PP    360       20350901       EMC
Group I       550015.58                            N      0         No_PP    360       20351001       EMC
Group I       124000                               Y      120       No_PP    360       20351001       EMC
Group I       349200                               Y      120       No_PP    360       20351001       EMC
Group I       256000                               Y      60        No_PP    360       20351001       EMC
Group I       236000                               Y      120       No_PP    360       20351001       EMC
Group I       193500                               Y      60        No_PP    360       20351001       EMC
Group I       202384.67                            N      0         No_PP    360       20351001       EMC
Group I       123277                               Y      60        No_PP    360       20351001       EMC
Group I       584450                               Y      60        No_PP    360       20351001       EMC
Group I       167992                               Y      60        No_PP    360       20351001       EMC
Group I       411750                               Y      60        No_PP    360       20351001       EMC
Group I       356000                               Y      60        No_PP    360       20351001       EMC
Group I       191920                               Y      60        No_PP    360       20351001       EMC
Group I       500000                               Y      120       No_PP    360       20351001       EMC
Group I       262000                               Y      120       No_PP    360       20351001       EMC
Group I       492500                               Y      120       No_PP    360       20351001       EMC
Group I       181200                               Y      120       No_PP    360       20351001       EMC
Group I       350000                               Y      60        No_PP    360       20351101       EMC
Group I       174832                               Y      60        No_PP    360       20351001       EMC
Group I       307074.55                            Y      60        No_PP    360       20351001       EMC
Group I       333750                               Y      60        No_PP    360       20351001       EMC
Group I       291757.4                             Y      120       No_PP    360       20351001       EMC
Group I       190900                               Y      60        No_PP    360       20351001       EMC
Group I       203564                               Y      60        No_PP    360       20351001       EMC
Group I       899830.53                            Y      120       No_PP    360       20351001       EMC
Group I       330000                               Y      60        No_PP    360       20351001       EMC
Group I       470000                               Y      120       No_PP    360       20351001       EMC
Group I       288800                               Y      60        No_PP    360       20351001       EMC
Group I       108000                               Y      60        No_PP    360       20351001       EMC
Group I       340000                               Y      120       No_PP    360       20351001       EMC
Group I       520000                               Y      120       No_PP    360       20351001       EMC
Group I       469200                               Y      60        No_PP    360       20351001       EMC
Group I       288791.98                            Y      60        No_PP    360       20351001       EMC
Group I       216320                               Y      60        No_PP    360       20351001       EMC
Group I       295776.99                            Y      60        No_PP    360       20351001       EMC
Group I       518749.78                            Y      120       No_PP    360       20351001       EMC
Group I       505360                               Y      60        No_PP    360       20351001       EMC
Group I       204000                               Y      60        No_PP    360       20351001       EMC
Group I       156000                               Y      60        No_PP    360       20351001       EMC
Group I       263920                               Y      60        No_PP    360       20351001       EMC
Group I       184352.47                            Y      120       No_PP    360       20351001       EMC
Group I       450000                               Y      60        No_PP    360       20351001       EMC
Group I       180000                               Y      60        No_PP    360       20351001       EMC
Group I       154000                               Y      60        No_PP    360       20351001       EMC
Group I       188000                               Y      60        No_PP    360       20351001       EMC
Group I       97200                                Y      60        No_PP    360       20351001       EMC
Group I       183200                               Y      60        No_PP    360       20351001       EMC
Group I       142797.42                            Y      60        No_PP    360       20351001       EMC
Group I       158200                               Y      60        No_PP    360       20351001       EMC
Group I       96132.19                             N      0         No_PP    360       20351001       EMC
Group I       349921.61                            Y      120       No_PP    360       20351001       EMC
Group I       686000                               Y      60        No_PP    360       20351001       EMC
Group I       449892.19                            Y      60        No_PP    360       20351001       EMC
Group I       334800                               Y      120       No_PP    360       20351001       EMC
Group I       275120                               Y      120       No_PP    360       20351101       EMC
Group I       322600.82                            N      0         No_PP    360       20330501       EMC
Group I       445000                               Y      60        No_PP    360       20330401       EMC
Group I       428944.87                            N      0         No_PP    360       20330501       EMC
Group I       399812.97                            Y      60        No_PP    360       20330601       EMC
Group I       419447.49                            N      0         No_PP    360       20330601       EMC
Group I       850000                               Y      60        No_PP    360       20330601       EMC
Group I       998764.62                            Y      60        No_PP    360       20331001       EMC
Group I       900900                               Y      60        No_PP    360       20330801       EMC
Group I       418531.84                            N      0         No_PP    360       20331001       EMC
Group I       963615.39                            N      0         No_PP    360       20331001       EMC
Group I       407188.76                            Y      60        No_PP    360       20331201       EMC
Group I       999362.66                            Y      60        No_PP    360       20340301       EMC
Group I       585000                               Y      60        No_PP    360       20340301       EMC
Group I       558000                               Y      60        No_PP    360       20340601       EMC
Group I       574443.2                             Y      60        No_PP    360       20340501       EMC
Group I       453173.68                            N      0         No_PP    360       20350901       EMC
Group I       416269.96                            Y      60        No_PP    360       20340801       EMC
Group I       307802.45                            Y      60        No_PP    360       20340801       EMC
Group I       699948.66                            Y      60        No_PP    360       20340801       EMC
Group I       200782.9                             Y      120       No_PP    360       20350801       EMC
Group I       650000                               Y      60        No_PP    360       20350801       EMC
Group I       333681.17                            Y      60        No_PP    360       20350801       EMC
Group I       290580.97                            Y      60        No_PP    360       20350901       EMC
Group I       876412                               Y      60        No_PP    360       20351001       EMC
Group I       748000                               Y      60        No_PP    360       20351001       EMC
Group I       300000                               Y      60        No_PP    360       20350801       EMC
Group I       544134                               Y      60        No_PP    360       20350901       EMC
Group I       231122                               Y      60        No_PP    360       20350901       EMC
Group I       1000000                              Y      60        No_PP    360       20350401       EMC
Group I       659450                               Y      60        No_PP    360       20350801       EMC
Group I       253696.34                            Y      60        No_PP    360       20350901       EMC
Group I       501363.93                            N      0         No_PP    360       20350901       EMC
Group I       419250                               Y      60        No_PP    360       20350901       EMC
Group I       240000                               Y      60        No_PP    360       20351001       EMC
Group I       464000                               Y      60        No_PP    360       20350601       EMC
Group I       124112                               Y      60        No_PP    360       20351001       EMC
Group I       419708.74                            N      0         No_PP    360       20351001       EMC
Group I       231576.78                            Y      60        No_PP    360       20351001       EMC
Group I       316000                               Y      60        No_PP    360       20351001       EMC
Group I       338358                               Y      60        No_PP    360       20351001       EMC
Group I       277900                               Y      60        No_PP    360       20351001       EMC
Group I       127920                               Y      60        No_PP    360       20351001       EMC
Group I       338617                               Y      60        No_PP    360       20351001       EMC
Group I       404567                               Y      60        No_PP    360       20350701       EMC
Group I       967720                               Y      60        No_PP    360       20351001       EMC
Group I       348741                               Y      120       No_PP    360       20351001       EMC
Group I       451746                               Y      60        No_PP    360       20351001       EMC
Group I       224745.98                            Y      60        No_PP    360       20350901       EMC
Group I       498604.07                            N      0         No_PP    360       20351001       EMC
Group I       474462.03                            N      0         No_PP    360       20350901       EMC
Group I       194511                               Y      60        No_PP    360       20351001       EMC
Group I       515226                               Y      60        No_PP    360       20351001       EMC
Group I       205592                               Y      60        No_PP    360       20350701       EMC
Group I       446092                               Y      60        No_PP    360       20351001       EMC
Group I       200560.78                            N      0         No_PP    360       20351001       EMC
Group I       144827.51                            Y      60        No_PP    360       20351001       EMC
Group I       409672                               Y      60        No_PP    360       20351001       EMC
Group I       191376                               Y      60        No_PP    360       20351001       EMC
Group I       261418.08                            Y      60        No_PP    360       20351001       EMC
Group I       528580                               Y      60        No_PP    360       20351001       EMC
Group I       125000                               Y      60        No_PP    360       20351001       EMC
Group I       233192                               Y      60        No_PP    360       20351001       EMC
Group I       218260                               Y      60        No_PP    360       20351001       EMC
Group I       291201.97                            N      0         No_PP    360       20350601       EMC
Group I       328000                               Y      120       No_PP    360       20351001       EMC
Group I       255197.84                            Y      60        No_PP    360       20351001       EMC
Group I       1332500                              Y      60        No_PP    360       20350601       EMC
Group I       864000                               Y      60        No_PP    360       20350601       EMC
Group I       453024                               Y      60        No_PP    360       20351001       EMC
Group I       417510                               Y      60        No_PP    360       20350701       EMC
Group I       213625.29                            Y      60        No_PP    360       20351001       EMC
Group I       637866                               Y      60        No_PP    360       20351001       EMC
Group I       560000                               Y      60        No_PP    360       20350601       EMC
Group I       504722.1                             N      0         No_PP    360       20351001       EMC
Group I       192720                               Y      60        No_PP    360       20351001       EMC
Group I       639840                               Y      60        No_PP    360       20351001       EMC
Group I       421600                               Y      60        No_PP    360       20350901       EMC
Group I       221000                               Y      60        No_PP    360       20351001       EMC
Group I       255856                               Y      60        No_PP    360       20351001       EMC
Group I       202320                               Y      60        No_PP    360       20351001       EMC
Group I       306180                               Y      60        No_PP    360       20351001       EMC
Group I       419430.65                            Y      60        No_PP    360       20350901       EMC
Group I       586281.78                            N      0         No_PP    360       20351001       EMC
Group I       409967.84                            Y      60        No_PP    360       20350901       EMC
Group I       190376                               Y      60        No_PP    360       20351001       EMC
Group I       287000                               Y      60        No_PP    360       20351001       EMC
Group I       257862.5                             Y      60        No_PP    360       20351001       EMC
Group I       344705                               Y      60        No_PP    360       20351001       EMC
Group I       582420                               Y      60        No_PP    360       20350901       EMC
Group I       133315                               Y      60        No_PP    360       20351001       EMC
Group I       330400                               Y      60        No_PP    360       20351001       EMC
Group I       170350                               Y      60        No_PP    360       20351001       EMC
Group I       498880                               Y      60        No_PP    360       20351001       EMC
Group I       414102                               Y      60        No_PP    360       20351001       EMC
Group I       356000                               Y      60        No_PP    360       20351001       EMC
Group I       717375                               Y      60        No_PP    360       20350901       EMC
Group I       256692                               Y      60        No_PP    360       20351001       EMC
Group I       517500                               Y      60        No_PP    360       20350801       EMC
Group I       356917                               Y      60        No_PP    360       20351001       EMC
Group I       290900.18                            Y      120       No_PP    360       20351001       EMC
Group I       88600                                Y      60        No_PP    360       20351001       EMC
Group I       197828                               Y      60        No_PP    360       20351001       EMC
Group I       450000                               Y      60        No_PP    360       20350601       EMC
Group I       193668.63                            Y      120       No_PP    360       20351001       EMC
Group I       527684.65                            N      0         No_PP    360       20351001       EMC
Group I       168996                               Y      60        No_PP    360       20351001       EMC
Group I       400500                               Y      60        No_PP    360       20351001       EMC
Group I       461360                               Y      120       No_PP    360       20351001       EMC
Group I       153492.97                            Y      60        No_PP    360       20351001       EMC
Group I       156103                               Y      60        No_PP    360       20351001       EMC
Group I       624100                               Y      120       No_PP    360       20351001       EMC
Group I       528000                               Y      60        No_PP    360       20351001       EMC
Group I       254800                               Y      120       No_PP    360       20351001       EMC
Group I       336497.18                            Y      60        No_PP    360       20351001       EMC
Group I       159600                               Y      60        No_PP    360       20350901       EMC
Group I       800000                               Y      60        No_PP    360       20351001       EMC
Group I       514560                               Y      60        No_PP    360       20351001       EMC
Group I       195877                               Y      60        No_PP    360       20351001       EMC
Group I       471253.5                             N      0         No_PP    360       20351001       EMC
Group I       584000                               Y      60        No_PP    360       20351001       EMC
Group I       146480                               Y      60        No_PP    360       20351001       EMC
Group I       308392                               Y      60        No_PP    360       20351001       EMC
Group I       450000                               Y      60        No_PP    360       20351001       EMC
Group I       161400                               Y      60        No_PP    360       20351001       EMC
Group I       64000                                Y      60        No_PP    360       20351001       EMC
Group I       378750                               Y      120       No_PP    360       20350801       EMC
Group I       342750                               Y      60        No_PP    360       20350901       EMC
Group I       345000                               Y      60        No_PP    360       20351001       EMC
Group I       578000                               Y      60        No_PP    360       20351101       EMC
Group I       201733                               Y      60        No_PP    360       20351001       EMC
Group I       303500                               Y      120       No_PP    360       20350901       EMC
Group I       213900                               Y      60        No_PP    360       20351001       EMC
Group I       249956.25                            Y      60        No_PP    360       20350901       EMC
Group I       200530.64                            N      0         No_PP    360       20351001       EMC
Group I       133468.02                            Y      60        No_PP    360       20351001       EMC
Group I       231224.48                            Y      120       No_PP    360       20351001       EMC
Group I       439615.12                            N      0         No_PP    360       20350901       EMC
Group I       318116.48                            N      0         No_PP    360       20350901       EMC
Group I       1982500                              Y      60        No_PP    360       20350701       EMC
Group I       512440                               Y      60        No_PP    360       20351001       EMC
Group I       499999                               Y      60        No_PP    360       20351001       EMC
Group I       114360                               Y      60        No_PP    360       20351001       EMC
Group I       230000                               Y      60        No_PP    360       20351001       EMC
Group I       159920                               Y      60        No_PP    360       20351001       EMC
Group I       268809.73                            N      0         No_PP    360       20351001       EMC
Group I       270750                               Y      60        No_PP    360       20351001       EMC
Group I       177300                               Y      60        No_PP    360       20351001       EMC
Group I       421416                               Y      60        No_PP    360       20351001       EMC
Group I       830000                               Y      60        No_PP    360       20350901       EMC
Group I       148196.59                            Y      60        No_PP    360       20351001       EMC
Group I       424840                               Y      60        No_PP    360       20351001       EMC
Group I       419584.49                            N      0         No_PP    360       20351001       EMC
Group I       537280                               Y      60        No_PP    360       20351001       EMC
Group I       242672.91                            Y      120       No_PP    360       20351001       EMC
Group I       752322.38                            Y      60        No_PP    360       20350801       EMC
Group I       507250                               Y      60        No_PP    360       20351001       EMC
Group I       225920                               Y      60        No_PP    360       20351001       EMC
Group I       781046                               Y      120       No_PP    360       20351001       EMC
Group I       664944                               Y      60        No_PP    360       20351001       EMC
Group I       287700                               Y      120       No_PP    360       20350701       EMC
Group I       288000                               Y      60        No_PP    360       20351001       EMC
Group I       437394.87                            N      0         No_PP    360       20350901       EMC
Group I       275732                               Y      60        No_PP    360       20351001       EMC
Group I       590064                               Y      60        No_PP    360       20351001       EMC
Group I       148152                               Y      60        No_PP    360       20351001       EMC
Group I       231942.01                            Y      60        No_PP    360       20351001       EMC
Group I       284527.02                            Y      60        No_PP    360       20351001       EMC
Group I       236955.78                            N      0         No_PP    360       20350901       EMC
Group I       107597.51                            N      0         No_PP    360       20351001       EMC
Group I       1100000                              Y      60        No_PP    360       20351001       EMC
Group I       295950                               Y      60        No_PP    360       20350801       EMC
Group I       592500                               Y      120       No_PP    360       20350801       EMC
Group I       663000                               Y      60        No_PP    360       20350801       EMC
Group I       415411                               Y      120       No_PP    360       20350901       EMC
Group I       465600                               Y      60        No_PP    360       20351001       EMC
Group I       888000                               Y      60        No_PP    360       20351001       EMC
Group I       404000                               Y      120       No_PP    360       20350901       EMC
Group I       440000                               Y      60        No_PP    360       20350901       EMC
Group I       447116.78                            N      0         No_PP    360       20350901       EMC
Group I       440416                               Y      60        No_PP    360       20351001       EMC
Group I       550000                               Y      60        No_PP    360       20351001       EMC
Group I       564489.91                            Y      60        No_PP    360       20351001       EMC
Group I       207876.68                            Y      60        No_PP    360       20351001       EMC
Group I       184791.41                            Y      120       No_PP    360       20351001       EMC
Group I       300000                               Y      60        No_PP    360       20350901       EMC
Group I       670500                               Y      120       No_PP    360       20350901       EMC
Group I       420312                               Y      60        No_PP    360       20351001       EMC
Group I       356857.51                            Y      120       No_PP    360       20350901       EMC
Group I       1192102.22                           N      0         No_PP    360       20351001       EMC
Group I       104000                               Y      60        No_PP    360       20351001       EMC
Group I       314000                               Y      60        No_PP    360       20351001       EMC
Group I       160000                               Y      60        No_PP    360       20350901       EMC
Group I       437471.9                             N      0         No_PP    360       20351001       EMC
Group I       89982.41                             N      0         No_PP    360       20350901       EMC
Group I       1000000                              Y      60        No_PP    360       20351001       EMC
Group I       122295.12                            N      0         No_PP    360       20350901       EMC
Group I       99500                                Y      60        No_PP    360       20351001       EMC
Group I       122780                               Y      120       No_PP    360       20350901       EMC
Group I       500650                               Y      60        No_PP    360       20351001       EMC
Group I       449999.63                            Y      60        No_PP    360       20350801       EMC
Group I       416218.84                            N      0         No_PP    360       20351001       EMC
Group I       182400                               Y      120       No_PP    360       20350901       EMC
Group I       308000                               Y      120       No_PP    360       20350901       EMC
Group I       700000                               Y      60        No_PP    360       20351001       EMC
Group I       121661                               Y      60        No_PP    360       20350901       EMC
Group I       260000                               Y      60        No_PP    360       20350901       EMC
Group I       497743.78                            N      0         No_PP    360       20351001       EMC
Group I       2680000                              Y      60        No_PP    360       20351001       EMC
Group I       534249.32                            Y      60        No_PP    360       20351001       EMC
Group I       284000                               Y      60        No_PP    360       20350901       EMC
Group I       255052.24                            Y      60        No_PP    360       20351001       EMC
Group I       832800                               Y      60        No_PP    360       20350901       EMC
Group I       408500                               Y      60        No_PP    360       20351001       EMC
Group I       195164                               Y      60        No_PP    360       20351001       EMC
Group I       503105.85                            N      0         No_PP    360       20350901       EMC
Group I       228398                               Y      60        No_PP    360       20350901       EMC
Group I       504000                               Y      60        No_PP    360       20351001       EMC
Group I       478673                               Y      60        No_PP    360       20350901       EMC
Group I       596377                               Y      60        No_PP    360       20351001       EMC
Group I       515000                               Y      60        No_PP    360       20351101       EMC
Group I       924182                               Y      60        No_PP    360       20350901       EMC
Group I       803500                               Y      60        No_PP    360       20351001       EMC
Group I       500000                               Y      60        No_PP    360       20351001       EMC
Group I       743384                               Y      60        No_PP    360       20351001       EMC
Group I       229024                               Y      60        No_PP    360       20351001       EMC
Group I       998587.5                             Y      60        No_PP    360       20351001       EMC
Group I       417760                               Y      60        No_PP    360       20351001       EMC
Group I       180000                               Y      60        No_PP    360       20351001       EMC
Group I       1250000                              Y      60        No_PP    360       20350801       EMC
Group I       198731.89                            N      0         No_PP    360       20350901       EMC
Group I       401000                               Y      60        No_PP    360       20350801       EMC
Group I       214878.82                            Y      60        No_PP    360       20351001       EMC
Group I       1000000                              Y      60        No_PP    360       20350901       EMC
Group I       308000                               Y      60        No_PP    360       20351001       EMC
Group I       481378                               Y      60        No_PP    360       20351001       EMC
Group I       1300000                              Y      60        No_PP    360       20351001       EMC
Group I       296790                               Y      60        No_PP    360       20351001       EMC
Group I       496834                               Y      60        No_PP    360       20350901       EMC
Group I       265400                               Y      60        No_PP    360       20351001       EMC
Group I       520987                               Y      60        No_PP    360       20351001       EMC
Group I       109974.22                            Y      60        No_PP    360       20350901       EMC
Group I       155146.03                            N      0         No_PP    360       20351001       EMC
Group I       161985                               Y      60        No_PP    360       20351001       EMC
Group I       179909.85                            N      0         No_PP    360       20351001       EMC
Group I       663000                               Y      60        No_PP    360       20351001       EMC
Group I       491840                               Y      60        No_PP    360       20350901       EMC
Group I       184660                               Y      60        No_PP    360       20351001       EMC
Group I       120852                               Y      60        No_PP    360       20351001       EMC
Group I       210080                               Y      60        No_PP    360       20351001       EMC
Group I       498392                               Y      60        No_PP    360       20351001       EMC
Group I       311840                               Y      60        No_PP    360       20351001       EMC
Group I       334950                               Y      60        No_PP    360       20351001       EMC
Group I       547780                               Y      60        No_PP    360       20351001       EMC
Group I       413064                               Y      60        No_PP    360       20351001       EMC
Group I       202674.57                            N      0         No_PP    360       20350501       EMC
Group I       527495.05                            N      0         No_PP    360       20351001       EMC
Group I       357000                               Y      60        No_PP    360       20351001       EMC
Group I       433668.8                             Y      60        No_PP    360       20351001       EMC
Group I       2000000                              Y      60        No_PP    360       20351001       EMC
Group I       284996                               Y      60        No_PP    360       20351001       EMC
Group I       296450                               Y      60        No_PP    360       20350901       EMC
Group I       354246.17                            Y      60        No_PP    360       20351001       EMC
Group I       631200                               Y      60        No_PP    360       20351001       EMC
Group I       500000                               Y      60        No_PP    360       20351001       EMC
Group I       157344                               Y      60        No_PP    360       20351001       EMC
Group I       422084                               Y      60        No_PP    360       20351101       EMC
Group I       309768.42                            Y      60        No_PP    360       20351001       EMC
Group I       359300                               Y      60        No_PP    360       20351001       EMC
Group I       581438.35                            Y      60        No_PP    360       20351001       EMC
Group I       332200                               Y      60        No_PP    360       20351001       EMC
Group I       261200                               Y      120       No_PP    360       20351001       EMC
Group I       340329.24                            Y      60        No_PP    360       20351001       EMC
Group I       436303.24                            Y      60        No_PP    360       20351001       EMC
Group I       349200                               Y      60        No_PP    360       20351001       EMC
Group I       208944                               Y      60        No_PP    360       20351001       EMC
Group I       177864.06                            Y      60        No_PP    360       20351001       EMC
Group I       295150                               Y      60        No_PP    360       20351001       EMC
Group I       200000                               Y      120       No_PP    360       20351001       EMC
Group I       215000                               Y      60        No_PP    360       20351001       EMC
Group I       477726                               Y      60        No_PP    360       20351001       EMC
Group I       543055.22                            Y      60        No_PP    360       20351001       EMC
Group I       198640                               Y      60        No_PP    360       20351001       EMC
Group I       314603.4                             Y      60        No_PP    360       20351001       EMC
Group I       999562.55                            Y      60        No_PP    360       20350601       EMC
Group I       38750                                Y      60        No_PP    360       20351001       EMC
Group I       425147.47                            N      0         No_PP    360       20351001       EMC
Group I       581755.43                            Y      60        No_PP    360       20351001       EMC
Group I       320000                               Y      60        No_PP    360       20350901       EMC
Group I       550000                               Y      60        No_PP    360       20351001       EMC
Group I       325724                               Y      60        No_PP    360       20351001       EMC
Group I       187492                               Y      60        No_PP    360       20351001       EMC
Group I       321648.42                            Y      60        No_PP    360       20351001       EMC
Group I       524390                               Y      60        No_PP    360       20351001       EMC
Group I       297818.21                            N      0         No_PP    360       20351001       EMC
Group I       432040                               Y      60        No_PP    360       20351001       EMC
Group I       349750                               Y      60        No_PP    360       20351001       EMC
Group I       505694                               Y      60        No_PP    360       20350901       EMC
Group I       674176                               Y      60        No_PP    360       20351001       EMC
Group I       548500                               Y      120       No_PP    360       20351001       EMC
Group I       494480                               Y      60        No_PP    360       20350901       EMC
Group I       175659.65                            Y      60        No_PP    360       20351101       EMC
Group I       618283                               Y      60        No_PP    360       20351001       EMC
Group I       402792.48                            N      0         No_PP    360       20351001       EMC
Group I       465909.68                            Y      60        No_PP    360       20351001       EMC
Group I       247256                               Y      60        No_PP    360       20350601       EMC
Group I       237747                               Y      60        No_PP    360       20351001       EMC
Group I       700000                               Y      60        No_PP    360       20351001       EMC
Group I       436601.72                            Y      60        No_PP    360       20351001       EMC
Group I       473680                               Y      60        No_PP    360       20351001       EMC
Group I       225936                               Y      60        No_PP    360       20351001       EMC
Group I       306200                               Y      60        No_PP    360       20351001       EMC
Group I       148780                               Y      60        No_PP    360       20351001       EMC
Group I       547400.52                            N      0         No_PP    360       20351001       EMC
Group I       546000                               Y      60        No_PP    360       20350901       EMC
Group I       334400                               Y      60        No_PP    360       20350701       EMC
Group I       152572                               Y      60        No_PP    360       20351001       EMC
Group I       219249.61                            Y      60        No_PP    360       20351001       EMC
Group I       540000                               Y      60        No_PP    360       20351001       EMC
Group I       343625                               Y      60        No_PP    360       20351001       EMC
Group I       267200                               Y      60        No_PP    360       20351001       EMC
Group I       497519.3                             N      0         No_PP    360       20350701       EMC
Group I       532099                               Y      60        No_PP    360       20350901       EMC
Group I       428996                               Y      120       No_PP    360       20351101       EMC
Group I       289600                               Y      60        No_PP    360       20351001       EMC
Group I       200516                               Y      60        No_PP    360       20351001       EMC
Group I       406680                               Y      60        No_PP    360       20350901       EMC
Group I       251364                               Y      60        No_PP    360       20351001       EMC
Group I       308999.22                            Y      60        No_PP    360       20351001       EMC
Group I       339650.99                            N      0         No_PP    360       20351001       EMC
Group I       342120.3                             N      0         No_PP    360       20351001       EMC
Group I       417488                               Y      120       No_PP    360       20351001       EMC
Group I       348599                               Y      60        No_PP    360       20351001       EMC
Group I       212000                               Y      60        No_PP    360       20351001       EMC
Group I       191280                               Y      60        No_PP    360       20351001       EMC
Group I       292519.72                            Y      60        No_PP    360       20350401       EMC
Group I       493655.73                            N      0         No_PP    360       20351001       EMC
Group I       162400                               Y      60        No_PP    360       20351001       EMC
Group I       683600                               Y      60        No_PP    360       20351001       EMC
Group I       359000                               Y      60        No_PP    360       20351001       EMC
Group I       221180.9                             Y      60        No_PP    360       20351001       EMC
Group I       995486.6                             N      0         No_PP    360       20351001       EMC
Group I       527520                               Y      60        No_PP    360       20351001       EMC
Group I       168000                               Y      60        No_PP    360       20351001       EMC
Group I       272000                               Y      60        No_PP    360       20351001       EMC
Group I       342045.71                            Y      60        No_PP    360       20351001       EMC
Group I       418500                               Y      60        No_PP    360       20351001       EMC
Group I       435941.5                             Y      60        No_PP    360       20351001       EMC
Group I       298677.45                            N      0         No_PP    360       20351001       EMC
Group I       221246                               Y      60        No_PP    360       20351001       EMC
Group I       280000                               Y      60        No_PP    360       20351001       EMC
Group I       252724                               Y      60        No_PP    360       20351001       EMC
Group I       159900                               Y      60        No_PP    360       20351001       EMC
Group I       267143                               Y      60        No_PP    360       20351001       EMC
Group I       179188                               Y      60        No_PP    360       20351001       EMC
Group I       275614                               Y      60        No_PP    360       20351001       EMC
Group I       474142                               Y      60        No_PP    360       20351001       EMC
Group I       510555.41                            Y      60        No_PP    360       20351001       EMC
Group I       194399.7                             Y      60        No_PP    360       20321101       EMC
Group I       167155.63                            N      0         No_PP    360       20321101       EMC
Group I       166483.28                            N      0         No_PP    360       20321101       EMC
Group I       267897.69                            N      0         No_PP    360       20320901       EMC
Group I       938569.46                            N      0         No_PP    360       20320901       EMC
Group I       401242.67                            N      0         No_PP    360       20321101       EMC
Group I       104376.97                            N      0         No_PP    360       20330501       EMC
Group I       474834.16                            Y      60        No_PP    360       20330601       EMC
Group I       351713.12                            N      0         No_PP    360       20330601       EMC
Group I       498810.03                            N      0         No_PP    360       20330801       EMC
Group I       535228.5                             N      0         No_PP    360       20330901       EMC
Group I       151646.05                            N      0         No_PP    360       20330801       EMC
Group I       620697.79                            N      0         No_PP    360       20331001       EMC
Group I       3000000                              Y      60        No_PP    360       20331201       EMC
Group I       341087.35                            N      0         No_PP    360       20351001       EMC
Group I       354704.34                            N      0         No_PP    360       20331101       EMC
Group I       349820.05                            N      0         No_PP    360       20331201       EMC
Group I       1000000                              Y      60        No_PP    360       20340101       EMC
Group I       563276.05                            Y      60        No_PP    360       20350801       EMC
Group I       1350000                              Y      60        No_PP    360       20340201       EMC
Group I       941464.09                            Y      60        No_PP    360       20350701       EMC
Group I       644929.09                            Y      60        No_PP    360       20350701       EMC
Group I       456000                               Y      60        No_PP    360       20350701       EMC
Group I       311904.8                             N      0         No_PP    360       20340301       EMC
Group I       988000                               Y      60        No_PP    360       20351001       EMC
Group I       819855.06                            N      0         No_PP    360       20351001       EMC
Group I       500000                               Y      60        No_PP    360       20351001       EMC
Group I       274495.78                            N      0         No_PP    360       20351001       EMC
Group I       469073.7                             Y      60        No_PP    360       20351001       EMC
Group I       115894.64                            Y      60        No_PP    360       20350701       EMC
Group I       318250                               Y      60        No_PP    360       20350801       EMC
Group I       649864.58                            Y      60        No_PP    360       20350901       EMC
Group I       716300                               Y      60        No_PP    360       20350901       EMC
Group I       545712.76                            N      0         No_PP    360       20351001       EMC
Group I       348420.66                            N      0         No_PP    360       20351001       EMC
Group I       480520.28                            N      0         No_PP    360       20351001       EMC
Group I       299629.5                             Y      60        No_PP    360       20351001       EMC
Group I       999963.12                            Y      60        No_PP    360       20351001       EMC
Group I       350000                               Y      60        No_PP    360       20351001       EMC
Group I       650000                               Y      60        No_PP    360       20350801       EMC
Group I       471000                               Y      60        No_PP    360       20350901       EMC
Group I       350376.93                            Y      60        No_PP    360       20350601       EMC
Group I       527999.92                            Y      60        No_PP    360       20351001       EMC
Group I       528758                               Y      60        No_PP    360       20351001       EMC
Group I       464000                               Y      60        No_PP    360       20350801       EMC
Group I       696500                               Y      60        No_PP    360       20351001       EMC
Group I       339120                               Y      120       No_PP    360       20351001       EMC
Group I       214044                               Y      60        No_PP    360       20350601       EMC
Group I       1000000                              Y      120       No_PP    360       20351001       EMC
Group I       650000                               Y      60        No_PP    360       20351001       EMC
Group I       472755.01                            N      0         No_PP    360       20351001       EMC
Group I       347600                               Y      60        No_PP    360       20351001       EMC
Group I       989714.41                            Y      60        No_PP    360       20351001       EMC
Group I       649867.97                            Y      60        No_PP    360       20350901       EMC
Group I       234000                               Y      60        No_PP    360       20351001       EMC
Group I       640000                               Y      60        No_PP    360       20351001       EMC
Group I       445285.62                            N      0         No_PP    360       20351001       EMC
Group I       421600                               Y      60        No_PP    360       20351001       EMC
Group I       1240000                              Y      60        No_PP    360       20350901       EMC
Group I       425792.97                            Y      60        No_PP    360       20351001       EMC
Group I       299815                               Y      60        No_PP    360       20351001       EMC
Group I       306816.87                            Y      60        No_PP    360       20351001       EMC
Group I       682500                               Y      60        No_PP    360       20350901       EMC
Group I       502624.85                            Y      60        No_PP    360       20350601       EMC
Group I       227992                               Y      60        No_PP    360       20351001       EMC
Group I       950000                               Y      60        No_PP    360       20351001       EMC
Group I       1022172.13                           Y      60        No_PP    360       20351001       EMC
Group I       560000                               Y      60        No_PP    360       20351001       EMC
Group I       315600                               Y      60        No_PP    360       20351001       EMC
2177                   981,130,873.12

B-1

EXHIBIT C

[FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Indenture Trustee pursuant to Section 4.02 of the Indenture (the “Indenture”), dated as of February 28, 2006, among Bear Stearns ARM Trust 2006-1, as Issuing Entity, and Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Indenture Trustee, as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3. The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee, Owner Trustee, the Certificate Registrar, Master Servicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”)), which (in either case) is subject to ERISA or Section 4975 of the Code (both a “Plan”), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with “plan assets” of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Certificate Registrar, the Owner Trustee, the Indenture Trustee, the Master Servicer and the Depositor, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with “plan assets” of any Plan is permissible under applicable law, would not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, and would not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar or the Master Servicer.

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller			Print Name of Buyer

By:		By:
	Name:		Name:
	Title:		Title:

Taxpayer Identification:			Taxpayer Identification:

No:		No:

Date:		Date:

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_________1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.
Ax.1-C-1

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of Issuing Entitys that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

Ax.1-C-2

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Ax.1-C-3

Will the Buyer be purchasing the Rule 144A Securities only for the Buyer’s own account?
Yes	No

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name Title Date:

Ax.1-C-4

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used.

_____
The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____
The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of Issuing Entitys that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Ax.2-C-1

Print Name of Buyer

By:
Name Title

IF AN ADVISER:

Print Name of Buyer

Date:

Ax.2-C-2

EXHIBIT D

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Re:	Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2006-1, [Class A] [Class X] [Class B] (the “Notes”)

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or we have delivered an opinion of counsel as required by the Indenture, (e) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (g) below), (f) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

D-1

Very truly yours,

[TRANSFEREE]

By:
Authorized Officer

D-2

EXHIBIT E

TRANSFEROR CERTIFICATE

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	Proposed Transfer of [Class A] [Class X] [Class B] Bear Stearns ARM Trust 2006-1

Gentlemen:

This certification is being made by ____________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of the [Class A Notes][Class X Notes] [Class B Notes] (the “Notes”) issued pursuant to the Indenture, dated February 28, 2006, being referred to herein as the “Indenture”) among Bear Stearns ARM Trust 2006-1, as Issuing Entity, Wells Fargo Bank, N.A., as securities administrator and U.S. Bank National Association as indenture trustee (the “Indenture”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee and the Indenture Trustee that:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Note. The Transferor has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

E-1

Date:
Authorized Officer

Signature

Name

Title

E-2

EXHIBIT F

FORM OF TRANSFEREE CERTIFICATE

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Re:	Proposed Transfer of [Class X] [Class B] Notes, Bear Stearns ARM Trust 2006-1

Gentlemen:

This certification is being made by _________ (the “Transferee”) in connection with the proposed transfer (the “Transfer”) by _________ of a [Class X] [Class B] Note issued pursuant to the Indenture, dated as of February 28, 2006 (the “Indenture”), among Bear Stearns ARM Trust 2006-1, as Issuing Entity, Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferee hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Note Registrar, the Securities Administrator and the Indenture Trustee that following the Transfer, 100% of the Certificates and Class X Notes and Class B Notes will be owned by the Transferee, directly or indirectly through one or more entities disregarded as entities separate from the Transferee.

F-1

Date:
Authorized Officer

Signature

Name

Title

F-2

EXHIBIT G

FORM OF LENDER TRANSFEROR CERTIFICATE

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Re:	Proposed Transfer By Lender of [Class X] [Class B] Notes, Bear Stearns ARM Trust 2006-1

Gentlemen:

This certification is being made by _________ (the “Transferor”) in connection with the proposed transfer (the “Transfer”) by the Transferor of a [Class X] [Class B] Note issued pursuant to the Indenture, dated as of February 28, 2006 (the “Indenture”), among Bear Stearns ARM Trust 2006-1, as Issuing Entity, Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Note Registrar, the Securities Administrator and the Indenture Trustee that:

(a) The Transfer is being made by the Transferor upon a default under a loan agreement or repurchase agreement treated by the Issuing Entity as indebtedness that has been secured by the [Class X] [Class B] Note; and

(b) Either:

(i) The Transfer will not result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee); or

(ii) The Transfer will result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee), and

G-1

(1) the Servicer has received at least two bids for the REO Properties and other non-REMIC eligible properties in the Trust Estate, at least one of which is sufficient not to result in the allocation of any Realized Losses to any of the Senior Notes,

(2) the Servicer has completed the sale from the Trust Estate of all REO Properties and other non-REMIC eligible properties at their fair market values,

(3) the Issuing Entity has caused the REMIC Conversion to occur, and

(4) the Transferor or the entity seeking to separately hold the [Class X] [Class B] Note and the Certificates has made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Paying Agent and the Note Registrar for any initial or ongoing additional administrative expenses associated with the REMIC Conversion in conjunction with a TMP Trigger Event, as well as certain taxes payable as a result of the classification of the Issuing Entity for federal income tax purposes as a taxable mortgage pool, all as described in the Trust Agreement.

G-2

EXHIBIT H

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

RE: The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Indenture Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Indenture Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Indenture Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

H-1

Date: _________________________

BY:

NAME:  ________________________________

TITLE:  ________________________________

H-2

EXHIBIT I

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 7.05.

Under Item 1 of Form 10-D: a) items marked “6.07 statement” are required to be included in the periodic Payment Date statement under Section 6.07, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 6.07 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the payment date for the asset-backed securities.						(nominal)
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (6.07 Statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (6.07 Statement)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (6.07 Statement)

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (6.07 Statement)

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (6.07 Statement)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (6.07 Statement)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (6.07 Statement)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (6.07 Statement)

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (6.07 Statement)

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (6.07 Statement)

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (6.07 Statement)

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
					X (6.07 Statement)			Updated pool composition information fields to be as specified by Depositor from time to time

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		(9) Delinquency and loss information for the period.	X	X	X (6.07 Statement)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X	X	X (6.07 Statement)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (6.07 Statement)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (6.07 Statement)

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X

information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X			X

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
								X	X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) - Derivative Counterparty Financial Information*

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X (if the Master Servicer is not a party)			X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X (if the Master Servicer is not a party)			X	X

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 6.07 statement
				X	X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement			X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]						X
	6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
			X	X	X			X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.					X
		Reg AB disclosure about any new securities administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
					X			X
		Reg AB disclosure about any new enhancement provider is also required.			X			X
	6.04	Failure to Make a Required Distribution			X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X	X		X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information						X
Item 1114(b)(2) - Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) - Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
Trustee
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X
		Custodian				X
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 - Assessment of Compliance with Servicing Criteria	X	X	X	X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
		Item 1123 - Servicer Compliance Statement	X	X

APPENDIX A
DEFINITIONS

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service Mortgage Loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer).

Account: The Master Servicer Collection Account, the Payment Account and the Protected Account, as the context may require.

Accrued Note Interest: With respect to any Class of Senior Notes and any Payment Date, the amount of interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate on the Note Principal Balance or Notional Amount of such Note immediately prior to such Payment Date, less in the case of a Subordinate Note or Class X Note, such Class’s share of (a) Prepayment Interest Shortfalls on the Mortgage Loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the Mortgage Loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the Mortgage Loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Class X Notes and the Subordinate Notes in proportion to the amount of Accrued Note Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Note Interest on the Notes will be calculated on the basis of a 360-day year consisting of 30-day months.

Administration Agreement: The Administration Agreement, dated as of February 28, 2006, among the Issuing Entity, the Depositor, the Owner Trustee and the Securities Administrator.

Adjustment Date: As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Aggregate Master Servicing Compensation: For any Payment Date, any investment income on funds on deposit in the Master Servicer Collection Account that is payable to the Master Servicer on such Payment Date pursuant to the Sale and Servicing Agreement.

Allocable Share: With respect to each Class of Class B Notes:

(a) as to any Payment Date and amounts distributable pursuant to clauses (i) and (iv) of the definition of Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such Class and the denominator of which is the aggregate Note Principal Balance of all Classes of Class B Notes; and

(b) as to any Payment Date and amounts distributable pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount and as to each Class of Class B Notes (other than the Class of Class B Notes having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Payment Date, the fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such Class and the denominator of which is the aggregate of the Note Principal Balances of all such Classes of Subordinate Notes and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Payment Date, 0%; provided that if on a Payment Date, the Note Principal Balance of any Class of Class B Notes for which the related Class Prepayment Distribution Trigger was satisfied on such Payment Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Class or Classes of Subordinate Securities which satisfy the related Class Prepayment Distribution Trigger and to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Notes, in that order, in reduction of their respective Note Principal Balances.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA from S&P. For any short-term deposit or security, a rating of A-l+ from S&P.

Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

Assigned Contracts: Any pledged asset loan agreement governing the pledge of the Pledged Assets.

Assignment Agreement: The agreement attached as a Exhibit D to the Sale and Servicing Agreement, whereby the Wells Fargo Servicing Agreement was assigned to the Indenture Trustee for the benefit of the Noteholders.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuing Entity, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee and Securities Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

2

Available Funds: With respect to any Payment Date, the Interest Funds and the Principal Funds.

Available Funds Rate: With respect to any Payment Date and the Senior Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for such Payment Date, multiplied by 12, and the denominator of which is the aggregate Note Principal Balance of the Senior Notes immediately prior to such Payment Date.

Average Loss Severity Percentage: With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Mortgage Loan which had a Realized Loss and the denominator of which is the number of Mortgage Loans which had Realized Losses.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

Basic Documents: The Sale and Servicing Agreement, the Wells Fargo Servicing Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement and the Administration Agreement and the other documents and certificates delivered in connection with any of the above.

Beneficial Owner: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Notes: Beneficial interests in the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, ownership and transfers of which shall be made through book entries by the Depository as described in the Indenture.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Indenture Trustee, the Master Servicer, the Servicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

Calendar Quarter: A calendar quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

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Carryover Shortfall Amount: With respect to the Class A Notes and any Payment Date, the excess, if any, of the (i) interest accrued at their respective Note Interest Rate (without giving effect to the Available Funds Rate) over (ii) the amount of interest received on such Notes if the Note Interest Rate is based on the Available Funds Rate, together with the unpaid portion of any excess from previous Payment Dates (and any interest thereon at the then applicable Note Interest Rate without giving effect to the Available Funds Rate).

Certificate Notional Amount: The amount specified on the face of Trust Certificate.

Certificate Paying Agent: Initially, the Securities Administrator, in its capacity as Certificate Paying Agent, or any successor to Securities Administrator in such capacity.

Certificate Distribution Account: The account or accounts created and maintained pursuant to Section 3.09(c) of the Trust Agreement. The Certificate Payment Account shall be an Eligible Account.

Certificate Percentage Interest: With respect to the Trust Certificates and any date of determination, the percentage interest as stated on the face of any Trust Certificate.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

Certificate Registrar: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator in such capacity pursuant to the Trust Agreement.

Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificates or Trust Certificate: The Bear Stearns ARM Trust 2006-1 Trust Certificate, Series 2006-1, evidencing the beneficial ownership interest in the Issuing Entity and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

Class: Any of the Class A, Class X or Class B Notes.

Class A Notes: The Class A-1, Class A-2, Class A-3 and Class A-4 Notes in the form attached as Exhibit A-1 to the Indenture.

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Class B Notes: The Class B-1, Class B-2, Class B-3 Class B-4, Class B-5 and Class B-6 Notes in the form attached as Exhibit A-2 to the Indenture.

Class X Notes: The Class X Notes in the form attached as Exhibit A-3 to the Indenture.

Class Prepayment Distribution Trigger: For a Class of Subordinate Notes for any Payment Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Note Principal Balance of such Class and each Class of Class B Notes subordinate thereto, if any, in each case, immediately preceding such Payment Date, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the beginning of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Payment Date the Note Principal Balance of any Class or Classes of Class B Notes for which the related Class Prepayment Distribution Trigger was satisfied on such Payment Date is reduced to zero, any amounts distributable to such Class or Classes pursuant to clauses (ii), (iii) and (v) of the definition of “Subordinate Optimal Principal Amount,” to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Class or Classes of Subordinate Notes in reduction of their respective Note Principal Balances, sequentially, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Notes, in that order.

Closing Date: February 28, 2006.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Commission: The Securities and Exchange Commission.

Compensating Interest Payment: As defined in Section 3.21 of the Sale and Servicing Agreement with respect to amounts payable by the Master Servicer, and any amounts in respect of Interest Shortfalls required to be paid by the Servicer pursuant to the Wells Fargo Servicing Agreement.

Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at U.S. Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North 1100 North Market Street, Wilmington, Delaware 19890-0001; Attention: Corporate Trust Services. With respect to the Securities Administrator, Certificate Registrar, Note Registrar and Paying Agent, the Corporate Trust Office of the Note Registrar and the Certificate Registrar for purposes of presentment and surrender of the Notes and the Certificates for the final payment or distribution thereon and for transfer is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Bear Stearns ARM Trust 2006-1, and for all other purposes is located at P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland, 21045), Attn: Bear Stearns ARM Trust 2006-1, or any other address that the Securities Administrator may designate from time to time by notice to the Noteholders and the Certificateholders.

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Cross-Over Date: The first Payment Date on which the aggregate Note Principal Balance of the Class B Notes has been reduced to zero (after giving effect to all distributions on such Payment Date).

Custodial Agreement: The custodial agreement, dated as of February 28, 2006, among the Issuing Entity, the Depositor, the Indenture Trustee, the Master Servicer and the Custodian, relating to the Bear Stearns ARM Trust 2006-1, Mortgage-Backed Notes, Series 2006-1.

Custodian: Wells Fargo Bank, N.A., and its successors and assigns.

Cut-off Date: With respect to the Mortgage Loans, February 1, 2006.

Cut-off Date Balance: $981,130,873.12.

Cut-off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Definitive Notes: The meaning specified in Section 4.08 of the Indenture.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with an Substitute Mortgage Loan.

Depositor: Bear Stearns Asset Backed Securities I LLC, a limited liability company, or its successor in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

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Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Indenture Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to any Payment Date, the 15th day of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

Due Date: With respect to each Mortgage Loan, the day of the month on which each scheduled Monthly Payment is due.

Due Period: With respect to any Payment Date and the Mortgage Loans, the period commencing on the second day of the month immediately preceding the month of such Payment Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of such Payment Date.

Eligible Account: An account that is any of the following: (i) maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating category available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Master Servicer Collection Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Master Servicer or Securities Administrator, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Master Servicer Collection Account or the Payment Account will not reduce the rating assigned to any of the Notes by such Rating Agency as of the Closing Date by such Rating Agency).

EMC: EMC Mortgage Corporation, or its successor in interest.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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(i)          a failure by the Issuing Entity to pay Accrued Note Interest on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes on any Payment Date and such default shall continue for a period of five days; or

(ii)          the failure by the Issuing Entity on the Final Scheduled Payment Date to pay all Accrued Note Interest of any Class A Notes, all remaining Carryover Shortfall Amounts to any of the Class A Notes and to reduce the Note Principal Balances of any Class of Class A Notes to zero; or

(iii)          there occurs a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv)          there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)          there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

Event of Servicer Termination: The occurrence of an event, as defined in the Wells Fargo Servicing Agreement, permitting termination or removal of the Servicer thereunder as servicer of the Mortgage Loans.

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, (ii) related Liquidation Expenses (including Liquidation Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the Wells Fargo Servicing Agreement or Sale and Servicing Agreement) and (iii) unreimbursed advances by the Servicer or the Master Servicer and Monthly Advances.

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Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Certification: The final certification delivered by the Custodian pursuant to Section 2.3(c) of the Custodial Agreement in the form attached thereto as Exhibit Three.

Final Scheduled Payment Date: With respect to each Class of Notes, the Payment Date in February 2036.

Fitch: Fitch Ratings.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

Holder: Any Certificateholder or any Noteholder, as the context requires.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The indenture, dated as of February 28, 2006, among the Issuing Entity, the Indenture Trustee and the Securities Administrator, relating to the Bear Stearns ARM Trust, Mortgage-Backed Notes, 2006-1.

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Indenture Trustee: U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture. Upon the REMIC Conversion, the indenture trustee shall be the indenture trustee specified in the indenture governing the terms of the REMIC Class A Notes.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Seller, the Master Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Seller, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Seller, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Initial Certification: The initial certification delivered by the Custodian pursuant to Section 2.3(a) of the Custodial Agreement in the form attached thereto as Exhibit One.

Initial Note Principal Balance: With respect to the Class A-1 Notes, $730,100,000.00, with respect to the Class A-2 Notes, $100,000,000.00, with respect to the Class A-3 Notes, $12,690,000.00, with respect to the Class A-4 Notes, $98,113,000.00, with respect to the Class B-1 Notes, $22,566,000.00, with respect to the Class B-2 Notes, $5,886,000.00, with respect to the Class B-3 Notes, $4,415,000.00, with respect to the Class B-4 Notes, $2,944,000.00, with respect to the Class B-5 Notes, $2,453,000.00, and with respect to the Class B-6 Notes, $1,962,873.00.

Initial Notional Amount: With respect to the Class X Notes, $940,904,000.

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Interest Accrual Period: With respect to the Notes and any Payment Date, the calendar month preceding the month in which such Payment Date occurs.

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Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Interest Determination Date: With respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, as applicable, commencing on the Payment Date in November 2010, the last Business Day of the related Interest Accrual Period. Any subsequent Interest Determination Date shall be the last Business Day of the twelfth Interest Accrual Period following the preceding Interest Determination Date.

Interest Funds: With respect to any Payment Date, an amount equal to (i) the sum, without duplication, of (a) all scheduled interest payments received or advanced that were due during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Payment Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted by the Master Servicer pursuant to this Agreement with respect to such Payment Date, (d) Liquidation Proceeds, including the proceeds from the liquidation of Pledged Assets for any Pledged Asset Loan, and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), and (e) all amounts relating to interest with respect to each Mortgage repurchased by the Mortgage Loan Seller pursuant to Sections 2.02 and 2.03 of the Sale and Servicing Agreement, in each case to the extent remitted by the Master Servicer to the Payment Account pursuant to the Sale and Servicing Agreement, minus (ii) all amounts required to be reimbursed or paid pursuant to the Indenture or as otherwise set forth in any Basic Document.

Interest Shortfall: With respect to any Payment Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

(a)          Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

(b)          Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

(c)           Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

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Interim Certification: The interim certification delivered by the Custodian pursuant to Section 2.3(b) of the Custodial Agreement in the form attached thereto as Exhibit Two.

Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

IRS: The Internal Revenue Service.

Issuer Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

Issuing Entity: Bear Stearns ARM Trust 2006-1, a Delaware statutory trust, or its successor in interest.

LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidated Mortgage Loan: With respect to any Payment Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, indenture trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

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Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

Loan Sale Agreement: The mortgage loan purchase agreement, dated as of February 28, 2006, between EMC Mortgage Corporation, as seller and CS OT I LLC, as purchaser, and all amendments thereof and supplements thereto, attached to the Sale and Servicing Agreement as Exhibit E-2.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

 Loss Allocation Amount: With respect to any Payment Date, the amount payable by each of the Seller and the Master Servicer for losses resulting from any investment of funds in the Master Servicer Collection Account required to be paid pursuant to the Servicing Agreement on such Payment Date, which shall be the product of (i) the aggregate amount of any such losses and (ii) a fraction, the numerator of which is the number of days of investment income the Seller or the Master Servicer, as applicable, are entitled to and the denominator of which is the total number of days of investment income for such Payment Date.

Loss Allocation Limitation: As defined in Section 3.24(c) of the Indenture.

Loss Severity Percentage: With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Majority Certificateholder: A Holder of a 50.01% or greater Certificate Percentage Interest of the Trust Certificate.

Master Servicer: Wells Fargo Bank, N.A., and its successors and assigns.

Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 4.02 of the Sale and Servicing Agreement. The Master Servicer Collection Account shall be an Eligible Account.

Master Servicer Compensation: As defined in Section 3.13 of the Sale and Servicing Agreement.

Master Servicer Event of Default: Has the meaning assigned to such term in Section 6.01 of the Sale and Servicing Agreement.

Material Defect: The meaning specified in Section 2.02(a) of the Sale and Servicing Agreement.

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Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

Monthly Advance: An advance of principal or interest required to be made by the Servicer pursuant to the Wells Fargo Servicing Agreement or the Master Servicer pursuant to the Sale and Servicing Agreement.

Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument reflected on the Mortgage Loan Schedule as securing a Mortgage Loan.

Mortgage File: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Indenture.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the applicable Mortgage Loan Schedule.

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Mortgage Loan: Any of the Mortgage Loans included in the Trust Estate as of the Closing Date. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date is equal to approximately $981,130,873.12.

Mortgage Loan Seller: EMC Mortgage Corporation.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of February 28, 2006, between CS OT I LLC, as seller, and Bear Stearns Asset Backed Securities I LLC, as purchaser, and all amendments thereof and supplements thereto, attached to the Sale and Servicing Agreement as Exhibit E-1.

Mortgage Loan Schedule: The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)	the city, state and zip code of the Mortgaged Property;

(b)	the property type;

(c)	the Mortgage Interest Rate;

(d)	the Servicing Fee Rate;

(e)	the Master Servicer's Fee Rate;

(f)	the LPMI Fee, if applicable;

(g)	the Trustee Fee Rate, if applicable;

(h)	the Net Rate;

(i)	the maturity date;

(j)	the stated original term to maturity;

(k)	the stated remaining term to maturity;

(l)	the original Principal Balance;

(m)	the first payment date;

(n)	the principal and interest payment in effect as of the Cut-off Date;

(o)	the unpaid Principal Balance as of the Cut-off Date;

(p)	the Loan-to-Value Ratio at origination;

(q)	the insurer of any Primary Mortgage Insurance Policy;

(r)	the MIN with respect to each MOM Loan;

(s)	the Gross Margin, if applicable;

(t)	the next Adjustment Date, if applicable;

(u)	the Maximum Lifetime Mortgage Rate, if applicable;

(v)	the Minimum Lifetime Mortgage Rate, if applicable;

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(w)	the Periodic Rate Cap, if applicable;

(x)	the Loan Group, if applicable;

(y)	a code indicating whether the Mortgage Loan is negatively amortizing;

(z)	which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;

(aa)	the Prepayment Charge, if any;

(bb)	lien position (e.g., first lien or second lien);

(cc)	a code indicating whether the Mortgage Loan is has a balloon payment;

(dd)	a code indicating whether the Mortgage Loan is an interest-only loan;

(ee)	the interest-only term, if applicable;

(ff)	the Mortgage Loan Seller; and

(gg)	the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (j) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Collections: With respect to any Liquidated Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan.

Net Interest Shortfall: With respect to any Payment Date, the Interest Shortfall, if any, for such Payment Date net of Compensating Interest made with respect to such Payment Date.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed advances by the Servicer, Monthly Advances, expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, and any other amounts payable to the Servicer under the Wells Fargo Servicing Agreement.

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Net Rate or Net Mortgage Rate: For any Mortgage Loan, the then applicable Mortgage Rate thereon less the Servicing Fee Rate.

Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Indenture Trustee solely as successor Master Servicer, or the Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Indenture Trustee as successor Master Servicer or the Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Indenture Trustee as successor Master Servicer, or the Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

Note: A Class A, Class B or Class X Note. Upon REMIC Conversion, the REMIC Class A Notes shall constitute the Notes unless otherwise specified.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuing Entity, the Indenture Trustee, the Seller, the Securities Administrator or the Master Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or Securities Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or Securities Administrator has actual knowledge to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Note Interest Rate: With respect to the Class A-1 Notes, on or prior to the Payment Date in November 2010, the lesser of (i) 4.625% per annum and (ii) the Available Funds Rate; and thereafter, the least of (i) the One-Year U.S. Treasury Note Index (determined annually) plus 2.25% per annum, (ii) 9.895% per annum and (iii) the Available Funds Rate. With respect to the Class A-2 Notes, on or prior to the Payment Date in November 2010, the lesser of (i) 4.625% per annum and (ii) the Available Funds Rate; and thereafter, the least of (i) the One-Year U.S. Treasury Note Index (determined annually) plus 2.25% per annum, (ii) 9.895% per annum and (iii) the Available Funds Rate. With respect to the Class A-3 Notes, on or prior to the Payment Date in November 2010, the lesser of (i) 4.625% per annum and (ii) the Available Funds Rate; and thereafter, the least of (i) the One-Year U.S. Treasury Note Index (determined annually) plus 2.25% per annum, (ii) 9.895% per annum and (iii) the Available Funds Rate. With respect to the Class A-4 Notes, on or prior to the Payment Date in November 2010, the lesser of (i) 4.625% per annum and (ii) the Available Funds Rate; and thereafter, the least of (i) the One-Year U.S. Treasury Note Index (determined annually) plus 2.25% per annum, (ii) 9.895% per annum and (iii) the Available Funds Rate. With respect to each Class of Class B Notes, the weighted average of the Net Rates of the Mortgage Loans. With respect to the Class X Notes, a variable rate equal to the product of (i) 12 and (ii) a fraction expressed as a rate, (x) the numerator of which is the excess, if any, of (1) the interest accrued and payable on the Mortgage Loans for the related Due Period, over (2) the amount of any Accrued Note Interest payable to the Class A Notes and Class B Notes (including any Carryover Shortfall Amounts payable to the Class A Notes) for the related Payment Date, and (y) the denominator of which is the aggregate Note Principal Balance of the Class A Notes.

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Note Owner: The Beneficial Owner of a Note.

Note Principal Balance: With respect to any Note (other than the Class X Notes) as of any Payment Date, will equal such Note’s initial principal balance on the Closing Date, as reduced by (i) all amounts distributed on previous Payment Dates on such Note with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Payment Date to such Note (taking into account the applicable Loss Allocation Limitation) and (iii) in the case of a Subordinate Note, such Class’s pro rata share, if any, of the applicable Subordinate Writedown Amount for previous Payment Dates, plus any Subsequent Recoveries added to the Note Principal Balance of such Note. With respect to any Class of Notes (other than the Class X Notes), the Note Principal Balance thereof shall be equal to the sum of the Note Principal Balances of all Outstanding Notes of such Class.

Note Rate Change Date: With respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the Payment Date in November 2010.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Securities Administrator, in its capacity as Note Registrar, or any successor to the Securities Administrator in such capacity.

Notional Amount: With respect to the Class X Notes and each Payment Date, an amount equal to the aggregate Note Principal Balance of the Senior Notes before giving effect to distributions to be made on such Payment Date.

Officer’s Certificate: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee or the Securities Administrator, as applicable. With respect to the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuing Entity.

One- Year U.S. Treasury Note Index: The weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), on the related Interest Determination Date or, if not so available, as most recently available immediately prior to such Interest Determination Date.

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee in its reasonable discretion which counsel may be in-house counsel for the Depositor or the Seller if acceptable to the Indenture Trustee and the Rating Agencies or outside counsel for the Depositor, the Seller, the Issuing Entity or the Master Servicer, as the case may be.

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Optional Termination Date: The Payment Date occurring after the first Payment Date for which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the related Due Period is reduced to 10% or less of the Cut-off Date Balance.

Original Subordinate Principal Balance: The aggregate Note Principal Balance of the Class B Notes as of the Closing Date.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i)  Notes theretofore canceled by the Note Registrar or delivered to the Securities Administrator for cancellation; and

(ii)             Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Securities Administrator is presented that any such Notes are held by a holder in due course.

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust less any Excess Liquidation Proceeds with respect thereto to the extent applied to principal.

Owner Trust Estate: The corpus of the Issuing Entity created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

Owner Trustee: Wilmington Trust Company, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Paying Agent: Any paying agent or co-paying agent appointed under the Indenture, which initially shall be the Securities Administrator.

Payment Account: The trust account or accounts created and maintained pursuant to Section 3.01 of the Indenture, which shall be denominated Wells Fargo Bank, N.A., as Securities Administrator f/b/o holders of Bear Stearns ARM Trust 2006-1, Mortgage-Backed Notes, Series 2006-1 - Payment Account.” The Payment Account shall be an Eligible Account.

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Payment Account Deposit Date: The Business Day prior to each Payment Date.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in March 2006.

Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

Periodic Rate Cap: With respect to any Mortgage Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders:

(i)  direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)  (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)  repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

(iv)  securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust as determined by the Master Servicer;

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(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

(vi)  a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)  any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

(viii)  any money market or common trust fund having the Applicable Credit Rating or better from the Rating Agencies, including any such fund for which the Securities Administrator or Master Servicer or any affiliate of the Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101.

Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to the related pledgor at the direction of or for the benefit of the related Mortgagor.

Pool Balance: With respect to any date of determination, the aggregate of the Scheduled Principal Balances of all Mortgage Loans as of such date.

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Prepayment Interest Shortfall: As to any Payment Date, Interest Shortfalls, if any, of the type described in clauses (a) and (b) of the definition thereof, for such Payment Date, net of Compensating Interest Payments made with respect to such Payment Date.

Prepayment Period: With respect any Mortgage Loan serviced by the Servicer and any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any, or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Payment Date.

Principal Funds: With respect to a Payment Date, an amount equal to the sum, without duplication, of (i) the scheduled principal collected on the mortgage loans during the related Due Period or advanced by the Servicer or Master Servicer, (ii) prepayments of principal in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period, (iii) the Scheduled Principal Balance of each mortgage loan that was repurchased by the Mortgage Loan Seller, the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the Mortgage Loan Seller in connection with a substitution of a mortgage loan, (iv) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and (v) the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Trust Certificate of its optional termination right; minus any amounts required to be reimbursed to the Mortgage Loan Seller, the Master Servicer, the Securities Administrator, the Custodian or the Indenture Trustee as provided in the Indenture.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Excess Liquidation Proceeds.

Privately Offered Notes: Any of the Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Protected Account: The trust account or accounts created and maintained by the Servicer pursuant to the Wells Fargo Servicing Agreement. Each Protected Account shall be an Eligible Account.

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Publicly Offered Notes: Any of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

Purchaser: Bear Stearns Asset Backed Securities LLC, a Delaware corporation, and its successors and assigns.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for mortgage-backed notes having the same rating as the Notes rated by the Rating Agencies as of the Closing Date.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Fitch and Moody’s. If such organization or a successor is no longer in existence, “Rating Agency” with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and Master Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor’s, P-1 in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s, “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Rating Confirmation: A letter from each Rating Agency then providing a rating for any of the Notes at the request of the Issuing Entity confirming that the action proposed to be taken by the Issuing Entity will not, in and of itself, result in a downgrade of any of the ratings then applicable to the Notes, or cause any Rating Agency to suspend or withdraw the ratings then applicable to the Notes.

Realized Loss: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Excess Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgage Property.

Record Date: With respect to any Class of Notes and the Trust Certificate and any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding such Payment Date.

Redemption Price: As defined in Section 8.06(a) of the Indenture.

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Related Documents: With respect to each Mortgage Loan, the documents specified in Section 2.01(b)(i)-(vii) of the Sale and Servicing Agreement, and any documents required to be added to such documents pursuant to the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Mortgage Loan Purchase Agreement or the Loan Sale Agreement.

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Release: The Federal Reserve Board’s statistical Release No. H.15(519).

Relief Act: Servicemembers Civil Relief Act.

Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Certificates: Any of the certificates issued pursuant to the Underlying REMIC Trust Pooling and Servicing Agreement upon the REMIC Conversion, as described in the Trust Agreement.

REMIC Class A Certificates: Any of the REMIC Certificates with the same class designation as the Class A Notes.

REMIC Class A Indenture: A new indenture in the form of Exhibit J to the Trust Agreement to be entered into by the parties identified therein in connection with the REMIC Conversion, as described in the Trust Agreement, pursuant to which, among other events contemplated by the REMIC Conversion, the REMIC Class A Notes will be issued and one or more REMIC elections will be made by the Issuing Entity with respect to the REMIC Class A Certificates.

REMIC Class A Indenture Trustee: The Person designated in the definition of Indenture Trustee as indenture trustee of the Issuing Entity upon the REMIC Conversion under the REMIC Class A Indenture.

REMIC Class A Notes: Any of the Class A Notes issued pursuant to the REMIC Class A Indenture upon the REMIC Conversion, as described in the Trust Agreement.

REMIC Conversion: The aggregation of the following sequence of events, as specified in the Section 11.01 of the Trust Agreement, required to be undertaken by the Depositor on behalf of the Issuing Entity following the receipt of the Owner Trustee and the Depositor of notice from the Securities Administrator that a lender or other entity is seeking to separately transfer or hold any of the Certificate, Class X Notes or Class B Notes, and thereby cause a TMP Trigger Event, and notice from the Servicer or Master Servicer of the sale by the Servicer of all REO Properties and other non-REMIC-eligible assets in the Owner Trust Estate prior to any such separate transfer or holding of a Certificate, Class X Note or Class B Note, as described in Section 3.04 of the Trust Agreement: (i) the formation of the Underlying REMIC Trust pursuant to the Underlying REMIC Trust Pooling and Servicing Agreement, and the transfer of all of the Mortgage Loans and certain assets then remaining in the Owner Trust Estate to the Underlying Trust REMIC, with respect to which one or more REMIC elections shall be made, in exchange for the REMIC Certificates, (ii) the distribution of proceeds from the sale by the Servicer of all REO properties and other non-REMIC-eligible assets assets prior to any separate transfer or holding of a Certificate, Class X Note or Class B Note, as described in Section 3.04 of the Trust Agreement, to the Holders of the Notes in accordance with the Indenture, and (iii) the making of a REMIC election with respect to the REMIC Class A Certificates.

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REMIC Privately Offered Certificates: Any of the REMIC Certificates corresponding the Class X Notes or Class B Notes.

REMIC Securities: Any of the REMIC Privately Offered Certificates or REMIC Class A Notes.

REO Property: A Mortgaged Property acquired in the name of the Indenture Trustee, for the benefit of the Noteholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price: With regard to any purchases under Section 3.20 of the Sale and Servicing Agreement, with respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller pursuant to the Loan Sale Agreement or Article II of the Sale and Servicing Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the Servicer or to the Master Servicer and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory lending laws.

Repurchase Proceeds: the Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: A request for release in the form attached to the Custodial Agreement as Exhibit Four.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the Sale and Servicing Agreement with respect to such Mortgage Loan.

Responsible Officer: With respect to the Securities Administrator, any officer of the Securities Administrator with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and with respect to the Indenture Trustee, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject or who shall have direct responsibility for the administration of this Indenture.

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Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of February 28, 2006, among the Issuing Entity, the Seller, the Sponsor, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Depositor.

Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Scheduled Principal Balance: With respect to any Mortgage Loan and any Payment Date (1) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Excess Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: Wells Fargo Bank, National Association, or its successor in interest, or any successor securities administrator.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or Certificateholder.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: CS OT I LLC, and its successors and assigns.

Senior Notes: The Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

Senior Optimal Principal Amount: With respect to each Payment Date and the Senior Notes, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Note Principal Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes immediately prior to such Payment Date):

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(1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on each Outstanding Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(3) the applicable Senior Prepayment Percentage of all Principal Prepayments in part received by the Servicer during the related Prepayment Period with respect to each Mortgage Loan;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each such Liquidated Mortgage Loan during the related Due Period and (ii) the Scheduled Principal Balance of each such Mortgage Loan purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period and (ii) the Scheduled Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Mortgage Loan Seller in connection with such Payment Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Mortgage Loan Seller with an Eligible Substitute Mortgage Loan pursuant to the Loan Sale Agreement in connection with such Payment Date over the Scheduled Principal Balance of such Eligible Substitute Mortgage Loan.

Senior Percentage: The lesser of (a) 100% and (b) the percentage obtained by dividing the aggregate Note Principal Balance of the Senior Notes immediately prior to such Payment Date, by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period. The initial Senior Percentage will be equal to 95.90%.

Senior Prepayment Percentage: The Senior Prepayment Percentage for the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, as applicable, on any Payment Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Senior Prepayment Percentage
March 25, 2006 - February 25, 2013	100%
March 25, 2013 - February 25, 2014	Senior Percentage plus 70% of the Subordinate Percentage
March 25, 2014 - February 25, 2015	Senior Percentage plus 60% of the Subordinate Percentage
March 25, 2015 - February 25, 2016	Senior Percentage plus 40% of the Subordinate Percentage
March 25, 2016 - February 25, 2017	Senior Percentage plus 20% of the Subordinate Percentage
March 25, 2017 and thereafter	Senior Percentage

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Any scheduled reduction to the Senior Prepayment Percentage for the Senior Notes shall not be made as of any Payment Date unless, as of the last day of the month preceding such Payment Date (1) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related mortgaged property has been acquired by the Trust) averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (2) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Note Principal Balance of the Original Subordinate Principal Balance if such Payment Date occurs between and including March 2013 and February 2014, (b) 35% of the Original Subordinate Principal Balance if such Payment Date occurs between and including March 2014 and February 2015, (c) 40% of the Original Subordinate Principal Balance if such Payment Date occurs between and including March 2015 and February 2016, (d) 45% of the Original Subordinate Principal Balance if such Payment Date occurs between and including March 2016 and February 2017, and (e) 50% of the Original Subordinate Principal Balance if such Payment Date occurs during or after March 2017.

In addition, if on any Payment Date the current Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (b)(i) on or prior to the Payment Date occurring in February 2009, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the Payment Date occurring in February 2009, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the Senior Notes for such Payment Date will equal the related Senior Percentage for such Classes of Senior Notes; provided, however, if on such Payment Date the current Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage on or prior to the Payment Date occurring in February 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Notes for such Payment Date, will equal the Senior Percentage for such Classes of Senior Notes plus 50% of the Subordinate Percentage on such Payment Date.

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Notwithstanding the foregoing, if on any Payment Date, the percentage, the numerator of which is the aggregate Note Principal Balance of the Senior Notes immediately preceding such Payment Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage for the Senior Notes for such Payment Date will equal 100%.

Servicer: Wells Fargo Bank, N.A., and their respective successors and assigns.

Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the Wells Fargo Servicing Agreement.

Servicing Fee: As to any Mortgage Loan and Payment Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Servicing Fee Rate.

Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.

Sponsor: CSE Mortgage LLC, and its successors and assigns.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Subordinate Notes: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

Subordinate Optimal Principal Amount: With respect to the Subordinate Notes and each Payment Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Note Principal Balances of the Subordinate Notes immediately prior to such Payment Date):

(i)            the applicable Subordinate Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

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(ii)           the applicable Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(iii)          the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan;

(iv)         the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Notes pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such Payment Date;

(v)          the applicable Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Mortgage Loan Seller in connection with such Payment Date and (b) the difference, if any, between the Scheduled Principal Balance of each Mortgage Loan that has been replaced by the Mortgage Loan Seller with a substitute mortgage loan pursuant to the Loan Purchase Agreement in connection with such Payment Date and the Scheduled Principal Balance of each such substitute mortgage loan; and

(vi)          on the Payment Date on which the Note Principal Balances of the Senior Notes have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

Subordinate Percentage: As of any Payment Date, 100% minus the related Senior Percentage for the Senior Notes. The initial Subordinate Percentage will be equal to approximately 4.10%.

Subordinate Prepayment Percentage: As of any Payment Date, 100% minus the related Senior Prepayment Percentage, except that on any Payment Date after the Note Principal Balance of each class of Senior Notes has each been reduced to zero, if (A) the Subordinate Percentage on such Payment Date equals or exceeds two times the initial Subordinate Percentage and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and Mortgage Loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 100%, the Subordinate Prepayment Percentage for the Subordinate Notes will equal 100%. If the above test is not satisfied on any Payment Date after the Note Principal Balance of each class of Senior Notes has each been reduced to zero, then the Subordinate Prepayment Percentage shall equal zero for such Payment Date.

Subordinate Writedown  Amount: With respect to the Subordinate Notes, the amount by which (a) the sum of the Note Principal Balances of the Class B Notes (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction on a pro rata basis of the Note Principal Balances of such Notes on such Payment Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Payment Date.

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Substitute Mortgage Loan: A Mortgage Loan tendered to the Indenture Trustee pursuant to the Mortgage Loan Purchase Agreement or the Sale and Servicing Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

Subordinate Note: Any of the Class B Notes or Class X Notes.

Subsequent Recoveries: Means any amount recovered by the Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

TMP Trigger Event: A separate transfer or retention of any Class X Notes, Class B Notes or the Certificate that would, in the opinion of nationally recognized tax counsel (at the expense of the Person seeking to so transfer or hold), cause the Issuing Entity to be a taxable mortgage pool for federal income tax purposes that is subject to federal income tax as a corporation.

Underlying REMIC Trust: The new trust to be created pursuant to the Underlying REMIC Trust Pooling and Servicing Agreement upon the REMIC Conversion, as described in the Trust Agreement.

Underlying REMIC Trust Pooling and Servicing Agreement: The new pooling and servicing agreement in the form of Exhibit K to the Trust Agreement to be entered into by the parties identified therein upon the REMIC Conversion, as described in the Trust Agreement, pursuant to which, among other events contemplated by the REMIC Conversion, the Underlying REMIC Trust will be formed and the REMIC Certificates will be issued.

Underlying REMIC Trust Trustee: The Person designated as trustee of the Underlying REMIC Trust under the Underlying REMIC Trust Pooling and Servicing Agreement.

Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

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Trust: The Bear Stearns ARM Trust 2006-1 created pursuant to the Trust Agreement.

Trust Agreement: The Short-Form Trust Agreement, dated as of February 27, 2006, as amended by the Amended and Restated Trust Agreement, dated as of February 28, 2006, among the Owner Trustee, the Depositor and the Securities Administrator, relating to the Trust.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Underwriter: Bear, Stearns & Co. Inc.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to the Wells Fargo Servicing Agreement, without regard to whether or not such policy is maintained.

Wells Fargo: Wells Fargo Bank, N.A., and its successors and assigns.

Wells Fargo Servicing Ageement: The Master Mortgage Loan Purchase Agreement, dated October 1, 2004, between EMC and Wells Fargo, attached as Exhibit C to the Sale and Servicing Agreement, as modified by the Assignment Agreement and the Amended and Restated Master Seller’s Warranties and Servicing Agreement dated November 1, 2005.

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